UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
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Flutter Entertainment plc
(Name of Registrant as Specified In Its Charter)

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Flutter

2025
Notice of Annual General Meeting and Proxy Statement

NEW YORK STOCK EXCHANGE
Flutter
CHANGING THE GAME
FLUT
LISTED
NYSE
FLUT
LISTED
NYSE

A Message from our Chair
Dear Fellow Shareholders,
On behalf of our entire Board of Directors, we cordially invite you to attend our 2025 Annual General Meeting (“AGM”) of Shareholders, to be held on June 5, 2025, at 2:00 p.m. Irish time / 9:00 a.m. Eastern time at the Company’s registered office in Ireland at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin, D04 V972. We are pleased to also be able to provide a facility for shareholders to listen to the AGM via webcast, further details of which are set out in the Notice of AGM.
As Chair of the Board, I’m proud to provide our 2024 financial highlights as well as insights into the advancement of our strategic priorities and corporate governance processes during 2024. We are committed to maintaining strong financial and operational discipline while continuing to drive long-term shareholder value. Achieving these priorities begins with our experienced, diverse, and independent Board and our continued commitment to best-in-class governance and accountability.

Full Year 2024 Financial Highlights

$14.05 Billion Revenue, an increase of 19% YoY	$162 Million Net income	$0.24 Earnings per share (diluted)
	$2,357 Million(1) Adjusted EBITDA	$7.27(1) Adjusted earnings per share

$1,602 Million Net cash provided by operating activities $941 Million(1) Free cash flow

1.See Annex A for a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure.
Our Board is responsible for the robust oversight of the Company’s strategy, enterprise risk management, stakeholder engagement and governance practices. We remained sharply focused on executing these responsibilities in 2024, as noted by the following examples:
•Board Composition and Refreshment: As part of the Board's ongoing refreshment and succession, the Board appointed Robert (Dob) Bennett and Christine M. McCarthy as independent Non-Executive Directors to the Board with effect from July 30, 2024. These new appointments bring deep entertainment industry expertise to the Board, which is an invaluable asset as we extend our leading position as a global online sports betting and iGaming provider. In light of the retirement of our fellow director, Atif Rafiq, following this AGM, we will ensure that our Board refreshment process continues to identify potential candidates whose skills and expertise align with our strategic imperatives and who share our commitment to the Company’s mission and values.

•Evolving Governance Framework: As a result of our listing on the NYSE and transition to being a U.S. domestic filer, the Board approved a number of governance changes, including reconstituting the Remuneration Committee as the Compensation and Human Resources Committee and the Nomination Committee as the Nominating and Governance Committee. The Board also approved new committee charters for each of the Board committees, which align our governance arrangements with practices of other U.S.-listed companies, while continuing to monitor material risks that impact our business and reputation. Finally, the Board adopted Corporate Governance Guidelines and a Code of Ethics, in line with other NYSE-listed companies and U.S. domestic filers.
•Shareholder Feedback: Throughout the year, we undertake regular engagement with our shareholders. Over the course of the past year, Flutter reached out to shareholders representing more than sixty-six percent (66%) of our issued share capital and engaged with shareholders representing approximately fifty-eight percent (58%) of our issued share capital. Shareholder feedback on topics including executive compensation, risk management, safer gambling, talent retention and succession planning, and sustainability was provided to the Board and taken into account in its deliberations.
•Safer Gambling: Our 'Play Well' strategy sets out our commitment to safer gambling and is a fundamental element of the Group's overall strategy. Our regions and brands develop safer gambling programs which are tailored to their individual markets, ensuring compliance with local regulation while also aligning to our global Play Well principles. In addition to regular Board updates, the Risk and Sustainability Committee hold dedicated meetings to discuss safer gambling matters.
I encourage you to read this Proxy Statement, our Annual Report (which includes our annual report on Form 10-K and certain additional disclosures in connection with our reporting obligations under the Listing Rules of the U.K. Financial Conduct Authority) (the “Annual Report and Accounts 2024”) and our statutory directors report and financial statements and auditors report thereon for the fiscal year ended December 31, 2024 prepared under IFRS as adopted by the European Union for Irish law compliance purposes (the “Irish Statutory Accounts”) for further insights and details on additional actions and accomplishments.
The Notice of Annual General Meeting of Shareholders and Proxy Statement that follow describe the business to be conducted at the AGM. Your vote is important. We encourage you to vote by proxy in advance of the AGM, whether or not you plan to attend and participate in person at the AGM.
Your Board considers that all of the Proposals set out in the Notice of AGM are in the best interest of shareholders as a whole. Accordingly, the Board unanimously recommends that you vote for “1 Year” regarding the frequency of advisory votes to approve the compensation of our Named Executive Officers and “FOR” each other Proposal presented hereto as they intend to do in respect of their own shareholdings.
Thank you for your continuing support of Flutter Entertainment plc.
Very truly yours,
John Bryant
Chair
April 24, 2025

Notice of 2025 Annual General Meeting of Shareholders
NOTICE OF ANNUAL GENERAL
MEETING
Date & Time:
Thursday, June 5, 2025
2:00 p.m. Irish time /
9:00 a.m. Eastern time
Location of AGM:
Flutter Entertainment plc
Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, D04 V972, Ireland
Virtual:
Virtual (listen only) access available at  www.virtualshareholdermeeting.com/FLUT2025
Attendance:
See “General Information about our 2025 AGM” in the Proxy Statement for instructions on how to attend and participate at the AGM.
Record Date:
April 10, 2025
YOUR VOTE
IS IMPORTANT

Please exercise your
shareholder right to vote.

1	Elect and re-elect, as separate resolutions, each of the 9 director nominees identified in this Proxy Statement to the Board of Directors for a term expiring at the next Annual General Meeting
2	Approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement
3	Approval, on an advisory basis, of the frequency (every one, two or three years) of advisory votes to approve the compensation of our Named Executive Officers
4	Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan
5	Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan
6	Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)
7	By separate resolutions to (a) ratify, in a non-binding vote, the appointment of KPMG as Independent Registered Public Accounting Firm and Auditors of the Company; and (b) to authorize, in a binding vote, the Board to fix the compensation of KPMG
8	Renewal of the annual authority of the Board to issue shares
9	Renewal of the annual authority of the Board to issue shares for cash without first offering shares to existing shareholders
10	Renewal of the annual authority of the Board to make market purchases of the Company’s shares
11	Renewal of the annual authority of the Board to determine the price range for the re-issue of treasury shares off market

Shareholders will also transact such other business as may properly come before the 2025 AGM or any adjournment or postponement thereof.

Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 10 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the AGM. Proposals 9 and 11 are special resolutions, requiring the approval of not less than seventy-five percent (75%) of the votes cast (in person or by proxy) at the AGM.
In addition to the above proposals, the meeting will also receive and consider the Company’s Irish statutory financial statements for the fiscal year ended December 31, 2024 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by our shareholders, and no such approval will be sought at the AGM. Under the Company’s Memorandum and Articles of Association (our “Articles”) and the Irish Companies Act 2014 (the “2014 Act”), Proposals 1 and 7(a) and 7(b) are deemed to be ordinary business, and Proposals 2, 3, 4, 5, 6, 8, 9, 10 and 11 are deemed to be special business.
The record date for the AGM is April 10, 2025 (the “Record Date”). Only shareholders of record at the close of business on that date are entitled to receive notice of, attend, speak and vote at the AGM or any adjournment or postponement thereof in accordance with the procedures set out in our Articles and applicable law. Note that attending the AGM virtually will not allow you to vote, speak or ask questions at the AGM.
A shareholder entitled to attend, speak and vote at the AGM is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the AGM. The process for appointing a proxy and/or voting in person at the meeting will depend on the manner in which you hold your shares. We recommend that you review the information on the process for, and the deadlines applicable to, voting, attending and appointing a proxy for the AGM which is set out in further detail under "Voting at the AGM" in the "General Information about our 2025 AGM" section of this Proxy Statement. A proxy need not be a shareholder of record.
By Order of the Board of Directors,
Edward Traynor, Company Secretary
April 24, 2025
Important Notice Regarding the Availability of Proxy Materials for our AGM to be held on June 5, 2025. Our Notice of Annual General Meeting and Proxy Statement, Annual Report and Accounts 2024, Proxy Card (collectively, the “Proxy Materials”), Irish Statutory Accounts and other materials are available on our website at https://www.flutter.com/investors/shareholder-information/agm/. The Proxy Materials will be mailed or made available to our shareholders on or about April 24, 2025. We are sending our shareholders a Notice of Internet Availability of Proxy Materials (the ‘‘Notice of Availability’’) rather than a paper set of the Proxy Materials. By doing so, we save costs and reduce our impact on the environment. The Notice of Availability includes instructions on how to access our Proxy Materials over the Internet, as well as how to request the materials in paper form. On or about April 24, 2025, we will mail to most of our shareholders the Notice of Availability.

Proxy Statement Summary	1
Our Company	1
Governance Transition	1
Proposal 1: Election and Re-election of Directors	2
Proposal 2: Advisory Resolution to Approve Executive Compensation	3
Proposal 3: Advisory Resolution on the Frequency of Future Advisory Resolutions on Executive Compensation	3
Proposal 4: Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan	4
Proposal 5: Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan	5
Proposal 6: Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)	6
Proposal 7: (a) Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) Authority to Set Compensation	7
Proposal 8: Renewal of the Annual Authority of the Board to Issue Shares	7
Proposal 9: Renewal of the Annual Authority of the Board to Issue Shares for Cash Without First Offering Shares to Existing Shareholders	7
Proposal 10: Renewal of the Annual Authority of the Board to Make Market Purchases of the Company’s Shares	8
Proposal 11: Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-issue of Treasury Shares Off Market	8
Corporate Governance	9
Governance Highlights	9
Guiding Principles, Corporate Governance Practices and Policies of the Board	9
Board Structure	11
Non-Executive Directors	11
Board Committees	12
Director Recruitment	15
Process for Shareholders to Recommend Director Nominees	15
Director Orientation and Onboarding	15
Risk Management	15
The Board’s Role in Risk Oversight	16
Risk and Sustainability Committee	16
Culture of Compliance	17
Corporate Governance Guidelines	17
Code of Ethics	17
PDMR and Group Securities Dealing Codes	18
Shareholder Engagement	18

Human Capital Management Overview	19
Proposal 1: Election and Re-Election of Directors	22
Meet the Board of Directors	23
2024 Board and Committee Evaluation	28
Experience and Skills of Our Directors	29
Overall Board Composition	30
Minimum Equity Ownership Guidelines for Non-Executive Directors	30
Director Compensation for Fiscal Year 2024	31
Proposal 2: Advisory Resolution to Approve Executive Compensation	33
Proposal 3: Advisory Resolution on the Frequency of Future Advisory Resolutions to Approve Executive Compensation	34
Proposal 4: Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan	35
Background	36
Reasons to Vote for this Proposal	36
Number of Shares Subject to Plan—Share Usage Rate and Dilution	38
Summary of the Amended Plan	39
New Plan Benefits	52
Proposal 5: Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan	53
Summary of the 2025 ESPP	53
Summary of Material U.S. Federal Income Tax Considerations	56
Proposal 6: Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)	58
Summary of the Amended Sharesave Scheme	59
Proposal 7: (a) Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) Authority to Set Compensation	65
Vote Required	66
Audit Fees	66
Pre-Approval Policies and Procedures	66
Report of the Audit Committee	67
Proposal 8: Renewal of the Annual Authority of the Board to Issue Shares	68
Proposal 9: Renewal of the Annual Authority of the Board to Issue Shares for Cash without first Offering Shares to Existing Shareholders	70
Proposal 10: Renewal of the Annual Authority of the Board to Make Market Purchases of the Company’s Shares	72
Proposal 11: Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-Issue of Treasury Shares Off Market	74
Executive Officers	76
Compensation Discussion and Analysis	79
A Message to Our Shareholders	79

Although we refer to websites and other documents in this Proxy Statement, the contents of such websites and documents are not included or incorporated by reference into this Proxy Statement. All references to websites in the Proxy Statement are intended to be inactive textual references only.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “goal,” “target,” “aspire,” “will likely result” and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. These factors include but are not limited to those described in Part I, “Item 1A.—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Proxy Statement. Flutter undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Proxy Statement Summary
This Proxy Statement relates to the solicitation of votes or proxies by Flutter Entertainment plc, on behalf of its board of directors (the "Board" or the "Board of Directors"), for use at our 2025 Annual General Meeting (the “AGM”) and at any adjournment or postponement of such meeting. Unless otherwise specified or the context otherwise requires, the terms “Flutter,” the “Company,” the “Group,” “we,” “us” and “our” and other similar terms used in this Proxy Statement refer to Flutter Entertainment plc and its subsidiaries.
This summary highlights information from this Proxy Statement. You should read this entire Proxy Statement carefully before voting. Your vote is important. For more information on voting and participating in the AGM, see, ‘‘Participation in Our AGM’’ below.
Our Company
Flutter Entertainment plc is a public limited company incorporated under the laws of Ireland. Flutter Entertainment plc’s ordinary shares (the "Shares") trade on the New York Stock Exchange (‘‘NYSE’’) under the symbol "FLUT" and on the London Stock Exchange ("LSE") under the symbol "FLTR."
Through our subsidiaries and affiliates, we are the world's leading online sports betting and iGaming operator, with a market leading position in the U.S. and across the world. Flutter operates a diverse portfolio of leading online sports betting and iGaming brands including FanDuel, Sky Betting & Gaming, Sportsbet, PokerStars, Paddy Power, Sisal, tombola, Betfair, MaxBet, Junglee Games and Adjarabet. Our ambition is to leverage our significant scale and our challenger mindset to change our industry for the better. By Changing the Game, we believe we can deliver long-term growth while promoting a positive, sustainable future for all our stakeholders. We are well-placed to do so through the distinctive, global advantages of the Flutter Edge, which gives our brands access to group-wide benefits to stay ahead of the competition, as well as our clear vision for sustainability through our Positive Impact Plan.
Governance Transition
We previously maintained a Premium Listing on the LSE and were required to comply (or explain non-compliance) with the corporate governance standards specified in the U.K. Corporate Governance Code. We obtained an additional listing of our Shares on the NYSE effective January 29, 2024, and, on May 31, 2024, we relocated our primary listing to the NYSE following the transfer of our listing category on the LSE from a Premium Listing to a Standard Listing. Following changes to the listing rules applicable to the LSE, which were introduced by the United Kingdom Financial Conduct Authority (the “FCA”) and became effective on July 29, 2024, our listing category was converted to the equity shares (international commercial companies secondary listing) category (the “Secondary Listing”). Following this transfer, we are no longer required to comply (or explain non-compliance) with the U.K. Corporate Governance Code and we have therefore adjusted our corporate governance arrangements to align with those typically adopted by a U.S. domestic issuer of similar size and nature. During fiscal 2024, we determined that our Company no longer qualified as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Effective as of January 1, 2025, therefore, we are no longer eligible to use the rules designed for foreign private issuers and are instead considered a U.S. domestic issuer. As a result, we are now required to comply with, among other things, U.S. proxy requirements, and this Proxy Statement is therefore our first U.S. proxy statement.

Flutter Entertainment plc	1	2025 Proxy Statement

Although our primary listing, corporate governance arrangements and requirements under the U.S. federal securities laws are now aligned with that of a U.S. domestic issuer, we remain a company incorporated under the laws of Ireland with a Secondary Listing on the LSE. As such, we continue to be subject to certain obligations under the FCA Listing Rules and the FCA’s Disclosure Guidance and Transparency Rules (which are both applicable to our listing on the LSE) and also continue to be subject to Irish law and our shareholder-approved Articles which, among other things, require us to seek shareholder approval for certain ordinary and special resolutions included in this Proxy Statement.
Proposal 1: Election and Re-election of Directors
In accordance with our Articles, all members of the Board retire at each AGM with those eligible standing for election/re-election (as appropriate) each year. The following table provides an overview of the 9 directors nominated for election/re-election at the AGM. If elected/re-elected, each director will serve for a term expiring at the next AGM in 2026 at which point they will retire and may, if eligible, seek re-election. Atif Rafiq has notified us that he is retiring and will not stand for re-election at our 2025 AGM.
The Board recommends that you vote ‘‘FOR’’ each director nominee.
Director Nominees

Name	Age	Independent	Audit Committee	Compensation and Human Resources Committee	Nominating and Governance Committee	Risk and Sustainability Committee

John Bryant Board Chair	59	●		●	●*
Peter Jackson Chief Executive Officer	49
Robert (Dob) Bennett Non Executive Director	67	●				●
Nancy Cruickshank Non Executive Director	54	●	●			●*
Nancy Dubuc Non Executive Director	56	●		●		●
Alfred F. Hurley, Jr Non Executive Director	70	●		●*	●
Holly Keller Koeppel Non Executive Director	66	●	●*†		●	●
Carolan Lennon Non Executive Director	58	●	●		●
Christine M. McCarthy Non Executive Director	69	●	●†
Atif Rafiq** Non Executive Director	51	●		●		●
* Committee Chair
** Atif Rafiq is retiring and will not stand for re-election at our 2025 AGM.
† Audit Committee Financial Expert

Flutter Entertainment plc	2	2025 Proxy Statement

Proposal 2: Advisory Resolution to Approve Executive Compensation
Proposal 2 gives shareholders the opportunity to express their views on the compensation of our Named Executive Officers (“NEOs”). As an advisory vote, the outcome of the vote on this Proposal will not be binding on the Company. However, the Compensation and Human Resource Committee values the opinions and views expressed by shareholders and will take into account the outcome of the vote when making future compensation decisions on NEO compensation.
The Board recommends that you vote ‘‘FOR’’ the approval, on an advisory basis, of the compensation of our NEOs.
Key reasons to vote ‘‘FOR’’ the approval, on an advisory basis, of the compensation of our NEOs:

Highlights
Our compensation program includes elements that are intended to ensure strong alignment between the interests of our NEOs and our shareholders:
✓Maintains an appropriate balance between fixed and variable compensation with a greater emphasis on variable compensation linked to the delivery of the Company strategy
✓Annual incentive compensation linked to corporate, financial, and Safer Gambling performance and, where appropriate, business specific performance
✓An appropriate link between compensation payouts and the creation of shareholder value through long-term equity awards
✓Maintain governance best practice features such as operation of stock ownership guidelines and clawback and malus mechanisms
✓Annual benchmarking analysis to help us understand the compensation practices of our competitors and ensure the attractiveness of our program
Our compensation program for our NEOs and the Company overall also aims to be market competitive versus our peers, in both quantum and structure to ensure that we are able to attract, motivate and retain executives and other professionals that contribute to our long-term success. Please read the section of this Proxy Statement titled "Compensation Discussion and Analysis," and the compensation tables that follow it for additional details about our executive compensation program.
Proposal 3: Advisory Resolution on the Frequency of Future Advisory Resolutions on Executive Compensation
Section 14A of the Exchange Act enables our shareholders to vote, on a non-binding, advisory basis, on how frequently we will submit ‘‘Say on Pay’’ proposals (i.e., Proposal 2) to our shareholders in the future. Our shareholders have the following three alternatives to choose from: (1) every year (‘‘1 year’’ on the proxy card), (2) every two years (‘‘2 years’’ on the proxy card) or (3) every three years (‘‘3 years’’ on the proxy card). In addition, our shareholders may choose to abstain from voting on this proposal.
The vote on Proposal 3 is advisory in nature and will not be binding on or overrule any decisions by the Board. Our Compensation and Human Resources Committee and Board value the opinions and views expressed by our shareholders and will take into account the outcome of the vote in determining the frequency of future advisory votes on NEO compensation.
The Board recommends that you vote for holding of future advisory votes on the compensation of our NEOs every ‘‘1 YEAR’’.

Flutter Entertainment plc	3	2025 Proxy Statement

Proposal 4: Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan
On June 26, 2024, upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan (the “2024 Incentive Plan”), with an initial pool of 1,770,000 Shares. As of March 14, 2025, 233,508 Shares remained available for grant under the 2024 Incentive Plan. On April 9, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board approved the Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Amended Plan”), in the form attached hereto as Annex B, subject to the approval of the shareholders at the AGM.
We are seeking shareholder approval to amend the 2024 Incentive Plan to increase the number of Shares reserved for issuance under the 2024 Incentive Plan by an additional 6,750,000 Shares, thereby increasing the total number of Shares under the Amended Plan from 1,770,000 to 8,520,000. We are also amending the 2024 Incentive Plan to clarify that all equity awards are subject to a minimum one-year vesting period, with limited exceptions, and to remove certain share recycling provisions.
The use of equity compensation is integral to our compensation philosophy. It is a critical tool in attracting, retaining and aligning the interests of employees and shareholders, particularly as investment in talent continues to be one of our principal capital priorities.
If the Amended Plan is approved by our shareholders, we believe the additional Shares will be sufficient to allow us to grant equity awards over the next three to four years, based on our historical equity granting practices and our anticipated headcount growth.
The Board recommends that you vote “FOR” the approval of the Amended Plan.

Highlights
Equity Compensation Is Integral to Our Compensation Philosophy
✓Equity compensation is: (i) an integral part of our compensation program; (ii) important to our human capital management strategy of successfully attracting and retaining employees in a competitive labor market and keeping employees focused on their individual performance and our success on a broader scale; and (iii) critical to our continued success as a company.
✓Our compensation program is designed to reinforce a long-term perspective and to align the interests of our executives with those of our shareholders.
Our Use of the Amended Plan Is Disciplined and Ensures Alignment with Shareholders
✓Minimum vesting condition of one year, but time-based awards typically vest over more than one year and performance periods are generally 3 or 3.5 years for performance-based awards.
✓All equity awards granted include service requirements with typical forfeiture provisions in the case of resignation.
✓Equity ownership guidelines for our directors and NEOs ensure alignment through significant personal investment in the success of our Company.
✓Equity awards granted to our NEOs have included significant performance conditions and long-term service requirements.
✓Directors, officers and employees are prohibited from hedging equity holdings of our Company.

Flutter Entertainment plc	4	2025 Proxy Statement

We Manage Our Equity Incentive Program Thoughtfully
✓We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of shareholders. As of December 31, 2024, approximately 91% of all outstanding equity awards (at target), on a share basis, were held by employees who are not NEOs or directors.
✓We manage our long-term shareholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 0.95% for fiscal years 2022 through 2024.
The Amended Plan Includes Best Practice Design Elements
✓Shareholder approval is required for additional Shares (no evergreen provision)
✓Exchange or repricing programs are not permitted without shareholder approval
✓Limits on awards
✓Minimum vesting period (with limited exceptions)
✓No liberal share recycling
✓All awards are subject to clawback
✓No automatic “single-trigger” accelerated vesting
✓No dividends on unvested awards
✓No liberal change in control definition
Proposal 5: Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan
On April 9, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc 2025 Employee Share Purchase Plan (the “2025 ESPP”), in the form attached hereto as Annex C, the effectiveness of which is subject to the approval of the shareholders at the AGM.
The 2025 ESPP consists of two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") (the “Section 423 Component”) so that awards granted to U.S. taxpayers are treated as tax-qualified awards under the Code, and a component that is not intended to qualify (the “Non-Section 423 Component”). Participation in the 2025 ESPP may be offered to group employees in jurisdictions outside of the U.S. through the use of one or more sub-plans adopted under the Non-Section 423 Component, which may have terms and conditions that differ from the Section 423 Component, including as a result of any necessary modifications due to local law considerations.
The use of equity compensation for the Group-wide employee population is integral to our compensation philosophy. The 2025 ESPP will assist employees of the Company and its designated subsidiaries and affiliates in acquiring a share ownership interest in the Company and encourage them to remain in the employment of the Company and its subsidiaries, while aligning their incentives with those of the Company and its shareholders.
The Board recommends that you vote “FOR” the approval of the 2025 ESPP.

Flutter Entertainment plc	5	2025 Proxy Statement

Highlights
The 2025 ESPP Includes a Number of Best Practice Design Elements
✓Fixed maximum share limit
✓No “evergreen” provision
✓Share limit for the 2025 ESPP and Amended Sharesave Scheme combined represents less than ten percent (10%) of our outstanding Shares
Section 423 (Tax-Qualified) Component
✓Purchase price is equal to at least 85% of fair market value
✓Offering periods are 27 months or less
Non-Section 423 (Non-Qualified) Component
✓Broad-based participation
✓Limits on employee contributions
✓Company matching contributions of up to twenty-five percent (25%) of an employee’s contribution
✓No discount on the stock price on the date of purchase if there is a Company matching contribution
Proposal 6: Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)
On April 9, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc Sharesave Scheme, as amended and restated (the “Amended Sharesave Scheme”) in the form attached hereto as Annex D, the effectiveness of which is subject to the approval of the shareholders at the AGM and of the Revenue Commissioners in Ireland.
Flutter currently operates the Flutter Entertainment plc Sharesave Scheme which was last approved by the shareholders on December 21, 2015 (the “2015 Sharesave Scheme”). The Amended Sharesave Scheme remains substantively the same as the 2015 Sharesave Scheme, except for the following changes: reduction in the maximum level of discount represented by the option exercise price against the market value of Shares (from twenty-five percent (25%) to twenty percent (20%)), and replacement of the U.K.-style dilution limit with a fixed number of 3,000,000 Shares being available under the plan (including any sub-plans).
The Amended Sharesave Scheme is intended to comply with the relevant Irish tax rules and be operated accordingly, ensuring that the options are tax-qualified under those rules. The Amended Sharesave Scheme may also be extended to Group employees in other jurisdictions through the use of one or more sub-plans which reflect modifications as needed to comply with any local laws. However, the maximum discount on option exercise price relative to the market value of Shares will not exceed twenty percent (20%) under any circumstance.
The use of equity compensation for the Group-wide employee population is integral to our compensation philosophy. It is a critical tool in attracting, retaining and aligning the interests of employees and shareholders, particularly as investment in talent continues to be one of our principal capital priorities.
Upon the approval of the Amended Sharesave Scheme (Proposal 6), all Sharesave awards going forward will be granted under the Amended Sharesave Scheme (not the 2015 Sharesave Scheme).
The Board recommends that you vote “FOR” the approval of the Amended Sharesave Scheme.

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Highlights
The Amended Sharesave Scheme Includes Best Practice Design Elements
✓Broad-based participation
✓Fixed maximum share limit
✓Share limit for the 2025 ESPP and Amended Sharesave Scheme combined represents less than ten percent (10%) of our outstanding Shares
✓No “evergreen” provision
✓Limits on employee contribution
✓Maximum twenty percent (20%) discount (with no additional Company matching contribution)
Proposal 7: (a) Ratification of Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) Authority to Set Compensation
Proposal 7 is seeking shareholder approval, by separate resolutions, to (a) ratify, in a non-binding vote, the appointment of our independent registered public accounting firm and auditor, KPMG, for the year ended December 31, 2025, and (b) authorize, in a binding vote, the Board to fix KPMG’s compensation for the year ending December 31, 2025, as required under Irish law.
The Board recommends that you vote ‘‘FOR’’, as separate resolutions, (a) the ratification, in a non-binding vote, of the appointment of KPMG as our independent registered public accounting firm and auditor for the year ending December 31, 2025; and (b) the authorization, in a binding vote, of the Board to fix the compensation of KPMG for the fiscal year ending December 31, 2025.
Proposal 8: Renewal of the Annual Authority of the Board to Issue Shares
Under Irish law, subject to certain exceptions, our directors must have authority from our shareholders to issue any new Shares. Proposal 8 seeks authority for our directors to issue new Shares in an amount up to twenty percent (20%) of our issued share capital as at April 10, 2025, which is consistent with governance standards for Irish-incorporated, U.S.-listed companies.
The Board recommends that you vote ‘‘FOR’’ the renewal of the annual authority of the Board to issue Shares.
Proposal 9: Renewal of the Annual Authority of the Board to Issue Shares for Cash Without First Offering Shares to Existing Shareholders
Under Irish law, unless otherwise authorized and subject to certain exceptions, when we issue new Shares for cash, we are required first to offer those Shares on the same or more favorable terms to existing shareholders on a pro-rata basis. Proposal 9 seeks authority to disapply these statutory pre-emption rights up to a maximum of twenty percent (20%) of our issued share capital as at April 10, 2025 on an unrestricted basis, which is consistent with governance standards for Irish-incorporated U.S.-listed companies.
The Board recommends that you vote ‘‘FOR’’ the renewal of annual authority of the Board to issue Shares for cash without first offering Shares to existing shareholders.

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Proposal 10: Renewal of the Annual Authority of the Board to Make Market Purchases of the Company’s Shares
Under Irish law, the Company (and/or its subsidiaries) cannot acquire any of its own Shares by way of repurchase without shareholder approval. Reflecting the Company's commitment to return cash to shareholders and in order to have flexibility as to how share repurchases are made, Proposal 10 seeks authority to make purchases of up to ten percent (10%) of our issued share capital as at April 10, 2025 on certain recognized stock exchanges, including the NYSE and LSE. This authority is distinct from the Company’s standing authority to acquire its own Shares by way of redemption, which is permitted by Article 4 of our Articles.
The Board recommends that you vote ‘‘FOR’’ the renewal of the annual authority of the Board to make market purchases of the Company’s Shares.
Proposal 11: Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-issue of Treasury Shares Off Market
Under Irish law, shareholders must authorize the price range at which the Company may re-issue any Shares held in treasury. Proposal 11 seeks authority from shareholders to re-issue Shares held in treasury off market within the minimum and maximum prices specified in the resolution.
The Board recommends that you vote ‘‘FOR’’ the renewal of annual authority of the Board to determine the price range for the re-issue of treasury shares off market.

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Corporate Governance
Governance Highlights
We are committed to upholding the highest standards of good corporate governance. Our governance highlights include:
✓Independent Chair of the Board
✓Entirely independent Board, other than the CEO
✓Entirely independent Board committees
✓Annual review of Board leadership structure
✓Annual Board and committee evaluations
✓Demonstrated commitment to Board refreshment
✓Regular executive sessions of independent directors
✓Meaningful director share ownership guidelines
✓Annual review of committee charters and Corporate Governance Guidelines
✓Board engagement with management
✓One class of voting shares
✓One share, one vote
✓Annual election of directors
✓Majority voting for appointment of directors
✓Mandatory tender of resignation if majority vote not received on election/re-election (as appropriate)
✓Proactive, year-round shareholder engagement
✓No supermajority voting requirements, other than those required by law
✓Right to call a special meeting
✓No poison pill
✓Robust clawback policy

Guiding Principles, Corporate Governance Practices and Policies of the Board
Our Board is committed to corporate governance practices that serve the best interests of the Company and our shareholders, and to active engagement with our shareholders and other stakeholders throughout the year. The following summarizes certain highlights of the Board’s guiding principles, corporate governance practices and policies:

Breadth of Skills and Expertise
We seek to ensure that each of our directors embody a level of experience and expertise to ensure immediate and effective implementation of our long-term strategic goals and to provide oversight of our risk profile and strategic goals. The Board is committed to the ongoing evaluation of its composition, including the skills and expertise of each director as well as their experience, age, gender, nationality and diversity of thought and education and professional background and how their collective skills align with our evolving business strategy.

Independent & Engaged Board
Nine of our 10 current directors (90%) are independent, with all Board committees comprised entirely of independent directors. The Board is actively engaged and held 8 Board meetings and 27 Board committee meetings in 2024, as well as taking other actions through unanimous written consent. During 2024 each member of the Board participated in at least 75% of the aggregate of all meetings of the Board and of all meetings of committees on which such member served that were held during the period in which such director served. Directors actively engage and spend time with our senior management and other employees in a variety of forums outside of the board room.

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Director Time Commitments
Because serving on the Board requires significant time and attention, the Board has adopted a policy within our Corporate Governance Guidelines that, among other requirements applicable to the Board, set the expectation that directors will spend the time needed and meet as often as necessary to discharge their responsibilities properly. The Corporate Governance Guidelines also set expectations for the maximum number of public company boards a director may serve on and the maximum number of public company audit committees an Audit Committee member may serve on and provide for a Board review process. See ‘‘Corporate Governance Guidelines’’ on page 17.

Separate Chairman and Chief Executive Officer	The Board’s Chair facilitates independent oversight of management. See "Board Structure; Leadership and Oversight" on page 11.

Shareholder Engagement
As part of our annual shareholder engagement program, we contact many of our shareholders to offer meetings to discuss a range of topics related to our strategy, governance profile, executive compensation practices, corporate sustainability, human capital management, financial performance and other matters. A thematic summary of recent investor conversations is included under the section ‘‘Shareholder Engagement’’ on page 18.

Annual Evaluations	The Board undertakes an annual evaluation to determine whether it, its committees and its individual members are functioning effectively and whether the Board possesses the appropriate mix of skills and experience. The 2024 evaluation was externally facilitated by Wondrous People Ltd and included the evaluation of each Board committee and individual directors. A report on the outcome of the 2024 Board evaluation was presented to the Board on February 27, 2025. The Board, acting through the Nominating and Governance Committee, monitors the balance of specific experience, qualifications and skills of its current directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Open Channels of Communication Between the Board and Our Company	The Board maintains open channels of communication across our Company. Our directors engage and spend time with our executives and employees throughout the year in a variety of forums.

Minimum Equity Ownership Guidelines	We have minimum equity ownership guidelines for our Non-Executive Directors ("NEDs") and Executive Officers that require significant ownership of our Shares. Our NEDs are required to hold equity in our Company with a market value equal to or greater than five times their annual cash retainer. In addition, our Chief Executive Officer is required to hold equity in our Company with a market value equal to or greater than six times his annual base salary, and our other Executive Officers are required to hold equity in our Company with a market value equal to or greater than three times their annual base salary. All of our directors and Executive Officers are, or are expected to be within the time ascribed in our ownership guidelines, in compliance with our Minimum Equity Ownership Guidelines.

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Board Structure
Leadership and Oversight
The Board believes its leadership structure should reflect the needs of our Company and its unique operating environment, and be flexible to evolve with changing circumstances. Each year, and more frequently as conditions warrant, the Nominating and Governance Committee reviews the Board leadership structure, taking into account investor feedback and industry benchmarking data, and determines whether to recommend changes to the Board’s leadership structure to the full Board.
Currently, we do not have a policy requiring that the positions of Chair of the Board and Chief Executive Officer be held by different persons. However, these two positions have been separate and are expected to remain so because, at the present time, the Board believes that this structure better serves the needs of the Board and our Company by allowing our Chief Executive Officer to focus his attention on driving business performance rather than Board governance.
John Bryant, Chair
•Responsible for the leadership and effectiveness of the Board, including overseeing corporate governance matters and ensuring the evaluation of the Board, its committees and the directors is undertaken.
•Agrees and manages the Board’s agenda, ensuring that directors receive timely, accurate and clear information on the Group’s business. This ensures the Board is fully informed of relevant matters and sufficient time is allocated to discuss important matters, thereby promoting effective and constructive debate and supporting a sound decision-making process.
•Oversees the Board’s consideration of the Group’s strategy and any major issues facing the Group.
•Ensures adequate time is available for discussion and consideration of the Group’s principal risks and their mitigation.
•Ensures there is effective stakeholder engagement and the Board is kept aware of their views, in particular those of shareholders and colleagues.
Peter Jackson, Chief Executive Officer
•Leads the executive development of strategy and proactive focus on innovation.
•Has overall responsibility for the Group’s performance.
•Directs the delivery of the Group’s strategy in consultation with, and supported by, the Board.
•Builds and leads an effective Executive Committee and oversees the Group’s business operations and management of its risks.
•Serves as the primary interface between our management and the Board.
•Communicates and provides feedback on the implementation of Board-agreed policies, ensuring the Group operates in a way that is consistent with its values.
•Provides internal and external leadership on safer gambling.
Non-Executive Directors
•Bring a strong external perspective, advice and judgement to the Board, acting independently and constructively challenging decisions.
•Scrutinize, measure and review the performance of management and assist in the development and approval of strategy.
•Review Group financial information and ensure the system of internal control and risk management framework are appropriate and effective.
•Review succession plans for the Board, Executive Directors and key members of senior management.
•Set executive compensation policy.

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•Engage with key stakeholders and feed insights on their views back to the Board. This includes colleagues’ views on culture.
•Serve on or chair various committees of the Board.
•Bring varied industry and professional backgrounds, experience, skills and expertise aligned to the needs of the Group’s business and long-term strategic objectives.
•Oversee the Group’s sustainable strategy including safer gambling.
Board Committees
We are governed in accordance with our Articles, the applicable laws of Ireland and the applicable rules and regulations of the relevant regulatory bodies to which we are subject. The Board is responsible for leading the strategic direction of the business to promote long-term sustainable success, generating value for shareholders and contributing to wider society. The Board is also responsible for the stewardship of the Group, establishing the Group’s purpose, values and strategy and satisfying itself that these are aligned to the culture of the organization.
Certain strategic decisions and authorities are reserved as matters for the Board, with other matters, responsibilities and authorities delegated to its committees. The Board has a formal schedule of matters reserved for its approval, which is reviewed annually. These include decisions on the Group’s strategy, key executive appointments, capital structure, financing, major acquisitions or disposals, the risk appetite, capital expenditure above the delegated authority limits and key executive appointments.
Following the listing of our Shares on (and relocation of our primary listing to) the NYSE and the transfer of our listing category on the LSE from a Premium Listing to a Secondary Listing, we are no longer required to comply (or explain non-compliance) with the U.K. Corporate Governance Code. Accordingly, we have adjusted our corporate governance arrangements to align with those typically adopted by a U.S. domestic issuer of similar size and nature. During fiscal 2024, we determined that our Company no longer qualified as a foreign private issuer under the Exchange Act. Effective as of January 1, 2025, therefore, we are no longer eligible to use the rules designed for foreign private issuers and are considered a U.S. domestic issuer. As we remain a foreign Company incorporated under the laws of Ireland with a Secondary Listing on the LSE, we also continue to adhere to our obligations as an Irish-incorporated issuer with a Secondary Listing on the LSE and we must also comply with Irish law and our shareholder-approved Articles.
The Board has four standing committees: an Audit Committee; a Compensation and Human Resources Committee; a Nominating and Governance Committee; and a Risk and Sustainability Committee. The current charters for these committees are available on our corporate website, at www.flutter.com, under the ‘‘About Us/Corporate Governance/Board Committees’’ section. Further, we will provide copies of these charters without charge to any shareholder upon written request. Requests for copies should be addressed to our Company Secretary. The Board also may create additional committees for such purposes as the Board may determine.
Audit Committee
Our Audit Committee consists of Ms. Keller Koeppel (Chair), Ms. Cruickshank, Ms. Lennon, and Ms. McCarthy, each of whom is ‘‘independent’’ and ‘‘financially literate’’ as such terms are defined by the applicable rules of the NYSE. The Board has determined that each of Ms. Keller Koeppel, Ms. Cruickshank, Ms. Lennon, and Ms. McCarthy possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that each of Ms. Keller Koeppel and Ms. McCarthy qualifies as an ‘‘audit committee financial expert’’ as defined under the applicable Securities and Exchange Commission (‘‘SEC’’) rules.

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In addition to members of the Audit Committee, regular attendees who attend meetings by invitation include our Chief Executive Officer, the Chief Financial Officer, the Group Director of Internal Audit and the Group Director of Finance. Members of our independent registered public accounting firm and auditor, KPMG, also attend Audit Committee meetings and have direct access to the Chair of the Audit Committee. The Company Secretary, or his Deputy, acts as secretary to the Audit Committee and provides support as required.
The main role of the Audit Committee, as set out in its Charter, is to provide assistance to the Board with respect to its oversight of the quality and integrity of the Company's financial statements and other financial information before publication, and reviewing significant financial reporting judgements contained in them. In addition, the Audit Committee also reviews:
•risk assessment, risk management and risk management systems, particularly with respect to financial risk exposure in conjunction with the Risk and Sustainability Committee;
•the system of internal financial and operational controls on a continuing basis (the Risk and Sustainability Committee reviews the internal control and risk management systems);
•procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•the qualification, performance, objectivity and independence of the Company’s independent registered public accounting firm and auditor;
•the accounting and financial reporting processes, along with the roles and effectiveness of both the Group Internal Audit function and the external auditor; and
•the Company’s compliance with legal and regulatory requirements in conjunction with the Risk and Sustainability Committee.
To work effectively, the Audit Committee has unrestricted access to the Group’s external auditor, KPMG, and the Internal Audit function, which it meets throughout the year with, and without, management, as appropriate. These meetings ensure there are no restrictions on the scope of their audits and allow discussion of any matter that the internal or external auditor might not wish to raise in the presence of management. The Audit Committee may obtain, at the Group’s expense, outside legal or other professional advice needed to perform its duties. The Chair of the Audit Committee reports to the Board on the key outcomes from each meeting and on how the Audit Committee has discharged its duties. The minutes of all Audit Committee meetings are circulated to the Board for information.
Compensation and Human Resources Committee
Our Compensation and Human Resources Committee consists of Mr. Hurley (Chair), Mr. Bryant, Ms. Dubuc and Mr. Rafiq, each of whom is ‘‘independent’’ as defined by the applicable rules of the NYSE and is a ‘‘non-employee director’’ as defined by the applicable rules and regulations of the SEC. Mr. Rafiq has informed the Company that he will not stand for re-election at the AGM, and therefore will step down from the Compensation and Human Resources Committee following the AGM.
In addition to members of the Compensation and Human Resources Committee, regular attendees of Committee meetings by invitation include the Board Chair, Chief Executive Officer, Chief People Officer and Group Reward Director. The Company Secretary, or his Deputy, acts as secretary to the Compensation and Human Resources Committee and provides support as required.
The Compensation and Human Resources Committee reviews and recommends to the Board the framework and policy for the compensation of the CEO, the Executive Directors and other executive officers, and ensures our compensation arrangements are designed to support our strategy and promote long-term sustainable success by appropriately incentivizing the relevant performance.

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The Compensation and Human Resources Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation and Human Resources Committee has retained Pearl Meyer and PwC UK as its independent outside compensation consultants primarily to assist in analyzing the competitiveness of the Company’s executive compensation as well as to provide expertise and advice on various matters brought before the Compensation and Human Resources Committee. The Compensation and Human Resources Committee has considered the independence of Pearl Meyer and PwC UK and determined that their work did not raise any conflict of interest.
Compensation and Human Resources Committee Interlocks and Insider Participation
None of the members of the Compensation and Human Resources Committee is or has been an executive officer or employee of the Company, nor do they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers currently serve, or has served during the last completed fiscal year as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation and Human Resources Committee.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Mr. Bryant (Chair), Ms. Keller Koeppel, Mr. Hurley and Ms. Lennon, each of whom is ‘‘independent’’ as such term is defined by the applicable rules of the NYSE. The Nominating and Governance Committee considers the structure, size and composition of the Board and its committees. It advises on orderly succession planning and non-executive recruitment and makes recommendations to the Board on Board appointments. The Nominating and Governance Committee considers the balance skills, experience, knowledge and diversity of background to achieve our strategic vision and act in the interest of shareholders and other stakeholders. The Nominating and Governance Committee oversees succession planning for senior executives and our corporate governance arrangements.
Risk and Sustainability Committee
Our Risk and Sustainability Committee consists of Ms. Cruickshank (Chair), Ms. Dubuc, Ms. Keller Koeppel, Mr. Rafiq and Mr. Bennett, each of whom is ‘‘independent’’ as such term is defined by the applicable rules of the NYSE. Mr. Rafiq will step down from the Risk and Sustainability Committee following the AGM. The main role of the Risk and Sustainability Committee is to:
•oversee the Company's overall risk appetite, tolerance and strategy, including advising on principal and emerging risks;
•monitor developments related to sustainability risks including safety, environment, climate and social performance;
•oversee and monitor the material risks and opportunities facing the Company and the processes in place to manage them; and
•oversee the Company’s compliance with legal and regulatory requirements in conjunction with the Audit Committee.
Communications with the Board
Anyone who would like to communicate with, or otherwise make their concerns known directly to any chairperson of any of the Audit, Nominating and Governance, Compensation, and Risk and Sustainability Committees, or to the NEDs as a group or individually, may do so by addressing such communications or concerns to our Company Secretary at Flutter Entertainment plc, Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin, D04 V972, who will, as appropriate, forward such communication.
Board and Committee Meetings; Annual General Meeting Attendance
During 2024, our Board held 8 meetings, the Audit Committee held 9 meetings, the Compensation and Human Resources Committee held 5 meetings, the Nominating and Governance Committee held 6 meetings, and the Risk and Sustainability Committee held 7 meetings. During such time, each director then serving on the Board attended at least seventy-five percent (75%) of each of the meetings of the Board and committees on which they served during the period for which they were a director or committee member. The NEDs regularly meet in executive session without management, and such executive sessions are chaired by Mr. Bryant.

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Under our Corporate Governance Guidelines, directors are encouraged to attend our annual general meetings of shareholders. All of our directors serving at such time attended our 2024 AGM in person or via audio conference.
Director Recruitment
All appointments to the Board are based on merit, in the context of the balance and mix of appropriate skills and experience the Board as a whole requires in order to be effective. The Nominating and Governance Committee takes into account the following criteria when considering Non-Executive Director roles:
•skills, knowledge and experience in areas relevant to the operation of the Board, including professional background, international experience and having regard to Board skills gaps;
•a variety of personal characteristics, including age, nationality, gender, social and ethnic backgrounds, and cognitive and personal strengths; and
•the need for an appropriately sized Board.
During the process of ongoing Board renewal, each or a combination of these criteria can take priority. As part of the annual performance evaluation of the effectiveness of the Board, its committees and individual directors, the Nominating and Governance Committee considers the size of the Board, the balance of skills, experience, independence and knowledge of the Board. It also focuses on overseeing orderly succession of the Board. Spencer Stuart, an external search agency, was used during the recruitment of Ms. McCarthy and Mr. Bennett. Ms. McCarthy and Mr. Bennett were presented to the Nominating and Governance Committee by such firm, and the Nominating and Governance Committee recommended each candidate to the Board for approval.
Process for Shareholders to Recommend Director Nominees
Our Articles address the processes by which shareholders may recommend Director nominees, and the policy of the Nominating and Governance Committee is to evaluate such recommendations on a substantially similar basis as it considers other nominees. If you would like to recommend a future nominee for Board membership, you can submit a written recommendation in accordance with our Articles and applicable law, including the name and other pertinent information for the nominee, to our Company Secretary. Please note that Article 59A of our Articles of Association prescribes certain timing and nomination requirements with respect to any such recommendation if an eligible shareholder wishes to have their nominee included in our proxy materials for our AGM (see “Shareholder Proposals and Nominations for Our 2026 AGM”).
Director Orientation and Onboarding
As required by our Corporate Governance Guidelines, management works with the Board to provide an orientation process for new directors. The orientation programs are designed to familiarize new directors with the Company’s business, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. Each new director’s onboarding is individually tailored to the experience and needs of the new director.
Risk Management
Our risk management framework is designed to instill a culture of openness and transparency. We have a complementary array of policies, procedures and processes to identify, assess, monitor and manage the risks inherent in our business activities, supported by the work of committees at both the management level and the Board level. This framework is reasonably designed to identify important risks and communicate them to senior management and, where appropriate, to the Board.

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The Board’s Role in Risk Oversight
The Board understands the importance of effective risk oversight as fundamental to both the success of the Company and its obligation to our shareholders. While our management is responsible for the day-to-day management of risk, the Board, including our Risk and Sustainability Committee, along with senior management, is responsible for promoting an appropriate culture of risk management within the Company and for overseeing our aggregate risk profile and monitoring how we address specific risks. Throughout the year, the Board and each of its committees dedicate a portion of their time to review and discuss specific risk topics.
The Company’s management team regularly reports to the Board and the Risk and Sustainability Committee on material risks we face, highlighting any new risks that may have arisen since they last met. In addition, our directors have the opportunity to meet routinely with members of senior management in connection with their consideration of matters submitted for the approval of the Board and the risks associated with such matters. On a periodic basis, members of senior management report on our top enterprise risks and the steps management has taken or will take to mitigate these risks. For example:
•The Chief Trading Officer presents to the Risk and Sustainability Committee regularly on the performance of the Group's policies in respect of bookmaking risks, the Group's bookmaking risk and pay-out limits, and the adequacy and effectiveness of the Group's bookmaking and risk management functions.
•The Risk and Sustainability Committee receives standing quarterly updates from the Global Chief Information Security Officer (“Global CISO”) and Chief Information Officer (“CIO”) on, among other things, our divisional and Group-wide cyber risks, divisional progress on cyber initiatives, external insights, incident updates and post incident reviews, our cyber strategy and our views of the emerging threat landscape. In addition, the Board receives regular updates via the Chair of the Risk and Sustainability Committee and various management committees, including the Operational Risk and Compliance Committee, Group internal audit, Group Risk and Group internal controls, and annual updates from the Global CISO and CIO on the state of cybersecurity across the Group. The Board is also notified of any relevant issues or incidents which have occurred or are reasonably likely to occur.
•The Risk & Sustainability Committee receive regular updates on the Group's ongoing compliance with its regulatory license and legal obligations, the effectiveness of whistleblowing (our "Speak-Up") procedures, and compliance policies and training.
•Our Chief Legal Officer updates the Board regularly on material legal and regulatory matters.
•Our Chief People Officer provides updates to the Board and the Compensation and Human Resources Committee on Human Capital matters, including the People Strategy, hiring investment, talent and reward strategy.
•The Audit Committee reviews the output of the Internal Audit function, management of financial risk, and reports of the external auditor.
Risk and Sustainability Committee
Our Risk and Sustainability Committee supports the Board in monitoring the Group’s risk management processes for their appropriateness and effectiveness in identifying the emerging and principal risks facing the Group and how those risks are being managed and mitigated, the Group's risk registers, and the appropriateness of management's risk appetite. As part of the overall risk management framework, management maintains individual divisional risk registers for each division. These detail the significant risks facing the business and the potential likelihood and impact of these risks materializing once the existence of controls and mitigating factors are considered. The Risk and Sustainability Committee also reviews how our risks are being managed and mitigated and has oversight of Risk Management, Compliance and Information Security. During 2024, as part of its procedures to identify emerging risks as well as to monitor established risks, the Risk and Sustainability Committee met with, and received, detailed presentations from various key functions to discuss how the Company manages its main operational risks, including specific updates in relation to the International division, as well as updates on cyber security-related risks, commercial risks and strategic risks, among others.

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The Risk and Sustainability Committee reviews the risk management process as a whole, for its appropriateness and effectiveness in identifying the emerging and principal risks and how those risks are being managed and mitigated, the Group’s risk registers, and the appropriateness of management’s risk appetite. Key updates included cyber security, Sustainability oversight, review of the risk profile and aligned assurance, report on whistleblowing/"Speak-Up" procedures and review of the Directors’ Compliance Policy Statement.
Culture of Compliance
Our business is subject to extensive rules and regulations in the United States and around the globe. Adherence to these various rules and regulations is paramount to the reputation and success of our Company. As such, all of our employees are required to participate in various mandatory regulatory and compliance training programs designed to educate our employees on the many laws, rules and regulations that impact our Company as well as reinforce the gravity of adherence to such laws, rules and regulations. Such programs include, without limitation, regular compliance training sessions on the Company’s various governance policies. In addition, all employees receive training on our Code of Ethics and our policies and procedures for reporting wrongdoing.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation; management succession; service on other public company boards; and an annual performance evaluation of the Board. The Nominating and Governance Committee and the Board annually review and re-approve the Corporate Governance Guidelines.
You are encouraged to visit our website www.flutter.com, under the ‘‘About Us/Corporate Governance” section to view or to obtain copies of our Corporate Governance Guidelines. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines by directing your request in writing to our Company Secretary.
Code of Ethics
We maintain a Code of Ethics that is applicable to all of our Directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with applicable laws and regulations, protection of our data and assets and confidentiality and fair dealing. This Code of Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial and accounting officer or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
You are encouraged to visit our website www.flutter.com, under the ‘‘About Us/Corporate Governance” section to view or to obtain copies of our Code of Ethics. You may also obtain, free of charge, a copy of our Corporate Governance Guidelines by directing your request in writing to our Company Secretary.

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PDMR and Group Securities Dealing Codes
We have adopted PDMR (persons discharging managerial responsibilities) and Group Securities Dealing Codes that govern the purchase, sale and/or other dispositions of the Company’s securities by our directors, officers, employees, consultants and contractors of the Company that we believe are reasonably designed to promote compliance with the U.K. Market Abuse regulation, U.S. federal insider trading laws, rules and regulations, and the exchange listing standards applicable to the Company. From time to time, the Group may engage in transactions in Company securities. It is the Group’s policy to comply with all applicable securities laws when engaging in transactions in Company securities.
Additionally, pursuant to the PDMR and Group Securities Dealing Codes, directors, officers and employees, consultants and contractors of the Company are prohibited from purchasing financial instruments (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, these individuals may not deal in options, warrants, puts and calls or similar instruments on or over Company securities or sell such securities “short” or engage in speculative trading (e.g., “day-trading”) that is intended to take advantage of short-term price fluctuations and pledging of the Company’s securities is prohibited.
A copy of our Group Securities Dealing Code is filed as Exhibit 19.1 and a copy of our PDMR Securities Dealing Code is filed as Exhibit 19.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Shareholder Engagement
Shareholder engagement is of great importance to our Board and management team as a means to regularly solicit feedback and ensure accountability to our shareholders. The Chair ensures that appropriate channels of communication are established between the Board and shareholders, and all directors are aware of any issues or concerns raised during that dialogue. Since our 2024 Annual General Meeting, a combination of management and independent directors, including our Chair as well as the Chair of our Compensation and Human Resources Committee, held meetings with Flutter’s shareholders as well as the leading proxy advisory firms to discuss governance-related topics. Feedback from these conversations has helped guide actions taken with respect to our Board composition, transition to the U.S., governance practices, safer gambling and executive compensation. Additionally, directors attend results presentations and investor roadshows, and the Board receives regular feedback from Investor Relations reports and broker updates throughout the year.

Key Themes	Recent Actions

Board Composition	•Added two highly qualified U.S.-based directors who collectively bring executive leadership experience and in-depth knowledge of capital markets, finance and operations to the Board.

U.S. Transition	•Successful primary listing on the NYSE as well as establishment of operational headquarters in the U.S.

Corporate Governance Practices
•Transitioned to U.S. governance practices, including updates to our committee charters to clarify go-forward responsibilities, as well as revised our Corporate Governance Guidelines and related policies.

Safer Gambling
•Continued to progress against our goal of seventy-five percent (75%) of customers using a Play Well tool by end of 2030; our interim goal of 50% tool usage by end of 2026 is tracking well with 48.4% of tool usage globally as of the end of December 2024.
•Bolstered our reporting cadence, introducing a comprehensive quarterly overview of initiatives.

Executive Compensation	•See page 83 for a full overview of executive compensation feedback and actions.

Flutter Entertainment plc	18	2025 Proxy Statement

Human Capital Management Overview
Human Capital Management Philosophy
At Flutter, we are committed to developing our culture as a commercial differentiator – one that attracts and retains talent in order to create a world-class firm built for the long term. Our culture is defined by strong character, deep capabilities, broad domain expertise and a steadfast emphasis on collaboration. These qualities ensure we are best placed to provide unique services to our customers.
The success of our human capital philosophy is evidenced by the number and quality of hires we have made and the consistent positive feedback we receive through our employee surveys. Reinforcement of the culture we are building comes through engagement with our employees, the reward principles we apply to compensation and promotion decisions and our various talent development initiatives, which continue to evolve as we grow.
As of December 31, 2024, we had 27,345 employees across 27 countries. Our headcount includes both our head office and retail colleagues. The United States comprises 11.4% of our total headcount, UKI comprises 31.6% of our total headcount, Australia comprises 4.4% of our total headcount, and International comprises 52.6% of our total headcount. Approximately 7,700 of our employees are part of our technology function, of which approximately 3,900 are focused on software engineering. Employee turnover sits at 20% globally, 11% of which is voluntary. Our relationship with the majority of our employees located in Italy, Brazil and Romania are subject to collective bargaining agreements and a subset of employees in Australia are subject to modern awards, which set out minimum terms and conditions of employment. As of fiscal 2024, 4,727 of our employees are subject to these agreements. In general, the collective bargaining agreements and modern awards include terms that regulate remuneration, minimum salary, salary complements, extra time, benefits, bonuses and partial disability.
Our investment in people is principally in support of two of our strategic aims: leveraging the Flutter Edge through talent and sustainability through our Positive Impact Plan. We aim to create a culture that supports inclusivity, where people can be their authentic selves and feel like they belong. We are focused on building a home for the world’s best talent that represent and reflect the communities where we live and work.
Talent
We aim to create an environment where talented colleagues have the opportunity to learn, develop, grow and progress within our business. Our focus is to provide visibility of our key talented colleagues, succession planning and ongoing development. We do this through divisional talent reviews, succession planning focusing on our strategically most important roles and development in support of the skills needed for the future.
Positive Impact Plan
As the global leader in sports betting and gaming, we are committed to leading our industry in sustainability. In 2022 we launched our Positive Impact Plan, which laid out our ambitions in relation to the sustainability issues most material to our business. Our Positive Impact Plan has four key pillars focused on our customers, colleagues, community and the planet. These pillars are underpinned by our continued focus on essential foundations such as ethics and compliance, anti-corruption, anti-money laundering as well as data protection and management.
We conduct materiality assessments to review the sustainability issues most material to our business, gaining internal and external views. Our first materiality assessment carried out in 2021 identified our top 15 issues, which were mapped out by investigating the actual and potential impacts across the business. This helped us to shape our Positive Impact Plan and to define our four strategic pillars (customers, colleagues, community and the planet).

Flutter Entertainment plc	19	2025 Proxy Statement

In fiscal 2024, we started preparing to report against the EU Corporate Sustainability Reporting Directive (“CSRD”), which is currently scheduled to apply to us in 2026. As part of that work, we have been updating our materiality assessment under the principles of “double materiality,” which consider financial materiality as well as impact materiality. The results of that double materiality assessment will be shared in our next reporting cycle.
Board Oversight of Human Capital Management
The Board actively oversees the human capital management strategy of the Company. Some key examples of the Board’s engagement include:
•The Board periodically discusses succession planning for our NEOs, including for our CEO. The Board’s review includes an assessment of the experience, performance and skills of potential successors in these critically important roles. The Board holds CEO succession planning discussions in executive sessions led by our Board Chair without the presence of management.
•The Board, including the Compensation and Human Resources Committee, maintains an active information flow with senior management and directs senior management to provide updates and consult with it regularly on key hires and other important aspects of the Company’s human capital strategy. With the Board’s oversight, the Company continuously refines human capital priorities based on business drivers, employee feedback and the overall environment for talent.
•Directors receive relevant employee communications, including announcements of transactions on which the Company has advised.
Employee Feedback and Engagement
We view active dialogue with our employees as essential to maintaining our unique culture. We conduct confidential surveys to formally solicit feedback from our employees regarding their on-the-job experiences, priorities and recommendations for improvement. Participation has been consistently high, with response rates averaging 86%. The recurring positive themes of these employee surveys include a strong belief in our commitment to doing the right thing for both our customers and our Company, a belief that we have a differentiated culture, a commitment to excellence and a strong sense of respect among colleagues.
We use these results, along with feedback gathered through other employee connectivity forums, to further inform our priorities. Company leadership also maintains an active dialogue with employees through global town hall meetings, which take place quarterly.
Employer of Choice Initiatives
We prioritize the health and well-being of our employees and their families. We have always aimed to provide pay, benefits and other support that seek to meet the varying needs of our employees. Our total rewards package is based on competitive pay and is often structured to include discretionary bonuses that include long-term incentives. Such incentives are designed to ensure alignment with our shareholders and the overall success of our Company. Other benefits we provide employees include comprehensive health care, retirement matching or pension contributions based on geographic practices. We recognize that mental health is an integral part of our employees’ overall well-being and essential to our success. In addition to providing workshops on mental health awareness, we have expanded our employee benefits to include a comprehensive mental health platform that provides on-demand access from a broad provider network. Furthermore, we acknowledge work-life balance issues for our employees through paid-time off and leave policies that are consistent for all, regardless of level.
It is our practice to review and benchmark not only our compensation practices, but our health and wellness benefits annually and consider feedback from our employees to ensure we remain an employer of choice. This review has resulted in numerous policy refinements since the start of our Company.

Flutter Entertainment plc	20	2025 Proxy Statement

Engagement with the Broader Community
A core measure of our success is our ability to make a difference in the communities where we live and work. Since 2022, the company and our employees have donated over $32 million to more than 800 global organizations that support causes and humanitarian efforts that are important to our communities, including mental health, disease cure and prevention, strengthening communities through sport, financial literacy and providing aid to those affected by war and natural disasters. Our employees also have access to dedicated volunteer leave as well as support for their fundraising endeavors for good causes.
Competition
The gaming industry is intensely competitive, and we expect it to remain so. Our competitors for talent include other several gaming operators doing business globally. We compete for talent on both a global and a regional basis, and on the basis of a number of factors, including the strength and depth of customer relationships, gaming industry knowledge, transaction execution skills, our range of products and services, innovation, reputation, our ability to offer a compelling career path and competitive rewards.
Our ability to continue to compete effectively in our business will depend upon our ability to attract new employees and retain and motivate our existing employees. As a result, we remain focused on ensuring that our employment proposition includes an attractive culture, development opportunities and competitive rewards.
Safer Gambling
Safer gambling is fundamental to every element of the Group’s strategy and brand sustainability. The Board considers preventing gambling-related harm to be an essential part of behaving responsibly as a business, and we continue to enhance wide-ranging policies, tools and support mechanisms to help our customers manage their gambling, as well as safer gambling initiatives across the Group. Safer gambling continues to be a very high priority area for the Board. In addition to safer gambling being a standing agenda item as part of the Chief Executive Officer’s update at Board meetings, the Risk and Sustainability Committee spends considerable time reviewing the strategic objectives and priorities for the Group and the progress being made in relation to agreed actions and work streams, as well as the monitoring of risks. Related presentations provide the opportunity to receive updates on the progress being made, for example on safer gambling operating controls and the continual improvements being made in relation to interactions with customers. Detailed safer gambling meetings were held throughout 2024. These act as a mechanism to keep Board members up to date on safer gambling related views, monitor progress of the “Play Well” strategy and facilitate the Board to input and challenge on material safer gambling matters and key topics such as how we can best protect customers.

Flutter Entertainment plc	21	2025 Proxy Statement

Proposal 1:
Election and Re-election of Directors
In accordance with Regulation 91(a) of our Articles, all members of the Board retire at each AGM with those eligible entitled to stand for election/re-election (as appropriate) each year.
Under the guidance of the Nominating and Governance Committee, the Board reviews the structure of the Board, its committees and the individual directors and, as part of that process, considers, among other things, issues of structure, leadership and oversight needs and the mix of skills necessary to guide the Company in executing its long-term strategic objectives. Having carried out this review, the Board considers that it is comprised of actively engaged individuals with diverse skills, experiences and backgrounds that contribute to the effective oversight of the Company. The Board believes these varied qualifications help to inform and oversee decisions regarding the Company’s long-term strategic growth.
As previously announced, Mr. Bennett and Ms. McCarthy were appointed as Non-Executive Directors with effect from July 30, 2024, and both will retire and put themselves forward for election by shareholders at the AGM. Additionally, Mr. Rafiq will not seek re-election and will step down from our Board at the conclusion of our AGM. Accordingly, each Director retiring at the AGM is being nominated for election/re-election in accordance with our Articles, with the exception of Mr. Rafiq.
VOTE

The Board recommends that you vote "FOR" the election and re-election (as appropriate) of all nominees to the Board.
The election/re-election of each retiring Director will be put to the meeting as a separate resolution. Election/re-election (as appropriate) of each Director nominee requires that a simple majority of votes cast in person or by proxy at the AGM must be cast "FOR" the nominee. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal. The text of the resolution in respect of Proposal 1 is as follows:
‘‘That, by separate resolutions, the following 9 directors be elected/re-elected (as appropriate):
(a)    John Bryant
(b)    Peter Jackson
(c)    Robert (Dob) Bennett
(d)    Nancy Cruickshank
(e)    Nancy Dubuc
(f)    Alfred F. Hurley, Jr
(g)    Holly Keller Koeppel
(h)    Carolan Lennon
(i)    Christine M. McCarthy

Flutter Entertainment plc	22	2025 Proxy Statement

Meet the Board of Directors
This section of our Proxy Statement contains information about our Board, each member of which is seeking election/re-election at the AGM, with the exception of Mr. Rafiq, who will not seek re-election and will step down from our Board at the conclusion of our AGM, as well as key elements of our corporate governance practices. The Board places great value on strong governance controls, and we have structured our corporate governance in a manner we believe closely aligns with the best interests of the Company and our shareholders as a whole.
The nominees have consented to being named in this Proxy Statement and to serve if elected/re-elected (as appropriate). The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve prior to the date of the AGM, the votes represented by all valid proxies cast in favor of that nominee will be cast by the person or persons acting under said proxy in accordance with the recommendation of the Board.

John Bryant Age: 59 Director since April 2023; Chair since September 2023
John Bryant joined Kellogg Company, a multinational food manufacturing company, in 1998 and served as chief executive officer from January 2011 to September 2017, having previously held a variety of roles, including chief financial officer; president, North America; president international; and chief operating officer. Mr. Bryant joined the board of Kellogg Company in July 2010 and served as chair of the board from July 2014 to March 2018. He also served as a trustee of the W. K. Kellogg Foundation Trust from 2015 to 2018 and was also a non-executive director of Macy's Inc. from January 2015 until May 2023. He also currently serves as a non-executive director at Compass Group Plc, Ball Corporation and Coca-Cola Europacific Partners. Mr. Bryant holds a bachelor’s degree in business and commerce from Australian National University and earned a master’s degree in business administration from the Wharton School at the University of Pennsylvania and a graduate certificate in cybersecurity from Harvard Extension School.
Key strengths and experience
•Extensive experience with leading a global consumer goods company
•Significant expertise in financial, operational and strategic leadership

Flutter Entertainment plc	23	2025 Proxy Statement

Peter Jackson Age: 49 Director since February 2016; CEO since January 2018
Peter Jackson was appointed as the chief executive officer of Flutter in January 2018. He joined as a non-executive director of Betfair Group plc in April 2013, and, following the merger of Betfair Group plc with the Group, became a non-executive director of the Group in February 2016. Previously, Mr. Jackson was the chief executive officer of Worldpay UK, an operating division of Worldpay Group plc. He was formerly the chief executive officer of Travelex Group. He then joined Banco Santander as head of global innovation and as a director of Santander UK Group Holdings plc. Mr. Jackson’s previous experience includes senior positions at Lloyds and Halifax Bank of Scotland, as well as time at McKinsey & Company. Mr. Jackson is also currently a non-executive director of Deliveroo plc. Mr. Jackson holds a master’s degree in engineering from Cambridge University.
Key strengths and experience
•Extensive experience in leading consumer businesses with international reach within a highly regulated industry
•Technology and digital consumer sector expertise

Robert (Dob) Bennett Age: 67 Director since July 2024
Robert (Dob) Bennett is the Managing Director of Hilltop Investments, LLC, a private investment company, a position he has held since 2005. Previously, Mr. Bennett served as President of Discovery Holding Company, a media and entertainment company. Before that, Mr. Bennett served as President and Chief Executive Officer, Principal Financial Officer at Liberty Media Corporation (“Liberty Media”), a video and online commerce company. Prior to his tenure at Liberty Media, Mr. Bennett worked at Tele-Communications, Inc. and The Bank of New York. Mr. Bennett currently serves as Vice Chairman of the board of directors of Liberty Media. Previously, he has served as a director of HP Inc., Warner Bros. Discovery, Inc., Sprint Corporation, Demand Media, Inc., Discovery Holding Company, Liberty Interactive Corporation and Sprint Nextel Corporation. Mr. Bennett holds a bachelor's degree in Economics from Denison University and an MBA from Columbia University.
Key strengths and experience
•Extensive experience with financial and strategic leadership responsibilities
•Deep operating expertise in sports, entertainment and media

Flutter Entertainment plc	24	2025 Proxy Statement

Nancy Cruickshank Age: 54 Director since May 2019
Nancy Cruickshank is a serial entrepreneur and digital leader, and presently works as an operating partner at Exponent PE as part of a plural non-executive portfolio. Her last start-up, My Showcase, was named by the Sunday Times as one of the 15 fastest-growing start-ups in the United Kingdom in 2016, and was acquired by Miroma Group in February 2018. Ms. Cruickshank previously worked in the digital industry for over 25 years, including launching Condé Nast online in 1996, overseeing Telegraph Media Group’s Digital business and developing the fashion and beauty market leader Handbag.com between 2001 and 2006, leading to a successful sale to Hearst Corporation in 2006. She is currently also a chair of the board of directors of Go City and a non-executive director at Oodle Car Finance and Allegro.EU SA. Ms. Cruickshank holds a bachelor’s degree in history from Leeds University.
Key strengths and experience
•Extensive digital and entrepreneurial expertise
•A wealth of Non-Executive Director experience

Nancy Dubuc Age: 56 Director since April 2021
Nancy Dubuc held the position of chief executive officer of VICE Media Group, a digital media and broadcasting company, from January 2018 until February 2023, where she was responsible for the definition, strategic growth and performance of the organization’s five distinct global lines of business – VICE TV, VICE News, Digital Publishing, Global Studios and Virtue, the company’s global creative agency. In 2019, she led the acquisition and integration of Refinery29 and expanded VICE News globally. Ms. Dubuc joined VICE after having been one of its board members. VICE Media Group filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2023. Prior to VICE, Ms. Dubuc was president & chief executive officer of A+E Networks, where she launched A+E Studios and A&E Indie Films and led their global expansion and digital migration. Ms. Dubuc currently serves as a director and chair of the audit committee of Warner Music Group Corp. and a director of WEBTOON Entertainment Inc. Ms. Dubuc holds a bachelor of science degree in communications from Boston University.
Key strengths and experience
•Extensive media, digital and publishing experience
•Significant number of years’ experience in senior leadership

Flutter Entertainment plc	25	2025 Proxy Statement

Alfred F. Hurley, Jr. Age: 70 Director since May 2020
Alfred F. Hurley, Jr. joined the Group as the lead director of TSG and chairman of TSG’s compensation committee and, following TSG’s merger with the Group, became an independent non-executive director of Flutter in May 2020. Prior to that, he was vice chair and chief risk officer of Emigrant Bank and Emigrant Bancorp and, before that, was the chief executive officer of M. Safra & Co., a private money management firm. Mr. Hurley spent most of his career at Merrill Lynch, where he was an investment banker and held various management positions, including senior vice president of Merrill Lynch & Co. He is currently the chair of the nomination and governance committee and compensation committee of New Mountain Finance Corporation, as well as a director for NMF SLF I, Inc., New Mountain Guardian IV BDC, L.L.C. and New Mountain Guardian IV Income Fund, L.L.C. In addition, Mr Hurley is a director of Ligado Networks LLC and the Chairman of TSI Holdings, Inc (holding company for TransWorldSystems, Inc). He also serves as Chair of Ligado’s audit committee and on TSI Holdings’ compensation, audit and risk and compliance committees. Previously, he served as a director of Datasite from 2013 to 2020, where he was the chair of the compensation, human resources and governance committee and a member of the audit committee. He also previously served as Chairman of Purified Ingredients, Inc from 2019 to 2020, where he also served as an audit committee member and chairman of their compensation committee. Mr. Hurley graduated from Princeton University with a bachelor of arts degree in history, cum laude.
Key strengths and experience
•Extensive board experience in both private and public sector
•Strong financial services, corporate governance and risk management experience

Holly Keller Koeppel Age: 66 Director since May 2021
Holly Keller Koeppel was a senior adviser to Corsair Capital LLC, a specialized investment firm, up until April 2018, where she had previously served as managing partner and co-head of infrastructure from 2015 until her retirement in 2017. From 2010 to 2015, Ms. Koeppel was partner and global co-head of Citi Infrastructure Investors, a division of Citigroup. Ms. Koeppel served as executive vice president and chief financial officer for American Electric Power Corporation from 2006 to 2009. Prior to 2000, Ms. Koeppel held a series of senior operational executive leadership positions in American Electric Power Company, Inc. and Consolidated Natural Gas Company. Until May 2021, Ms. Koeppel served as Non-Executive Director of Vesuvius plc. She currently serves as a non-executive director of British American Tobacco plc, AES Corporation and Core Natural Resources, Inc. She holds both a bachelor of science degree in business administration and an MBA from Ohio State University.
Key strengths and experience
•Broad international experience in consumer goods, commodities and energy
•Extensive experience with operational and financial leadership responsibilities in infrastructure and energy

Flutter Entertainment plc	26	2025 Proxy Statement

Carolan Lennon Age: 58 Director since July 2022
Carolan Lennon is currently the country lead for Salesforce Ireland, a cloud-based software company, and, prior to that, was the chief executive officer of eir Limited, a major Irish telecoms company, from 2018 to 2022. Before that position, she held a variety of executive roles at eir Limited, including managing director of Open eir and acting managing director consumer and chief commercial officer. Prior to joining eir, she held a number of senior roles in Vodafone Ireland, including consumer director and marketing director. Also, Ms. Lennon was the former Senior Independent Director at AIB Group plc. Ms. Lennon holds a bachelor's degree in information technology from University College Dublin and an MBA from Trinity College Dublin.
Key strengths and experience
•Significant experience of regulated consumer facing digital businesses
•Significant senior management, operational and sustainability experience

Christine M. McCarthy Age: 69 Director since July 2024
Christine M. McCarthy was formerly the Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company (“Disney”), a multinational media entertainment company, from 2015 until June 2023. She most recently served as a Strategic Advisor of Disney from July 2023 until June 2024. Prior to her appointment as Chief Financial Officer, she held positions of increasing responsibility at Disney, serving as Executive Vice President, Corporate Real Estate, Alliances and Treasurer from 2005 to 2015, after joining Disney as Senior Vice President and Treasurer in January 2000. Ms. McCarthy previously served as Executive Vice President and Chief Financial Officer of Imperial Bancorp from 1997 to December 1999. Ms. McCarthy currently serves as a director of The Procter & Gamble Company and is the Chair of its Audit Committee, is a director of FM Global and the Chair of its Finance Committee, and is a director of CoStar Group. She is also on the board of civic and educational organizations and is on the Board of Trustees of the Westridge School in Pasadena, and the Board of Trustees of the Carnegie Institution for Science having previously been on the Boards of the Los Angeles Philharmonic Association, UCLA Anderson School of Management, Smith College, and Phoenix Houses of California, Inc. Ms. McCarthy holds a bachelor's degree in Biological Sciences from Smith College and an MBA in finance and marketing from the John E. Anderson Graduate School of Management-UCLA.
Key strengths and experience
•Extensive financial experience in consumer businesses
•Significant senior management and strategic experience

Flutter Entertainment plc	27	2025 Proxy Statement

2024 Board and Committee Evaluation
The performance evaluation to assess the performance of the Board, its committees and directors for 2024 was externally facilitated by Wondrous People Ltd during Q4 2024. The Board evaluation process included the completion of one-to-one interviews with each individual director and a select number of the executive team by the external facilitator and detailed director questionnaires. During its evaluation, the Board considered:
•Board dynamics, behaviors and culture;
•the composition, performance and cohesion of the Board and its committees, reflecting the current and future business model, the strategy of the Group, and risk oversight;
•the individual competence of each member of the Board;
•the roles and responsibilities and evidence of the strengths of the Board and its committees;
•any areas inhibiting the Board and its committees from being fully effective; and
•the quality of materials presented and operation of Board meetings.
During a Board meeting held on February 27, 2025, the external evaluator presented a report on the outcome of the 2024 performance evaluation, which summarized the feedback and highlighted key themes for consideration by the Board. Actions were agreed with the Board and progress against these will be monitored by the Nominating and Governance Committee and the Company Secretary during 2025.
Following the 2024 annual Board and committee evaluation, the Board found that the performance of each of the directors continues to be effective and that each Director demonstrates commitment to the role, has sufficient time to meet his or her commitment to the Company and has individual skills and experience which are relevant and beneficial to support the Board in fulfilling its duties. A summary of the skills and experience of each of the Director nominees is set out below.
As noted above, under our Articles, each Director is required to retire at each annual general meeting and may, if eligible, offer themselves for election/re-election. Accordingly, you are being asked to vote on the election/re-election (as appropriate) of the 9 Director nominees for a term expiring at our 2026 AGM.

Flutter Entertainment plc	28	2025 Proxy Statement

Experience and Skills of Our Directors and Nominees
All of our director nominees are highly accomplished and experienced professionals, with fundamental attributes of senior leadership including integrity, honesty, intellectual curiosity, good judgment, strong work ethic, strategic thinking, vision, commitment to mission, excellent communication and collaboration skills, and the ability and willingness to challenge management constructively when needed. In addition to these and other core attributes, our director nominees possess a variety of other skills and experience necessary to carry out the Board’s responsibilities. The presentation below is a high-level summary of some, but not all, of the skills and experience of our director nominees:

U.S. Board Experience Demonstrated ability to advise and guide senior leaders on the nuances associated with a U.S. listed company.

Large Scale CEO
Recent CEO experience in known, large-scale organizations. Ability to draw upon their commercial acumen and extensive knowledge of running a large company to provide valuable advice that's respected by both the Board and senior leaders.

Financial Expertise Experience to draw upon own financial/business insight to support and facilitate further financial strategic thinking alongside the ability to contribute more broadly.

Fast Growth (Transformational Growth) Experience and capability to support and advise on the challenges associated with fast and significant organic growth.

Technology/Data/Digital Experience with data, digital information and technological innovation with the skills to advise and challenge to ensure we create and enhance customer experience.

Regulatory The insight and understanding of how to operate against a backdrop of regulation and guide on how best to navigate through the complexity in each markets is extremely valuable.

Gaming/Gambling/Entertainment/Sports
Experience in operating within the gaming, entertainment and/or sports industry - understanding how these sectors work in order to counsel and advise on the opportunities to enhance our presence and overall business strategy.

Consumer Experience and capability to understand a consumer business and ensure all decisions are made with positive outcomes for the consumer in mind.

Global Exposure Significant and deep expertise in each of the markets that we operate and plan to operate in.

Mergers and Acquisitions Experience in the deal process and experience in post-merger integration.

Flutter Entertainment plc	29	2025 Proxy Statement

Overall Board Composition
Our Board is composed of highly accomplished, actively engaged individuals with diverse skills, experiences and backgrounds who share our commitment to excellence, collaboration and integrity. The Board believes that fostering an inclusive culture both at the Board level and throughout the Company enables us to provide the best services to our customers and better serve our stakeholders. The Board believes that it is making deliberate progress in seeking and electing new directors who enhance its composition and collective skills. Consistent with our commitment to continuous improvement, our Board annually assesses its collective diversity, experience and expertise, to check that these characteristics continue to align with our evolving business strategy and with the Board’s role in overseeing the Company’s achievement of its long-term objectives. The Board comprises an inclusive mix of backgrounds and perspectives.
Below is more detailed information about the Board’s current overall composition, with information provided by the current directors:

■ < 5 yrs	■ 5-10 yrs
3.4 years average tenure

■ Female	■ Male
50% female

■ 40-50	■ 50-60	■ 60-70+
60 average age
Minimum Equity Ownership Guidelines for Non-Executive Directors
Our Compensation and Human Resources Committee requires our Non-Executive Directors to maintain equity ownership in the Company having a market value equal to or greater than five (5) times their annual base cash retainer.
Each Non-Executive Director must achieve the minimum equity investment within five (5) years from the later of the adoption of the guidelines (for directors in place at that time of the adoption of the guidelines) and the date of such director’s election to the Board (for subsequently appointed directors). All directors are, or are expected to be within the time ascribed in our ownership guidelines, in compliance with our Minimum Equity Ownership Guidelines.

Flutter Entertainment plc	30	2025 Proxy Statement

Director Compensation for Fiscal Year 2024
The compensation of our NEDs is set by the Board with account taken of the time and responsibility involved in each role, including, where applicable, the Chairship of Board Committees.
The fees for the NEDs from January 1, 2024 to August 1, 2024 are set out in the table below:

Role	Annual Cash Retainer

Board Chair Fee	€630,000
Non-Executive Director Base Fee(1)	€145,000
Additional Fees:
Senior Independent Director	€30,000
Audit Committee Chair	€30,000
Compensation and Human Resources Committee Chair	€30,000
Nominating and Governance Committee Chair	€20,000
Risk and Sustainability Committee Chair	€30,000
1.The Board Chair does not receive the Non-Executive Director Base Fee.
NED fees were reviewed by the Board in 2024 to better align with U.S. market standards. As a result of such review, annual cash retainers were lowered and are now denominated in U.S. dollars, and an annual equity grant component was added. The Board adopted the following fee schedule effective from August 1, 2024:

Role	Annual Cash Retainer	Annual Equity Grants

Board Chair Fee(1)	$175,000	$325,000
Non-Executive Director Base Fee	$110,000	$205,000
Additional Fees:
Audit Committee Chair	$30,000	$—
Compensation and Human Resources Committee Chair	$25,000	$—
Nominating and Governance Committee Chair(1)	$20,000	$—
Risk and Sustainability Committee Chair	$25,000	$—
1.The Board Chair does not receive the Non-Executive Director Base Fee. If the Board Chair holds the position of Nominating and Governance Committee Chair, no fee will be paid for the Nomination Committee role.

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The total 2024 compensation of the NEDs is set forth in the table below:

Name	Fees earned or paid in cash(1) ($)	Stock awards(2) ($)	All other compensation(3) ($)	Total ($)

John Bryant	470,730	325,000	—	795,730
Robert (Dob) Bennett	46,679	205,000	—	251,679
Nancy Cruikshank	155,884	205,000	—	360,884
Nancy Dubuc	137,394	205,000	—	342,394
Richard Flint(3)	53,131	—	15,750	68,881
Alfred Hurley, Jr.	166,754	205,000	—	371,754
David Lazzarato(3)	64,123	—	13,870	77,993
Holly Koeppel	182,388	205,000	—	387,388
Carolan Lennon	137,394	205,000	—	342,394
Christine M. McCarthy	46,679	205,000	—	251,679
Atif Rafiq	137,394	205,000	—	342,394
1.Amounts shown from January 1, 2024 to July 31, 2024 are the U.S. dollar equivalent paid utilizing the average monthly exchange rate of Euros to U.S. dollars as reported by XE Corporation Inc.
2.The amounts in this column reflect the aggregate awards of RSUs granted in fiscal year 2024 in accordance with Accounting Standards Codification Topic 718, Compensation–Stock Compensation (‘‘ASC Topic 718’’). A discussion of the assumptions used in calculating these values can be found in Note 19 to our 2024 audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
3.Mr. Flint and Mr. Lazzarato stepped down from the Board following our 2024 AGM. Upon their retirement from the Board, Mr. Flint and Mr. Lazzarato received retirement gifts. Mr. Flint received a £10,000 Charitable Donation in his name and a £2,500 gift voucher, and Mr. Lazzarato received a CAN$15,000 Charitable Donation in his name and a CAN$4,000 gift voucher. The value of these items are expressed in U.S. dollars utilizing the average monthly exchange rate for May 2024 of British Pound Sterling to U.S. dollars and Canadian dollars to U.S. dollars, as reported by XE Corporation Inc.

Flutter Entertainment plc	32	2025 Proxy Statement

Proposal 2:
Advisory Resolution to Approve Executive Compensation
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution to approve, in a non-binding advisory vote of shareholders, the compensation of our NEOs as disclosed below. The text of the resolution in respect of Proposal 2 is as follows:
‘‘That, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby approved.’’
In considering your vote, you may wish to review with care the information on our compensation policies and decisions regarding the NEOs presented in the Compensation Discussion and Analysis section of this Proxy Statement below. As an advisory vote, the outcome of the vote on Proposal 2 will not be binding on the Company. However, our Compensation and Human Resources Committee values the opinions and views of shareholders and will consider the outcome of the vote when making future compensation decisions regarding our compensation structures for our NEOs.
VOTE

The Board recommends that you vote "FOR" the approval, on an advisory basis, of the compensation of our NEOs.
Approval of Proposal 2, on an advisory basis, requires that a simple majority of votes cast in person or by proxy at the AGM must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
Our compensation program includes elements that are intended to ensure strong alignment between the interests of our NEOs and our shareholders:
✓Maintains an appropriate balance between fixed and variable compensation with a greater emphasis on variable compensation linked to the delivery of the Company strategy
✓Annual incentive compensation linked to corporate, financial, and Safer Gambling performance and, where appropriate, business specific performance
✓An appropriate link between compensation payouts and the creation of shareholder value through long-term equity awards
✓Maintain governance best practice features such as operation of stock ownership guidelines and clawback and malus mechanisms
✓Annual benchmarking analysis to help us understand the compensation practices of our competitors and ensure the attractiveness of our program
The compensation program for our NEOs and our employees overall also aims to be market-competitive versus our peers, in both quantum and structure to ensure that we are able to attract and retain executives and other professionals that contribute to the long-term success of the Company.

Flutter Entertainment plc	33	2025 Proxy Statement

Proposal 3:
Advisory Resolution on the Frequency of Future Advisory Resolutions to Approve Executive Compensation
Section 14A of the Exchange Act enables our shareholders to vote, on a non-binding, advisory basis, on how frequently we will submit ‘‘Say on Pay’’ proposals (i.e., Proposal 2) to our shareholders in the future. Our shareholders have the following three alternatives to choose from: (1) every year (‘‘1 year’’ on the proxy card), (2) every two years (‘‘2 years’’ on the proxy card), or (3) every three years (‘‘3 years’’ on the proxy card). In addition, our shareholders may choose to abstain from voting on this proposal. The Compensation and Human Resources Committee and the Board believe that the advisory vote on executive compensation should be conducted every year because it will enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between us and our shareholders on the compensation of our NEOs.
VOTE

The Board recommends that you vote "FOR" holding of future advisory votes on the compensation of our NEOs every "1 Year".
The text of the resolution in respect of Proposal 3 is as follows:
“That the shareholders recommend, in an advisory, non-binding vote, that a vote to approve the compensation of the Company’s Named Executive Officers should occur every: (a) 1 Year, (b) 2 Years, or (iii) 3 Years.”
The vote on Proposal 3 is advisory in nature and will not be binding on or overrule any decisions by our Board who may decide that it is in the best interests of shareholders that we hold an advisory “Say-on-Pay” vote more or less frequently than the option recommended by shareholders. Our Compensation and Human Resources Committee values the opinions and views of shareholders and will consider the outcome of the vote to determine the frequency of future advisory votes on NEO compensation.
Approval of Proposal 3 requires that a simple majority of votes cast in person or by proxy at the AGM must be cast “FOR” the alternative among 1 year, 2 years and 3 years. If no alternative receives a majority, the advisory vote shall be determined by the option (every 1 year, 2 years or 3 years) receiving the most votes. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
It is expected that the next non-binding advisory vote on how frequently we will submit ‘‘Say on Pay’’ proposals to our shareholders in the future will occur at our 2031 AGM.

Flutter Entertainment plc	34	2025 Proxy Statement

Proposal 4:
Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan
Upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc 2024 Omnibus Equity Incentive Plan (the “2024 Incentive Plan”), with an initial pool of 1,770,000 Shares. As of March 14, 2025, 233,508 Shares remained available for grant under the 2024 Incentive Plan.
On April 9, 2025, the Board approved the Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Amended Plan”), in the form attached hereto as Annex B, subject to the approval of the shareholders at the AGM. We are seeking shareholder approval to amend the 2024 Incentive Plan to increase the number of Shares reserved for issuance under the 2024 Incentive Plan by an additional 6,750,000 Shares, thereby increasing the total number of Shares under the Amended Plan from 1,770,000 to 8,520,000. We are also amending the 2024 Incentive Plan to clarify that all equity awards are subject to a minimum one-year vesting period, with limited exceptions, and to remove certain share recycling provisions. The Board believes that the Shares to be added by this amendment are necessary to meet the Company’s anticipated equity compensation needs. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical burn rates, our current mix of award types under the 2024 Incentive Plan, the number of Shares we have currently available for grant under our 2024 Incentive Plan, as well as proxy advisory firm guidelines and compensation best practices. In addition, in assessing the appropriate terms of the Amended Plan, our Compensation and Human Resources Committee considered, among other items, our compensation philosophy and practices, feedback from our shareholders, and input from Pearl Meyer, the Compensation and Human Resources Committee’s independent compensation consultant.
Approval of Proposal 4 requires that a simple majority of votes cast in person or by proxy at the AGM must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
VOTE

The Board recommends that you vote "FOR"
the approval of the Amended Plan.

Flutter Entertainment plc	35	2025 Proxy Statement

The text of the resolution in respect of Proposal 4 is as follows:
‘‘That, approval be and is hereby given to the adoption by the Company of the Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Amended Plan”), which has been made available to shareholders prior to the meeting and that the directors be and are hereby authorized to take all such actions as may be necessary to ensure the adoption and operation of the Amended Plan."
Background
As discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, we transitioned our primary listing to the New York Stock Exchange ("NYSE") and relocated our operational headquarters to the U.S. in 2024, further aligning our presence with our strategic priorities. Beginning in 2025, we simplified our organizational design into a U.S. division and a division encompassing our businesses across the rest of the world. We believe that this strategic reorganization supports our trajectory as a global organization anchored in the U.S. and better positions us to grow our existing businesses, unlock new opportunities worldwide and create long-term value for our shareholders.
In order to accomplish our goals and objectives, the Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal. The Board has approved the amendment to the 2024 Incentive Plan and share increase subject to shareholder approval and recommends that shareholders vote in favor of this proposal at the AGM.
If shareholders approve this proposal, the Amended Plan and the share increase will become effective as of the date of shareholder approval (the “Effective Date”). We believe the additional Shares will be sufficient to allow us to grant equity awards over the next three to four years, based on historical equity granting practices and our anticipated headcount growth. If shareholders do not approve this proposal, the Amended Plan and share increase will not take effect and our 2024 Incentive Plan will continue to be administered in its current form. For the remainder of this discussion, references to the 2024 Incentive Plan assume shareholder approval of the proposed amendments, unless otherwise specified or referring to the 2024 Incentive Plan prior to amendment.
Reasons to Vote for this Proposal
Equity awards are an essential part of our compensation program
Equity-based incentive compensation is, and will continue to be, an integral part of our compensation program and our continued success as a company. Equity compensation is important to our human capital management strategy of successfully attracting and retaining employees in a competitive labor market, and keeping employees focused on their individual performance and our success on a broader scale. As outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation program is designed to reinforce a long-term perspective and to align the interests of our executives with those of our shareholders. The Amended Plan will permit us to reward the efforts of our employees and our non-employee directors and to attract new personnel by providing incentives in the form of share-based awards, including options to purchase Shares, restricted share units, performance shares and other share-based awards, as well as cash-incentive-based awards. If shareholders do not approve this proposal, the Company will not be able to grant new equity awards, which can hinder its ability to attract and retain top talent and the Company’s overall compensation strategy could be affected, potentially leading to a heavier reliance on cash that is reserved for other purposes.

Flutter Entertainment plc	36	2025 Proxy Statement

Plan Features Consistent with Good Corporate Governance and Designed to Protect Shareholder Interests
The Amended Plan includes features that promote the interests of shareholders and is consistent with principles of good corporate governance, including:
✓Administration. The Amended Plan is administered by the Compensation and Human Resources Committee of the Board, which is comprised entirely of independent non-employee directors.
✓Shareholder approval is required for additional Shares. The Amended Plan does not contain an “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Shareholder approval is required to increase that number.
✓Exchange or repricing programs are not allowed without shareholder approval. The Amended Plan prohibits the repricing or other exchange of underwater stock options and share appreciation rights ("SARs") without prior shareholder approval.
✓Dividends. Dividends and dividend equivalents may not be paid out on any unvested awards.
✓Double-trigger equity treatment. The Amended Plan does not accelerate unvested awards automatically upon a change in control.
✓No liberal change in control definition. The Amended Plan does not include a “liberal” change in control definition. Flutter requires a 50% acquisition and transaction consummation in order to trigger a change in control.
✓Recoupment feature. Awards subject to robust clawback provisions for all NEOs in the event of a restatement or detrimental conduct that covers all cash and performance and time-based equity awards.
✓Minimum vesting period. The Amended Plan imposes a one-year minimum vesting requirement for all types of equity awards available under the Amended Plan, subject to limited exceptions set forth in the Amended Plan as described below.
✓Limits on awards. Notwithstanding the elimination of the performance-based compensation exemption from Section 162(m) of the Code, the Amended Plan limits the number of stock options, SARs and other awards that may be granted to participants.
✓No “liberal” share recycling. The Amended Plan does not include any “liberal” share recycling provisions.
Additional Shares are important to help us to meet our anticipated equity compensation needs
The following summarizes how equity is used as part of our compensation program:
✓We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of shareholders. Approximately 91% of all outstanding equity awards (at target), on a share basis, as of March 14, 2025, were held by employees who are not NEOs or directors.
✓We manage our equity incentive program thoughtfully. We manage our long-term shareholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 0.95% for fiscal years 2022 through 2024.
✓For the 2024 performance year, performance-based long-term share/equity incentives represented 63% of the total direct compensation for our CEO and an average of 31% of the total direct compensation for our other NEOs.
✓Our longstanding practice has been for time-based awards to typically vest over more than one year and performance periods are generally 3 or 3.5 years for performance-based awards.

Flutter Entertainment plc	37	2025 Proxy Statement

Number of Shares Subject to Plan—Share Usage Rate and Dilution
Information Regarding Company Equity Awards in the Last Three Fiscal Years
Information provided in the table below includes awards granted under the 2024 Incentive Plan, 2023 Long-Term Incentive Plan, 2016 Restricted Share Plan, FanDuel Group Value Creation Award, 2015 Sharesave Scheme, 2015 Long-Term Incentive Plan, 2015 Medium-Term Incentive Plan, 2015 Deferred Share Incentive Plan, 2022 Supplementary Restricted Share Plan and Stars Group Equity Plans.
As of the effective date of the 2024 Incentive Plan, the Company ceased issuing awards under all its previous equity plans, other than the 2015 Sharesave Scheme under which awards continued to be issued and were counted against the 2024 Incentive Plan pool. From the Effective date of the Amended Plan, Sharesave awards will be granted under the Amended Sharesave Scheme (Proposal 6), subject to shareholder approval, and will not count against the 2024 Incentive Plan or the Amended Plan.

Fiscal Year	Stock Options Granted (1)	RSUs & Other Time-Based Stock Granted(2)	PSUs & Other Performance-Based Stock Granted	Total Granted	Weighted Average Number of Shares Outstanding	Equity Burn Rate (3)

2024	181,219	992,560	171,077	1,344,855	178,147,546	0.75%
2023	236,977	1,065,487	152,379	1,454,843	177,341,746	0.82%
2022	270,954	1,639,302	337,997	2,248,252	176,833,439	1.27%
1.Reflects a portion of awards granted under the 2015 Sharesave Scheme, which is a discounted share option Save As You Earn (“Sharesave”) program similar to an Employee Stock Purchase Plan (“ESPP”) for all employees outside the U.S. Prior to the Effective Date of the Amended Plan, Sharesave participants were invited to save up to the monthly limit over a three-year period and use these savings to buy shares in the Company at up to the maximum discount (twenty percent (20%) to twenty-five percent (25%) of market price) allowable in the relevant jurisdiction. Amounts in this column include only those Sharesave awards that were granted with a discount greater than twenty percent (20%) and excludes 60,352, 93,136 and 90,543 Sharesave awards that were granted with a discount up to twenty percent (20%) in the same years. Upon the approval of the Amended Plan, the Company will no longer count future Sharesave award grants against the 2024 Incentive Plan or the Amended Plan. Going forward, subject to shareholder approval, Sharesave awards will be granted under the Amended Sharesave Scheme in which the Company reduced the maximum discount from twenty-five percent (25%) to twenty percent (20%) in order to align with the U.S. best practices (refer to Proposal 6 for more details).
2. 2023 RSU & Other Time-Based Stock Granted number excludes 995,450 shares that were granted in-lieu of earned cash incentive compensation and was a value-neutral exchange.
3.Equity burn rate is the total number of Shares subject to stock options, restricted share units, performance share units and other time-based and performance-based equity awards granted in the year divided by the weighted average number of Shares outstanding during the fiscal year.
Information Regarding Company Share Dilution and Overhang
Information provided in the table below includes awards granted under the 2024 Incentive Plan, 2023 Long-Term Incentive Plan, 2016 Restricted Share Plan, FanDuel Group Value Creation Award, 2015 Sharesave Scheme, 2015 Long-Term Incentive Plan, 2015 Medium-Term Incentive Plan, 2015 Deferred Share Incentive Plan, 2022 Supplementary Restricted Share Plan and Stars Group Equity Plans as of March 14, 2025.
As of the effective date of the 2024 Incentive Plan, the Company ceased issuing awards under all its previous equity plans, other than the 2015 Sharesave Scheme under which awards continued to be issued and were counted under the 2024 Incentive Plan pool. The Company will cease counting any future Sharesave award grants against the 2024 Incentive Plan or the Amended Plan as of the Effective Date of the Amended Plan since these awards will be granted under the Amended Sharesave Scheme (Proposal 6), subject to shareholder approval.

Flutter Entertainment plc	38	2025 Proxy Statement

Stock Options Outstanding (1)	Non-vested RSUs and PSUs Outstanding (2)	Shares Available for Future Grant (3)	Total Shares Outstanding or Available for Future Grant	Shares of Common Stock Outstanding at Fiscal Year End (less Treasury stock)	Diluted Overhang at 3/14/25 (4)	Additional Share Request from Amendment No. 4 (3)	Diluted Overhang Including Share Request (5)

546,514	3,620,822	233,508	4,400,844	178,147,546	2.32%	6,750,000	5.89%
1.Reflects a portion of outstanding awards under the 2015 Sharesave Scheme, which is a discounted share option Sharesave program similar to an ESPP for all employees outside of the U.S. Prior to the Effective Date of the Amended Plan, Sharesave participants were invited to save up to the monthly limit over a three-year period and use these savings to buy shares in the Company at up to the maximum discount (twenty percent (20%) to twenty-five percent (25%) of market price) allowable in the relevant jurisdiction. Amounts in this column include only those outstanding Sharesave awards that were granted with a discount greater than twenty percent (20%). Excludes 216,870 outstanding Sharesave awards that were granted with a discount up to twenty percent (20%). Outstanding stock options had a weighted average exercise price of $145.58 and a weighted average remaining term of 2.15 years. Upon the approval of the Amended Plan, the Company will no longer count future Sharesave award grants against the 2024 Incentive Plan or the Amended Plan. Going forward, subject to shareholder approval, Sharesave awards will be granted under the Amended Sharesave Scheme in which the Company reduced the maximum discount from twenty-five percent (25%) to twenty percent (20%) in order to align with U.S. best practices (refer to Proposal 6 for more details).
2.Totals do not include certain awards that are accounted for as liability (rather than equity) awards which may, by their terms, be settled in cash or in an indeterminate number of shares.
3.Excludes the Amended Sharesave Scheme and 2025 ESPP shares because these will be granted under separate equity plans/pools, which meet criteria for qualified and non-qualified plans (where applicable) (see Proposals 5 and 6 for more information).
4.Diluted Overhang is the Total Shares Outstanding or Available for Future Grant divided by the Shares outstanding on March 14, 2025 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant.
5.Diluted Overhang including Share Request is the Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Proposal 4 divided by the Shares outstanding on March 14, 2025 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Proposal 4.
Summary of the Amended Plan
The purpose of the Amended Plan is to provide the Company with flexibility in its ability to motivate, attract and retain the services of directors, officers, employees and consultants, upon whose judgment, interests and special effort the successful conduct of the Company’s operation is largely dependent, through the granting of share-based compensation awards, including, without limitation, non-qualified share options, incentive stock options (“ISOs”), SARs, restricted Shares, RSUs, bonus shares, cash incentive awards and other equity-based or equity-related awards. The principal features of the Amended Plan are summarized below.
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), does not govern the Amended Plan. In addition, the Amended Plan does not qualify under Section 401(a) of the Code.
The information below is a summary only and does not contain all the information that may be important to a participant. Participants should refer to the plan document for additional details about the Amended Plan. To the extent any provision of this summary is inconsistent with the terms of the Amended Plan, the Amended Plan will prevail. Participants may obtain a copy of the Amended Plan and additional information about the Amended Plan, without charge, by written or oral request to the Company:
Flutter Entertainment plc
Attention: Flutter Share Plans Team
Email: shareplans@flutter.com

Flutter Entertainment plc	39	2025 Proxy Statement

Share Reserve and Usage
Subject to adjustment as described below, the maximum number of Shares reserved for issuance pursuant to the awards is 8,520,000 (inclusive of any awards made pursuant to any sub-plan of the Amended Plan), less one Share for every Share that is subject to an award that was granted in the period between the effective date of the 2024 Incentive Plan and the Effective Date (the “Interim Period”) under the 2024 Incentive Plan or the 2015 Sharesave Scheme (the “Share Limit”). The maximum number of Shares that may be delivered upon the exercise of ISOs will be equal to 8,520,000 (the “ISO Limit”). The Shares covered by the Amended Plan may be authorized but unissued Shares, treasury shares, Shares reacquired by the Company in any manner or any combination of the foregoing, including via an employee benefits trust or other trust or nominee arrangement approved by the Compensation and Human Resources Committee for purposes of the grant or settlement of awards, provided that, where Shares to be delivered pursuant to an award are newly issued by the Company, the nominal value of each such Share will be fully paid up by or on behalf of the relevant participant in accordance with applicable law. Delivery of depositary interests representing Shares will constitute delivery of a Share for purposes of the Amended Plan.
The following counting provisions will be in effect for the Share reserve under the Amended Plan:
✓in general, if an award granted under the Amended Plan or granted in the Interim Period under the 2015 Sharesave Scheme or the 2024 Incentive Plan is forfeited, or otherwise expires, terminates or is cancelled without the issuance of all Shares subject to the award, or if such an award is settled (in whole or in part) for cash, the number of Shares subject to the award that were not issued will not be treated as delivered and will not reduce the Share Limit;
✓if Shares are surrendered or tendered in payment of the exercise price of an option or to satisfy any tax withholding obligation with respect to any award (granted under the Amended Plan or any Prior Plan (as defined on page 124), such Shares will not be added back to the remaining Share Limit;
✓if Shares subject to a SAR (granted under the Amended Plan or any Prior Plan) are not issued in connection with the Share settlement of the SAR on exercise thereof, such Shares will not be added back to the remaining Share Limit; and
✓if Shares awarded under the Amended Plan or any Prior Plan are purchased on the open market by the Company or otherwise with the cash proceeds received from the exercise of options, such Shares will not be added back to the remaining Share Limit.
Subject to restrictions on repricing of options and SARs described below, the Compensation and Human Resources Committee (as defined below) may grant awards in assumption of, or in substitution for, outstanding awards previously granted by the Company, its affiliates or a company acquired by, or that combines with, the Company or its affiliates (“Substitute Awards”). Any Shares underlying any Substitute Awards will not count against the Shares available for issuance under the Amended Plan, except that any Substitute Awards issued or intended as ISOs will be counted against the ISO Limit.
In the event of any changes in capitalization or corporate transaction affecting the Shares (as described below), the Compensation and Human Resources Committee will make adjustments as it deems appropriate to the number of Shares that may be delivered pursuant to awards granted under the Amended Plan, including the Share Limit and the ISO Limit.
Administration
The Compensation and Human Resources Committee (or a subcommittee thereof or such other committee of the Board as may be designated by the Board) will administer the Amended Plan and any sub-plans. The Compensation and Human Resources Committee will consist of at least one member of the Board as determined by the Board. Unless otherwise determined by the Board, each member of the Compensation and Human Resources Committee will be an “independent director” within the meaning of the rules of each applicable exchange on which Shares are traded. The Board may, in its discretion, administer the Amended Plan or any sub-plan with respect to awards granted to NEDs. The Amended Plan provides that the Compensation and Human Resources Committee may from time to time delegate (i) its authority to grant awards or (ii) the authority (including a

Flutter Entertainment plc	40	2025 Proxy Statement

power to sub-delegate) to perform specified functions under the Amended Plan to one or more members of the Board or one or more officers or employees of the Company or an affiliate, provided that no officer will be delegated such authority to grant awards to individuals who are subject to Section 16 of the Exchange Act or officers or directors who have been delegated the authority to grant or amend awards under the Amended Plan.
Subject to the terms and conditions of the Amended Plan and applicable law, the Compensation and Human Resources Committee will have the authority to (i) select the eligible directors, officers, employees and consultants to whom awards are to be made, (ii) determine the terms and conditions of awards, (iii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Amended Plan and any instrument or agreement relating to, or award made under, the Amended Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Amended Plan, (v) accelerate vesting, exercisability of, payment for or lapse restrictions on awards and (vi) make all other determinations and take all other actions necessary or advisable for the administration of the Amended Plan.
Eligibility
The Amended Plan provides that awards may be granted to any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act. However, only employees of the Company or any of its subsidiaries may be granted ISOs. The Compensation and Human Resources Committee determines which of such directors, officers, employees and consultants will be granted awards. No person is entitled to participate in the Amended Plan as a matter of right. Only those directors, officers, employees and consultants who are selected to receive grants by the Compensation and Human Resources Committee may participate in the Amended Plan.
Awards
The Amended Plan provides that the Compensation and Human Resources Committee may grant or issue stock options (including ISOs), SARs, restricted Shares, RSUs, bonus Shares, cash incentive awards and other equity-based or equity-related awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award, including the exercise price, vesting schedule and treatment of awards upon termination of employment, if applicable. Vesting provisions require certain conditions to be met, such as continued employment or specified performance goals, before a participant may receive the Shares underlying an award or before such Shares become freely tradeable and nonforfeitable.
Stock Options and SARs. A stock option is an award granted under the Amended Plan that represents the right to purchase Shares at a specified price (the exercise price) in accordance with the terms of the award agreement. Stock options will be either nonqualified stock options (“NQSOs”) or ISOs. A SAR is an award granted under the Amended Plan that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other awards or other property equal in value to the excess, if any, of the fair market value per Share over the exercise price per Share of the SAR in accordance with the terms of the award agreement.
The exercise price per Share subject to each option and SAR shall be set by the Compensation and Human Resources Committee. Subject to the adjustment of awards described below, following shareholder approval of the Amended Plan, in no event may any option or SAR (i) be amended to decrease the exercise price thereof, (ii) be canceled at a time when its exercise price exceeds the fair market value of the underlying Shares in exchange for another award under the Amended Plan or any other equity compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.

Flutter Entertainment plc	41	2025 Proxy Statement

Options and SARs usually will become exercisable (at the discretion of the Compensation and Human Resources Committee) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company or one of its affiliates and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the Compensation and Human Resources Committee. Except as otherwise specified in the applicable award agreement, each option or SAR expires immediately, without any payment therefore, upon the earlier of (i) the tenth anniversary of the date the option or SAR is granted and (ii) a date that is six months after the date the participant ceases to be a director, officer, employee or consultant of the Company or one of its affiliates (or three months after such date, in the case of any ISO).
ISOs will be designed in a manner intended to comply with the provisions of Sections 421 and 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs will have an exercise price of not less than the fair market value of a Share on the date of grant. ISOs will only be granted to employees and will not be exercisable after a period of ten (10) years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) more than ten percent (10%) of the total combined voting power of all classes of the Company’s capital stock, the exercise price per Share must be at least 110% of the fair market value of a Share on the date of grant and the ISO must not be exercisable after a period of five (5) years measured from the date of the grant.
Each option or SAR may only be exercised to the extent that it has vested at the time of exercise, except as otherwise specified in the applicable award agreement. Each option will be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable award agreement and full payment of the exercise price for the Shares with respect to which the option is exercised has been received by the Company and the participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Such payments may be made in cash, check, cash equivalent or, if permitted by the Compensation and Human Resources Committee, Shares valued at the fair market value at the time the option is exercised, provided that such Shares are not subject to any pledge or other security interest and have been held for at least six months or such other period prescribed by the Compensation and Human Resources Committee, in other property having a fair market value on the date of exercise equal to the exercise price, or in the Compensation and Human Resources Committee’s discretion, through any other method (or combination of methods) approved by the Compensation and Human Resources Committee, including by means of a broker-assisted “cashless exercise” or a “net-exercise” procedure. Each SAR will entitle the participant to receive an amount upon exercise equal to the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the exercise price thereof. Additional instructions for exercising stock options and SARs will be provided in the applicable award agreement.
In no event will a participant be permitted to exercise an option in a manner which the Compensation and Human Resources Committee determines will violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or rules and regulations of the SEC or any securities exchange or inter-dealer quotation system on which the Company’s securities are listed.
Dividends and dividend equivalents may be paid with respect to options held by non-U.S. taxpayers, but not U.S. taxpayers. Any such dividends or dividend equivalents will be accumulated in a manner determined by the Compensation and Human Resources Committee and will only be paid out to the extent that the option vests (without prejudice to the right of the Compensation and Human Resources Committee to determine that dividends or dividend equivalents may be provided for in respect of any period that may elapse between the Shares subject to the option being earned (in whole or in part) and the delivery to the participant of the resulting Shares, cash, other securities, other awards or other property).

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Restricted Shares and RSUs. A restricted Share is a Share granted under the Amended Plan that is subject to certain transfer restrictions, forfeiture provisions and other terms and conditions specified in the Amended Plan and the applicable award agreement. An RSU is an award granted under the Amended Plan that is designated as such in the applicable award agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities or other property in accordance with the terms of the award agreement.
Restricted Shares and RSUs may be granted to any eligible individual selected by the Compensation and Human Resources Committee and will be made subject to such restrictions or vesting conditions as may be determined by the Compensation and Human Resources Committee. Restricted Shares, typically, will be forfeited for no consideration or repurchased by the Company at the original purchase price or such other amount as may be specified in the award agreement if the conditions or restrictions on vesting are not met. The Amended Plan provides that restricted Shares generally may not be sold or otherwise transferred until restrictions are removed or expire.
Except as provided in the applicable award agreement, recipients of restricted Shares will have rights of a shareholder (including voting rights) prior to the time when the restrictions lapse. Unlike restricted Shares, recipients of RSUs generally will not have any rights as a shareholder with respect to any Shares to be distributed under the Amended Plan until the participant or beneficiary, as applicable, has become the holder of such Shares.
Any dividends or dividend equivalents that may be payable with respect to the restricted Shares and RSUs will be accumulated in a manner determined by the Compensation and Human Resources Committee and will only be paid out to the extent that the restricted Shares or RSUs vest (without prejudice to the right of the Compensation and Human Resources Committee to determine that dividends or dividend equivalents may be provided for in respect of any period that may elapse between a restricted Share or RSU being earned (in whole or in part) and the delivery to the participant of the resulting Shares, cash, other securities, other awards or other property).
Bonus Shares. Bonus Shares are Shares that are awarded with or without cost (except for payment by the holder of such award in cash of the nominal value per Share, if required by applicable law) and without restrictions either in recognition of past performance, as an inducement to become a director, officer, employee or consultant of the Company or any of its affiliates or, with the consent of the award holder, as payment in lieu of any cash compensation otherwise payable to such holder.
Cash Incentive Awards and Other Equity-Based or Equity-Related Awards. The Compensation and Human Resources Committee may grant cash incentive awards and other equity-based or equity-related-based awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amount and subject to such terms and conditions as the Compensation and Human Resources Committee determines.
Change in Control
In the event that a change in control of the Company occurs and the surviving entity or successor corporation in such change in control does not assume or substitute outstanding awards (or any portion thereof) granted under the Amended Plan, then, unless the Compensation and Human Resources Committee determines otherwise, such awards will fully vest and become fully exercisable, as applicable, as of immediately prior to such change in control, with performance-based awards vesting at either target level, which may be pro-rated, or actual achievement, as determined by the Compensation and Human Resources Committee. In addition, the Compensation and Human Resources Committee may, in its sole discretion, upon or in anticipation of a change in control, terminate outstanding awards after giving the participant an opportunity to exercise the awards or terminate the awards for no consideration if the awards have no value (as determined by the Compensation and Human Resources Committee in its sole discretion).

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Under the Amended Plan, a change in control means the occurrence of any of the following events:
(1)a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (or person or group of persons deemed to be “acting in concert” for the purposes of the Irish Takeover Rules) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing fifty percent (50%) or more of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions will not constitute a change in control: (a) any such acquisition by the Company or any of its subsidiaries; (b) any such acquisition by an employee benefit plan maintained by the Company or any of its subsidiaries; (c) any acquisition that is excluded pursuant to the provisions described in clauses (i), (ii) or (iii) of paragraph (3) below; (d) any such acquisition which is made by a central securities depositary (or its nominee) or any other operator of a securities settlement system for the purpose of Shares becoming eligible for admission to a securities settlement system operated by that central securities depositary, or other operator; or (e) in respect of an award held by a particular participant, any such acquisition by such participant or any group including such participant (or any entity controlled by such participant or any group including such participant);
(2)the incumbent directors cease for any reason to constitute a majority of the Board in any twelve (12)-month period;
(3)the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries and whether or not effected pursuant to a compromise or arrangement sanctioned by the court under Chapter 1 of Part 9 of the Companies Act 2014 of Ireland, as amended from time to time, or any successor statute thereto (the “Companies Act”), an acquisition pursuant to Chapter 2 of Part 9 of the Companies Act or a conversion, merger or division pursuant to the European Union (Cross – Border Conversions, Mergers and Divisions) Regulations 2023) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction: (i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)), directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, (ii) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction, and (iii) after which at least a majority of the members of the board of directors (or analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(4)the approval by the shareholders of a plan or proposal for the winding up of the Company.
Notwithstanding the foregoing, if a change in control constitutes a payment event with respect to any award (or any portion of an award) that provides for the deferral of compensation that is subject to Section 409A of the Code (“Section 409A”), to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in paragraphs (1), (2), (3) or (4) above with respect to such award (or portion thereof) will only constitute a change in control for purposes of the payment timing of such award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

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The Board will have full and final authority, which will be exercised in its sole discretion, to determine conclusively whether a change in control has occurred pursuant to the above definition, the date of the occurrence of such change in control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a change in control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) will be consistent with such regulation.
Rights as a Shareholder
An award holder will generally not have any rights as a shareholder as to the Shares covered by an award until the holder becomes the record owner of such Shares. However, as described above, in connection with each grant of restricted Shares, except as provided in the applicable award agreement, the participant will be entitled to the rights of a shareholder (including the right to vote) in respect of such restricted Shares.
No Rights as Service Provider
The grant of an award under the Amended Plan will not give a participant the right to be retained as a director, officer, employee or consultant of the Company or any affiliate or the right to continued service on the Board. The Company or any of its affiliates may at any time dismiss a participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Amended Plan, unless otherwise expressly provided in the Amended Plan or in any award agreement. Unless otherwise provided in the applicable award agreement, participation in the Amended Plan will not form any part of the participant’s remuneration or count as the participant’s remuneration for any purpose and will not be pensionable.
Transferability of Awards
During the participant’s lifetime, each award granted under the Amended Plan (and any rights and obligations thereunder) will be exercisable only by the participant, or, if permissible under applicable law, by the participant’s legal guardian or representative. In addition, no award granted under the Amended Plan (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.
Certain Restrictions on Resale
If the participant is not considered the Company’s “affiliate,” as defined under the Securities Act, such participant may resell the Shares acquired under the Amended Plan without restriction. If the participant is considered the Company’s “affiliate,” which is likely if the participant is an officer, director or significant shareholder of the Company, the participant may resell such Shares in compliance with the requirements of Rule 144 under the Securities Act without registration; however, the participant will be subject to the volume limitation restrictions set forth in Rule 144 under the Securities Act.
If, however, the participant is aware of material inside information regarding the Company or any aspect of the Company’s business, the participant cannot lawfully sell Shares, whether purchased through the Amended Plan or otherwise, before the information has been disseminated by the Company to the public. Generally, “material inside information” is information that is both important to the Company (e.g., would likely impact the Company’s share price) and nonpublic (not yet disclosed through press releases, newspaper articles or otherwise to the public which buys and sells securities).
Grants of awards to, and purchases and sales of the Shares by, the Company’s directors and officers and beneficial owners of more than ten percent (10%) of the outstanding Shares (including Shares acquired under the Amended Plan or otherwise) may, under certain circumstances, subject such persons to reporting and/or liability under Section 16 of the Exchange Act.

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The Company strongly recommends that any participant who is a director, officer or beneficial owner of ten percent (10%) or more of any class of equity security of the Company or any affiliate of the Company, or who is a family member of any such person, consult with an attorney concerning Amended Plan awards and prior to transacting in any of the Shares or other securities.
Adjustments of Awards
In the event of any extraordinary dividend, extraordinary distribution, recapitalization, rights offering, share split, reverse share split, split-up or spin-off, the Amended Plan provides that the Compensation and Human Resources Committee will make equitable adjustments as the Compensation and Human Resources Committee determines appropriate, to reflect such change with respect to:
✓the number of Shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted under the Amended Plan, including the Share Limit and the ISO Limit; and
✓the terms of any outstanding awards so as to prevent the enlargement or diminishment of the benefits provided thereunder, including the number of Shares subject to the award, the exercise price, if any, and vesting terms (including performance goals).
In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event, the Amended Plan provides that the Compensation and Human Resources Committee may make any equitable adjustment described under the preceding paragraph and may also provide that (i) outstanding awards will be canceled in exchange for a cash payment (or no payment in the case of out-of-the-money options and SARs) and (ii) options and SARs will expire if not exercised prior to a specified date.
All awards are granted on the basis that any scheme of arrangement in respect of the Company to be sanctioned by a court under Chapter 1 of Part 9 of the Companies Act will be binding on participants without such participants having to approve such scheme in a meeting separate from that of the holders of Shares.
Data Privacy
By participating in the Amended Plan, each participant’s attention is drawn to the Company’s data privacy notice provided to them, which sets forth how the participant’s personal data will be used and shared by the Company and its subsidiaries. Such data privacy notice does not form part of the Amended Plan and may be updated from time to time (and the participant will be notified of any such updates). The Amended Plan provides that as a condition of receipt of any award, each participant explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the participant’s participation in the Amended Plan. The Amended Plan further provides that the Company and its subsidiaries may hold certain personal information (the “Data”) about a participant (including but not limited to, the participant’s name, home address, telephone number, date of birth, social security number or insurance number or other identification number, salary, nationality, job title, any Shares held in the Company or any of its subsidiaries and details of all awards) for the purpose of implementing, managing and administering the Amended Plan and the awards. The Company and its subsidiaries may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a participant’s participation in the Amended Plan, and the Company and its subsidiaries may each further transfer the Data to any third parties assisting the Company and its subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the participant’s country, or elsewhere, and the participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an award, each participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the participant’s participation in

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the Amended Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its subsidiaries or the participant may elect to deposit any Shares. The Data related to a participant will be held only as long as is necessary to implement, administer and manage the participant’s participation in the Amended Plan. A participant may, at any time, view the Data held by the Company with respect to such participant, request additional information about the storage and processing of the Data with respect to such participant, recommend any necessary corrections to the Data with respect to the participant or refuse or withdraw the consents in the Amended Plan in writing, in any case without cost, by contacting the participant’s local human resources representative. If the participant refuses or withdraws the participant’s consent, the Company may cancel the participant’s ability to participate in the Amended Plan and, in the Compensation and Human Resources Committee’s discretion, the participant may forfeit any outstanding awards. For more information on the consequences of refusal to consent or withdrawal of consent, the participant may contact the participant’s local human resources representative.
Tax Withholding
The Company or any of its affiliates may require the participant to pay and has the right to withhold the amount (in cash, Shares, other securities, other awards or other property) of any applicable withholding taxes with respect to any taxable event concerning the participant arising as a result of the Amended Plan or any award and to take such other action as may be necessary in the opinion of the Compensation and Human Resources Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A. Subject to the Compensation and Human Resources Committee’s prior approval, a participant may satisfy, in whole or in part, such withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the award, a number of Shares having a fair market value equal to such withholding liability; provided that, in the event Shares are so withheld in connection with the vesting of an award of restricted Shares, such withheld Shares will be deemed to have been surrendered to the Company for no consideration and will be immediately cancelled by the Company, and will not constitute treasury Shares.
Minimum Vesting
Subject to treatment otherwise permitted in connection with a change in control of the Company, no award granted under the Amended Plan (other than cash incentive awards and any other cash-based awards) will vest earlier than the first anniversary of the date on which the award was granted, provided that the Compensation and Human Resources Committee may grant awards representing up to a maximum of five percent (5%) of the Share Limit (subject to certain adjustments) that will not be subject to such minimum vesting requirement. Such minimum vesting requirement does not apply to: (i) awards granted to non-employee directors that will vest on the earlier of the one-year anniversary of the date of grant and the next annual general meeting of the Company’s shareholders, provided that such vesting will occur no sooner than fifty (50) weeks after the date of grant, (ii) awards that vest or become exercisable due to a participant’s death or disability, (iii) Substitute Awards, or (iv) awards settled in Shares in lieu of fully vested cash-based awards that were subject to the minimum vesting requirement.
Forfeiture and Clawback Provisions
Under the Amended Plan, all awards will be subject to the Company Executive Incentive Compensation Clawback Policy as adopted on September 7, 2023 (“Executive Compensation Policy”), the Company Malus and Clawback Policy as adopted in 2024 (“Company Clawback Policy”), as each may be amended from time to time, or any successor compensation recoupment policy, to the extent applicable. The Company Clawback Policy applies to awards granted under the 2024 Incentive Plan (as determined by the Compensation and Human Resources Committee) and may also apply to all other awards related to Shares in the Company, including phantom awards, cash bonus awards and other forms of variable compensation. The Company may require a participant to forfeit, return or reimburse the Company all or a portion of the award and any amounts paid thereunder (i) pursuant to the terms of the clawback policies, (ii) pursuant to the terms of any other malus or clawback policies the Company may adopt from time to time, or (iii) as necessary or appropriate to comply with applicable laws.

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Arbitration
Any dispute in relation to the Amended Plan may be referred to arbitration by the Company. If a participant resides in Ireland, such arbitration will be held in Dublin before a single arbitrator pursuant to the Arbitration Act 2010 of Ireland, as amended. If a participant resides in the U.S., such arbitration will be conducted in the state of the participant’s primary residence pursuant to the provisions of the American Arbitration Association and the U.S. Federal Arbitration Act, as modified by the Amended Plan, and such participant agrees to waive all rights to a jury trial and the right to pursue any class or representative claims to the maximum extent allowed by law and, to the extent a class or representative claim may not be waived, agrees to stay any such claims until all claims subject to arbitration are fully resolved. If a participant resides in any other jurisdiction, such arbitration will be conducted pursuant to the provisions of such arbitration rules as selected by the Compensation and Human Resources Committee and which are applicable in such jurisdiction. By accepting an award, a participant agrees to submit to such arbitration and such jurisdiction.
Amendment and Termination
The Amended Plan provides that, subject to applicable law, the Board may amend, modify, or terminate the Amended Plan at any time; except that no amendment or termination may, without the consent of the affected participant, materially and adversely affect any rights of such participant with respect to a previously granted award unless otherwise provided in the applicable award agreement.
Following shareholder approval of the Amended Plan, the Amended Plan will generally require the Company to obtain shareholder approval for any amendment that would (other than in connection with certain corporate events, as described above):
✓increase the Share Limit and ISO Limit under the Amended Plan;
✓expand the class of employees or other individuals eligible to participate in the Amended Plan;
✓extend the expiration date of the Amended Plan; and
✓allow for the repricing of options or SARs.
The Amended Plan provides that the Compensation and Human Resources Committee may waive any conditions or rights under, amend any terms or alter, suspend, discontinue, cancel or terminate any outstanding award, prospectively or retrospectively, except that, unless otherwise provided in the Amended Plan or applicable award agreement, any such action that would materially and adversely impair the rights of any participant or beneficiary will not be effective without the consent of the applicable participant or beneficiary.
Expiration Date
The Amended Plan will expire on, and no award will be granted pursuant to the Amended Plan after, the tenth anniversary of the date on which the Amended Plan is adopted by the Board; provided that the Amended Plan will remain in effect past such date solely for the purposes of administering previously granted awards that remain outstanding. Any award that will be outstanding on the expiration date of the Amended Plan will remain in force according to the terms of the Amended Plan and the applicable award agreement.

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Summary of Material U.S. Federal Income Tax Considerations
The following is a general summary under current law of the material U.S. federal income tax consequences to participants in the Amended Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant to participants in light of their personal investment circumstances. This summarized tax information is not tax advice, and each participant is advised to consult such participant’s tax advisor for details about such participant’s personal tax consequences in order to comply with any applicable federal, state, local or non-U.S. law that may arise from, or be related to, the benefits granted under the Amended Plan.
Section 409A of the Code
Certain types of awards under the Amended Plan, including RSUs and cash incentive awards, may constitute, or provide for, a deferral of compensation subject to Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional twenty percent (20%) penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the Amended Plan will be structured and interpreted in a manner that is intended to be exempt from, or comply with, Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. In the event the Compensation and Human Resources Committee determines that any award may be subject to Section 409A, the Compensation and Human Resources Committee may (but is not obligated to), without a holder’s consent, adopt amendments to the Amended Plan and applicable award agreements or adopt policies and procedures that the administrator determines are necessary or appropriate to avoid the imposition of taxes or penalties under Section 409A. The Company has no obligation under the Amended Plan or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any award and will have no liability to any holder or any other person if any award, compensation or other benefits under the Amended Plan are determined to constitute non-compliant “non-qualified deferred compensation” subject to the imposition of taxes, penalties or interest under Section 409A.
Non-Qualified Stock Options
There is no taxable income to the participant when the NQSO is granted, and the Company will not be entitled to a deduction at the time of grant. Generally, upon the exercise of an NQSO, the participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the option exercise price. The participant’s basis for the Shares for purposes of determining the participant’s gain or loss on subsequent disposition of such Shares generally will be the fair market value of the Shares on the date the option is exercised. Any subsequent gain or loss will be generally taxable as capital gain or loss.
Incentive Stock Options
There is no taxable income to the participant when an ISO is granted or when the ISO is exercised. However, the amount by which the fair market value of the Shares at the time of exercise exceeds the option exercise price will be an “item of adjustment” for the participant for purposes of the alternative minimum tax. Gain realized by the participant on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company at any time, unless the participant disposes of the Shares within (a) two years after the date of grant of the ISO or (b) one year after the date the Shares were transferred to the participant. If the Shares are sold or otherwise disposed of before the end of either the one-year or two-year period specified above (referred to as a “disqualifying disposition”), the difference between the option exercise price and the fair market value of the Shares on the date of the ISO’s exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the participant must recognize ordinary income. If a disqualifying disposition takes place in the year in which the ISO is exercised, the

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income the participant recognizes upon such disqualifying disposition will not be considered income for alternative minimum tax purposes. Otherwise, if a disqualifying disposition occurs, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the participant recognizes on such disqualifying disposition.
An ISO exercised more than three months after the participant terminates employment, other than by reason of death or disability, will be taxed as an NQSO, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.
Share Appreciation Rights
No taxable income is realized when a SAR is granted, but upon exercise of the SAR, the fair market value of the Shares (or the amount of cash) received, determined on the date of exercise of the SAR, must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction equal to the ordinary income realized by the participant at the time the SAR is exercised.
Restricted Shares
The participant generally will not have taxable income on the grant of restricted Shares, nor will the Company be entitled to a deduction at that time, unless the participant makes a valid election under Section 83(b) of the Code (“Section 83(b)”). However, when restrictions on restricted Shares lapse, such that the Shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the Shares on the date such restrictions lapse over the price paid, if any, for the restricted Shares. The Company will be entitled to a corresponding deduction equal to the ordinary income realized by the participant. Any subsequent gain or loss realized when a participant sells the Shares will be generally taxable as capital gain or loss.
If a participant elects to make a valid election under Section 83(b), to the extent permitted under the terms of the award agreement, the participant will recognize ordinary income on the date the restricted Shares are issued equal to the difference between the fair market value of the restricted Shares on the date of issuance (determined without regard to the risk of forfeiture or restrictions) over the price paid, if any, for the restricted Shares. When the restrictions on such restricted Shares lapse, such that the Shares are no longer subject to a substantial risk of forfeiture, a participant who made a proper Section 83(b) election will not recognize any additional taxable income on such date. Any subsequent gain or loss realized when a participant sells the Shares will be generally taxable as capital gain or loss. If the participant makes a proper Section 83(b) election and forfeits the restricted Shares, the participant will only be entitled to recognize a capital loss for the price paid, if any, for the restricted Shares, and will not be entitled to a deduction equal to the amount of taxable ordinary income recognized.
Restricted Share Units
The participant generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash, Shares or a combination of cash and Shares, the participant generally will recognize ordinary income equal to the fair market value of the Shares (or the amount of cash) received, and the Company will be entitled to a corresponding deduction. In addition, a participant is generally subject to withholding of Social Security and Medicare taxes on the fair market value of the underlying Shares at the time the participant’s rights with respect to an RSU become vested. RSUs may be subject to Section 409A, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon vesting (rather than at such time as the award is paid). Furthermore, an additional twenty percent (20%) penalty tax may be imposed under Section 409A, and certain interest penalties may apply, as described above.

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Bonus Shares
The participant generally will have taxable income on the grant of bonus Shares, and the Company will be entitled to a deduction at that time. The participant generally will recognize ordinary income in an amount equal to the difference between the fair market value of the bonus Shares on the date of the grant over the price paid, if any, for the bonus Shares. The Company will be entitled to a corresponding deduction equal to the ordinary income realized by the participant. Any subsequent gain or loss realized when a participant sells the bonus Shares will be generally taxable as capital gain or loss. Bonus shares may be subject to Section 409A, and the failure of any such award or corresponding bonus that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant prior to the receipt of the Shares. Furthermore, an additional twenty percent (20%) penalty tax may be imposed under Section 409A, and certain interest penalties may apply, as described above.
Cash Incentive Awards and Other Equity-Based or Equity-Related Awards
The participant generally will not realize taxable income at the time of the grant of a cash incentive award, and the Company will not be entitled to a deduction at that time. Participants generally will recognize ordinary income upon payment of a cash incentive award or upon the receipt of the Shares or cash underlying other equity-based awards, and the Company will have a deduction in the same amount. Cash incentive awards and other equity-based awards may be subject to Section 409A, and the failure of any such award that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon vesting (rather than at such time as the award is paid). Furthermore, an additional twenty percent (20%) penalty tax may be imposed under Section 409A, and certain interest penalties may apply, as described above.
Dividend Equivalents
The participant generally will not realize taxable income at the time the right to receive dividend equivalents on an award is granted, and the Company will not be entitled to a deduction at that time. When the dividend equivalent right is paid or vested, as applicable (which will be at the same time as the underlying award vests or is paid), the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
Other Tax Consequences
The Company recommends that participants consult their personal tax advisors with respect to the federal, state, local and non-U.S. tax aspects of participation in the Amended Plan.

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New Plan Benefits
Except with respect to the grants shown in the table below, the benefits that will be awarded or paid under the Amended Plan are not currently determinable. Any future awards granted under the Amended Plan will be made at the discretion of the Board, the Compensation and Human Resources Committee, a sub-committee thereof or a duly authorized committee of the Board.

Name and Position	Dollar Value ($)	Number of Units (#)

Peter Jackson Chief Executive Officer, Flutter	(1)	(1)
Rob Coldrake Chief Financial Officer	(1)	(1)
Amy Howe Chief Executive Officer, FanDuel	(1)	(1)
Pádraig Ó Ríordáin Former Chief Legal Officer, Flutter	(2)	(2)
Paul Edgecliffe-Johnson Former Chief Financial Officer and Executive Director, Flutter	(2)	(2)
Ian Brown Former Chief Executive Officer, Flutter UK&I	(2)	(2)
All Current Executive Officers as a Group	(1)	(1)
All Current Directors who are not Executive Officers as a Group	1,965,000 (3)	(4)
All Employees, including all Current Officers who are not Executive Officers, as a Group.	(1)	(1)
1.Awards granted under the Amended Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended Plan, and our Board and Compensation and Human Resources Committee have not granted any awards under the Amended Plan subject to shareholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2024 if the Amended Plan had been in effect, are not determinable.
2.Mr. Edgecliffe-Johnson’s employment ended with us on May 31, 2024, Mr. Brown’s employment ended with us on December 31, 2024 and Mr. Ó Ríordáin’s employment with us will end on April 30, 2025. Therefore, they are not eligible to receive any future awards under the Amended Plan.
3.Represents the dollar value of RSUs that will be granted pursuant to our current compensation program for non-employee directors on or soon after the date of the AGM calculated using current directors and their current committee assignments for full-year 2025 at the levels set forth in footnote 4 below.
4.Awards granted under the Amended Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended Plan. However, the current approved program for non-employee directors generally provides for an annual grant for non-employee directors of RSUs covering the number of Shares equal to $205,000 (with an additional grant equal to $120,000 for the Non-Executive Chair of the Board). We determine the number of RSUs granted by dividing the dollar value ascribed to the equity award by the 3-day average price of our Shares from the day before the grant date. On or soon after the date of the AGM, any such awards will be granted under the Amended Plan if this Proposal 4 is approved by our shareholders. For additional information regarding our compensation program for non-employee directors, see “Director Compensation” above.

Flutter Entertainment plc	52	2025 Proxy Statement

Proposal 5:
Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan
On April 9, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc 2025 Employee Share Purchase Plan (the “2025 ESPP”), in the form attached hereto as Annex C, the effectiveness of which is subject to the approval of the shareholders at the AGM. In assessing the appropriate terms of the 2025 ESPP, our Compensation and Human Resources Committee considered, among other items, our compensation philosophy and practices, feedback from our shareholders, and input from Pearl Meyer, the Compensation and Human Resources Committee’s independent compensation consultant.
Approval of Proposal 5 requires that a simple majority of votes cast in person or by proxy at the AGM must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
VOTE

The Board recommends that you vote "FOR"
the approval of the 2025 ESPP
The text of the resolution in respect of Proposal 5 is as follows:
‘‘That, approval be and is hereby given to the adoption by the Company of the Flutter Entertainment plc 2025 Employee Share Purchase Plan (the “2025 ESPP”), which has been made available to shareholders prior to the meeting and that, the directors be and are hereby authorized to take all such actions as may be necessary to ensure the adoption and operation of the 2025 ESPP and that, the directors be and are hereby authorized to establish additional sub-plans to the 2025 ESPP to operate the plan in any overseas jurisdictions to take account of local tax, exchange control or securities laws provided that any Shares made available under such sub-plans are treated as counting against any limits in the 2025 ESPP.”
Summary of the 2025 ESPP
The following general description sets forth the material features of the 2025 ESPP and is qualified in its entirety by reference to the provisions of the 2025 ESPP, which is set forth in Annex C.
The equity-based awards granted under the 2025 ESPP relate to Shares. The 2025 ESPP consists of two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Section 423 Component”) so that awards granted to U.S. taxpayers are treated as tax-qualified awards under the Code, and a component that is not intended to qualify (the “Non-Section 423 Component”). Participation in the 2025 ESPP may be offered to Group employees in jurisdictions outside of the U.S. through the use of one or more sub-plans to the 2025 ESPP adopted by the Board (or a duly authorized committee thereof) under the Non-Section 423 Component, which may have terms and conditions that differ from the Section 423 Component, including as a result of any necessary modifications due to local law considerations. Any Shares made available under such sub-plans are treated as counting against the limit under the 2025 ESPP. Except as otherwise

Flutter Entertainment plc	53	2025 Proxy Statement

provided or determined by the administrator, the Non-Section 423 Component will be operated and administered in the same manner as the Section 423 Component. Shareholder approval of the 2025 ESPP would entitle employees who participate in the 2025 ESPP to receive potentially favorable tax treatment provided by the Code.
Key Features of the 2025 ESPP
✓Fixed maximum share limit
✓No “evergreen” provision
✓Share limit for the 2025 ESPP and Amended Sharesave Scheme combined represents less than ten percent (10%) of our outstanding Shares
Section 423 (Tax-Qualified) Component
✓Purchase price is equal to at least eighty-five percent (85%) of fair market value
✓Offering periods are 27 months or less
Non-Section 423 (Non-Qualified) Component
✓Broad-based participation
✓Limits on employee contributions
✓Company matching contributions of up to twenty-five percent (25%) of an employee’s contribution
✓No discount on the stock price on the date of purchase if there is a Company matching contribution
Purpose and Eligibility
The purpose of the 2025 ESPP is to help employees of the Company and its designated subsidiaries and affiliates acquire a share ownership interest in the Company and support their future security. It also encourages retention, while aligning employee incentives with those of the Company and its shareholders.
Any full or part time employee who is providing services to the Company or a designated subsidiary or affiliate, will be eligible to participate, unless such employee is specifically excluded by the Compensation and Human Resources Committee from participation. As of April 10, 2025, the Company has approximately 27,650 employees who will be eligible to participate in the 2025 ESPP (but any of such employees who participate in the 2025 ESPP will not participate in the Amended Sharesave Scheme). The administrator may exclude, unless prohibited by applicable law, an employee: (i) who is customarily scheduled to work twenty (20) hours or less per week; (ii) whose customary employment is not more than five (5) months in a calendar year; (iii) who has been employed for less than two (2) years; (iv) who is not employed by the Company or a designated subsidiary or affiliate prior to the applicable enrollment date; (v) who is a “highly compensated employee” (within the meaning of Section 414(q) of the Code), or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (vi) any employee who is a citizen or resident of a jurisdiction outside of the United States, if the grant of the option is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the jurisdiction would cause the Section 423 Component or any offering or option granted thereunder to violate the requirements of Section 423 of the Code.
Notwithstanding the foregoing, any employee who, after the granting of the option, would possess five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or any subsidiary will not be eligible to participate in the 2025 ESPP thereafter. In addition, no employee will be granted an option under the Section 423 Component, which permits the employee to purchase Shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of our Shares (determined at the time such option is granted) for each calendar year

Flutter Entertainment plc	54	2025 Proxy Statement

in which such option is outstanding at any time. With respect to the Non-Section 423 Component, the administrator may limit further eligibility within a designated company or affiliate.
Administration
The 2025 ESPP will be administered by the Board or a duly authorized committee thereof.
Share Reserve
The maximum aggregate number of Shares that may be issued pursuant to the 2025 ESPP will be equal to 3,000,000 Shares, subject to any proportionate adjustments to reflect a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Shares made available for sale under the 2025 ESPP may be authorized but unissued Shares, treasury Shares or reacquired Shares reserved for issuance under the 2025 ESPP. If any right granted under the 2025 ESPP shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the 2025 ESPP. The total number of Shares that may be issued pursuant to our 2025 ESPP and our Amended Sharesave Scheme combined is less than ten percent (10%) of our outstanding Shares.
Contributions and Purchases
The 2025 ESPP will permit eligible participants to purchase Shares through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of at least one percent (1%) but no more than fifteen percent (15%) of their eligible compensation (or such other contribution amounts as determined by the administrator in advance of an offering period), which includes, unless otherwise determined by the administrator, a participant’s wages, base salary, overtime and annual bonus, but excludes commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, or any other bonus, incentive or special payments or perquisites. The 2025 ESPP will have one or more offering periods and one or more purchase periods within such offering periods that are determined by the administrator. The duration and timing of offering periods and purchase periods may be established or changed by the administrator at any time, in its sole discretion, but no offering period may be longer than twenty-seven (27) months.
Amounts contributed and accumulated by the participant during any offering period will be used to purchase Shares at the end of each purchase period. The purchase price of the Shares will be eighty-five percent (85%) of the lower of the fair market value of a Share on the grant date and the fair market value of a Share on the exercise date, or such other price designated by the administrator. As of April 10, 2025, the closing market price of a Share as reported on the NYSE was $229.65 per Share. Unless otherwise determined by the administrator prior to the start of an offering period, no more than 2,000 Shares can be purchased by any participant during each offering period.
Company Match
For purposes of the Non-Section 423 Component only, the administrator may determine that on an exercise date the Company will grant an eligible employee a number of Shares with a fair market value equal to a percentage of the aggregate option price paid to exercise the participant’s right to purchase Shares. The matching percentage for each purchase period will be determined by the administrator at least thirty (30) days prior to the enrollment date of the first offering period governed by an offering and will in no event exceed twenty-five percent (25%). In the event that any participant is eligible to receive a Company match, such participant shall not be eligible to receive any discount with respect to the purchase price of Shares (and vice versa). For the avoidance of doubt, no option granted under the 2025 ESPP shall provide for the possibility of both a discounted purchase price and a Company match.
Withdrawal and Termination of Participation
A participant may withdraw from the 2025 ESPP voluntarily at any time by filing a notice of withdrawal prior to the exercise date.

Flutter Entertainment plc	55	2025 Proxy Statement

Restrictions on Transfers
A participant may not transfer rights granted under the 2025 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2025 ESPP.
Adjustments
In the event of certain changes in our capitalization, the number of Shares that have been authorized for issuance under the 2025 ESPP, as well as the price per Share and the number of Shares covered by each option granted under the 2025 ESPP that has not yet been exercised, will be proportionately adjusted by the administrator for any increase or decrease in the number of issues Shares resulting from the change in capitalization.
Dissolution or Liquidation
In the event of our proposed liquidation or dissolution, any offering period then in progress will be shorted by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless provided otherwise by the administrator. The administrator will notify participants of the new exercise date in writing or electronically at least ten (10) business days prior to the new exercise date, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.
Certain Transactions
In the event of a merger, consolidation, or similar transaction, the 2025 ESPP requires an acquiring or successor corporation to assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Effective Date
The 2025 ESPP was adopted by the Board on April 9, 2025. If approved, the 2025 ESPP will take effect on the date of shareholder approval.
Amendment and Termination
The Board may, in its sole discretion, amend, suspend, or terminate the 2025 ESPP at any time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any amendment to the 2025 ESPP in such a manner and to such degree as required by Section 423 of the Code or such other law, regulation, or rule.
Summary of Material U.S. Federal Income Tax Considerations
Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2025 ESPP under the Section 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state, or non-U.S. country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.

Flutter Entertainment plc	56	2025 Proxy Statement

The rights of participants to make purchases under the 2025 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of Shares purchased under the 2025 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such Shares prior to disposing of them.
If the Shares are sold or disposed of more than two (2) years from the first day of the offering period during which the Shares were purchased and more than one (1) year from the date of purchase, or if the participant dies while holding the Shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the Shares at the time such sale or disposition over the purchase price of such Shares or (ii) an amount equal to fifteen percent (15%) of the fair market value of the Shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the Shares are held for at least the holding periods described above, but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our Shares, or the sale of such Shares by a participant, where such participant holds such Shares for at least the holding periods described above.
Any sale or other disposition of Shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the Shares on the date the Shares are purchased over the purchase price, and the Company will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the Shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
Any compensation income that a participant receives upon the sale of Shares that such participant purchased under the Section 423 Component will not be subject to withholding for income, Medicare, or social security taxes.
Non-Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2025 ESPP under the Non-Section 423 Component. Rights granted under the Non-Section 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under the provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the Shares at the time of purchase, less the purchase price. To the extent that a participant receives matching Shares, such participant will generally have compensation income upon the issuance of such matching Shares. When a participant sells Shares purchased or otherwise received (e.g., matching Shares) under the Non-Section 423 Component, such participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of Shares at the time of purchase or receipt, as applicable. Any capital gain or loss will be short-term or long-term, depending on how long the Shares have been held.
Any compensation income that a participant receives upon the sale of Shares that such participant purchased or otherwise received under the Non-Section 423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.
New Plan Benefits
Participation in the 2025 ESPP is voluntary, and each eligible employee will make his or her own decision whether and to what extent, to participate in the 2025 ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the 2025 ESPP.

Flutter Entertainment plc	57	2025 Proxy Statement

Proposal 6:
Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)
On April 9, 2025, upon the recommendation of the Compensation and Human Resources Committee, the Board adopted the Flutter Entertainment plc Sharesave Scheme (as amended and restated) (the “Amended Sharesave Scheme”), in the form attached hereto as Annex D, the effectiveness of which is subject to the approval of the shareholders at the AGM and of the Revenue Commissioners of Ireland. We are asking shareholders to approve the Amended Sharesave Scheme, which remains substantively the same as the current terms of the Flutter Entertainment plc Sharesave Scheme (which was last approved by the shareholders on December 21, 2015), except for the following changes: (i) reduction in the maximum discount represented by the option exercise price against the market value of Shares from twenty-five percent (25%) to twenty percent (20%), and (ii) replacement of the U.K.-style dilution limit with a fixed number of 3,000,000 Shares being available under the plan (including any sub-plans).
VOTE

The Board recommends that you vote "FOR" the approval of the Amended Sharesave Scheme.
Approval of Proposal 6 requires that a simple majority of votes cast in person or by proxy at the AGM must be cast “FOR” the resolution. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 6 is as follows:
“That, approval be and is hereby given to the adoption by the Company of the Flutter Entertainment plc Sharesave Scheme (as amended and restated) (the "Amended Sharesave Scheme"), which has been made available to shareholders prior to the meeting and that, the directors be and are hereby authorized to take all such actions as may be necessary to ensure the adoption and operation of the Amended Sharesave Scheme and to secure its approval by the Revenue Commissioners in Ireland (including by the making of amendments to its terms where those amendments are required by the Revenue Commissioners), and that, the directors be and are hereby authorized to establish additional sub-plans to the Amended Sharesave Scheme to operate the scheme in any overseas jurisdictions to take account of local tax, exchange control or securities laws provided that any Shares made available under such sub-plans are treated as counting against any limits in the Amended Sharesave Scheme, and provided further that no sub-plan shall allow for a level of discount at which the option exercise price may be set against the market value of the Shares in excess of twenty percent (20%) or allow for any matching element where there is such discount.’’

Flutter Entertainment plc	58	2025 Proxy Statement

Summary of the Amended Sharesave Scheme
The following description sets forth the material terms of the Amended Sharesave Scheme, which is incorporated herein by reference.
General Information
The purpose of the Amended Sharesave Scheme is to provide an opportunity for eligible employees of the Company and its subsidiaries to participate in the growth of the Company’s business and align employees’ incentives with those of the Company. The current Flutter Entertainment plc Sharesave Scheme (the “2015 Sharesave Scheme”) was first adopted by a written resolution of the members of the Company on November 21, 2000, with the most recent shareholder approval on December 21, 2015.
The amendments to the 2015 Sharesave Scheme include a decrease in the permitted level of discount at which participants are able to purchase Shares, from twenty-five percent (25%) to twenty percent (20%), in order to align with the U.S. best practice. In addition, to align with the planned approach to the number of Shares to be granted under other Flutter incentive plans, the Amended Sharesave Scheme has removed the U.K.-style limit on the number of Shares which may be issued under the plan, which was previously five percent (5%) of the total issued share capital of the Company (when aggregated with all Shares granted under the Company’s all-employee plans in the previous ten (10) years). Instead of setting out a percentage limit in the Amended Sharesave Scheme, shareholder approval is being sought for a total of 3,000,000 Shares to be available under the Amended Sharesave Scheme (including its sub-plans for overseas participants).
The equity-based awards granted under the Amended Sharesave Scheme relate to Shares. The structure of the Amended Sharesave Scheme is designed to comply with the requirements of legislation and of the Revenue Commissioners in Ireland relating to “approved” all-employee save as you earn schemes. As such, the adoption and operation of the Amended Sharesave Scheme is subject to the approval of the Revenue Commissioners in Ireland. In respect of its operation outside of Ireland, the Compensation and Human Resources Committee has adopted for certain jurisdictions local sub-plans to take account of local restrictions, taxation requirements, exchange control, security laws, etc. or to take advantage of taxation laws specific to the provision of share-based incentive schemes.
The Amended Sharesave Scheme is not subject to ERISA. The Amended Sharesave Scheme is intended to comply with and be operated within the requirements of the relevant Irish tax rules so that the options are treated as tax-qualified options under those rules. The Amended Sharesave Scheme may also be extended to group employees in other jurisdictions, through one or more sub-plans reflecting modifications to take account of any local law considerations. The Compensation and Human Resources Committee may create such sub-plans, provided that any Shares made available under such sub-plans are treated as counting against the limit under the Amended Sharesave Scheme and that no sub-plan shall allow for a level of discount at which the option exercise price may be set against the market value of the Shares in excess of twenty percent (20%) or allow for any matching element where there is such discount.
The following general description sets forth the material features of the Amended Sharesave Scheme as it applies in Ireland and is qualified in its entirety by reference to the provisions of the Amended Sharesave Scheme, which is set forth in Annex D.
Key Features of the Amended Sharesave Scheme
✓Broad-based participation
✓Fixed maximum share limit
✓Share limit for the 2025 ESPP and Amended Sharesave Scheme combined represents less than ten percent (10%) of our outstanding Shares

Flutter Entertainment plc	59	2025 Proxy Statement

✓No “evergreen” provision
✓Limits on employee contribution
✓Maximum twenty percent (20%) discount (with no additional Company matching contribution)
Administration
The Amended Sharesave Scheme is administered by the Compensation and Human Resources Committee as a duly authorized committee of the Board. The Compensation and Human Resources Committee is authorized to determine who will receive awards under the Amended Sharesave Scheme from all eligible participants under the Amended Sharesave Scheme. Eligible participants under the Amended Sharesave Scheme are employees and full-time directors of Flutter and its participating subsidiaries. Such eligible participants must be employed (i) at the date on which invitations are issued and remain so until the date on which options are granted (a period of time which shall not exceed twelve (12) months), or (ii) for some other period as determined by the Directors (which period shall not exceed twelve (12) months). An eligible participant in Ireland must be chargeable to tax in respect of his or her office or employment in accordance with the particular requirements of applicable Irish PAYE tax law. As of April 10, 2025, there were approximately 27,650 employees and nine directors eligible to participate in the Amended Sharesave Scheme (but any of such employees who participate in the Amended Sharesave Scheme will not participate in the 2025 ESPP). The Compensation and Human Resources Committee determines the form of application and contract for participation in the Amended Sharesave Scheme and may determine the minimum and maximum contributions that may be made by the Participants, subject to limits imposed by applicable law.
The Compensation and Human Resources Committee is authorized to interpret and construe any provision of the Amended Sharesave Scheme, amend (subject to the approval of the Revenue Commissioners in Ireland) the Amended Sharesave Scheme as set forth below, and to make any other determinations that it deems necessary or desirable for the administration of the Amended Sharesave Scheme. The determinations made by the Compensation and Human Resources Committee are conclusive and binding.
The Compensation and Human Resources Committee may create sub-plans for eligible participants located in jurisdictions outside of Ireland to take account of local restrictions, taxation requirements, exchange control, security laws etc. or to take advantage of taxation laws specific to the provision of share-based incentive schemes in any jurisdiction.
Eligibility
The Amended Sharesave Scheme permits grants of options (“Options”) to all eligible employees (as defined above) of the Company or of any of its subsidiaries participating in the Amended Sharesave Scheme.
Invitation and Application
Where the Board determines to operate the Amended Sharesave Scheme in a given year, it must invite all eligible employees and full-time directors of an employer participating in the Scheme to apply to participate in the Amended Sharesave Scheme during the period that ends forty-two (42) days following the date on which the Company announces the results of the preceding financial year or half year or other period. During such period, Participants must apply to participate via submission of an application in a form provided by the Company specifying the amount (subject to a minimum and maximum limit) the Participant wishes to have deducted from their wages and saved on a monthly basis. Participants will have a formal savings contract with a third party financial institution for the savings period and the Company grants an Option over a number of Shares linked to the aggregate value of the savings commitment. At the end of the savings period, Participants can exercise their Option to acquire Shares and must pay for this out of the proceeds of their savings contract.

Flutter Entertainment plc	60	2025 Proxy Statement

Shares Subject to the Amended Sharesave Scheme
Under the Amended Sharesave Scheme, the aggregate maximum number of Shares that may be acquired pursuant to Options granted under the Amended Sharesave Scheme (including its sub-plans) on or after June 5, 2025 will be 3,000,000 Shares. If an Option lapses without having been exercised, the Shares, subject to that lapsed option will not be treated as delivered and will not reduce the share limit. The total number of Shares that may be issued pursuant to our 2025 ESPP and our Amended Sharesave Scheme combined is less than ten percent (10%) of our outstanding Shares.
In general, if more Participants apply to participate in the Amended Sharesave Scheme than there are Shares available (either as determined by the Board or subject to the amended share pool available for the Amended Sharesave Scheme as set out above), the amount of each Participant’s wages that may be deducted will be reduced proportionately across the participating employee population until the minimum contribution amount is reached. Thereafter, the Compensation and Human Resources Committee shall select applications by lot. This process is known as “scaling down.”
Options
Participants are not required to make any payment to Flutter at grant with respect to an Option granted under the Amended Sharesave Scheme. Participants are granted an Option over a number of Shares linked to the aggregate value of the savings commitment. The exercise price of Options issued under the Amended Sharesave Scheme may not be less than the higher of: (i) eighty percent (80%) of the (x) average of three (3) or five (5) consecutive trading days’ closing stock price or (y) the closing price of a Share on the applicable stock exchange on the trading day immediately preceding the date that invitations to participate in a savings period is extended or such other valuation methodology as is approved by the Revenue Commissioners in Ireland (i.e., maximum twenty percent (20%) discount); and (ii) the nominal value of a Share. Currently, the minimum amount that may be deducted from a Participant’s wages in any month is €12 and the maximum amount is €500 or the local equivalent thereof. Options are issued to Participants within thirty (30) days of the date by which such Option’s exercise price was determined (or forty-two (42) days in the event of any scaling down). The Company may offer savings contracts for either a three-year or five-year savings period.
In general, a Participant must exercise the Options within the six (6)-month period following the end of the applicable savings period. Options may be exercised in whole or in part.
Payment of the exercise price must be made from the proceeds of the savings contract.
The Amended Sharesave Scheme does not provide for any Company matching contributions.
Forfeiture and Special Vesting
In general, Options lapse and are forfeited if not exercised within six (6) months following the applicable savings period. The Options will also lapse if the Participant notifies the Company that they intend to stop making monthly contributions toward the Amended Sharesave Scheme covering the Options. Options generally may not be exercised and shall lapse if the Participant is no longer an employee of the Company or its subsidiaries.
Options may be exercisable in connection with: (i) the Option holder’s death; (ii) termination of the Option holder’s employment by reason of injury, disability, redundancy or retirement upon reaching a specified age (which shall be sixty-five (65) years of age or any other age a person is bound to retire after sixty (60) in accordance with Irish legislation); and (iii) upon an Option holder reaching the specified age, if they continue to work for Flutter.
Where an Option holder dies, the Option holder’s personal representatives may exercise the Option until the first anniversary of the Option holder’s death or, where the death occurred during the normal exercise window following maturity, the first anniversary of the maturity date of the savings contract.

Flutter Entertainment plc	61	2025 Proxy Statement

In certain situations, Options may vest and become immediately exercisable in connection with specific events, including the corporate events as described below in the section entitled Change in Control and Corporate Events.
An Option will also lapse upon the Option holder being adjudicated bankrupt and in certain other circumstances set out in the rules of the Amended Sharesave Scheme and/or the relevant savings contract.
Change in Control and Corporate Events
If any person obtains Control (as defined in the relevant Irish legislation) of the Company via an offer for Shares, the Board must notify Participants as soon as reasonably practicable. In the same notification, the Board may request that any Participant exercise any unexercised Options within six (6) months of the change in Control or have such Options lapse. In the alternative, a Participant may, by agreement with an acquiring company, be granted an equivalent instrument in the acquiring or successor company.
If (i) there is a compromise or arrangement in accordance with Chapter 1 of Part 9 of the Irish Companies Act of 2014 or (ii) the Company is wound up by resolution, a Participant may exercise any unexercised Option within six (6) months of the date of such compromise or resolution.
In certain corporate event scenarios, Options granted under the Amended Sharesave Scheme may be exchanged for new Options over shares in the acquiring company or another company, provided the new Options meet certain requirements intended to ensure that they are equivalent to the old Options.
Adjustments
In the event of any change in the outstanding Shares due to any capitalization issue, rights issue, sub-division, consolidation or any reduction or other reorganization of the capital of the Company, the number of Shares composed in any Option, and/or the Option exercise price therefor may be adjusted by the Board in such manner as it may in its absolute discretion, with the prior written approval of the Irish Revenue Commissioners, determine to be appropriate.
Amendment and Termination
The Compensation and Human Resources Committee may, subject to the approval of the Irish Revenue Commissioners, amend the Amended Sharesave Scheme, in its discretion, if such amendments are minor and to benefit the administration of the Amended Sharesave Scheme or are necessary or desirable to account for remuneration guidelines, legislation or regulatory changes. However, the Compensation and Human Resources Committee may not amend the Amended Sharesave Scheme without the consent of the Company’s shareholders at a general meeting of the Company if such amendment relates to (i) the eligible class of Participants, or (ii) an adjustment to the limit of Shares available under the Amended Sharesave Scheme.
In addition, the Compensation and Human Resources Committee may not amend the Amended Sharesave Scheme without the consent of Participants holding a majority of the awards outstanding under the Amended Sharesave Scheme if such amendment would adversely affect the rights of any Participant.
The Board, or Flutter shareholders through an ordinary resolution at a general meeting, may terminate the Amended Sharesave Scheme. The Board may also suspend the Amended Sharesave Scheme at any time. Neither termination nor suspension will affect any subsisting rights under the Amended Sharesave Scheme.
Transferability
No Option granted under the Amended Sharesave Scheme will be transferable or assignable by a Participant other than in the event of the Participant’s death, and any Options shall lapse immediately if the Participant transfers, assigns, mortgages, charges or otherwise disposes of such Option.

Flutter Entertainment plc	62	2025 Proxy Statement

Shares acquired following exercise
All Shares issued under the Amended Sharesave Scheme will rank alongside Shares then in issue on the date of receipt of the Option holder’s exercise notice in all respects. However, the Option holder will not be entitled to any rights attaching to the Shares with reference to a record date prior to the date of exercise.
Where the Shares are listed on a stock exchange, the Board will procure that any Shares newly issued in connection with the Amended Sharesave Scheme will be admitted to listing as soon as practicable.
Summary of Material U.S. Federal Income Tax Considerations
The following is a general summary under current law of the material U.S. federal income tax consequences to participants in the Amended Sharesave Scheme. This summary deals with the general tax principles that apply and is provided only for general information. Options under the Amended Sharesave Scheme are generally not granted to Participants that are subject to U.S. federal income tax. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary does not discuss all aspects of income taxation that may be relevant to participants in light of their personal investment circumstances. This summarized tax information is not tax advice, and each participant is advised to consult such participant’s tax advisor for details about such participant’s personal tax consequences in order to comply with any applicable federal, state, local or non-U.S. law that may arise from, or be related to, the benefits granted under the Amended Sharesave Scheme.
Section 409A of the Code. Awards under the Amended Sharesave Scheme may constitute, or provide for, a deferral of compensation subject to Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional twenty percent (20%) penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Sharesave Scheme and awards granted under the Amended Sharesave Scheme will be structured and interpreted in a manner that is intended to be exempt from, or comply with, Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. In the event the Compensation and Human Resources Committee determines that any award may be subject to Section 409A, the Compensation and Human Resources Committee may (but is not obligated to), without a holder’s consent, adopt amendments to the Amended Sharesave Scheme and applicable award agreements or adopt policies and procedures that the Compensation and Human Resources Committee determines are necessary or appropriate to avoid the imposition of taxes or penalties under Section 409A. The Company has no obligation under the Amended Sharesave Scheme or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any award and will have no liability to any holder or any other person if any award, compensation or other benefits under the Amended Sharesave Scheme are determined to constitute non-compliant “non-qualified deferred compensation” subject to the imposition of taxes, penalties or interest under Section 409A.
Options. Options granted under the Amended Sharesave Scheme are NQSOs for U.S. federal income tax purposes. In general, there is no taxable income to the Participant when an NQSO is granted, and the Company will not be entitled to a deduction at the time of grant. Generally, upon the exercise of an NQSO, the participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the Shares on the date of exercise and the NQSO’s exercise price. The participant’s basis for the Shares for purposes of determining the participant’s gain or loss on subsequent disposition of such Shares generally will be the fair market value of the Shares on the date the Option is exercised. Any subsequent gain or loss will be generally taxable as capital gain or loss.
Other Tax Consequences. The Amended Sharesave Scheme is not qualified under Section 401(a) of the Code.

Flutter Entertainment plc	63	2025 Proxy Statement

The Company recommends that participants consult their personal tax advisors with respect to the federal, state, local and non-U.S. tax aspects of participation in the Amended Sharesave Scheme.
Irish Tax Consequences
The Amended Sharesave Scheme is designed to enable the recipients of Options to receive favorable tax treatment under the tax laws of Ireland. Flutter does not intend for employees or directors who are or become U.S. taxpayers to receive Options under the Amended Sharesave Scheme. The following paragraphs provide a brief summary, for information purposes only, of the Irish tax benefits for the Option holder and Flutter respectively.
For an Option holder subject to income tax exclusively in Ireland, the principal Irish tax benefits of the Amended Sharesave Scheme are that:
✓any interest received under the savings contract is tax-free;
✓no income tax, universal social charge or employee pay related social insurance arises on the grant of the Options; and
✓normally, no income tax arises upon the exercise of the Option , but there is a charge to universal social charge and employee pay related social insurance on any gain realized.
The employing company may be able to claim an Irish corporation tax deduction for an amount equal to the gain on exercise that would have been taxable on the Option holder (had the Option not been tax-qualified) from the profits on which corporation tax is payable. This relief is given for the accounting year in which the Option holder acquires the Shares.
New Plan Benefits
Participation in the Amended Sharesave Scheme is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the Amended Sharesave Scheme. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended Sharesave Scheme.
Summary of Amendments
The 2015 Sharesave Scheme currently includes a discount limit of twenty-five percent (25%) , which is the maximum permitted under Irish law. To align with the U.S. best practice guidance, the discount limit in the Amended Sharesave Scheme will be reduced to twenty percent (20%).
The 2015 Sharesave Scheme also limits the number of Shares which may be acquired pursuant to Options granted under the Scheme to five percent (5%) of the total issued share capital of the Company (when aggregated with all Shares granted under the Company’s all-employee plans in the previous ten (10) years). To align with the planned approach to the number of Shares to be granted under other Flutter incentive plans, the current U.K.-style scheme limit will be removed from the rules. Instead, the Board is requesting a share pool of 3,000,000 Shares be allocated to the Amended Sharesave Scheme and its sub-plans.
The Board believes that both of these amendments are necessary to align with industry best practice guidance on incentive plans and to update Flutter’s incentive plans following the relocation of Flutter’s primary listing to the NYSE.

Flutter Entertainment plc	64	2025 Proxy Statement

Proposal 7:
(a) Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) Authority to Set Compensation
Our Audit Committee has selected KPMG as our independent registered public accounting firm and auditors to perform the audit of our consolidated financial statements and our Irish statutory financial statements for 2025. Representatives of KPMG are expected to be present at our AGM, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.
Under Proposal 7(a), the appointment of KPMG as our independent registered public accounting firm and auditors for the year ending December 31, 2025, is being submitted to our shareholders for ratification, on a non-binding basis, at the AGM. Additionally, authority is sought under Proposal 7(b), on a binding basis, to authorize the Board to set the compensation of KPMG for the year ending December 31, 2025.
The approval by shareholders of the appointment of KPMG is required neither by law nor by our Articles of Association or otherwise. The Board is nevertheless submitting the appointment of KPMG to our shareholders to ascertain their views. If our shareholders do not ratify the appointment, the selection of another independent registered public accounting firm and auditor may be considered by the Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm and auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Under Irish law, the Board requires an annual authority from shareholders in order to set the compensation of the Company’s auditors. Proposal 7(b) is being submitted on a binding basis in order to comply with this requirement.
VOTE

The Board recommends that you vote "FOR," as separate resolutions (a) the Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) the Authority to set Compensation.

Flutter Entertainment plc	65	2025 Proxy Statement

Vote Required
Approval of Proposal 7(a) and 7(b), each of which is an ordinary resolution under Irish company law, requires a simple majority of votes cast in person or by proxy at the AGM to be cast “FOR” the resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 7 is as follows:
“That by separate resolutions:
(a)in a non-binding vote, the ratification of the appointment of KPMG as the independent registered public accounting firm and auditor of Flutter Entertainment plc for the year ending December 31, 2025, be and is hereby approved; and
(b)in a binding vote, the Board of Directors be and is hereby authorized to fix the compensation of KPMG for the year ending December 31, 2025.”
Audit Fees
The following table sets forth aggregate fees billed to us by KPMG for 2023 and 2024 (in millions):

	Fiscal Year Ended December 31,
	2024 ($ in millions)	2023 ($ in millions)

Audit Fees (1)	16.9	21.2
Audit-Related Fees (2)	0.5	0.4
Tax Fees	—	—
All Other Fees(2)	—	0.1
Total	17.4	21.7
1.Includes the aggregate fees billed in each of the last two (2) fiscal years for professional services rendered for the audit of the Company’s annual financial statements and the reviews of financial statements. The fees are for services that are normally provided in connection with statutory or regulatory filings such as the Company’s SEC filings.
2.Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” This includes agreed-upon procedures, reports, and other attestation services.

Pre-Approval Policies and Procedures
Our Audit Committee does not permit the engagement of our auditors for audit and non-audit services without pre-approval by the Audit Committee. The Audit Committee has in place a policy for the provision of Audit and Non-Audit Services which sets out the approach to the provision of audit and non-audit services by the statutory auditor and ensures that all relevant services are pre-approved by the Audit Committee, are regularly reported by management, and do not impair the independence of the external independent auditor. The engagement of KPMG for permitted non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that KPMG provides or where there is another compelling rationale for using KPMG. All audit and non-audit services for which KPMG was engaged during 2024 were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

Flutter Entertainment plc	66	2025 Proxy Statement

Report of the Audit Committee
The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter, which can be found on our website, www.flutter.com, under the ‘‘About Us/Corporate Governance/Board Committees’’ section.
The Audit Committee has:
•selected the independent registered public accounting firm to audit our books and records;
•reviewed and discussed our audited financial statements for 2024 with management and with KPMG, our independent registered public accounting firm and auditor, and has held, as appropriate, executive sessions with KPMG without the presence of management;
•discussed with our independent registered public accounting firm the matters required by the applicable standards of the Public Company Accounting Oversight Board (‘‘PCAOB’’) and the SEC; and
•received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:
•our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports; and
•the independent registered public accounting firm, which is responsible for auditing our financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, our financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States of America.
Based on these reviews and discussions and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.
Submitted by our Audit Committee:
Holly Keller Koeppel (Chair)
Nancy Cruickshank
Carolan Lennon
Christine M. McCarthy
The information in this report is not ‘‘soliciting material,’’ is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

Flutter Entertainment plc	67	2025 Proxy Statement

Proposal 8:
Renewal of the Annual Authority of the Board to Issue Shares
Under Irish law, subject to certain exceptions, directors of an Irish public limited company must have authority from its shareholders to issue any equity securities, including Shares which are part of the Company’s authorized but unissued share capital. Our current authorization, approved by shareholders at our 2024 Annual General Meeting, will expire at the earlier to occur of the conclusion of our 2025 AGM or close of business on August 1, 2025. Proposal 8 seeks to renew the Board’s authority to issue equity securities up to an amount which represents approximately twenty percent (20%) of our issued share capital as at April 10, 2025, which is in line with equivalent authorities sought by most other Irish-incorporated, U.S. listed companies. If this proposal is not passed, we will have limited ability to issue new Shares.
VOTE

The Board recommends that you vote "FOR" the proposal to renew the annual authority of the Board to issue Shares.
We understand it is customary practice for Irish companies listed in the U.S. to seek shareholder authority to issue Shares up to an aggregate nominal value of twenty percent (20%) of the Company’s issued share capital and for such authority to be renewed each year. Therefore, in accordance with customary practice in Ireland and the rules and standards applicable to companies listed in the U.S., we are seeking approval to issue up to a maximum of twenty percent (20%) of our issued ordinary share capital for a period expiring on the earlier of our AGM in 2026 or September 5, 2026, unless otherwise renewed, varied or revoked. We expect to propose renewal of this authorization at subsequent Annual General Meetings.
Granting the Board such an authority is a routine matter for Irish-incorporated public limited companies and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue Shares, including, if applicable, for the purposes of funding acquisitions and raising capital and in connection with our equity compensation plans (where required). We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of Shares. Instead, approval of this Proposal will only grant the Board the authority to issue Shares that are already authorized under our Articles upon the terms below.
In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue Shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.
The general authority, if approved by our shareholders, will become effective from the date of passing of the resolution.

Flutter Entertainment plc	68	2025 Proxy Statement

Vote Required
Approval of Proposal 8, which is an ordinary resolution under Irish company law, requires a simple majority of votes cast in person or by proxy at the AGM be cast “FOR” the resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 8 is as follows:
“That, with effect from the passing of this resolution, the directors be and are hereby generally and unconditionally authorized to exercise all powers of the Company to allot and issue relevant securities (within the meaning of Section 1021 of the Companies Act 2014) up to an aggregate nominal value of €3,181,320.63 (35,348,007 shares) being equivalent to approximately twenty percent (20%) of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting) and the authority conferred by this resolution shall expire on the earlier of the date of the Company’s Annual General Meeting in 2026 or September 5, 2026, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Flutter Entertainment plc	69	2025 Proxy Statement

Proposal 9:
Renewal of the Annual Authority of the Board to Issue Shares for Cash without first Offering Shares to Existing Shareholders
Under Irish law, unless otherwise authorized and subject to certain exceptions, when an Irish public limited company issues equity securities for cash to new shareholders it is required first to offer those equity securities on the same or more favorable terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as the statutory pre-emption right).
Our current authorization, approved by shareholders at our 2024 Annual General Meeting, will expire at the earlier to occur of the conclusion of our 2025 AGM or close of business on August 1, 2025. Proposal 9 seeks to renew the disapplication of statutory pre-emption rights for up to approximately twenty percent (20%) of our issued share capital as at April 10, 2025, which is in line with equivalent authorities sought by most other Irish-incorporated, U.S. listed companies.
It is customary practice for Irish-incorporated, U.S. listed companies to seek shareholder authority to opt-out of the statutory pre-emption rights provision in the event of (1) the issuance of Shares for cash in connection with any rights issue; and (2) the issuance of Shares for cash, if the issuance is limited to up to twenty percent (20%) of a company’s issued ordinary share capital. In order to preserve the Board’s capacity to implement acquisitions and capital raising activities, we are seeking the full customary twenty percent (20%) authority. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring on the earlier of our AGM in 2026 or September 5, 2026, unless otherwise varied, renewed or revoked. We expect to continue to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.
VOTE

The Board recommends that you vote "FOR" the proposal to renew the annual authority of the Board to issue Shares for cash without first offering Shares to existing shareholders.

Flutter Entertainment plc	70	2025 Proxy Statement

Granting the Board this authority is a routine matter for Irish-incorporated public limited companies and is consistent with Irish market practice. Similar to the authorization sought under Proposal 8, this authority is fundamental to our business and enables us to issue Shares under our equity compensation plans (where required) and, if applicable, will facilitate our ability to fund acquisitions or to refinance the funding of acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of Shares. Instead, approval of Proposal 9 will only grant the Board the authority to issue equity securities, including Shares, in the manner already permitted under our Articles upon the terms outlined below. Without this authorization, in each case where we issue Shares for cash, we would first have to offer those Shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business and undermine the operation of our compensation plans. Renewal of the directors’ existing authorization to opt out of the statutory pre-emption rights as described above is consistent with the NYSE rules and listing standards and with U.S. capital markets practice and governance standards for Irish-incorporated companies listed in the U.S.
Furthermore, while this authorization is required as a matter of Irish law, it is not required for other non-Irish incorporated companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE listed companies.
The general authority, if approved by our shareholders, will become effective from the date of passing of the resolution.
Vote Required
Approval of Proposal 9, which is a special resolution under Irish company law, requires that at least seventy-five percent (75%) of the votes cast in person or by proxy at the AGM must be cast “FOR” the resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of this proposal is as follows:
“That, with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (within the meaning of Section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal 8 of the notice of this meeting as if sub-section (1) of section 1022 of the Companies Act 2014 did not apply to any such allotment, provided that this authority may only be used for the allotment of equity securities:
(a) up to an aggregate nominal value of €3,181,320.63 (35,348,007 shares) (being equivalent to approximately twenty percent (20%) of the aggregate nominal value of the issued share capital of the Company as at the last practicable date prior to the issue of the notice of this meeting); and/or
(b) by way of a rights issue or other pre-emptive issue to the holders of ordinary shares in accordance with Article 8(d)(i) of the Articles of Association of the Company on the basis that the reference to a rights issue in Article 8(d)(i) shall include rights issues and other pre-emptive issues.
This authority shall expire at the close of business on the earlier of the date of the Annual General Meeting in 2026 or September 5, 2026, unless previously renewed, varied or revoked save that the Company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the directors may allot equity securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.”

Flutter Entertainment plc	71	2025 Proxy Statement

Proposal 10:
Renewal of the Annual Authority of the Board to make Market Purchases of the Company’s Shares
We have an ongoing commitment to returning cash to shareholders and managing the share capital of the Company. The Board believes that the Company should retain the ability to repurchase its own Shares so that this can be used in the best interests of shareholders generally.
Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases or overseas market purchases of the Company’s Shares without shareholder approval. Our current authorization, approved by shareholders at our 2024 Annual General Meeting, will expire at the earlier to occur of the conclusion of our 2025 AGM or close of business on August 1, 2025. Proposal 10 seeks to renew our existing authority for the Company, or any of its subsidiaries, to make market purchases and overseas market purchases of up to ten percent (10%) of the Company’s issued share capital as at April 10, 2025. If approved, the authority conferred by Proposal 10 would expire on the earlier of our AGM in 2026 or September 5, 2026, unless otherwise varied, renewed or revoked.
VOTE

The Board recommends that you vote "FOR" the proposal to renew the annual authority of the Board to make market purchases of the Company’s Shares.
Any purchases of Shares made pursuant to this authorization would take place at price levels which the directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position.
In order for the Company or any of its subsidiaries to make overseas market purchases of the Company’s Shares, such Shares must be purchased on a market recognized for the purposes of the Companies Act 2014. Each of the NYSE and the LSE, on which our Shares are listed, are specified as recognized stock exchanges for this purpose by Irish law.
The Company currently also has the flexibility to acquire its own Shares by way of redemption pursuant to Article 4 of our Articles. Whether or not Proposal 10 is passed, the Company will retain its ability to effect acquisition of its own Shares as redemptions pursuant to its Articles, although subsidiaries of the Company will not be able to make market purchases or overseas market purchases of the Company’s Shares unless Proposal 10 is adopted.
We intend to continue to seek shareholder authority to acquire our own Shares by way of market purchase or overseas market purchase to provide for additional flexibility and to enable subsidiaries of the Company to make market purchases of the Company’s Shares. The general authority, if approved by our shareholders, will become effective from the date of passing of the resolution.

Flutter Entertainment plc	72	2025 Proxy Statement

Vote Required
Approval of Proposal 10, which is an ordinary resolution under our Articles, requires a simple majority of votes cast in person or by proxy at the AGM be cast “FOR” the resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 10 is as follows:
“That, the Company and/or any subsidiary (as defined by section 7 of the Companies Act 2014) of the Company be generally and unconditionally authorized to purchase ordinary shares of the Company on any securities market (within the meaning of Section 1072 of the Companies Act 2014) on such terms and conditions and in such manner as the directors or, as the case may be, the directors of such subsidiary, may from time to time determine but subject to the following conditions:
(a)the maximum aggregate number of ordinary shares authorized to be purchased by the Company and/or any subsidiary of the Company is 17,674,003 (representing approximately ten percent (10%) of the issued share capital of the Company (excluding treasury shares) as at the last practicable date prior to the issue of the notice of this meeting);
(b)the minimum price (excluding expenses) which may be paid for any ordinary share shall be an amount equal to the nominal value thereof;
(c)the maximum price (excluding expenses) which may be paid for any ordinary share shall be:
(i)for any ordinary share purchased on a trading venue in the United States of America, the higher of (A) an amount equal to one hundred five percent (105%) of the average closing price of the Company’s ordinary shares on the trading venue where the purchase is carried out for the five (5) trading days prior to the date of purchase; and (B) the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share as quoted or reported in the consolidated system at the time the purchase is effected;
(ii)for any ordinary share purchased on the London Stock Exchange, the higher of (A) an amount equal to one hundred five percent (105%) of the average closing prices of the Company’s ordinary shares on the London Stock Exchange Daily Official List (determined on the basis of the information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five (5) trading days prior to the date of purchase; and (B) the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share on the trading venue where the purchase is carried out; and
(iii)for any ordinary share purchased on any trading venue other than a trading venue in the United States of America or the London Stock Exchange, the higher of (A) an amount equal to one hundred five percent (105%) of the average closing prices of the Company’s ordinary shares on the trading venue on which the purchase occurs (determined on the basis of the information published by the relevant authority in relation to dealings on such trading venue or its equivalent) for the five (5) trading days prior to the date of purchase; and (B) the higher of the price of the last independent trade of an ordinary share and the highest current independent bid for an ordinary share on the trading venue where the purchase is carried out.
The authority hereby conferred by this resolution will be effective from the date of passing of this resolution and will expire at the earlier of the close of the AGM of the Company held in 2026 or the close of business on September 5, 2026, unless previously renewed, varied or revoked. The Company or any subsidiary may, before the expiry of this authority, make an offer or agreement to purchase shares under this authority which would or might be wholly executed after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

Flutter Entertainment plc	73	2025 Proxy Statement

Proposal 11:
Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-issue of Treasury Shares Off Market
The Company’s ongoing Share Buyback Program and other share buyback activities may result in Shares being acquired and held by the Company as treasury shares. We may re-issue treasury shares that we acquire through our various share buyback activities (or otherwise), including in connection with our executive compensation programs.
Under Irish law, our shareholders must authorize the price range at which we may re-issue any Shares held in treasury (including by way of re-allotment off-market). In Proposal 11, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen (18) months unless renewed; accordingly, we expect to propose the renewal of this authorization at subsequent Annual General Meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which any Share held in treasury may be re-issued are ninety-five percent (95%) and one hundred twenty percent (120%), respectively, of the closing market price of the Shares on the NYSE or the LSE for the five (5) trading days prior to the date of re-issue, except as described below with respect to obligations under employee share schemes. Any re-issue of treasury shares will be at price levels that the Board considers in the best interests of the Company.
VOTE

The Board recommends that you vote "FOR" the proposal to renew the annual authority of the Board to determine the price range for the re-issue of treasury shares off market.

Flutter Entertainment plc	74	2025 Proxy Statement

Vote Required
Approval of Proposal 11, which is a special resolution under Irish company law, requires that at least seventy-five percent (75%) of the votes cast must be cast “FOR” the resolution. Abstentions are not considered votes cast and will not impact the outcome of the vote on this Proposal.
The text of the resolution in respect of Proposal 11 is as follows:
“That, for the purposes of section 1078 of the Companies Act 2014, the re-issue price range at which any treasury shares (as defined by the said section 1078) for the time being held by the Company may be re-issued off market shall be as follows:
(i)the maximum price at which a treasury share may be re-issued off market shall be an amount equal to one hundred twenty percent (120%) of the “appropriate price”; and
(ii)the minimum price at which a treasury share may be re-issued off market shall be the nominal value of the share where such share is required to satisfy an obligation under an employees’ share scheme (as defined in the Companies Act 2014) operated by the Company or any of its subsidiaries (as defined by section 7 of the Companies Act 2014) or, in all other cases, an amount equal to ninety-five percent (95%) of the appropriate price.
For the purposes of this resolution, the expression “appropriate price” shall mean, in the case of (i) above, the higher of the average price determined by (A) and (B) below, and in the case of (ii) above, the lower of the average share price determined by (A) and (B) below:
(A)the average closing prices per ordinary share of the Company on the New York Stock Exchange for the five (5) trading days prior to the date of re-issue; and
(B)the average closing prices per ordinary share of the Company on the London Stock Exchange Daily Official List (determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the London Stock Exchange or its equivalent) for the five (5) trading days prior to the date of re-issue.
The authority hereby conferred by this resolution will be effective from the date of passing of this resolution and will expire at the earlier of the close of the AGM of the Company held in 2026 or the close of business on September 5, 2026, unless previously renewed or varied, in accordance with the provisions of section 109 and 1078 of the Companies Act 2014.”

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Executive Officers
Set forth below are biographical summaries of our Executive Officers as of April 24, 2025, other than Mr. Jackson, our CEO and Executive Director, whose biographical summary is set forth above in ‘‘Proposal 1 — Election and Re-Election of Directors.’’

Rob Coldrake Age: 46
Rob Coldrake was appointed as our Chief Financial Officer in May 2024. Prior to this, Rob was CFO of the International Division for four years, overseeing a portfolio of brands including Pokerstars, Adjarabet and Betfair International. He was also instrumental in delivering the global growth and acquisition strategy successfully overseeing the acquisitions and subsequent integrations of Junglee, Sisal and Maxbet. Prior to joining Flutter, Mr. Coldrake was Chief Financial Officer for the Markets and Airlines of TUI Group, a multinational leisure, travel, and tourism company, having previously held a number of senior finance positions including Finance Director of the UK&I and Nordic businesses in his 14 year tenure at TUI. Mr. Coldrake started his career at PricewaterhouseCoopers where he worked for seven years, primarily in audit, but also gaining some significant transaction experience. He is a qualified Chartered Accountant. Mr. Coldrake holds a bachelor's degree in print journalism from the University of Westminster.

Amy Howe Age: 53
Amy Howe has served as the chief executive officer of our United States division since July 2021, where she leads the FanDuel business in North America. Prior to her appointment as Chief Executive Officer, Ms. Howe was President of FanDuel from February 2021 to July 2021 with responsibility for leading the Company’s core commercial functions across its Sportsbook, Casino, Racing and Daily Fantasy businesses. Before that, she was at Live Nation Ticketmaster from 2015 to 2021, where her most recent role was President and Chief Operating Officer for Ticketmaster and, prior to that, a partner at McKinsey & Company. Ms. Howe holds a bachelor of science degree from Cornell University and earned a master’s degree in business administration from the Wharton School at the University of Pennsylvania.

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Dan Taylor Age: 45
Dan Taylor is the chief executive officer of our international division, a role he has held since July 2020, and is responsible for all our 5 international regions (UKI, SEA, APAC, CEE and Brazil) including all international brands (Adjarabet, Betfair, Junglee, Maxbet, Paddy Power, PokerStars, Sisal, SkyBet, Sportsbet and tombola) which operate across more than 25 regulated markets. Prior to this, Mr. Taylor was the Chief Executive Officer of Paddy Power Betfair from 2018 to 2020 with similar responsibilities for Adjarabet, Betfair and Paddy Power online and retail businesses. Prior to these roles he was Managing Director, UK & Ireland and Managing Director Retail from 2015 to 2018. Before Flutter, Mr. Taylor was the Managing Director of Teletext Holidays, Director of Strategy and Commercial Development of DMG Media and an Associate Partner at OC&C Strategy Consultants. Dan is also a non-executive director at Dunelm plc. Mr. Taylor holds an MA in economics from Cambridge University.

Phil Bishop Age: 57
Phil Bishop is our chief operating officer, a role he has had since March 1, 2024. This follows his successful tenure as Flutter’s Chief People Officer from July 2022 to February 2024 where he was responsible for developing Flutter’s global people agenda. He started his career at BMW group where he held various HR and Engineering roles across a 14-year period, then moved on to hold senior management HR and business roles in HBOS plc, Barclays, Energis plc, Lloyds Banking Group and was a founder of the Ilkley Group. Mr. Bishop was Chair of the Board at Ravenscliffe High School for 4 years, and has also been Chair of the Finance and of the People Sub-Committees. Mr. Bishop holds a bachelor's and master's degree from Cambridge University.

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Don H. Liu Age: 63
Don H. Liu was appointed as chief legal officer of Flutter effective April 21, 2025. Previously, Mr. Liu was the Executive Vice President, Chief Legal & Compliance Officer and Corporate Secretary of Target Corporation (“Target”), a large retail organization, from October 2023 until August 2024. Before that he served as the Executive Vice President, Chief Legal & Risk Officer and Corporate Secretary of Target from August 2016 to October 2023. Prior to joining Target, Mr. Liu served in diverse leadership roles working across multiple business sectors and functional areas at Xerox as Executive Vice President, General Counsel and Corporate Secretary; Toll Brothers as Senior Vice President, General Counsel and Chief Compliance Officer; IKON Office Solutions as Corporate Compliance Officer and Chair of IKON Diversity Council; and Aetna U.S. Healthcare as Deputy Chief Legal Officer. Prior to becoming in-house counsel, he served as an associate at two New York City law firms specializing in securities and mergers and acquisitions. In addition, Mr. Liu has served as a director of Invesco Mortgage Capital Inc. since 2022. Mr. Liu received his B.A. degree from Haverford College and earned his J.D. from Columbia University School of Law.

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Compensation Discussion and Analysis
A Message to Our Shareholders

“Changing our primary listing to the NYSE marks an exciting milestone in Flutter’s journey as a truly global business. By embracing U.S. governance and executive compensation standards, we are unlocking new opportunities to attract world-class talent, drive outstanding performance, and deliver substantial long-term value to our shareholders.”
Alfred F. Hurley, Jr.
Chair of the Compensation and Human Resources Committee

Dear Shareholders,
On behalf of the Board, thank you for your continued investment and trust. As stewards of your capital, we are committed to ensuring that our executive compensation program supports the execution of Flutter’s strategy, reflects the evolving needs of the business and rewards leadership for continuing to deliver exceptional results. Since Peter Jackson became CEO in January 2018, Flutter has transformed its portfolio of market-leading, world-class online sports and iGaming brands. Under his leadership our stock price has more than doubled and our market capitalization has more than quadrupled. Given Mr. Jackson and his executive team’s outstanding track record, we are confident that Flutter is well poised to seize the many exciting opportunities ahead for our Company.
A Strategic Transition Aligned with Opportunity
2024 marked a pivotal moment for Flutter, as we transitioned our primary listing to the NYSE. This milestone—which was overwhelmingly approved by shareholders at our 2024 AGM—reflects the dynamic evolution of our business and better positions us to capture the significant future growth opportunities in the U.S. and globally. Additionally, we relocated our operational headquarters to the U.S., further aligning our presence with our strategic priorities.
Beginning in 2025, we simplified our organizational design into a U.S. division and a division encompassing our businesses across the rest of the world. We believe that this strategic reorganization supports our trajectory as a global organization anchored in the U.S. and better positions us to grow our existing businesses, unlock new opportunities worldwide and create long-term value for our shareholders. In 2024 we also strengthened our Board structure and governance framework, such as codifying our Committee’s oversight of people strategies, risks and key metrics.
Transforming Executive Compensation for Long-Term Success
In preparation for this next stage of growth in our businesses, and as part of its oversight responsibilities, the Compensation and Human Resources Committee dedicated a large portion of 2024 to conducting and completing a comprehensive review of our executive compensation structure. Working closely with our outside advisors, we analyzed market best practices among companies similar to Flutter in size and business focus. In addition, we incorporated extensive shareholder feedback into our design decisions, resulting in a fully restructured executive compensation program that aligns with U.S. market standards and reflects the reality of the highly-competitive talent markets throughout the world.

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With this new shareholder-supported program, we are confident that we will be able to continue to attract, retain and motivate top executives essential to delivering exceptional results in growth, profitability, and relative stock price performance, thereby creating significant value for our shareholders. Specifically, we have established a new peer group, set ambitious performance targets, and significantly increased the portion of compensation tied to long-term performance-based metrics, putting a substantial percentage of compensation at-risk. To reflect Flutter's intense focus on responsible gambling, we continue to have Safer Gambling as a key metric for annual incentive compensation.
Engaging with Our Shareholders and Being Responsive
We take pride in maintaining open communication with our shareholders. Over the past year, we engaged on executive compensation matters with shareholders representing sixty-six percent (66%) of our Shares outstanding and had direct dialogue with shareholders representing fifty-eight percent (58%). Through these conversations, we received strong support for our transition to the U.S., as well as enhancing our executive compensation program and practices to better align with the U.S. market and peers. Investors also reinforced their appreciation of Flutter’s overarching commitment to Safer Gambling, which is at the heart of our business and underpinned by the Play Well pillar in our Positive Impact Plan. Our executive compensation program embodies our dedication to sustainability leadership, driving innovation to achieve meaningful positive impact and transforming public perceptions.
The following Compensation Discussion and Analysis ("CD&A") reflects the outcomes of these ongoing dialogues and our commitment to transparency and responsiveness. We continue to strive to maintain a robust and transparent executive compensation program that aligns with our values, motivates exceptional performance, and delivers long-term value for our shareholders around the world. Thank you for your continued support, trust, and partnership.
Sincerely,
The Compensation and Human Resources Committee
Alfred F. Hurley, Jr (Chair)
John A. Bryant
Atif Rafiq
Nancy Dubuc
April 24, 2025

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Introduction
The purpose of this Compensation Discussion & Analysis ("CD&A") section is to explain the guiding principles, policies, and practices upon which our executive compensation program is based, and the 2024 compensation decisions made by the Compensation and Human Resources Committee (the “Committee”) and how this has impacted the compensation paid to our named executive officers (“NEOs”).
Summary of Compensation and Human Resources Committee Actions and Highlights in 2024

Key Actions in 2024	Details

Completed transition to primary listing on the NYSE in May
•Relocated our operational headquarters to the U.S., and have aligned our Board, governance, and compensation framework with U.S. market practice
•Appointed new executives to help Flutter grow as a U.S. public company, including Rob Coldrake as our new Chief Financial Officer (“CFO”)

Conducted robust shareholder outreach campaign
•Reached out to our shareholders representing more than sixty-six percent (66%) of our Shares outstanding
•We had direct dialogue with shareholders representing fifty-eight percent (58%) of our Shares outstanding. The Chair of the Board and the Chair of the Committee led these engagements with shareholders representing forty-seven percent (47%) of Shares outstanding

Conducted a comprehensive review of our executive compensation structure in the context of U.S. market practices
•Focused on retaining and motivating our leadership team as a U.S. company and aligning with shareholder interests and market best practices
•Established a new peer group, set new targets, and significantly increased the proportion of compensation to be long-term and at-risk
•Approved the final terms of the new Flutter Omnibus Plan

Changed the structure of our Chief Executive Officer’s (“CEO”) compensation package
•Reduced base salary by 13.5%
•Significantly increased long-term and at-risk compensation in alignment with U.S. market practices
•Introduced Performance Share Units (“PSUs”) based on a mix of absolute and relative measures, including top-line growth, profit, and relative Total Shareholder Return ("TSR")

2024 Named Executive Officers
Our NEOs consist of our Principal Executive Officer, Principal Financial Officers, and the three other most highly compensated Executive Officers. The NEOs for fiscal 2024 were:

Name	Position

Peter Jackson	Group Chief Executive Officer and Executive Director – Flutter
Rob Coldrake	Group Chief Financial Officer – Flutter (from May 31, 2024)
Amy Howe	Chief Executive Officer – FanDuel
Pádraig Ó Ríordáin	Former Chief Legal Officer – Flutter (through April 21, 2025)
Ian Brown	Former Chief Executive Officer - Flutter UK&I (through December 31, 2024)
Paul Edgecliffe-Johnson	Former Chief Financial Officer and Executive Director - Flutter (through May 31, 2024)

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Executive Transitions in 2024
The Board is focused on securing candidates with the capability and caliber to lead Flutter as it continues to grow and transform. The Nominating and Governance Committee advises on succession planning for the Board and the Executive Committee, taking into consideration the leadership capabilities and potential of candidates. As the Company completed its transition to the U.S., we prioritized identifying leaders that will help drive growth across the Group.
Chief Financial Officer
On May 31, 2024, Flutter announced the appointment of Rob Coldrake as Group Chief Financial Officer, effective May 31, 2024, succeeding Paul Edgecliffe-Johnson. Mr. Coldrake has been part of the Group since 2020, previously serving as the CFO of Flutter International and playing an instrumental role in delivering our global growth and acquisition strategy through his successful oversight of the addition of brands including Junglee Games, Sisal, and MaxBet to the Group. Mr. Coldrake’s expertise and deep understanding of the gaming and entertainment industry continues to be invaluable in his role as Group CFO, as the Company navigates the complexities of the U.S. transition and drives innovation within the rapidly evolving digital landscape.
A description of the CFO compensation arrangement approved for Mr. Coldrake can be found on page 99.
Details of Mr. Edgecliffe-Johnson's compensation arrangements on his departure from the Company can be found on page 102 .
CEO - UKI
As part of an internal organizational restructuring in January 2025, Mr. Brown’s employment with the Group ceased as of December 31, 2024. Details of Mr. Brown’s compensation arrangements on his departure from the Company can be found on page 101.
Business Highlights

Fiscal Year 2024 Financial Highlights

$14.05 Billion Revenue, an increase of 19% YoY	$162 Million Net income	$0.24 Earnings per share (diluted)
	$2,357 Million(1) Adjusted EBITDA	$7.27(1) Adjusted earnings per share

$1,602 Million Net cash provided by operating activities $941 Million(1) Free cash flow

1.See Annex A for definitions and reconciliations of these non-GAAP measures to their most directly comparable GAAP measure.

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Shareholder Outreach
The Board recognizes the importance of maintaining clear and open communication with shareholders about our executive compensation program and other key matters affecting the Company. Through ongoing engagement throughout the year, we listen to investor feedback and thoughtfully consider it when determining actions to be taken by the Board. We also consider feedback from our investors through voting at our Annual General Meeting.
Following the completion of our transition to the U.S., and ahead of our first Say-on-Pay vote under U.S. securities law, we undertook a multi-phased shareholder outreach program to understand our investors’ perspectives as we began to align our compensation program to U.S. market practices. Our Chair of the Board and Chair of the Committee led these discussions during summer 2024, to receive comprehensive feedback on the Committee's proposed changes to the CEO’s compensation package, which was a key part of the process in designing a new executive compensation program. In winter 2024, we continued our outreach efforts by engaging with our top investors to solicit additional feedback on a wider range of topics, including, but not limited to, executive compensation.

May 2024 2024 Annual General Meeting	Jun. – Jul. 2024 Summer Compensation Consultation	Dec. 2024 - Jan. 2025 Fall/Winter Engagement	Mar. – Apr. 2025 Spring Engagement	Jun. 2025 2025 Annual General Meeting

Over the course of the year, we contacted shareholders representing more than sixty-six percent (66%) of our outstanding Shares and engaged with shareholders holding fifty-eight (58%) of our outstanding Shares. Directors, including our Board Chair and the Chair of the Committee, led these engagements with shareholders representing forty-seven percent (47%) of Shares outstanding.

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What We Heard and What We Did
Our shareholders expressed positive feedback on the proposed CEO compensation changes and their input was an important factor in the Committee’s decision-making process and in giving their approval to the finalized arrangements. The key topics discussed with shareholders during these conversations focused on the go-forward CEO compensation structure, total compensation levels, as well as the performance conditions and targets for a new PSU award. Below is a summary of common discussion themes, feedback, and the actions we have taken in response.

Shareholder Discussion Themes

•Expressed support for the proposed updates to our CEO’s compensation package to align with U.S. compensation practices and retain Mr. Jackson as our CEO
•Emphasized importance of rigorous performance goals for the PSUs
•Receptive to the inclusion of financial metrics for our long-term equity-based incentives to complement relative TSR
•Emphasized the importance of a comparable and relevant index benchmark, with a preference for a U.S. based peer group for the TSR performance measure
•Highlighted the potential for cash flow as a performance measure for annual incentive compensation
•Noted the importance of retaining Safer Gambling as a performance measure in our incentives program
•Indicated desire to better understand the impact of M&A, tax, and regulatory changes on executive compensation
•Asked about changes to non-CEO NEO pay structure
•Requested clear and comprehensive executive compensation disclosures in the proxy statement

Our Actions

•Changed our CEO compensation structure to place a significant emphasis on long-term, at-risk compensation aligning more closely with U.S. market practices (see “Changes to CEO Compensation Structure” on page 86 for more detail)

•Introduced PSU targets for 2024 as part of realignment to U.S. compensation model with performance measures based on top-line growth and profit in addition to relative TSR
•Changed the peer group used for our relative TSR performance for the Consolidated LTIP from the FTSE 100 to the S&P 500
•Included cash flow as a performance measure for 2025 annual incentive compensation
•Maintained Safer Gambling as a key performance measure for annual incentive compensation to align with the Company’s sustainable growth strategy
•Expanded executive compensation disclosures in this Proxy Statement
Say on Pay
The 2025 Annual General Meeting will be our first for Say-on-Pay voting under U.S. securities laws. Historically, past shareholder votes on executive compensation matters have been extremely strong with support for our last 2023 Annual Report on Remuneration being in excess of 97%. The shareholder vote on the Annual Report on Remuneration in the U.K. is considered a close equivalent to the Say-on-Pay vote in the U.S.

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Compensation Guiding Principles
Our executive compensation program is designed to drive the long-term success of the Company and to promote creation of shareholder value, by attracting, retaining, and incentivizing a high-caliber executive team. The Committee ensures transparency, simplicity, and clarity when designing the executive compensation program, focusing on the following:

■Pay-for-Performance ■Shareholder Alignment	■Competitive Compensation ■Balance of Fixed and Variable Pay

Our Compensation Governance Practices
Our executive compensation program includes the following practices which we believe demonstrate our commitment to strong corporate governance:

What We Do

•Align pay outcomes to performance and long-term shareholder value creation

•Balance rewards with a mix of fixed and variable pay with a significant portion of compensation linked to performance and delivered over the long-term

•Ongoing outreach and engagement with our shareholders on executive compensation matters

•Maintain robust clawback provisions for all NEOs in the event of a restatement or detrimental conduct that covers all cash and performance and time-based equity awards

•Include Safer Gambling as an important element within our annual incentive

•Maintain and utilize a relevant peer group and market data, as reference for compensation matters

•Regular periodic reviews of our compensation program to ensure alignment with market best practice

•Maintain robust NEO stock ownership guidelines

•Conduct periodic pay risk assessments

•The Committee engages its own independent compensation advisor

What We Don't Do

•No hedging, pledging and short sales of Flutter shares

•No evergreen provisions in long-term incentive plans

•No guaranteed or uncapped bonuses or incentive awards, except as provided in a legacy agreement with respect to a one-time promotional long-term incentive award

•No tax gross ups on change in control scenarios

•No “single-trigger” provisions in a change in control scenario

•No payments of dividend equivalents on equity awards until vesting of awards

•No defined benefit pension plans or inclusion of incentives in pensions

•No excessive benefits or perquisites provided to NEOs

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Overview of Our Executive Compensation Program
Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable shareholder value creation.
Elements of Compensation

Element	Purpose	Delivery

Base Salary
Customary fixed cash salary element designed to attract and retain executives.
Reviewed annually by the Committee taking into account changes in experience, nature and responsibilities of the position, competitive considerations, market data and the recommendation of the CEO (except in the case of the CEO).
Paid fully in cash (fixed)
Annual Incentive Compensation
Incentivize and reward NEOs for achievement on pre-defined annual financial, operational, and strategic performance objectives that contribute to shareholder value creation.
Includes Safer Gambling targets, ensuring strategic focus on this key aspect for both Flutter and the industry.
Paid fully in cash (variable)
Long-Term Equity Based Incentives
Provide incentives to our NEOs to execute on the Group’s long-term strategy while providing strong alignment with shareholder interests and to directly reward long-term gains in shareholder value and underlying financial performance, as well as support the Company’s talent retention objectives.
Delivered as performance and time-based equity (variable)
Changes to CEO Compensation Structure
In 2024, the Compensation and Human Resources Committee focused extensively on designing an executive compensation program that prioritized performance-based elements, aligned with shareholders’ experience, and incorporated shareholder feedback received from investor engagements. To this end, and considering the Company’s next phase of growth, the Committee determined it was critical to create a program that reflects the norms of the U.S. market, a primary source of our growth. The Committee, advised by its independent compensation consultants, conducted a comprehensive market analysis of best practices among other companies of similar size and business focus and developed an appropriate peer group to use for benchmarking (described on page 90) for all of our NEOs.
Retaining our leadership talent is a top priority. Mr. Jackson, as our current CEO, has been the driving force behind the Company’s transformation. Under Mr. Jackson’s leadership, from the start of his tenure in January 2018 to the end of December 2024, our market capitalization grew by 350% from $10.2 billion to $46 billion. Revenue has also grown significantly by 488% for the corresponding period between fiscal years 2018 to 2024.

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Flutter Annual Revenue (2018-2024)
$16B
$14B
$12B
$10B
$8B
$6B
$4B
$2B
$0B
2018
2019
2020
2021
2022
2023
2024

Flutter Market Capitalization

$46.0bn
$10.2bn

1/8/2018	12/31/2024
Based on the factors above and in consideration of shareholder feedback, the Committee designed the following program for our CEO for fiscal 2024:

	CEO Pay Element	Key Features and Changes

Fixed	Base salary	Decreased by 13.5% as part of realignment to U.S. compensation peers and to allow for a larger share of total compensation to be delivered in the form of performance-based equity
Annual Incentive Compensation	Annual Incentive	Measures Group Revenue, Group Adjusted EBIT, FanDuel Adjusted EBIT and Safer Gambling; metrics align with Company’s sustainable growth strategy
Long-Term Equity Based Incentive	Performance Share Units ("PSUs")	Three-year cliff vesting tied to profit, growth and relative TSR (600% of salary)
	Restricted Share Units ("RSUs")	Three-year ratable vesting (200% of salary)
Consolidated LTIP	Legacy one-time grant with four performance tranches, two of which remain (2025-2027 and 2026-2028)

Full grant (all tranches) subject to holding period until 2029

Vesting based on relative TSR over a three-year performance period

The Consolidated LTIP will be phased out after 2026 and incorporated into other long-term incentive vehicles

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CEO Pay Mix
When making decisions on executive compensation, the Committee considers the impact on pay mix based on the following criteria:
(a)Short and long-term pay;
(b)Fixed and variable pay; and
(c)Cash and equity pay.
We believe at-risk incentive compensation should constitute a significant majority of an executive officer’s compensation. The chart below reflects the 2024 target total direct compensation mix for our CEO, which illustrates that a substantial majority of his compensation, 92%, is at-risk.

Base Salary
8%
Annual
Incentive
15%
PSU
45%
RSU
15%
Consolidated
LTIP
17%
92%
At-Risk
Compensation

Stakeholders in Compensation Determination Process
The Role of the Compensation and Human Resources Committee
Setting and maintaining an appropriate executive compensation program is a key responsibility of the Committee. The Committee is comprised of four independent directors who, in collaboration with the Committee's independent consultants review the effectiveness of the Company's executive compensation program and approve the compensation of our executive officers each year. In addition, the Committee has responsibility for administration of the Company’s equity compensation plans. The Committee also delegates its authority on specific pre-approved issues to certain executive officers or employees or any of its individual members except to the extent otherwise prohibited by law or SEC or NYSE rules. The duties and responsibilities of the Compensation and Human Resources Committee are set forth in our Committee Charter, which can be found on our website, www.flutter.com, under the ‘‘About Us/Corporate Governance/Board Committees’’ section.

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The Role of Independent Compensation Consultants
The Committee engages independent compensation consultants to provide expertise on executive and non-employee director competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. The Committee selects and retains the services of its own independent compensation consultants and will periodically review the consultants’ performance and independence in accordance with SEC and NYSE rules.
PwC UK had been the Committee’s long term independent external advisors, providing advice and market practice from a European perspective. In 2023, in preparation for the proposed secondary listing in the U.S. and the subsequent move of the primary listing, the Committee also appointed Pearl Meyer as its U.S. independent external compensation advisor following a competitive request for proposal process. Given the Company’s circumstances in 2024, being subject to both U.K. and U.S. compensation rules and regulations at certain times of the year, both advisors provided advice to the Committee and continued to attend Committee meetings when invited. Following the Committee's July 2024 meeting, Pearl Meyer became the Committee's sole external independent compensation advisors reflecting the completion of the Company's move of its primary listing to the NYSE.
The Committee reviews and takes into account the other services both Pearl Meyer and PwC UK provided to the Company when engaging their services as independent compensation consultants. During the year, outside of the advice provided to the Committee, Pearl Meyer provided the Group with advice on non-executive compensation matters. The related fees to Pearl Meyer for these services were less than $120,000. Management also retained PwC UK and its global affiliates to provide broader tax, advisory, compensation and human resources related services to the Group. The total value of fees excluding executive compensation advice, paid to PwC UK and its global affiliates in fiscal 2024, was $21.3 million. During its time as the Committee's external advisor, PwC UK maintained policies and procedures relating to the prevention of conflicts of interest, including the use of separate teams for non-executive compensation related services.
The Committee is satisfied that the services provided by both Pearl Meyer and PwC UK did not raise any conflict of interests and that their advice to the Committee was independent.
The Role of Management
The role of management is to provide input on Company performance when required, especially in the context of the setting of performance conditions and goals, though the Committee always maintains its independence and determines its own judgement on the appropriateness of any proposals. The CEO also from time to time provides information on the performance of employees and other Executive Officers. This is taken into account in determining the appropriateness of their compensation from year to year.
The CEO and other members of management, if invited to Committee meetings, are not present on votes or deliberations on matters related to their own compensation.

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The Role of the Peer Group
Ahead of our transition to listing on the NYSE, significant work was undertaken by the Committee, with input from Pearl Meyer, to determine an appropriate peer group to use for benchmarking compensation levels, as well as program structure and governance. Based on this comprehensive evaluation, together with feedback from our shareholders, the Committee developed its initial global peer group, which is intended to reflect companies of similar size, scope of operations, complexity and international footprint as Flutter. The Committee used the following publicly available criteria when determining the peer group for purposes of setting compensation levels of our NEOs:
•Size: Companies with similar revenue and market capitalization (between 0.3x and 3x our revenue and market capitalization)
•Industry: Companies focused on casinos and gaming, interactive home entertainment/media services, as well as online and/or mobile technology
•Operations: Companies with similar workforce composition, business lines, and domestic and/or international operations
•Growth profile: Companies with similar growth and growth expectations (e.g., market-to-revenue ratios)
Based on these criteria, the 2024 peer group included the following 16 companies:
•Activision Blizzard*
•Airbnb
•Aristocrat Leisure
•DoorDash
•DraftKings
•ebay
•Electronic Arts
•Entain
•Global Payments
•International Game Technology
•Las Vegas Sands
•MercadoLibre
•MGM Resorts
•PayPal Holdings
•Shopify
•Wynn Resorts
*Activision Blizzard was acquired by Microsoft in October 2023 and will be removed from the peer group at the next review.
While the peer group is an essential input, it is only one of several factors in the Committee’s decision-making process. Peer group data is supplemented with relevant broad index and local market data, recognizing that not all executive officer data is available within the peer group. Given the unique nature of Flutter’s profile and the scarcity of directly comparable peers, this holistic approach ensures we design a program and set compensation levels that are market competitive, aligned with shareholder expectations, and support our overall pay for performance and leadership talent retention objectives.
The Committee will regularly evaluate whether the compensation opportunities for our NEOs are appropriate and competitive by reviewing comparable executive positions and the compensation paid to our executive officers in light of their relative functional responsibilities and experience. In line with typical market practice, the peer group will be reviewed annually to ensure that it continues to keep pace with Flutter’s growth and evolution and is relevant for comparison in relation to Flutter’s size and scope.
2024 Compensation Decisions and Outcomes
Base Salary
Base salary is the only fixed component of our NEOs total cash compensation and is intended to provide market-competitive pay to attract and retain executives. The salaries for the NEOs at the end of fiscal 2024 and the changes during the year are outlined in the table below. The Committee reviewed executive officer salaries in February 2024 and approved increases for our NEOs. Effective from August 19, 2024, Mr. Jackson’s salary was reduced as part of changes to his overall compensation package. As part of these changes Mr. Jackson’s salary denomination was changed to be in USD to reflect the Company’s status as a U.S. primary listed company.

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NEO	Fiscal 2024 Final Annual Base Salary	Changes during 2024

Peter Jackson	$1,390,000	March 1, 2024 – Increase from £1,222,650 to £1,265,443 (3.5% increase) August 19, 2024 – Decrease in salary from £1,265,443 to $1,390,000 (13.5% decrease based on FX rate at that date)
Rob Coldrake	$932,967(1),(2)	n/a
Amy Howe	$1,032,500	March 1, 2024 – Increase from $1,000,000 to $1,032,500 (3.25% increase)
Pádraig Ó Ríordáin	$814,248(1)	March 1, 2024 – Increase from €734,492 to €752,487 (2.45% increase)
Ian Brown	$968,477(1)	March 1, 2024 - Increase from £735,000 to £757,785 (3.1% increase)
Paul Edgecliffe-Johnson	$992,076(1),(3)	March 1, 2024 – Increase from £750,000 to £776,250 (3.5% increase)
1.Denominated in GBP or EUR, translated using a fiscal 2024 one-year average exchange rate of GBP:USD 1:1.278 and EUR:USD 1:1.082. The FX rates disclosed are as reported by XE Corporation Inc and have been rounded for presentation purposes.
2.Mr. Coldrake was appointed to the Group CFO role on May 31, 2024. He did not receive a further salary increase during 2024. The salary shown represents his final annualized salary for his role as Group CFO and not his actual salary paid during 2024.
3.Mr. Edgecliffe-Johnson left the Company on May 31, 2024. The salary shown represents his final annual salary and not his actual salary paid during 2024.

Annual (Short-Term) Incentive Compensation
The NEOs are eligible for annual incentives, which are tailored for their scope of responsibilities while maintaining a meaningful element of alignment to reflect their shared responsibilities to the Group. The Committee believes annual incentives are an important component of executive compensation and are highly effective in driving the achievement of short-term goals that underpin the achievement of our long-term strategy. For all NEOs, annual incentives are driven by the achievement of financial and Safer Gambling performance goals. For NEOs who are CEOs of one of our divisions, the majority of their incentive is based on the achievement of divisional goals with a smaller element being based on Group performance. Goal achievement is monitored throughout the year with the final performance determined after the end of the fiscal year. Final outcomes for each individual's annual incentive are reviewed and approved by the Committee with payout generally being within three months of the end of the fiscal year.
With the Company’s primary listing now in the U.S., the Committee removed the deferred element of the annual incentive to align with U.S. market practice. Previously, NEOs were required to defer a portion of their earned annual incentive award for up to four years.
No changes to NEO award opportunity levels were made in 2024 from prior 2023 levels.

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2024 Annual Incentive Results
The target and maximum opportunities for each NEO are determined at the commencement of their appointment to their respective roles and are reviewed annually by the Committee. For 2024, the target opportunities and performance measures for each NEO, as approved by the Committee, were as follows:

NEO	Group performance/Divisional performance split	Target Opportunity (% of salary)(5)	Performance Measures and Weightings

Peter Jackson	100% Group	190%	Group Net Revenue – 30% Group Adjusted EBIT – 25% FanDuel Adjusted EBIT – 25% Safer Gambling Measures – 20%(3)
Rob Coldrake	100% Group(1)	100%
Pádraig Ó Ríordáin	100% Group	187%
Paul Edgecliffe-Johnson	100% Group(2)	177%
Amy Howe(4)	75% Division, 25% Group	100%	FanDuel Sportsbook Net Gaming Revenue – 31.2% FanDuel iGaming Net Gaming Revenue – 7.8% FanDuel Adjusted EBIT – 24.75% FanDuel Safer Gambling – 11.25% Group result – 25%
Ian Brown	75% Division, 25% Group	150%	Flutter UKI revenue – 25% Flutter UKI EBIT – 25% Flutter UKI Safer Gambling – 25% Group result – 25%
1.Mr. Coldrake’s 2024 annual incentive opportunity is pro-rated for time he served prior to and after his appointment to Group CFO. The performance measures shown in this table relate only to the portion of the annual incentive award earned for his time as Group CFO.
2.Mr. Edgecliffe-Johnson’s 2024 annual incentive opportunity is pro-rated for time he served as Group CFO prior to his departure.
3. 5% each from Divisional Safer Gambling measure results – see below.
4.Ms. Howe's actual annual incentive payout is subject to a personal performance multiplier as well as FanDuel and Group performance - see below.
5.Mr. Jackson, Mr. Edgecliffe-Johnson, Mr. Coldrake and Mr. Ó Ríordáin had the opportunity to earn from 0% to 150% of their target award based on achievement of the pre-approved performance targets. Ms. Howe had the opportunity to earn from 0% to 200% of her target award. Mr. Brown had the opportunity to earn from 0% to 133% of his target award.
The Group, Divisional and Safer Gambling performance targets that determined NEO award payouts are outlined below. In line with market practice and as with previous years, the goals have been adjusted for exchange rate movements over the period ensuring that results are measured on a constant currency basis.
The Compensation and Human Resources Committee retains the ability to make adjustments to goals or results should there be any change in circumstances that are deemed to have a significant unforeseen impact on performance outcomes. Throughout the year, the Committee monitors and reviews the tracking of performance against the Safer Gambling targets.
At mid-year, the Committee determined that it was appropriate to provide a further stretch to the FanDuel Safer Gambling goals that had been set at the end of 2023 for the 2024 performance year. This was driven by the FanDuel team's expedition of communication strategies enabling customers to utilize and engage with Safer Gambling tools throughout the year that further enhanced player safety. Protecting customers is a key strategic priority for Flutter and the Committee believes that incentivizing our teams to go above and beyond is essential to our continued success. As such, the FanDuel Safer Gambling goals at target and maximum were increased from sixteen percent (16%) and twenty percent (20%) to twenty-two percent (22%) and twenty-six percent (26%) respectively.

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In 2024, the Committee reviewed and approved adjustments for certain non-recurring expenses related to strategic initiatives and the expansion of new state markets in the U.S. The Committee believes these adjustments align with shareholder interests by ensuring fairness and keeping the management team focused on development and growth in a critical geography. The adjustments were applied to the FanDuel Adjusted EBIT result, flowing through to the Group Adjusted EBIT result. The tables below show the impact of those adjustments on the Group and FanDuel annual incentive calculations, including showing the results on an adjusted and unadjusted basis.
There is straight-line interpolation for results that fall in between threshold and target and target and maximum.
Group Result – Peter Jackson, Rob Coldrake, Pádraig Ó Ríordáin, Paul Edgecliffe-Johnson

		Performance Levels			Unadjusted Performance Achievement		Adjusted Performance Achievement

Measure	Weighting	Threshold	Target	Maximum	Results	% of target	Results	% of target

Group Net Revenue	30%	$12,791m	$13,607m	$14,423m	$14,048m	38.11%	$14,048m	38.11%
Group Adjusted EBIT(1)	25%	$1,473m	$1,636m	$1,800m	$1,640m	25.25%	$1,745m	33.27%
FanDuel Adjusted EBIT(2)	25%	$347m	$462m	$578m	$305m	0.00%	$410m	19.41%
Safer Gambling	20%	Various divisional targets – see below (weighted 5% each)				28.69%		28.69%
Total	100%					92.05%		119.48%
1.Group Adjusted EBIT is defined as net income (loss) before income taxes; other (expense) income, net; interest expense, net; amortization on acquired intangibles; transaction fees and associated costs; restructuring and integration costs; legal settlements; gaming taxes expenses; impairment of property and equipment and intangible assets.
2.FanDuel Adjusted EBIT is defined as total U.S. segment Adjusted EBITDA less depreciation and amortization (excluding amortization of acquired intangibles) and share-based compensation expenses allocated to the U.S. segment. FanDuel Adjusted EBITDA is also further adjusted for new U.S. state openings in the year.
FanDuel Result – Amy Howe
The structure of Ms. Howe’s annual incentive award includes a modifier dependent on her personal performance. Personal performance is determined following a holistic assessment of performance against pre-established personal goals, as well as broader considerations of FanDuel’s performance and overall trajectory. In recognition of Ms. Howe’s strong performance and significant contributions to FanDuel and the Group in 2024, Mr. Jackson recommended, and the Committee approved, a performance modifier for Ms. Howe as outlined below.

		Performance Levels			Unadjusted Performance Achievement		Adjusted Performance Achievement

Measure	Weighting	Threshold	Target	Maximum	Results	% of target	Results	% of target

FanDuel Sports Adjusted Net Revenue(1)	31.2%	$3,930m	$4,624m	$5,317m	$4,368m	25.45%	$4,368m	25.45%
FanDuel Casino Adjusted Net Revenue(2)	7.8%	$968m	$1,139m	$1,310m	$1,407m	11.70%	$1,407m	11.70%
FanDuel Adjusted EBIT(3)	24.75%	$347m	$462m	$578m	$306m	0.00%	$410m	19.22%
FanDuel Safer Gambling	11.25%	See Safer Gambling table below				16.88%		16.88%
Group Result	25%	See Group Result table above				23.01%		29.87%
Total	100%					77.03%		103.11%
Result including personal performance								115.00%

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1.FanDuel Sports Adjusted Net Revenue is defined as the proportion of total U.S. segment Revenue not attributable to FanDuel Casino, adjusted for new US state openings in the year.
2.FanDuel Casino Adjusted Net Revenue is defined as the proportion of total U.S. segment Revenue attributable to iGaming adjusted for new US state openings in the year.
3.FanDuel Adjusted EBIT is defined as total U.S. segment Adjusted EBITDA, less depreciation and amortization (excluding amortization of acquired intangibles) and share based compensation expenses allocated to the U.S. segment. FanDuel Adjusted EBITDA is also further adjusted for new U.S. state openings in the year.
UKI Result – Ian Brown
The structure of Mr. Brown's annual incentive award is a bespoke arrangement in that his award at maximum, pays out 133% of target based on UKI divisional performance. Mr. Brown's annual incentive is calculated taking the commensurate UKI outperformance between target and max and applying it to his award level. As such, the UKI performance result of 135.82% of target translates to a performance result of 123.88% of target for Mr. Brown.

		Performance Levels			Unadjusted Performance Achievement		Adjusted Performance Achievement

Measure	Weighting	Threshold	Target	Maximum	Results	% of target	Results	% of target

UKI Revenue	25%	£2,429m	£2,557m	£2,685m	£2,818m	37.50%	£2,818m	37.50%
UKI Adjusted EBIT(1)	25%	£597m	£664m	£730m	£762m	37.50%	£762m	37.50%
UKI Safer Gambling	25%	See Safer Gambling table below				30.95%		30.95%
Group Result	25%	See Group Result table above				23.01%		29.87%
Total	100%					128.96%		135.82%
Bespoke arrangement result						119.31%		123.88%
1.UKI Adjusted EBIT is defined as UKI segment Adjusted EBITDA less depreciation and amortization (excluding amortization of acquired     intangibles) and share-based compensation expense allocated to the UKI segment.
Safer Gambling Results by Division

Division	Measure	Threshold	Target	Maximum	2024 Result

UK&I	Global: % Average Monthly Players ("AMP") using SG tools (40%)	54.1%	54.8%	55.6%	55.4%
	Divisional: Transactional Risk Indicator ("TRI") reduction (60%)	5% reduction	10% reduction	15% reduction	11.4% reduction
Australia	Continuous roll-out of Real Time Intervention ("RTI") and supporting initiatives	RTI to 100% of eligible customers (minus 20% control group) Report on tool adoption	Threshold + Test the adjustment of Deposit Floors and Ceilings to increase eligibility for RTI	Target + External, independent review of model efficacy	Maximum results achieved
US	Global: % AMPs using SG tools	13.5%	22.0%(1)	26.0%(1)	28.6%
International	Global: % AMPs using SG tools, % of AMPs who have proactively changed or % of AMPs who have maintained or decreased Play Well tool vs previous period	44.4%(2)	44.9%	46.1%	46.2%
1.Target and maximum were increased as explained in commentary above.
2.The threshold goal for International increased from 44.3% to 44.4% to account for definitions used by Junglee for number of AMPs who proactively change SG tools.

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The overall 2024 annual incentive results and payouts for each NEO is summarized below:

		2024 Annual Incentive(1)

NEO	2024 Target Incentive Payout ($)	Actual Result (% of target)	Actual Value ($)

Peter Jackson	2,896,518	119.48	3,461,050
Rob Coldrake(2)	548,054	119.48	654,815
Amy Howe	1,032,500	115.00	1,187,375
Pádraig Ó Ríordáin	1,519,930	119.48	1,816,012
Ian Brown	1,452,716	123.88	1,799,624
Paul Edgecliffe-Johnson(2)	718,168	119.48	858,139
1.Award payouts are calculated for each period in the local currency in which each NEO’s salary is paid. These are translated into USD at the fiscal one-year average exchange rates of GBP:USD 1:1.278, EUR:USD 1:1.082. The FX rates disclosed are as reported by XE Corporation Inc and have been rounded for presentation purposes.
2.Figure shown represents annual incentive award for Mr. Coldrake's and Mr. Edgecliffe-Johnson's respective periods as Group CFO.
Long-Term Equity-Based Incentives
The Committee believes that equity-based long-term incentives should form a significant portion of an NEO’s package for a given year and that the majority of an NEO’s equity-based awards should be linked to specific performance conditions. The use of equity in our executive compensation program increases the alignment of management’s interest to that of our shareholders and incentivizes the execution of our long-term strategic goals.
2024 Equity Grants
As part of our long-term incentive program, NEOs are eligible to receive a mix of equity awards, some of which were established prior to our NYSE listing. The table below outlines the various types of equity awards, including those granted in 2024 and those previously granted with performance periods beginning in 2024.

Award	NEOs receiving award	Description

Performance Share Units (“PSU”)	Peter Jackson - 600% of salary (target number of shares) Amy Howe - 600% of salary
Annual performance-based equity awards that are earned and vest after a three year performance period based on the achievement of pre-determined goals.
Performance conditions attached to the 2024 award are weighted: 33.3% Group Adjusted Earnings Per Share ("EPS"), 33.3% Group Net Revenue(1) and 33.3% relative TSR vs S&P 500 constituent companies.
2024 PSUs were granted based on a target number of shares. The number of shares vesting could be between 50% (at threshold performance) to 200% (at max) of the target number of shares.

Restricted Share Units (“RSU”)	Peter Jackson - 200% of salary Amy Howe - $2m award value	Annual time-based awards vesting annually in three equal tranches.

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Award	NEOs receiving award	Description

Leadership Restricted Share Incentive (“LRSI”)	Pádraig Ó Ríordáin - 150% of salary (Core award) Ian Brown - 150% of salary (Core award)
An award consisting of a time-based “Core” element and performance-based “Multiplier” element. The Multiplier provides an opportunity to earn up to an additional 50% of the Core award.
The performance period for LRSI awards run for three years, with the whole award (both Core and if applicable Multiplier) vesting on September 1, 2027.
The performance condition attached to the 2024 Multiplier is relative TSR vs S&P 500 constituent companies.
LRSI awards were granted based on the Core award only. The number of shares vesting for the whole award (including multiplier) could be between 112.5% (at threshold performance) to 150% (at max) of the Core award.

Consolidated LTIP Tranche 2
Peter Jackson (granted 2023) - 400% of 2023 salary (max number of shares)
Paul Edgecliffe-Johnson (granted 2023) - 300% of 2023 salary (max number of shares)
Rob Coldrake (granted 2024) - 300% of salary (max number of shares)

Tranche 2 of the Consolidated LTIP commenced in 2024. This award was made as a one-time grant of performance-based awards covering four award years (four tranches). The award was granted in 2023 to Mr. Jackson and Mr. Edgecliffe-Johnson and in 2024 to Mr Coldrake. Mr Coldrake's award was made on his appointment to Group CFO, covering three award years (three tranches).
The whole of the Consolidated LTIP award carries a holding period (including on all vested awards) until April 28, 2029 – the sixth anniversary of grant for the original grant of the award. An underpin also applies where the Committee must be satisfied that the formulaic outcome is appropriately reflective of the Company’s underlying performance and that it has been achieved with regard to the Company’s sustainability objectives.
The performance condition attached to Tranche 2 of the award is relative TSR vs S&P 500 constituent companies.
Consolidated LTIP awards were granted based on a maximum number of shares. The number of shares vesting could be between 12.5% (at threshold performance) to 100% (at max) of the maximum number of shares.
Note: The Consolidated LTIP is a legacy plan that will be phased out after 2026 and incorporated into other long-term incentive vehicles.

Joiner Performance Share Award (“Joiner PSA”)	Ian Brown (granted in 2022) - award value of £1.25m
A one-time new hire award granted in 2022. This included a tranche of performance-based awards that are tied to 2024 performance condition of Flutter UKI divisional Revenue and EBIT.
Mr. Brown's Joiner PSA award was granted based on a maximum number of shares. The number of shares vesting could be between 25% (at threshold performance) to 100% (at max) of the maximum number of shares.

1.Group Net Revenue is used as a performance metric in both the annual incentive and the PSU as it is considered a key indicator of our ability to grow the business in a sustainable, value-enhancing manner. While the metric is used for both short and long-term incentives, the nature of the performance goals, and the management decision-making to drive toward achievement of those goals, is different and complementary between the plans. For annual incentives, Group Net Revenue focuses on near-term performance and immediate execution. For PSUs, the metric drives longer-term decision-making related to market expansion and strategy realization.

Details of grants to each individual, including the number of shares granted at threshold, target and maximum, the share prices at grant and fair values at grant are outlined in the “Grant of Plan Based Awards” section on page 108.
All equity awards granted to employees in 2024 carry the rights to dividend equivalents that accumulate from the grant date to the vesting date of the award. Dividend equivalents will only accumulate on the number of shares vesting and not on any shares forfeited as a result of performance conditions not being met.

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2024 Equity awards mix

	2024 Equity Awards Mix at Target (as % of Total Equity Incentives)

NEO	Performance-based equity awards	Time-based equity awards

Peter Jackson	80%	20%
Rob Coldrake(1)	100%	—%
Amy Howe	76%	24%
Pádraig Ó Ríordáin	20%	80%
Ian Brown	44%	56%
Paul Edgecliffe-Johnson	100%	—%
1.Excludes equity awards for Mr. Coldrake granted prior to his appointment as Group CFO.

2024 Deferred Share Incentive Plan ("DSIP")
Historically, the Company operated a mandatory deferral of a portion of any NEO's annual incentive relating to the prior fiscal year. The deferral would be in the form of time-based equity. In 2024, each NEO received a grant of DSIP shares relating to their 2023 annual incentive. These awards are considered as a retention mechanism and not a long-term incentive. This is now a legacy arrangement, and no further deferral of any annual incentive award will be made going forward effective from the annual incentive relating to fiscal year 2024 to be paid out in 2025.
Performance-Based Equity Awards with Performance Periods ending in 2024
2022 LTIP and LRSI Awards
Mr. Jackson held 2022 LTIP shares granted on March 8, 2022. The vesting of these shares was dependent on the achievement of a relative TSR performance condition vs. constituents of the FTSE 100 (excluding house builders, real estate investment trusts and natural resources companies). Following an assessment of the performance condition in early 2025, it was determined that Flutter's TSR performance exceeded that of the maximum target and as such, the award vested in full on March 8, 2025.
Mr. Ó Ríordáin and Mr. Brown held 2022 LRSI shares granted on March 8, 2022 and November 14, 2022. These awards consisted of time (Core) and performance (Multiplier) based elements. The Multiplier element of the 2022 LRSI award was aligned with the performance condition of the 2022 LTIP award as outlined above and as such, additional shares equivalent to 50% of the Core award will be added to their original grant. As both Mr. Ó Ríordáin and Mr. Brown will have ceased employment with the Group at the vesting date, both their Core and Multiplier shares will be pro-rated for time of the vesting period served. Awards for both Mr. Ó Ríordáin and Mr. Brown will vest following the cessation of their post termination restrictive covenants.
Ian Brown Joiner RSP Award
Mr. Brown received a grant of performance equity awards under the Restricted Share Plan on joining the Company in 2022. This award would vest in four equal tranches dependent on performance in fiscal years 2023, 2024, 2025 and 2026. Following a performance assessment in early 2025, it was determined that the specified UKI divisional revenue and EBIT performance targets were met in full. As Mr. Brown will have ceased employment with the Group at the vesting date, a time pro-rated portion of the original grant relating to the 2024 tranche of the award will vest on January 1, 2026, following the cessation of Mr. Brown's post termination restrictive covenants.

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Governance and Management of Compensation Related Risks
Compensation Risk Assessment
The Compensation and Human Resources Committee, in conjunction with its external compensation consultant, Pearl Meyer, periodically conducts a review of the Company’s executive compensation program and practices to evaluate whether they are likely to incentivize participants to take risks that could have a material adverse effect on the Company. Following a comprehensive assessment, the Committee was satisfied that our policies and structures did not create these adverse effects on behaviors.
Oversight Policies

Policy	Operation

PDMR and Group Dealing Codes
The Company has adopted PDMR and Group Securities Dealing Codes that govern the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, consultants and contractors of the Company that are reasonably designed to promote compliance with U.K. Market Abuse and insider trading laws, rules and regulations, and NYSE and LSE listing standards.
Pursuant to these Codes, directors, officers and employees, consultants and contractors of the Company are prohibited from purchasing financial instruments (including variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, these individuals may not deal in options, warrants, puts and calls or similar instruments on or over Company securities or sell such securities “short” or engage in speculative trading (e.g., “day-trading”) that is intended to take advantage of short-term price fluctuations and pledging of the Company’s securities is prohibited.

Clawback Policy
We maintain a comprehensive clawback mechanism governed by provisions contained in both our equity plan (and related rules) and our NYSE-compliant Executive Incentive Compensation Clawback Policy. Together, these plans and policies cover a wide range of scenarios for the recovery of compensation, including those triggered by financial restatements as well as other improper executive action. They also extend to a wide array of compensation including but not limited to all incentive and time-based awards. Clawback provisions have long been a feature of our equity-based incentive rules and the Executive Incentive Compensation Clawback Policy was adopted in January 2024.
These provisions are not only compliant with, but are also more comprehensive than, the requirements of the Dodd-Frank Act, Rule 10D-1 of the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual.

Stock Ownership Guidelines
Chief Executive Officer – 600% of base salary
Other Executive Officers – 100% of base salary (increased to 300% of salary from January 1, 2025)
Shares that count towards executive stock ownership guidelines include:
•Beneficially owned shares
•Vested share awards (including those in a holding period), this includes awards in the form of unexercised nil-cost options counted on a net of tax basis. Note that nil-cost options are a type of employee stock option (more frequently used in the U.K.) where the exercise price is set at zero or a nominal amount. These fully vested (non-forfeitable, but subject to clawback) unexercised nil-cost options, which are similar to time-based RSUs in form, are counted towards ownership guidelines since executives can acquire shares without having to pay for them at the time of exercise. Each Executive Officer is able to trade these at will provided the Company is in an open trading window and the executive is in line with these stock ownership guidelines.
•Unvested share awards not subject to performance conditions on a net of tax basis
Each Executive Officer has five years from their date of appointment to the executive role to build their holdings to meet the stated requirement. If the Executive has not achieved their target by the end of this time period, then their future share awards must be retained in full until compliance is achieved.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	We currently do not grant stock options, SARs, or similar option-like instruments to our NEOs under our discretionary equity plans.

If in the future we anticipate granting stock options, SARs, or similar option-like instruments under our discretionary equity plans we will establish a policy regarding how the Board determines when to grant such awards and how the Board or the Compensation and Human Resources Committee will take material nonpublic information into account when determining the timing and terms of such awards.

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Other Compensation and Benefits
NEOs are eligible to receive Company paid benefits on the same basis as other employees (which may vary depending on country and Group). Such benefits typically include health and disability coverage and access to employee-assistance programs. NEOs may also participate in executive level life insurance and limited employment-related tax and financial planning advice. NEOs are also entitled to certain limited perquisites, which are detailed in the Summary Compensation Table on page 105. The Committee continues to monitor the effectiveness of these benefits to ensure they continue to help attract and retain executives. We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for talent.
Employment Agreements
The terms of employment for our Executive Officers are memorialized through agreements with one of the Group companies, as appropriate, for their role. Material terms of such agreements for each of the NEOs are outlined below.
Peter Jackson
Mr. Jackson’s employment agreement is dated May 8, 2023, and a supplemental side-letter with certain amendments to the terms of that agreement is dated August 19, 2024. These employment terms provide Mr. Jackson with a total salary of $1,390,000 per annum which is subject to annual review by the Committee. This total salary includes the value of the directorship fee Mr. Jackson is due in his capacity as a director of Flutter, currently set at $110,000, which is the same fee paid to non-employee directors. Mr. Jackson is eligible to participate in annual cash incentive and long-term equity incentive programs at the Company’s discretion. The opportunity of the award for each program is reviewed annually by the Committee. For fiscal 2024, the terms of the agreement provided that Mr. Jackson’s annual incentive target opportunity was 190% of salary (1.5x target at maximum performance). For fiscal 2025, Mr. Jackson’s employment terms provide for an annual incentive target opportunity of 200% of salary (2x target at maximum performance).
For fiscal 2024, Mr. Jackson was entitled to grants of equity awards of RSU awards equal to 200% of his total base salary and PSU awards at the target level of performance equal to 600% of his total base salary (2x target at maximum performance). Mr. Jackson’s employment terms also state that he is entitled to receive cash in lieu of pension annually of 5% of his total base salary.
Mr. Jackson is subject to post-termination restrictions for 12 months following the termination of his employment with the Group, which include a non-compete, non-solicitation of customers or suppliers and non-solicitation of employees.
There is no specific term in Mr. Jackson’s contract, but either Mr. Jackson or the Group must generally give 12 months’ written notice should they intend to terminate the agreement. On termination of his employment contract, prior to expiration of his 12-month notice period, Mr. Jackson is contractually entitled to total salary and pension contributions for the balance of his unworked notice period.
Rob Coldrake
Mr. Coldrake’s employment agreement is dated May 30, 2024, and a supplemental side-letter with certain amendments to the terms is dated January 9, 2025. These employment terms provide Mr. Coldrake with a base salary of $925,000 per annum, subject to annual review by the Committee. Mr. Coldrake is eligible to participate in an annual cash incentive and long-term equity incentive programs at the Company’s discretion, with annual award opportunities reviewed annually by the Committee. Mr. Coldrake’s employment terms provide for an annual incentive target opportunity for both fiscal 2024 and fiscal 2025 of 100% of salary (1.5x target at maximum performance). For 2024, the value of Mr. Coldrake’s annual incentive is pro-rated to reflect the periods he served prior to and following his appointment as Group CFO, all paid to the employment terms.

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Mr. Coldrake’s employment terms provide for an equity award under the Group's Consolidated LTIP plan (the “Consolidated LTIP award”), with an aggregate market value on grant of 900% of Mr. Coldrake’s salary at that time. Pursuant to the terms, the performance period for the first tranche of the Consolidated LTIP award will run from January 1, 2024 to December 31, 2026. The performance period for the second tranche of the Consolidated LTIP award, will run from January 1, 2025 to December 31, 2027, and the performance period for the third tranche will run from January 1, 2026, to December 31, 2028. A holding period will apply on the whole of Mr. Coldrake’s Consolidated LTIP award such that the award will not become exercisable until April 28, 2029. For fiscal year 2025, Mr. Coldrake is entitled to grants of equity awards of RSU awards equal to 125% of his total base salary and PSU awards at the target level of performance equal to 150% of his total base salary (2x target at maximum performance).
Mr. Coldrake’s employment terms also state that he is entitled to receive pension contributions or cash in lieu of pension annually of 5% of his base salary.
Mr. Coldrake is subject to post-termination restrictions for 12 months following the termination of his employment with the Group, which generally includes a non-compete, non-solicitation of customers or suppliers and non-solicitation of employees.
There is no specific term of Mr. Coldrake’s contract, but both Mr. Coldrake and the Group must generally give 12 months’ written notice should they intend to terminate the agreement. On termination of his employment, prior to expiration of his 12-month notice period, Mr. Coldrake is contractually entitled to total salary and pension contributions for the balance of his unworked notice period.
Amy Howe
Ms. Howe’s employment agreement is dated October 27, 2021, and a supplemental side-letter with certain amendments to the agreement is dated August 13, 2024. The employment terms provide Ms. Howe with a base salary of $1,032,500, subject to review by the Committee from time to time. Ms. Howe is eligible to participate in an annual cash incentive and long-term equity incentive programs at the Company’s discretion. The opportunity of the award for each program is reviewed annually by the Committee. Ms. Howe’s employment terms provide for an annual incentive target opportunity for fiscal 2024 of 100% of salary (2x target at maximum performance).
Pursuant to her employment terms, for fiscal 2024, Ms. Howe was entitled to a grant of PSU awards at the target level of performance equal to 600% of her base salary (2x target at maximum performance) and a grant of RSU awards worth $2,000,000. The terms also provide that for fiscal 2025, Ms. Howe’s RSU awards will equal 150% of her base salary.
Ms. Howe is subject to post-termination restrictions for 24 months following the termination of her employment with the Group, which generally provides for a non-compete; a non-solicitation of employees; a non-solicitation of professional, semi-professional or collegiate sports leagues, teams or schools; and a prohibition on soliciting another entity to reduce or terminate their business with the group.
Ms. Howe’s employment agreement does not have a set term and as a result Ms. Howe or the Group may terminate the employment at any time. On termination of her employment contract, Ms. Howe is not entitled to any severance payments.

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Retirement of Pádraig Ó Ríordáin
Mr. Ó Ríordáin was party to an employment agreement dated January 28, 2020, which was subsequently subsumed by the terms of a retirement transition plan described below. The employment terms had provided Mr. Ó Ríordáin with a base salary of €650,000, subject to annual review by the Committee and eligibility to participate in an annual cash incentive and long-term equity incentive programs at the Company’s discretion. Mr. Ó Ríordáin’s employment agreement did not have a set term and as such either party could give 12 months’ written notice should they intend to break the agreement. Mr. Ó Ríordáin ‘s employment terms also stated that he was entitled to receive pension contributions or cash in lieu of pension annually of ten percent (10%) of his base salary.
On December 12, 2024, the Company and Mr. Ó Ríordáin agreed to a retirement transition plan (the "Ó Ríordáin Transition Agreement") commencing January 1, 2025, whereby Mr. Ó Ríordáin will provide transitional services of 40% of a full-time workweek through April 30, 2025, on which date he will fully retire. The Ó Ríordáin Transition Agreement replaced the provisions of the employment agreement described above in its entirety. The Ó Ríordáin Transition Agreement includes the following provisions:
•Mr. Ó Ríordáin will be entitled to receive his 2024 annual incentive earned based on Group performance for the full year (payable in 2025), but will no longer be eligible to receive any payments relating to the annual incentive for 2025. The value of this award is $1,816,012, as outlined under the 2024 Annual Incentive Results section;
•Mr. Ó Ríordáin's Deferred Share Incentive Plan awards will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Ó Ríordáin’s employment. The value of these awards on December 31, 2024 was $4,346,354;
•Mr. Ó Ríordáin’s LRSI "Core" awards will vest on a time pro-rated basis. He will remain eligible for the "Multiplier" performance elements of the award calculated on the pro-rated "Core" number. Awards will vest on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants. Mr. Ó Ríordáin will not be eligible to receive any equity long-term incentives in 2025 or thereafter. The value of these awards on December 31, 2024 was $4,531,145 at target performance of the Multiplier element of the award;
•Mr. Ó Ríordáin will retain all outstanding vested awards held on his retirement; and
•Mr. Ó Ríordáin’s outstanding Sharesave options will remain eligible to be exercised for six months following the date of his retirement.
All equity vesting post-retirement is subject to Mr. Ó Ríordáin’s compliance with the terms of his retirement, including that he does not take on an equivalent full-time role for 12 months of leaving the business. All cash and equity awards remain subject to clawback under the relevant plan rules and the Company's Clawback Policies.
Departure of Ian Brown
Mr. Brown had been party to an employment agreement dated July 2, 2022, under which Mr. Brown received a base salary of £700,000, subject to annual review by the Committee. Mr. Brown was eligible to participate in an annual cash incentive and long-term equity incentive programs at the Company’s discretion. Mr. Brown’s employment agreement did not have a set term, but both Mr. Brown and the Group were entitled to give 12 months’ written notice if they intended to break the agreement. Mr. Brown’s employment terms also stated that he was entitled to receive pension contributions or cash in lieu of pension annually of ten percent (10%) of his base salary.

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In anticipation of, and in connection with, the organizational restructuring in January 2025, Mr. Brown’s employment with the Group was terminated as of December 31, 2024. Mr. Brown entered into a settlement agreement (the “Brown Settlement Agreement”) with the Company that replaced all terms of the employment agreement described above. The Brown Settlement Agreement included details of the compensation arrangements associated with his departure. Pursuant to the Brown Settlement Agreement:
•Mr. Brown received a payment in lieu of his 12-month contractual notice period consisting of salary ($968,477), pension ($96,848) and contractual benefits ($13,375);
•Mr. Brown will remain eligible to receive a payment for his earned 2024 annual incentive based on UKI and Group performance for the full year (payable in 2025). The value of this award is $1,799,624, as outlined under the 2024 Annual Incentive Results section;
•Mr. Brown’s Deferred Share Incentive Plan awards will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Brown’s employment. The value of these awards on December 31, 2024 was $822,646;
•Mr. Brown’s LRSI awards will vest on a time pro-rated basis. For the 2022 award, he will remain eligible for the performance element of the award. For the 2023 and 2024 awards, the performance multiplier elements of these awards will lapse. Awards will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants. The value of these awards on December 31, 2024 was $3,646,213 at target performance of the Multiplier element of the award;
•Mr. Brown’s Sharesave options will lapse; and
•The second tranche of Mr. Brown’s new-hire Joiner RSP award based on performance will vest on a time pro-rated basis on the later of its respective original vesting dates and the expiration of his post-termination restrictive covenants (with all other unvested tranches of new hire awards lapsing). The value of thus awards at December 31, 2024 was $1,246,504 at target performance.
Mr. Brown’s restrictive covenants generally include a non-compete, non-solicitation of customers or suppliers and non-solicitation of employees.
All payments are subject to Mr. Brown’s compliance with his settlement agreement under which he has waived any potential claims against the Group. All cash and equity awards shall remain subject to clawback under the relevant plan rules and the Company's Clawback Policies.
Departure of Mr. Edgecliffe-Johnson
Mr. Edgecliffe-Johnson had been a party to an employment agreement dated February 22, 2023, under which Mr. Edgecliffe-Johnson received a base salary of £650,000, subject to annual review by the Committee. Mr. Edgecliffe-Johnson was eligible to participate in an annual cash incentive and long-term equity incentive programs at the Company’s discretion. Mr. Edgecliffe-Johnson’s employment agreement did not have a set term, but either Mr. Edgecliffe-Johnson or the Group were entitled to give 12 months’ written notice should they intend to terminate the agreement. Mr. Edgecliffe-Johnson‘s employment terms also stated that he is entitled to receive pension contributions or cash in lieu of pension annually of 9% of his base salary.

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On May 30, 2024, Mr. Edgecliffe-Johnson entered into a termination agreement with the Company (the “Edgecliffe-Johnson Termination Agreement”) which replaced his employment agreement. In consideration for a release of claims against the Company, the Edgecliffe-Johnson Termination Agreement provides for the following, consistent with a termination without cause:
•Mr. Edgecliffe-Johnson received a lump-sum payment in lieu of his 12-month notice period in respect of base salary ($992,076) and pension contributions ($89,287);
•Mr. Edgecliffe-Johnson will remain eligible to receive a pro-rated annual incentive in respect of 2024 (based on actual Company performance for the full year). The value of this award is $858,139, as outlined under the 2024 Annual Incentive Results section;
•Tranches 1 and 2 of Mr. Edgecliffe-Johnson’s Consolidated LTIP award granted on April 28, 2023 will vest on a pro-rated basis on their normal vesting dates, and Tranches 3 and 4 of the Consolidated LTIP award will lapse. The value of these awards on December 31, 2024 was $1,113,661 at target performance.
•Mr. Edgecliffe-Johnson’s Deferred Share Incentive Plan awards will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Edgecliffe-Johnson’s employment; The value of these awards on December 31, 2024 was $1,132,786.
•Mr. Edgecliffe-Johnson’s Sharesave options will lapse; and
•Mr. Edgecliffe-Johnson will retain any equity awards that were granted in respect of the compensation he forfeited on his leaving his prior employer. These awards are not subject to performance conditions and will vest either on their original vesting dates or on the expiration of Mr. Edgecliffe-Johnson's post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Edgecliffe-Johnson’s employment. The value of these awards on December 31, 2024 was $5,195,879.
Mr. Edgecliffe-Johnson’s restrictive covenants generally include a non-compete, non-solicitation of customers or suppliers and non-solicitation of employees.
All payments are subject to Mr. Edgecliffe-Johnson’s compliance with his termination agreement under which he has waived any potential claims against the Group. All cash and equity awards shall remain subject to clawback under the relevant plan rules and the Company's Clawback Policies.
Accounting for Stock Based Compensation
We follow the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”) for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. We anticipate that the Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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Report of the Compensation and Human Resources Committee
The following Compensation and Human Resources Committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
Our Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation and Human Resources Committee recommended to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation and Human Resources Committee has represented to the Board that to the extent that the Compensation Discussion and Analysis discloses the Compensation and Human Resources Committee’s deliberations and thinking in making executive compensation policies and decisions, it is accurate and materially complete.
Submitted by the Compensation and Human Resources Committee:
Alfred F. Hurley, Jr. (Chair)
John Bryant
Nancy Dubuc
Atif Rafiq

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Compensation Tables
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name and principal position	Year(1)	Salary ($)(4)	Bonus ($)	Stock awards ($)(5),(6)	Non-equity incentive plan compensation ($)(7)	All other compensation ($)(4),(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Peter Jackson Chief Executive Officer	2024	1,518,172	—	17,064,276	3,461,050	130,562	22,174,060
	2023	1,509,738	—	4,133,108	1,993,572	142,612	7,779,031
	2022	1,393,083	—	2,649,251	686,603	216,634	4,945,571
Rob Coldrake (2) Chief Financial Officer	2024	724,349	—	1,584,550	815,071	70,430	3,194,400
Amy Howe Chief Executive Officer, FanDuel	2024	1,025,130	—	9,231,062	1,187,375	129,538	11,573,105
Pádraig Ó Ríordáin Former Chief Legal Officer	2024	810,993		2,386,265	1,816,012	89,098	5,102,368
Ian Brown Former Chief Executive Officer, UKI	2024	963,666	—	3,647,227	1,799,624	104,291	6,514,809
Paul Edgecliffe-Johnson(3) Former Chief Financial Officer	2024	403,209	—	2,494,486	858,139	1,264,555	5,020,389
	2023	731,806		5,443,230	900,357	67,162	7,142,555
1.Prior to January 1, 2025, the Company qualified as a foreign private issuer within the meaning of the Exchange Act. As a result, none of Ms. Howe and Mr. Brown and Mr. Ó Ríordáin were named executive officers for fiscal 2023 or 2022, nor have we previously reported individual compensation for any of these named executive officers. Accordingly, we have excluded compensation for each of Ms. Howe and Mr. Brown and Mr. Ó Ríordáin for fiscal 2023 and 2022. As a foreign private issuer, the Company was required to provide executive compensation disclosure on an individual basis for fiscal 2022 and 2023 for Mr. Jackson and for fiscal 2023 for Mr. Edgecliffe-Johnson for the period from his appointment to the role on March 20, 2023, in accordance with the requirements of Form 20-F.
2.On May 31, 2024, Mr. Coldrake was appointed to the role of Chief Financial Officer. Prior to his appointment, Mr. Coldrake was the Chief Financial Officer of the International division. His compensation disclosed in this table reflect both the values earned prior to and post his appointment as Group CFO including the portion of his annual incentive plan relating to time served as CFO of International and the LRSI award he received prior to his appointment as Group CFO. In addition, the Stock Awards figure for Mr. Coldrake includes a value of $177,016 for the modification of an award he held under the International Incentive Plan that was part of his terms on appointment as Group CFO. This modification to this award consisted of the removal of performance conditions with a corresponding reduction in the total number of shares, this change was made to avoid future conflicts of interest in the assessment of that award.
3.On May 31, 2024, Mr. Edgecliffe-Johnson's employment was terminated from the Group without Cause. With the exception of specific items in the "All Other Compensation" figure, all compensation disclosed for Mr. Edgecliffe-Johnson for 2024 relate to his time in role including the value of Tranche 2 of his Consolidated LTIP for which the performance period commenced in 2024. The "All Other Compensation" figure for Mr. Edgecliffe-Johnson includes $1,087,817 relating to the salary and pension in lieu of his notice period and $131,758 relating to a one-time bonus related to the buy out of his FY2023 bonus due from his previous employer.

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4.The annual salaries for Mr. Jackson and Mr. Edgecliffe-Johnson are inclusive of Director fees. These fees are denominated in GBP or USD and paid in EUR. Mr. Jackson's salary up to and including August 18, 2024 and Mr. Edgecliffe-Johnson's salary up to and including May 31, 2024 are denominated and paid in GBP each month in arrears. Mr. Jackson's salary from August 19, 2024, is denominated in USD and processed in GBP each month in arrears. For Mr. Jackson's salary denominated in USD but processed in GBP, this is translated at the exchange rate available to the Company at the time of payment. Salaries for Mr. Coldrake and Mr. Brown are denominated and paid in GBP each month in arrears. The salary for Mr. Ó Ríordáin is denominated and paid in EUR each month in arrears. The salary for Ms. Howe is denominated and paid in USD each month in arrears. Salary and pension figures not denominated in USD have been translated on a monthly basis using the applicable monthly average rate FX rate as reported by XE Corporation Inc.
5.The amounts reflected in this column represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with FASB ASC 718. For all NEOs, the amount in the “Stock Awards” column equals the aggregate grant date fair value (or modification value) of all relevant awards. The actual value, if any, realized by each NEO for these awards is a function of the value of the underlying shares if and when these awards vest and, for any performance-based equity, the level of attainment of the applicable performance goal. Additional information about the assumptions that we used when valuing equity awards is set forth in Note 19 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.
6.For time-based awards, we calculated the grant date fair value under FASB ASC 718 based on the number of shares of common stock underlying the award multiplied by the closing price of the common stock on the date of grant. For performance-based awards, we calculated the grant date fair value of all awards that factors in the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718. This includes for LRSI awards where grant date fair values include the potential to earn additional shares as part of the Multiplier element. The table below shows the total value of each performance-based award at the grant date fair value and at maximum grant value (values for LRSI awards include the time-based multiplier element).

Name	Award	Grant date	Grant date fair value of awards ($)	Grant date maximum value of award ($)

(a)	(b)	(c)	(d)	(e)

Peter Jackson	Consolidated LTIP 2023	3/1/24	3,150,126	6,630,552
	Flutter PSU 2024	8/19/24	9,109,625	16,680,000
Rob Coldrake	Consolidated LTIP 2024	6/3/24	947,262	2,883,250
	Flutter LRSI 2024	4/2/24	346,616	431,357
Amy Howe	Flutter PSU 2024	8/19/24	6,747,728	12,390,000
Pádraig Ó Ríordáin	Flutter LRSI 2024	4/2/24	1,354,996	1,686,264
Ian Brown	Joiner PSA 2022 - Tranche 2	3/1/24	1,444,933	2,311,893
	Flutter LRSI 2024	4/2/24	1,592,167	1,981,322
Paul Edgecliffe-Johnson	Consolidated LTIP 2023	3/1/24	1,449,200	3,050,352
Additional information about the assumptions that we used when valuing equity awards is set forth in Note 19 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.
7.Column (f) represents annual incentive awards earned for fiscal 2024 performance.

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8.For the majority of NEOs, the benefits they received were in line with those received by the wider employee population for their business area and location. Details of the "Other Compensation" column values for each NEO can be broken down as follows:

Name	Total ($)	Pension related values ($)	Value of perquisites ($)	Perquisites included
(a)	(b)	(c)	(d)	(e)

Peter Jackson	130,562	116,159	14,403	•Private medical cover •Annual medical check up
Rob Coldrake	70,430	61,738	8,691	•Private medical cover •Annual medical check up
Amy Howe	129,538	11,538	118,000	•Personal security
Pádraig Ó Ríordáin	89,098	81,099	7,998	•Private medical cover •Annual medical check up
Ian Brown	104,291	96,367	7,924	•Private medical cover •Annual medical check up
Paul Edgecliffe-Johnson	1,264,555(1)	36,289	8,691	•Private medical cover •Annual medical check up
1.Mr. Edgecliffe-Johnson's total value includes payment of $1,087,817 made in lieu of his notice period pursuant to the "Edgecliffe-Johnson Termination Agreement" outlined on page 102 and $131,758 in a cash payment relating to buy out of incentives relating to his prior employment as agreed on joining the Company in 2023.

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Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2024 with respect to our NEOs.

Name	Award	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Peter Jackson	Annual cash incentive	—	—	2,896,518	4,344,778	—	—	—	—	—
	Consolidated LTIP 2023	3/1/24	—	—	—	3,837	—	30,697	—	3,150,126
	Flutter PSU 2024	8/19/24	—	—	—	20,148	40,297	80,594	—	9,109,625
	DSIP 2024(5)	4/2/24	—	—	—	—	—	—	9,705	2,024,524
	Flutter RSU 2024	8/19/24	—	—	—	—	—	—	13,432	2,780,000
Rob Coldrake	Annual cash incentive	—	—	833,862	1,317,507	—	—	—	—	—
	Consolidated LTIP 2024	6/3/24	—	—	—	1,905	—	15,244	—	947,262
	Flutter LRSI 2024	4/2/24	—	—	—	187	—	749	1,498	346,616
	DSIP 2024(5)	2/4/24	—	—	—	—	—	—	544	113,655
	International Incentive Plan(6)	5/31/24	—	—	—	—	—	—	9,779	177,016
Amy Howe	Annual cash incentive	—	—	1,032,500	2,065,000	—	—	—	—	—
	Flutter PSU 2024	8/19/24	—	—	—	14,924	29,849	59,698	—	6,747,728
	Annual RSU 2024	4/2/24	—	—	—	—	—	—	10,009	2,000,000
	DSIP 2024(5)	4/2/24	—	—	—	—	—	—	2,419	483,333
Pádraig Ó Ríordáin	Annual cash incentive	—	—	1,519,930	2,279,894	—	—	—	—	—
	Flutter LRSI 2024	4/2/24	—	—	—	732	—	2,928	5,856	1,354,996
	DSIP 2024(5)	4/2/24	—	—	—	—	—	—	4,944	1,031,269

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Name	Award	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	Grant date fair value of stock and option awards ($)(4)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Ian Brown	Annual cash incentive	—	—	1,452,716	1,936,955	—	—	—	—	—
	Joiner PSA 2022 - Tranche 2	3/1/24	—	—	—	2,690	6,725	10,761	—	1,444,933
	Flutter LRSI 2024	4/2/24	—	—	—	860	—	3,440	6,881	1,592,167
	DSIP 2024(5)	4/2/24	—	—	—	—	—	—	2,925	610,127
Paul Edgecliffe-Johnson	Annual cash incentive	—	—	718,168	1,077,252	—	—	—	—	—
	Consolidated LTIP 2023	3/1/24	—	—	—	1,765	—	14,122	—	1,449,200
	DSIP 2024(5)	4/2/24	—	—	—	—	—	—	4,383	914,336
	Joiner Award 2024	4/2/24	—	—	—	—	—	—	627	130,951
1.Columns (d) to (f) represent annual incentive awards made to each NEO earned for fiscal 2024 performance. For Mr. Coldrake, this includes the portion of his annual incentive prior to and after his appointment as Group CFO.
2.Columns (g) to (i) represent equity awards granted to each NEO in the form of performance-based awards. See the CD&A and 'Outstanding Equity Awards' table on page 110 for additional details.
3.Column (j) represents equity awards granted to each NEO in the form of time-based awards. See the CD&A and 'Outstanding Equity Awards' table on page 110 for additional details.
4.Column (k) represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718.
5.DSIP 2024 awards relate to legacy arrangement of the mandatory deferral of a portion of each NEO's 2023 annual incentive award into an equity award. Further details of the DSIP award are provided on page 97. From 2025, the DSIP plan will be discontinued and future annual incentive plan awards will be paid out fully in cash.
6.Represents the fair value of the modification of an award held under the International Incentive Plan on his appointment as Group CFO.

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Outstanding Equity Awards
The following table provides the number of outstanding share awards held by our NEOs as of December 31, 2024, along with the market value. For performance-based awards, the number of shares shown takes into account the latest expected result as of December 31, 2024.

Name			Stock awards
	Award	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Peter Jackson	DSIP 2021(3)	3/18/21	3,517	908,969	—	—
	DSIP 2022(3)	3/4/22	14,162	3,660,169	—	—
	DSIP 2023(3)	3/7/23	4,178	1,079,804	—	—
	DSIP 2024(3)	4/2/24	9,705	2,508,257	—	—
	Flutter RSU 2024(4)	8/19/24	13,432	3,471,500	—	—
	LTIP 2022(5)	3/8/22	—	—	25,180	6,507,771
	Consolidated LTIP T1(6)	4/28/23	—	—	30,697	7,933,640
	Consolidated LTIP T2(6)	3/1/24	—	—	30,697	7,933,640
	Flutter PSU 2024(7)	8/19/24	—	—	40,297	10,414,760
Rob Coldrake	DSIP 2023(3)	3/7/23	350	90,458	—	—
	DSIP 2024(3)	4/2/24	544	140,597	—	—
	Flutter LRSI 2023(8)	3/7/23	1,807	467,019	903	233,380
	Flutter LRSI 2024(8)	4/2/24	1,498	387,158	749	193,579
	International Incentive Plan 2022(9)	6/3/24	9,779	2,527,383	—	—
	Consolidated LTIP T2(10)	6/3/24	—	—	15,244	3,939,812
Amy Howe	VCP 2021(11)	3/31/23	17,798	4,599,893	—	—
	Flutter RSP 2021(4)	12/6/21	27,513	7,110,735	—	—
	Annual RSU 2022(4)	3/4/22	5,383	1,391,236	—	—
	DSIP 2023(3)	3/7/23	1,105	285,587	—	—
	Annual RSU 2023(4)	3/7/23	8,358	2,160,125	—	—
	DSIP 2024(3)	4/2/24	2,419	625,191	—	—
	Annual RSU 2024(4)	4/2/24	10,009	2,586,826	—	—
	Flutter PSU 2024(7)	8/19/24	—	—	29,849	7,714,474
	FanDuel CEO VCP 2021(12)	3/1/23	—	—	—	12,500,000
Pádraig Ó Ríordáin	DSIP 2021(3)	3/18/21	1,481	382,764	—	—
	DSIP 2022(3)	3/4/22	8,162	2,109,469	—	—
	DSIP 2023(3)	3/7/23	2,230	576,344	—	—
	DSIP 2024(3)	4/2/24	4,944	1,277,777	—	—
	Flutter LRSI 2022(8),(13)	3/8/22	10,267	2,653,506	5,133	1,326,624
	Flutter LRSI 2023(8),(13)	3/7/23	7,350	1,899,608	3,675	949,804
	Flutter LRSI 2024[8,13]	4/2/24	5,856	1,513,483	2,928	756,742

Flutter Entertainment plc	110	2025 Proxy Statement

Name			Stock awards
	Award	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Ian Brown	DSIP 2023(3)	3/7/23	258	66,680	—	—
	DSIP 2024(3)	4/2/24	2,925	755,966	—	—
	Flutter LRSI 2022(8),(14)	11/14/22	6,688	1,728,514	3,344	864,257
	Flutter LRSI 2023(8),(14)	3/7/23	4,237	1,095,053	—	—
	Flutter LRSI 2024(8),(14)	4/2/24	1,511	390,518	—	—
	Joiner PSA 2022 - Tranche 2(14)	3/31/24	—	—	9,647	2,493,267
Paul Edgecliffe-Johnson	Joiner Award 2023(15),(16)	3/20/23	19,477	5,033,831	—	—
	DSIP 2024(3)	4/2/24	4,383	1,132,786	—	—
	Joiner Award 2024(15),(16)	4/2/24	627	162,048	—	—
	Consolidated LTIP T1(6),(17)	4/28/23	—	—	6,661	1,721,535
	Consolidated LTIP T2(6),(17)	3/1/24	—	—	1,958	506,045
1.Column (e) represents the market value of time-based awards, calculated by multiplying the number of shares shown in column (d) by $258.45, which was the closing price of our common stock on the NYSE on December 31, 2024.
2.Column (g) represents the market value of performance-based awards, calculated by multiplying the number of shares shown in column (f) by $258.45, which was the closing price of our common stock on the NYSE on December 31, 2024. The number of performance-based awards shown in column (f) represents the best estimate at fiscal 2024 of performance at either threshold, target or max.
3.Represents awards granted under the legacy Deferred Share Incentive Plan which required the deferral of a portion of each executive's annual incentive plan value (this is described in further detail on page 97). These awards were granted on the dates specified in column (c) and generally vest in two equal installments:
(a)50% on the third anniversary of the grant date and 50% on the fourth anniversary for Mr. Jackson, Mr. Edgecliffe-Johnson and Mr. Ó Ríordáin; and
(b)50% on the first anniversary of the grant date and 50% on the second anniversary for Mr. Coldrake, Ms. Howe and Mr. Brown.
DSIP awards are subject to the recipient's continued service with the Company through each vesting date.
4.Represents time-based awards granted on the dates specified in column (c) and vest:
(a)33⅓% on the first anniversary of the grant date, 33⅓% on the second anniversary, and 33⅓% on the third anniversary for Mr. Jackson’s Flutter RSU 2024 award and Ms. Howe’s Annual RSU 2022, 2023 and 2024 awards. Numbers shown for Ms. Howe's 2022 and 2023 RSU awards are the number of outstanding shares currently outstanding; and
(b)20% each on the first, second, third, fourth and fifth anniversaries of the grant date, for Ms. Howe’s RSP 2021 award. The number shown for this award is the number of shares currently outstanding.
All these time-based awards are subject to the recipient's continued service with the Company through each applicable vesting date.
5.Represents an award granted under the Company's legacy LTIP in 2022. This award was granted at the maximum number of shares able to vest on the dates specified in column (c), and the amount outstanding in column (f) assumes a maximum payout based on testing as of December 31, 2024. Awards vest on a straight-line basis between the threshold (25% vesting) and the maximum (100% vesting), based on Flutter’s relative TSR vs. FTSE 100 Index (excluding house builders, real estate investment trusts, and natural resources companies) over the 36-month performance period from January 1, 2022, to December 31, 2024. The actual number of shares, if any, will vest on the third anniversary of the grant date and are subject to a two-year holding period following the vesting date.

Flutter Entertainment plc	111	2025 Proxy Statement

6.Represents Tranche 1 and Tranche 2 of the award granted under the legacy Consolidated LTIP award granted to Mr. Jackson and Mr. Edgecliffe-Johnson. The performance period for Tranche 3 commenced on January 1, 2025, and the performance period for Tranche 4 will commence on January 1, 2026. These awards were granted at the maximum level on the dates specified in column (c), with the performance period for Tranche 2 commencing on January 1, 2024. The amount outstanding in column (f) assumes maximum payout for Tranches 1 and 2. Tranches 1 and 2 vest on a straight-line basis between the threshold (12.5% vesting) and the maximum (100% vesting), based on the following:

	Tranche 1	Tranche 2
Performance Measure & Comparison Group	Flutter’s relative TSR vs. FTSE 100 Index (excluding Real Estate Investment Trusts and Closed-End Investment Trusts)	Flutter’s relative TSR vs. S&P 500 constituent companies
Performance Period	36-month performance period from January 1, 2023, to December 31, 2025	36-month performance period from January 1, 2024, to December 31, 2026
The actual number of shares, if any, will vest on the relevant vesting date for each tranche and all shares earned under each of the four tranches are subject to a holding period until the sixth anniversary of the original grant date. An underpin also applies, requiring the Committee to ensure that the formulaic outcome appropriately reflects the Company’s underlying performance and sustainability objectives.
7.Represents PSU awards granted at the target level on the dates specified in column (c), and the amount outstanding in column (f) assumes a target payout. The number of shares vesting could range from the threshold (50% of target) to the maximum (200% of target). Performance conditions for the 2024 award are weighted as follows: 33.3% Group Adjusted EPS, 33.3% Group Net Revenue, and 33.3% relative TSR vs. S&P 500. All measures have a performance period of 36-month from January 1, 2024, to December 31, 2026. The actual number of PSUs, if any, will vest on the third anniversary of the grant date.
8.Represents LRSI awards consisting of a time-based 'Core' element and a performance-based 'Multiplier' element. The Core award is included in column (d), and the Multiplier is included in column (f), which provides the opportunity to earn up to an additional 50% of the Core award at maximum, and 12.5% at threshold. The outstanding amounts in column (f) assume maximum performance. The award was granted on the dates specified in column (c).
(a)For LRSI 2022 awards, the Core award and any Multiplier, if earned, will vest in full on October 1, 2025. The number of Multiplier shares earned will be based on Flutter’s relative TSR vs. FTSE 100 Index (excluding house builders, real estate investment trusts, and natural resources companies), over the 36-month performance period from January 1, 2022, to December 31, 2024.
(b)For LRSI 2023 awards, the Core award and any Multiplier, if earned, will vest in full on October 1, 2026. The number of Multiplier shares earned will be based on Flutter’s relative TSR vs. FTSE 100 Index (excluding real estate investment trusts and investment trusts), over the 36-month performance period from January 1, 2023, to December 31, 2025.
(c)For LRSI 2024 awards, the Core award and any earned Multiplier will vest in full on September 1, 2027. The number of Multiplier shares earned will be based on Flutter’s relative TSR vs. S&P 500 over the 36-month performance period from January 1, 2024, to December 31, 2026.
9.Represents post-modification amount of shares granted under the International Incentive Plan. This award was granted on the date specified in column (c) and modified in June 2024, in connection with Mr. Coldrake’s appointment as Group CFO. The modification consisted of a reduction in the total number of shares outstanding with the removal of the performance-based vesting requirements. This modification was made to ensure there were no future conflicts of interest in the assessment of the performance results of the International Incentive Plan. The award will vest in full on March 2, 2026.
10.Represents the awards granted under the legacy Consolidated LTIP award upon Mr. Coldrake’s appointment to Group CFO, covering three award years (three tranches). The first tranche of Mr. Coldrake’s shares (included in the table above) aligns with Tranche 2 of the award for Mr. Jackson and Mr. Edgecliffe-Johnson in terms of performance measure, comparator group, and performance period. This award was granted at the maximum level on the dates specified in column (c), and the amount outstanding in column (f) assumes maximum payout for Mr. Coldrake's first tranche of the award. The performance periods for the second and third tranches will commence January 1, 2025, and January 1, 2026, respectively. The actual number of shares, if any, will vest on the relevant vesting date for each tranche, and all shares earned under each of the three tranches are subject to a holding period until April 28, 2029 (the sixth anniversary of the grant for Mr. Jackson and Mr. Edgecliffe-Johnson's awards). An underpin also applies, requiring the Committee to ensure the formulaic outcome appropriately reflects Flutter’s underlying performance and sustainability objectives.
11.Represents an award granted under the legacy FanDuel VCP to Ms. Howe. This award was initially a value creation award but was modified in 2023 to a time-based award. The modification date is specified in column (c). The award vests in two equal installments: 50% vested on February 5, 2024, and 50% will vest on February 5, 2025.

Flutter Entertainment plc	112	2025 Proxy Statement

12.Represents a bespoke VCP award made to Ms. Howe in 2021 upon her appointment as FanDuel CEO, which was subsequently modified in 2023; the modification date is shown in column (c). The number shown in column (g) with respect to the VCP award represents the value at threshold performance. Performance conditions are based on the value creation, measured as the future growth in value of the FanDuel business above an initial start value. The incremental gain is the excess of the equity value as of the fifth anniversary of the original grant date (‘Measurement Date’) over the Start Value. The actual value of the VCP award will be determined at the Measurement Date, subject to the recipient's continued service with the Company through the Measurement Date.
13.Pursuant to the terms of the "Ó Ríordáin Transition Agreement":
(a)DSIP awards will vest in full on the later of their respective original vesting dates and the expiration of post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Ó Ríordáin’s employment; and
(b)LRSI 'Core' awards will vest on a time pro-rated basis, and the 'Multiplier' performance elements will be calculated on the pro-rated 'Core' number. Awards will vest on the later of their original vesting dates or the expiration of his post-termination restrictive covenants, which apply for 12 months following his retirement.
14.Pursuant to the terms of the "Brown Settlement Agreement":
(a)DSIP awards will vest in full on the later of their respective original vesting dates and the expiration of post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Brown’s employment;
(b)LRSI 2022, LRSI 2023 and LRSI 2024 ‘Core’ awards will vest on a time pro-rated basis, and the ‘Multiplier’ element for the 2022 LRSI will be calculated on the pro-rated Core number. The Multiplier for the LRSI 2023 and LRSI 2024 awards will lapse. The prorated Core awards and LRSI 2022 Multiplier will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Brown’s employment. Numbers shown are the time pro-rated number of shares; and
(c)Tranche 2 of Mr. Brown's new hire Joiner PSA award will vest on a time pro-rated basis on the later of its respective original vesting dates and the expiration of his post-termination restrictive covenants, and the pro-rated number of shares is included in column (f). Tranche 3 and 4 of this award lapsed in full. The date of communication of the performance conditions for Tranche 2 is shown in column (c). The award was granted at the maximum number of shares. Tranche 2 vests on a straight-line basis between the threshold (25% vesting), Target (62.5%), and the maximum (100% vesting), based on specified UKI divisional revenue and EBIT performance targets. The actual number of shares will vest on the later of their respective original vesting dates and the expiration of post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Brown’s employment. The amount outstanding in column (f) assumes the maximum number of shares vesting.
15.Represents awards granted to Mr. Edgecliffe-Johnson related to the package on appointment as Group CFO in 2023. These awards were granted on the dates specified in column (c), and the 2023 Joiner awards vesting is as follows: 14,873 awards on May 31, 2025, and 4,604 awards on March 10, 2026. The 2024 Joiner award will vest in full on March 10, 2027.
16.Pursuant to the terms of the "Edgecliffe-Johnson Termination Agreement" awards will vest in full on the later of their respective original vesting dates and the expiration of his post-termination restrictive covenants, which apply for 12 months after the termination of Mr. Edgecliffe-Johnson’s employment.
17.Pursuant to the terms of the Edgecliffe-Johnson Termination Agreement, Tranches 1 and 2 of the Consolidated LTIP 2023 award will vest on a pro-rated basis on their normal vesting dates. The amount outstanding in column (f) reflects the pro-rated number of shares and assumes maximum payout for Tranches 1 and 2. Tranches 3 and 4 lapsed in full.

Flutter Entertainment plc	113	2025 Proxy Statement

Options Exercised and Stock Vested
Details of all shares vested in 2024

Name (a)	Stock awards
	Number of shares acquired on vesting (#)(1) (b)	Value realized on vesting ($)(2) (c)

Peter Jackson	3,517	754,221
Rob Coldrake	827	179,839
Amy Howe	42,531	9,988,677
Pádraig Ó Ríordáin	4,674	1,070,883
Ian Brown	21,780	4,708,866
Paul Edgecliffe-Johnson	6,910	1,509,835
1.Number of shares on vesting includes awards granted as nil-cost options. Nil-cost options have the same economic value as restricted shares and the full economic value of shares is transferred to the NEO on vesting.
2.Column (c) represents the market value of shares vested in 2024, calculated by multiplying the number of shares shown in column (b) by the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation
The Company does not operate any non-qualified deferred compensation plans
Potential Payments Upon Termination or Change in Control
This section describes the potential payments and benefits our NEOs would receive in the event of their termination or a change in control.
Termination without Cause or resignation with Good Reason outside of the Change in Control period
In cases of termination without Cause or the NEO resigns with Good Reason, and the termination is outside a change in control period (that period being within two years of a Change in Control event), that NEO is entitled to the following:
•Cash payment in lieu of contractual notice period, with the value of the payment dependent on agreement with the Company on the actual period of notice not served. This payment generally consists of the value of salary and pension for the period.
•Time-based equity awards will be pro-rated for the time of vesting period served, with vesting for such awards accelerated. In addition, DSIP shares will be retained in full with vesting accelerated.
•Performance-based equity will be pro-rated for the time of the vesting period served. Actual performance against the set targets will be used to determine the level of payout and vesting is accelerated following measurement and communication of actual performance.
•LRSI awards that have not yet vested will be treated such that the time-based "Core" element will accelerate and be pro-rated to reflect the vesting period served. The performance-based "Multiplier" element will also be pro-rated and calculated based on actual performance against the set targets, and vesting is accelerated following the measurement and communication of actual performance.
•If termination takes place during a holding period for an award, any vested awards will be released in full.

Flutter Entertainment plc	114	2025 Proxy Statement

Termination without Cause or resignation with Good Reason Inside of the Change in Control Period
The treatment of equity awards on a Change in Control will be determined by the Committee in its discretion. However, in cases of termination without Cause, or resignation with Good Reason inside a Change in Control period, NEOs are entitled to the following:
•Cash payment in lieu of contractual notice period, with the value of the payment dependent on agreement with the Company on the actual period of notice not served. Payment in lieu is generally based on the value of salary and pension for the period.
•Accelerated vesting of all equity awards. Whether performance conditions will be tested will depend on how equity awards were treated in connection with the Change in Control. If the acquiror has assumed the awards, but the Committee determines that the performance measure cannot practicably continue to be measured following the Change in Control, then the performance-based award will be converted to a time-based award. If the performance measures can continue following the Change in Control, then the assumed awards will be capable of performance testing.
•If termination takes place during a holding period for an award, any vested awards will be released in full.
Termination with Cause or resignation without Good Reason
In cases where the Company initiates an NEO’s termination with Cause, or the NEO resigns without Good Reason, NEOs are not entitled to any cash severance benefits or payments (with the exception of any applicable notice period that may apply), and all equity awards held would lapse in full.
Termination due to retirement
In cases where the NEO’s termination is due to retirement, they will be entitled to the following:
•Awards subject only to continued service will be pro-rated for the time of the vesting period served, with vesting accelerated. The exception to this is DSIP shares which will be retained in full with vesting accelerated.
•Awards subject to performance conditions will be pro-rated for the time of the vesting period served. Actual performance against the set targets will be used to determine the level of payout and vesting is accelerated following the measurement and communication of actual performance.
Termination due to death or Disability
In cases where the NEO’s termination is due to death or Disability, they will be entitled to the following:
•Equity Awards:
◦For death: Accelerated vesting of all awards in full.
◦For Disability – time-based awards will be accelerated on a pro-rated basis depending on time served until the termination due to Disability. Performance-based awards will be accelerated on a pro-rated basis depending on time served until the termination due to Disability, with performance assessed at target (or actual where the performance period has ended).
•If termination takes place during a holding period of an award, any vested awards will be released.

Flutter Entertainment plc	115	2025 Proxy Statement

Definitions
For purposes of the above triggers and payments:
“Cause” is generally defined as termination due to: commission of (or plea of no contest or nolo contendere to) any felony under any state, federal or non-US law or any crime involving moral turpitude or dishonesty; commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct; a willful, material damage to any company property; willful failure to substantially perform material job functions under an applicable employment agreement, offer letter, appointment letter or service contract to carry out or comply with a lawful and reasonable directive of the Board or the company; breach of any policy which materially harms the company; willful or prolonged, and unexcused absence from work (other than by reason of disability); breach of any material provision of any written agreement with the company; and a circumstance which would entitle the company to summarily dismiss the employee in accordance with the employee’s employment contract.
“Change in Control” in general means:
•a person directly or indirectly acquiring 50 percent or more of the Company’s securities;
•relevant Directors no longer making up a majority of the Board;
•the completion by the Company of a merger, acquisition, or sale of all or substantially all of the Company’s assets, other than transactions which generally do not affect the voting power of the Company’s securities or constitution of the Board; or
•the approval by the shareholders of a plan or proposal for the winding up of the Company.
“Retirement” is subject to agreement with the Group but generally includes consideration of whether the employee is over the age of 55, has completed at least five (5) years of service, has given twelve (12) months of service, agrees to provide an orderly transition and agrees not to provide similar services for twelve (12) months following retirement.
“Good Reason” is generally defined as (unless otherwise provided in an award or employment agreement) termination of employment by the employee following: a material, adverse change in the employee’s authority, duties or responsibilities (including the assignment of duties materially inconsistent with the employee’s position); a material reduction in the employee’s base salary (unless such reduction is part of a Group-wide program to reduce expenses); or the Group’s decision to permanently relocate the employee’s primary work location to a location that is more than 30 miles (or equivalent distance in kilometers) outside of the greater metropolitan area in which such primary work location is situated, resulting in an additional one-way commute time of more than 60 minutes.
“Disability” is generally defined as the employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

Flutter Entertainment plc	116	2025 Proxy Statement

Estimate of potential payments upon termination or change in control
Assuming that the termination or change in control occurred on December 31, 2024, note that further payments may be due based on local employment legislation.

NEO(1)	Payment type	Termination without cause or with good reason outside CIC period	Termination without cause or with good reason inside CIC period	Death	Disability	Termination with cause or without good reason

Peter Jackson	Cash severance(2)	1,459,500	1,459,500	—		—
	Equity awards(3)	19,616,355	41,164,365	41,164,753	19,616,355	—
	Total	21,075,855	42,623,865	41,164,753	19,616,355	—
Rob Coldrake	Cash severance(2)	979,615	979,615	—		—
	Equity awards(3)	3,141,977	9,735,553	9,735,553	3,141,977	—
	Total	4,121,592	10,715,168	9,735,553	3,141,977	—
Amy Howe	Cash severance(2)	—	—	—		—
	Equity awards(3)	25,548,685	38,974,067	38,974,067	25,548,685	—
	Total	25,548,685	38,974,067	38,974,067	25,548,685	—
1.The estimates in the table reflect potential payments and benefits for our NEOs who were employed as of December 31, 2024. Paul Edgecliffe-Johnson and Ian Brown left the Company during the fiscal year, and Pádraig Ó Ríordáin will leave the Company on April 30, 2025. They have not been included in these estimates as the details of their actual compensation terms on termination have been agreed in their respective termination agreements. These details are outlined in the "Employment Agreements" section on page 99.
2.Cash severance consists of salary and pension in lieu of any notice period not served and values shown assume a 12-month notice where applicable for illustrative purposes.
3.Equity Awards with performance conditions retained are shown at target performance.

Flutter Entertainment plc	117	2025 Proxy Statement

CEO Pay Ratio
Summary
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. Jackson, our Chief Executive Officer.
For the fiscal 2024, our last completed fiscal year:
–The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $22,174,060
–The annual total compensation of the individual identified as the median compensated employee of the Company (other than our CEO) was $56,974.
As a result, for fiscal 2024, the ratio of the annual total compensation of Mr. Jackson, our CEO, to the annual total compensation of the median compensated employee was 389 to 1.
Methodology and Key Assumptions
We determined that as of October 1, 2024, we had 27,142 employees globally. As permitted by SEC rules, approximately 1,356 non-US employees (4.996% of the population) located in 9 countries (724 in Malta, 313 in Turkey, 159 in Morocco, 89 in Spain, 48 in Gibraltar, 11 in Lithuania, 7 in Brazil, 4 in Netherlands, and 1 in Germany) were excluded from the pay ratio analysis. We identified our 2024 median compensated employee from a resulting population of approximately 25,786 employees.
To identify the median compensated employee, we used target total cash compensation for the consistently applied compensation measure ("CACM"), which included annual base salary and wages and target bonuses.
After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our CEO, as set forth in the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Flutter Entertainment plc	118	2025 Proxy Statement

Pay vs Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our NEOs and certain financial performance metrics. We became a U.S. public reporting company in January 2024 and as such, only one year of data is required in this filing.
Amounts included as CAP do not represent the value of compensation actually received by our NEOs but instead are amounts calculated pursuant to the SEC’s rules, which result in substantial adjustments to the amounts reported above in the Summary Compensation Table. Shareholders should refer to the discussion of our compensation philosophy and programs described above in the “Compensation Discussion and Analysis” section for a complete discussion of our compensation programs and their connection to our performance. The Compensation and Human Resources Committee did not rely on the following disclosure in making compensation decisions.
Most Important Performance Measures for 2024
The following table lists the most important measures that were used to link executive compensation to company performance in 2024. The measures in the table are not ranked.

Group Adjusted EBIT
Group Net Revenue
FanDuel Adjusted EBIT
Relative TSR
Pay Versus Performance Table
The following table sets forth additional compensation information for our principal executive officer (“PEO”) and our other non-PEO Named Executive Officers (Non-PEO NEOs) (averaged) along with total shareholder return, net income, and Group Adjusted EBIT performance results for fiscal 2024.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment on 1/29/2024 as of Year-End in:		Net Income (in millions) ($)(4)	Group Adjusted EBIT (in millions) ($)(5)
					Flutter Entertainment Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)

2024	22,174,060	37,941,991	6,281,014	9,478,905	125.77	134.90	162	1,745
1.For 2024, the PEO was Peter Jackson, and the non-PEO NEOs were Paul Edgecliffe-Johnson, Rob Coldrake, Amy Howe, Ian Brown, and Pádraig Ó Ríordáin.
2.For 2024, compensation actually paid (“CAP”) was determined by making the following adjustments to Summary Compensation Totals for equity awards:

Flutter Entertainment plc	119	2025 Proxy Statement

	PEO ($)	Average of Non-PEO NEOs ($)
Fiscal Year	2024	2024

Reported Summary Compensation Table (“SCT”) Total	22,174,060	6,281,014
Adjustments:
Deduction of Amounts Reported in “Stock Awards” Column of the SCT(i)	(17,064,276)	(3,868,718)
Year End Fair Value of Equity Awards Granted in the Year that remain Unvested at Year End(ii)	23,861,028	4,864,223
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Remain Unvested at Year End(iii)	8,842,187	2,779,472
Change in Fair Value Between Prior Year End and Vesting Date for Awards Granted in Prior that Vested in the Year(iv)	128,991	768,372
Fair Value at Vesting of Equity Awards Granted and Vested in the Year(v)	—	—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year(vi)	—	(1,345,459)
Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation(vii)	—	—
Compensation Actually Paid	37,941,991	9,478,905
Summary Compensation Table amounts reflect the grant date fair values of equity awards. For CAP calculation purposes, adjustments have been made to reflect fair values as of each measurement date. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, with the exception of the share price used in the valuations. The equity award adjustments for fiscal year 2024 include the addition or subtraction of the following:
(i)Deduction for the amounts reported in the “Stock Awards” column of the Summary Compensation Table.
(ii)Fair value, calculated in accordance with ASC Topic 718, as of the end of the reported fiscal year of equity awards granted in the reported fiscal year that were outstanding and unvested as of the end of the reported fiscal year.
(iii)Change in fair value, calculated in accordance with ASC Topic 718, as of the end of the reported fiscal year from the end of the prior fiscal year, of equity awards granted in prior years that are outstanding and unvested as of the end of the reported fiscal year.
(iv)Change in fair value, calculated in accordance with ASC Topic 718, from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested in the reported year.
(v)Fair value, calculated in accordance with ASC Topic 718, as of the vesting date for awards that were granted and vested in the same reported fiscal year.
(vi)For awards granted in prior years that failed to meet the applicable vesting conditions during the applicable year, a deduction equal to the fair value as of the end of the prior fiscal year.
(vii)The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024.
3.     Represents the cumulative total shareholder return ("TSR") of our common stock and the cumulative TSR of the S&P 500 Consumer Discretionary Index (the “Peer Group TSR”), as reflected in our stock performance graph in our Annual Report on Form 10-K, which was filed on March 4, 2025. The table assumes $100 was invested at the market close on January 29, 2024, the date our common stock commenced regular-way trading on the New York Stock Exchange, through the end of the fiscal year, including reinvestment of dividends.
4.     The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
5.     See ”2024 Annual Incentive Results/Group Result – Peter Jackson, Rob Coldrake, Pádraig Ó Ríordáin, Paul Edgecliffe-Johnson” on page 93 for a definition of Group Adjusted EBIT, a non-GAAP financial measure, used for purposes of the annual incentive plan, which is our Company-Selected Measure.

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Pay Versus Performance Relationship Descriptions
We became a public reporting company on the New York Stock Exchange on January 29, 2024. We believe both the Summary Compensation Table and the Pay Versus Performance Table reflect our pay-for-performance philosophy. As described in the Compensation Discussion and Analysis section, a significant portion of annual target compensation awarded to NEOs is compensation at risk and contingent on the company’s performance against pre-established performance goals. The relationship between financial measures in the table above and CAP will expand as we build history as a NYSE publicly listed company.
As of December 31, 2024, a $100 initial investment on the day of our primary listing on the NYSE was worth $125.77 in Flutter and $134.90 in the Peer Group. Net income for 2024 was $162 million, and Group Adjusted EBIT for 2024 was $1,745 million.
The compensation actually paid to our PEO, and the average of our other NEOs was $37,941,991 and $9,478,905, respectively.

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Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Shares as of April 10, 2025 by: (1) each person known to us to beneficially own more than 5% of our Shares, (2) each of our NEOs, (3) each of our directors and (4) all of our directors and executive officers as a group.
The number of Shares beneficially owned is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any Shares over which the individual has sole or shared voting power or investment power, as well as any Shares that the individual has the right to acquire within 60 days of April 10, 2025, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Shares held by that person.
The percentage of Shares beneficially owned is calculated on the basis of 176,740,036 Shares outstanding as of April 10, 2025. Shares that a person has the right to acquire within 60 days of April 10, 2025, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated the address of each beneficial owner listed in the following table is c/o Flutter Entertainment plc, Belfield Office Park, Beech Hill Road Clonskeagh, Dublin 4 Ireland.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Outstanding (%)

Capital World Investors(1)	13,865,128	7.8
Capital Research Global Investors(2)	12,969,194	7.3
Caledonia(3)	11,318,621	6.4
The Vanguard Group(4)	9,292,486	5.3
John Bryant(5)	6,374	*
Peter Jackson(6)	25,741	*
Holly Keller Koeppel(7)	2,823	*
Robert (Dob) Bennett(7)	823	*
Nancy Cruickshank(7)	2,078	*
Nancy Dubuc(8)	1,845	*
Alfred F. Hurley, Jr.(9)	17,861	*
Carolan Lennon(7)	1,199	*
Christine M. McCarthy(7)	823	*
Atif Rafiq(7)	2,739	*
Robert Coldrake	456
Amy Howe(10)	70,077	*

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Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Outstanding (%)

Ian Brown	32,541	*
Pádraig Ó Ríordáin(11)	14,285	*
Paul Edgecliffe-Johnson(12)	14,873	*
All current directors and executive officers as a group (15 persons)(13)	166,664	*
*Less than 1% of our outstanding shares.
1.Based solely on the information reported by Capital World Investors ("CWI"), pursuant to the Schedule 13G filed on November 13, 2024 with the SEC, indicating beneficial ownership as of September 30, 2024. CWI is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors." CWI, together with its affiliates, held an interest in 13,865,128 Shares, including 3,034 depositary receipts, which represent 3,034 Shares. CWI had sole voting power over 13,809,451 Shares and sole investment power over 13,865,128 Shares. The address of CWI is 333 South Hope Street, 55th floor, Los Angeles, California 90071.
2.Based solely on the information reported by Capital Research Global Investors ("CRGI"), pursuant to the Schedule 13G filed November 12, 2024 with the SEC, indicating beneficial ownership as of September 30, 2024. CRGI is a division of CRMC, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name "Capital Research Global Investors." CRGI, together with its affiliates, held an interest in 12,969,194 Shares. CRGI had sole voting power over 12,951,656 Shares and sole investment power over 12,969,194 Shares. The address of CRGI is 333 South Hope Street, 55th floor, Los Angeles, California 90071.
3.Based solely on the information reported by Caledonia (Private) Investments Pty Limited and Caledonia US, LP (together, “Caledonia”), pursuant to the Schedule 13G filed November 14, 2024 with the SEC, indicating beneficial ownership as of September 30, 2024. Caledonia, together with its affiliates, held an interest in 11,318,621 Shares. Caledonia had shared voting power over 11,318,621 Shares and shared investment power over 11,318,621 Shares. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia. The address of Caledonia US, LP is 650 Madison Avenue, 24th Floor, New York, New York 10022.
4.Based solely on the information reported by The Vanguard Group pursuant to the Schedule 13G/A filed November 12, 2024 with the SEC, indicating beneficial ownership as of September 30, 2024. The Vanguard Group, together with its affiliates, held an interest in 9,292,486 Shares. The Vanguard Group had shared voting power over 1,565,390 Shares, sole investment power over 7,448,610 Shares, and shared investment power over 1,843,876 Shares. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
5.Includes 1,304 Shares issuable pursuant to restricted stock units that vest within 60 days of April 10, 2025.
6.Includes 14,663 Shares issuable pursuant to options that are exercisable within 60 days of April 10, 2025 and 3,517 Shares issuable pursuant to restricted stock units that will settle within 60 days of April 10, 2025.
7.Includes 823 Shares issuable pursuant to restricted stock units that vest within 60 days of April 10, 2025.
8.Reflects 1,022 Shares directly owned by Ms. Dubuc’s family trust and includes 823 Shares issuable pursuant to restricted stock units that vest within 60 days of April 10, 2025.
9.Includes 14,078 Shares issuable pursuant to deferred stock units that settle upon Mr. Hurley’s separation from the company and 823 Shares issuable pursuant to restricted stock units that vest within 60 days of April 10, 2025.
10.Includes 4,546 Shares issuable pursuant to restricted stock units that will settle within 60 days of April 10, 2025.
11.Includes 14,117 Shares issuable pursuant to options that are exercisable within 60 days of April 10, 2025.
12.Reflects 14,873 Shares issuable pursuant to restricted stock units that vest within 60 days of April 10, 2025.
13.Reflects (a) 99,709 Shares beneficially owned by our directors and executive officers, (b) 30,209 Shares which our directors and executive officers have the right to acquire on or within 60 days of April 10, 2025 through the vesting and settlement of deferred stock units and restricted stock units and (c) 36,926 Shares which our directors and executive officers have the right to acquire on or within 60 days of April 10, 2025 through the exercise of options.

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Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information as of December 31, 2024, about the Company’s equity compensation plans under which our Shares have been authorized for issuance from time to time:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Plan Category	(a)	(b)	(c)

Equity compensation plan approved by security holders	3,374,431(1)	143.70 per share(2)	—
Equity compensation plan not approved by security holders	197,479(3)	—	1,281,543(4)
Total	3,571,910		—
1.Total includes (i) 2,178,526 share awards outstanding under the 2016 Restricted Share Plan, (ii) 76,639 share awards outstanding under the 2023 Long Term Incentive Plan, (iii) 812,178 options outstanding under the Sharesave Scheme, (iv) 132,485 share awards outstanding under the 2015 Deferred Share Incentive Plan, (v) 168,118 share awards outstanding under the 2015 Long Term Incentive Plan and (vi) 6,485 share awards outstanding under the 2015 Medium Term Incentive Plan.
2.The weighted average exercise price relates only to options exercisable for consideration. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration (including nil-cost options).
3.Total includes (i) 7,466 share awards outstanding under the 2022 Supplementary Restricted Share Plan, (ii) 3,540 share awards outstanding under the Betfair Long Term Incentive Plan, (iii) 569 share awards outstanding under the Betfair Deferred Share Incentive Plan, (iv) 18,089 share awards outstanding under the TSG 2015 Equity Incentive Plan, and (v) 167,815 share awards under the Flutter Entertainment Plc 2024 Omnibus Equity Incentive Plan. Total does not include certain awards that are accounted for as liability (rather than equity) awards which may, by their terms, be settled in cash or in an indeterminate number of shares.
The 2024 Omnibus Equity Incentive Plan Including the Non-Employee Sub-Plan (the “2024 Plan”) was adopted by the Board with effect from June 26, 2024 and included a limit providing for the maximum number of Shares that may be issued pursuant to awards under its terms be equal to 1,770,000, less one Share for every Share that is subject to an award granted on or after June 26, 2024, under the Flutter Entertainment plc 2015 Deferred Share Incentive Plan, the Flutter Entertainment plc 2015 Long Term Incentive Plan, the Flutter Entertainment plc 2015 Medium Term Incentive Plan, the Flutter Entertainment plc 2016 Restricted Share Plan, the Flutter Entertainment plc 2022 Supplementary Restricted Share Plan, the Flutter Entertainment plc 2023 Long Term Incentive Plan, the Flutter Entertainment plc Sharesave Scheme (the “Sharesave Scheme”), the FanDuel Group Value Creation Plan, the TSE Holdings Ltd FanDuel Group Value Creation Option Plan, the Betfair Long Term Incentive Plan, Deferred Share Incentive Plan and the TSG 2015 Equity Incentive Plan dated June 22, 2015 (as amended and restated on May 10, 2018) (together, the “Prior Plans”). Following the implementation of the 2024 Plan, the Company ceased issuing awards under the Prior Plans (both those approved by security holders and those not approved by security holders) other than the Sharesave Scheme. A description of each Prior Plan can be found in the Company’s financial statements for the year ended December 31, 2024, included in the Company’s annual report on Form 10-K.
4. Total reflects the remaining share reserve under the 2024 Omnibus Equity Incentive Plan as of December 31, 2024.

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Certain Relationships and Related Person Transactions
Our Board has adopted a Related Person Transaction Policy regarding transactions between the Company and related persons, which we refer to as our “Related Person Transaction Policy,” to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Memorandum and Articles of Association, our policies for determining director independence, our Corporate Governance Guidelines, and our Code of Ethics. Our Related Person Transaction Policy requires that each “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” (as defined Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest) be reviewed and approved or ratified by an approving body composed of independent members of the Board or any committee of the Board composed of independent directors. Our Board has designated the Audit Committee to serve as the approving body for this purpose. In its review, the Audit Committee will consider the relevant facts and circumstances, including:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•the related person’s relationship with the Company;
•the nature and extent (direct or indirect) of the related person’s interest in the transaction;
•the material terms of the transaction, including the purpose of, and the potential benefits to the Company of the transaction;
•the public announcement requirements and the board and/or shareholder approval requirements that may apply under the Exchange Act, the U.K. Listing Rules and/or the U.K. Disclosure and Transparency Rules;
•the importance and fairness of the transaction both to the Company and the related person;
•the business rationale for entering into the transaction;
•whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;
•whether the transaction could also fall within restrictions on noncash and credit transactions with directors or their connected persons under the Companies Act 2014;
•whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and
•with respect to a non-employee director or nominee, whether the transaction would compromise the director’s independence under the NYSE listing standards (including those applicable to committee service) and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee, or status as a “non-employee director” under Rule 16b-3 of the Exchange Act, if such non-employee director serves on the Compensation and Human Resources Committee.
The Audit Committee will not approve or ratify a related person transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company. The Audit Committee may also conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction and thus that no further review is required under the policy.

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Shareholder Proposals and Nominations for Our 2026 AGM
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 to be included in the proxy statement for our 2026 AGM must be received by us by December 25, 2025. If you would like to submit a shareholder proposal to be included in those proxy materials, you should send your proposal to our Company Secretary at Flutter Entertainment plc, Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin, D04 V972. In order for your proposal to be included in the proxy statement, the proposal must comply with the requirements established by the SEC. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In order for director nominations to be deemed timely, notice of such director nominations must be received by our Company Secretary by (A) no earlier than February 5, 2026 and no later than March 7, 2026, or (B) in the event that our 2026 AGM is advanced by more than 30 days before or delayed by more than 70 days from the anniversary date of this year’s AGM, notice by the shareholder must be so received no earlier than the 120th calendar day prior to the 2026 AGM and no later than the close of business on the later of the 90th calendar day prior to the 2026 AGM or the 10th calendar day following the day on which public announcement of the date of the 2026 AGM is first made, and, in each case, must satisfy the notification, timeliness, consent and information requirements set forth in our Articles. Additionally, any notice of director nomination must include the additional information required by Rule 14a-19(b) under the Exchange Act.
Our Articles (as amended from time to time), which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders meeting, are posted on our website at www.flutter.com.

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General Information About Our 2025 AGM
Flutter Entertainment plc is making this Notice of Meeting and Proxy Statement available to its shareholders in connection with the solicitation of votes or proxies by Flutter Entertainment plc, on behalf of the Board, for use at the Company’s 2025 AGM to be held on June 5, 2025 at 2:00 p.m. Irish time / 9:00 a.m. Eastern time and at any adjournment or postponement of such meeting. The AGM will be held at our registered office at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, D04 V972, Ireland. Shareholders will also be provided with a facility to listen to the AGM remotely by going to www.virtualshareholdermeeeting.com/FLUT2025; however attending the AGM virtually will not allow you to vote, speak, or ask questions at the AGM. You are receiving this Proxy Statement because you owned our Shares at the close of business on April 10, 2025, the Record Date for the AGM, which entitles you to vote at the AGM. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
The Proxy Materials
Our Proxy Materials include:
•this Proxy Statement;
•Notice of our 2025 AGM of Shareholders (which is attached to this Proxy Statement);
•the Annual Report and Accounts 2024; and
•the Proxy Card.
If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a Proxy Card or voting instruction form. If you received or accessed these materials through the Internet, your Proxy Card or voting instruction form is available to be filled out and executed electronically.
Mailing of Proxy Materials
The Proxy Materials will be mailed or made available to our shareholders on or about April 24, 2025. On or about April 24, 2025, we will mail to most of our shareholders a Notice of Availability containing instructions on how to access our Proxy Statement.
Notice of Internet Availability of Proxy Materials
Under rules adopted by the SEC, we are furnishing Proxy Materials to most of our shareholders on the Internet, rather than mailing printed copies. By doing so, we save costs and reduce our impact on the environment. If you received a Notice of Availability by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the Notice of Availability will instruct you how to access and review the Proxy Materials on the Internet. If you would like printed copies of the Proxy Materials, please follow the instructions on the Notice of Availability.

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Shares to be Voted at the AGM
Each holder of Shares in our register of members (such owners are referred to herein as Registered Shareholders and are often referred to as “shareholders of record” or “record holders”) as of the close of business on April 10, 2025, the record date for the AGM, is entitled to attend and vote at the AGM. On the Record Date, there were 176,740,036 Shares outstanding and entitled to vote at the AGM.
Every holder of a Share on the Record Date will be entitled to one vote per Share for each matter presented at the AGM. Because each Director’s election is the subject of a separate resolution, every holder of a Share on the Record Date will be entitled to one vote per Share for each separate Director election resolution.
Annual General Meeting Quorum
Two persons entitled to vote upon the business to be transacted must be present in person or represented by proxy to constitute a quorum for the transaction of business at the AGM. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by broker non-votes (as defined below) that are present and entitled to vote at the Annual General Meeting will be counted for purposes of determining a quorum. However, if you are a Beneficial Holder (as defined below) and do not provide voting instructions to your bank, broker or other holder of record, such bank, broker or other holder of record will lack the authority to vote shares at your discretion on Proposals 1, 2, 3, 4, 5 and 6, which are considered non-routine matters pursuant to NYSE rules, meaning your Shares will not be voted on these proposals (a ‘‘broker non-vote’’).
Required Votes

Proposal Item	Questions about Required Votes

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes treated?	How will signed proxies that do not specify voting preferences be treated?

Proposal 1: Election and Re-Election of Directors	•Each nomination will be proposed by a separate resolution and a simple majority of votes cast on each resolution will be sufficient to approve such resolution	•Withhold votes will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on this proposal	•N/A	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast for the nine director nominees identified in this Proxy Statement

Proposal 2: Advisory Resolution to Approve Executive Compensation	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast for the approval of the compensation of our NEOs

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Proposal Item	Questions about Required Votes

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes treated?	How will signed proxies that do not specify voting preferences be treated?

Proposal 3: Advisory Resolution on the Frequency of Future Advisory Resolutions to Approve Executive Compensation	•A majority or more of votes cast. •In the event no option receives a majority of the votes cast, the Board intends to adopt the option that receives the most votes.	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast to hold the non-binding advisory "Say on Pay" Proposal every year ("1 year")

Proposal 4: Approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast for the approval of the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan

Proposal 5: Approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast for the approval of the Flutter Entertainment plc 2025 Employee Share Purchase Plan

Proposal 6: Approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•Broker non-votes are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast and will have no effect on this proposal	•Votes will be cast for the approval of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)

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Proposal Item	Questions about Required Votes

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes treated?	How will signed proxies that do not specify voting preferences be treated?

Proposal 7: (a) Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm and Auditor; and (b) Authority to set Compensation	•Each proposal will be proposed by a separate resolution and a simple majority of votes cast on each resolution will be sufficient to approve such resolution	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on these proposals	•No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on these matters and these will be counted as votes cast for each resolution
•Votes will be cast for (a) the non-binding ratification of the appointment of KPMG as independent registered public accounting firm and auditor for the year ended December 31, 2025; and (b) the binding authorization of the Board to set the compensation of KPMG for the year ending December 31, 2025

Proposal 8: Renewal of the Annual Authority of the Board to Issue Shares	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	•Votes will be cast for the Renewal of the Annual Authority of the Board to Issue Shares

Proposal 9: Renewal of the Annual Authority of the Board to Issue Shares for Cash without first Offering Shares to Existing Shareholders	•Seventy-five percent (75%) or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	•Votes will be cast for the Renewal of Annual Authority of the Board to Issue Shares for Cash without first Offering Shares to Existing Shareholders

Proposal 10: Renewal of the Annual Authority of the Board to make Market Purchases of the Company’s Shares	•A majority or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	•Votes will be cast for the Renewal of Annual Authority of the Board to make Market Purchases of the Company’s Shares

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Proposal Item	Questions about Required Votes

	How many votes are required for approval?	How are director withhold votes treated?	How are abstentions treated?	How are broker non-votes treated?	How will signed proxies that do not specify voting preferences be treated?

Proposal 11: Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-Issue of Treasury Shares Off Market	•Seventy-five percent (75%) or more of votes cast	•N/A	•Abstentions are counted for the purpose of establishing the presence of a quorum, but will not be counted as votes cast and will have no effect on this proposal	•No broker non-votes since banks, brokers and other holders of record may exercise discretion and vote on this matter and these will be counted as votes cast	•Votes will be cast for the Renewal of the Annual Authority of the Board to Determine the Price Range for the Re-Issue of Treasury Shares Off Market

It is important to note that the proposal to (i) approve the compensation of our NEOs (Proposal 2), (ii) approve the frequency of our non-binding, advisory ‘‘Say on Pay’’ proposal (Proposal 3), and (iii) ratify the appointment of KPMG as our independent registered public accounting firm and auditors for the year ending December 31, 2025 (Proposal 7(a)) are non-binding and advisory proposals. However, the Board intends to carefully consider the results of Proposal 2 in making future compensation decisions, of Proposal 3 in determining the frequency of future non-binding advisory ‘‘Say on Pay’’ proposals, and Proposal 7(a) in ratifying the appointment of our independent registered public accounting firm and auditor.
Shareholder Categories
In this Proxy Statement:
(a)“Registered Holders” refers to persons entered on the register of members of the Company (i.e. those shareholders whose shareholding is evidenced by their Statement of Holding and who do not hold their interests in shares as Beneficial Holders or DI Holders).
(b)“Beneficial Holders” refers to persons who hold their interests in the Company’s Shares in a stock brokerage account or via a broker, bank, or other nominee that is a participant in DTC.
(c)"DI Holders" refers to holders of the Company’s Depositary Interests (“DIs”) entered in the DI register of the Company.
Proxy Appointment
Any member entitled to attend, speak and vote at the AGM is entitled to appoint any person (who need not be a member of the Company) as a proxy to attend, speak and vote in his/her place. Appointment of a proxy will not affect the right of a member to attend, speak, and vote at the AGM in person should they wish to do so. A member may appoint more than one proxy to attend and vote at the AGM, provided each proxy is appointed to exercise rights attached to different Shares held by that member. A shareholder acting as an intermediary on behalf of one or more clients may grant a proxy to each of its clients or their nominees, provided each proxy is appointed to exercise rights attached to different Shares held by that shareholder. If you wish to appoint more than one proxy, please contact Computershare Trust Company N.A. (the “Company’s Registrar”). To be valid, a proxy must be received by no later than 2:00 p.m. (Irish time) / 9:00 a.m. (Eastern time) on June 3, 2025 (or in the case of an adjournment or postponement thereof, such later time as may be announced by the Company not being greater than 48 hours before the adjourned or postponed meeting). The process and timelines for appointing a proxy and/or voting at the meeting will depend on the manner in which you hold your Shares, as described below.

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Voting at the AGM
(a)Registered Holders: Registered Holders may attend the AGM in person to vote by ballot or may vote by proxy before the AGM by using any one of the following three methods:
(i)by telephone at 1-800-690-6903;
(ii)online by visiting www.proxyvote.com or scanning the QR code and following the instructions on your Form of Proxy; or
(iii)by mail if you received printed Proxy Materials by following the instructions on your Form of Proxy and returning your completed Form of Proxy in the postage-paid envelope accompanying your Proxy Materials. A Registered Holder may also appoint a proxy by delivering the Form of Proxy (or a proxy in the form set out in section 184 of the Companies Act 2014) to The Company Secretary, Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin D04 V972, Ireland by 2:00 p.m. (Irish time) / 9:00 a.m. (Eastern time) on June 3, 2025.
(b)Beneficial Holders: If you are a Beneficial Holder, this document is being made available or forwarded to you by or on behalf of your broker, bank, or other nominee. Only those Beneficial Holders holding shares as of the Record Date or, if the AGM is adjourned, on such other date as is communicated to Beneficial Holders are entitled to vote on the resolutions in respect of such shares. Beneficial Holders may direct their broker, bank, or other nominee on how to vote their shares by following the instructions for voting on the voting instruction form provided by your broker, bank, or other nominee. If you do not direct your broker, bank, or other nominee on how to vote your shares by following the instructions on your voting instruction form, your shares will not be voted at the AGM for any matter that is considered to be “non-routine” under the rules of the NYSE. Under the rules of the NYSE, the only matters which we believe will be considered “routine” and on which your broker can vote your shares without receiving instructions from you are Resolutions 7, 8, 9, 10 and 11. Your broker does not have discretionary authority to vote your shares on any other matters. We encourage Beneficial Holders to communicate your voting decisions to your broker, bank or other nominee by the time prescribed by your broker, bank, or other nominee and well in advance of the voting deadline for Beneficial Holders of 2:00 p.m. (Irish time) on June 2, 2025 / 9:00 a.m. (Eastern time) on June 2, 2025, to ensure that your vote will be counted. If you wish to vote in person by ballot at the AGM, you must obtain a Legal Proxy from your broker, bank, or other nominee by 2:00 p.m. (Irish time) on May 30, 2025 / 9:00 a.m. (Eastern time) on May 30, 2025 and present it, along with photographic identification, to the Company’s Secretary or other Company representative, at the AGM.
(c)DI Holders:
(i)DI Holders entered in the register of DI Holders of the Company as of the Record Date (or, if the AGM is adjourned, on such other date as is communicated to DI Holders) are entitled to provide voting instructions to Computershare Investor Services plc (“Computershare U.K.”) in respect of the number of DIs registered in their name(s) at that time.
(ii)As a DI Holder, or a representative of a DI Holder, if you wish to attend or vote at the AGM, please obtain a Letter of Representation from your broker or nominee and then provide this letter by email to Computershare U.K. at !ukallditeam2@computershare.co.uk by 2:00 p.m. (Irish Time) / 9:00 a.m. (Eastern time) on May 30, 2025. Computershare U.K., on behalf of Computershare Trust Company N.A., will then provide you with a separate Letter of Representation which will confirm the amount of Shares you will represent, allowing you to attend, speak, and vote at the AGM. To attend, speak or vote at the AGM, you must bring this Letter of Representation and present it, along with photographic identification, to the Company Secretary or other Company representative at the AGM. Any DI Holders that do not follow the above process will be unable to represent their position in person at the AGM.

Flutter Entertainment plc	132	2025 Proxy Statement

(iii)DI Holders may direct Computershare U.K. to vote the shares represented by their DIs in two ways:
1.By Internet—CREST. Issue an instruction through the CREST electronic voting appointment service using the procedures described in the CREST manual (available from euroclear.com). CREST personal members or other CREST-sponsored members, and those CREST members who have appointed a voting service provider, should refer to their CREST sponsor or voting services provider, who will be able to take the appropriate action on their behalf. For instructions made using the CREST service to be valid, the appropriate CREST message (a CREST Voting Instruction) must be properly authenticated in accordance with the specifications of Euroclear U.K. & International Limited (“EUI”) and must contain the information required for such instructions, as described in the CREST manual. The message, regardless of whether it relates to the voting instruction or to an amendment to the instruction given to Computershare U.K., must be transmitted so as to be received by the Company’s agent (ID 3RA50) by no later than 2:00 p.m. (Irish Time) / 9:00 a.m. (Eastern time) on May 30, 2025. The time of receipt will be taken to be the time (as determined by the timestamp applied to the CREST Voting Instruction by the CREST applications host) from which the Company’s agent is able to retrieve the CREST Voting Instruction by enquiry to CREST in the manner prescribed by CREST. EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations apply to the transmission of a CREST Voting Instruction. It is the responsibility of the CREST member to take (or to procure that the CREST sponsor or voting service provider takes) such action necessary to ensure that a CREST Voting Instruction is transmitted by any particular time. CREST members and, where applicable, their CREST sponsors or voting service providers, are referred to those sections of the CREST manual concerning practical limitations of the CREST system and timings.
2.By Mail. Complete and return a Form of Instruction to Computershare U.K. using the reply-paid envelope that accompanied the Form of Instruction or by posting it to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, United Kingdom. To be effective, all Forms of Instruction must be received by Computershare U.K. by 2:00 p.m. (Irish Time) / 9:00 a.m. (Eastern time) on May 30, 2025. Computershare U.K., as the depositary, will then make arrangements to vote your underlying Shares according to your instructions.
Rules of Conduct
The AGM and Question Period Rules of Conduct (the “Rules”) will be available on our website at https://www.flutter.com/investors/shareholder-information/agm and will apply to conduct of the AGM. The Rules will address such matters as the number or types of questions we will address during the AGM and during the Question Period, how we will respond to such questions, and the guidelines for submitting questions.

Flutter Entertainment plc	133	2025 Proxy Statement

Listening to the AGM via Webcast
Holders of Shares are entitled to attend, speak and vote at general meetings of the Company (including this AGM). Shareholder participation and engagement remain important to us and, therefore, shareholders will also be provided with a facility to listen to the AGM remotely by using the Broadridge Financial Solutions, Inc. ("Broadridge") webcast platform at www.virtualshareholdermeeting.com/FLUT2025. Shareholders listening to the proceedings of the AGM via the Broadridge webcast platform and wishing to vote at the AGM will still need to submit proxy voting instructions by the relevant deadlines before the AGM, as it will not be possible to vote, speak or ask questions at the AGM using the Broadridge webcast platform. Further information on accessing the Broadridge webcast platform for Registered Holders, Beneficial Holders, and DI Holders is set out below:
(i)Registered Holders: As a Registered Holder, you will be able to listen to proceedings at the AGM online by visiting www.virtualshareholdermeeeting.com/FLUT2025 and following the instructions on your Proxy Card or on the instructions that accompanied your Proxy Materials.
(ii)Beneficial Holders: Beneficial Holders may register to listen to proceedings at the AGM online by visiting www.virtualshareholdermeeeting.com/FLUT2025 and inserting the control number received with their voting instruction form. If you do not have a control number, you may listen to the AGM via webcast as a "Guest."
(iii)DI Holders: DI Holders may listen to proceedings at the AGM online as a "Guest" by visiting www.virtualshareholdermeeeting.com/FLUT2025.
Revocation of Your Vote
Beneficial Holders and DI Holders who wish to revoke or change their votes should contact the organization that holds their Shares. Registered Holders may revoke or change their proxy by voting a new proxy pursuant to the voting methods set forth above by providing a written notice of revocation to the Company Secretary or by attending and voting at the AGM in person.
Confidentiality of Your Vote
We keep all the proxies, ballots and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge, examine these documents. Occasionally, shareholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.
Proxy Solicitation
The Company is paying the costs of the solicitation of proxies. Members of the Board and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers, or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing Beneficial Holders for their expenses in forwarding Proxy Materials to their customers who are Beneficial Holders and obtaining their voting instructions.
In connection with the AGM, the Company has engaged Georgeson LLC to assist in the solicitation of proxies. The Company will pay Georgeson $15,000 plus reasonable out-of-pocket expenses for its assistance.
Voting Results
We will file a current report on Form 8-K with the SEC including the final voting results from the AGM within four business days after the AGM. In addition, the results of the AGM will be announced via Regulatory News Service and published on the website of the Company.

Flutter Entertainment plc	134	2025 Proxy Statement

Other Information
For your review, we make available free of charge on or through our website at www.flutter.com under the ‘‘Investor Relations/SEC Filings’’ section, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Hard copies may be obtained free of charge by contacting our Company Secretary. Copies may also be accessed electronically by means of the SEC’s website on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2024, nor the 2024 Annual Report shall constitute a part of the proxy solicitation materials.
Contacting Our Company Secretary
In several sections of this Proxy Statement, we suggest that you should contact our Company Secretary to follow up on various items. You can reach our Company Secretary by writing to the Company Secretary at Flutter Entertainment plc, Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin, D04 V972.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2025.
The Notice of Annual General Meeting, Proxy Statement, Form of Proxy, Annual Report and Accounts 2024 (together with the Irish Statutory Accounts) are also available at www.proxyvote.com.

Flutter Entertainment plc	135	2025 Proxy Statement

Householding of Annual General Meeting Materials
Some banks, brokers and other holders of record may be participating in the practice of ‘‘householding’’ proxy statements, annual reports, or notices. This means that only one copy of our Proxy Materials or Notice of Availability, as applicable, may have been sent to multiple shareholders in your household. If you want to receive separate copies of our Proxy Materials or Notice of Availability, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other holder of record, or you may contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Flutter Entertainment plc	136	2025 Proxy Statement

Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual General Meeting. Should any other matter arise at the Annual General Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.
BY ORDER OF THE BOARD OF DIRECTORS,
Edward Traynor
Company Secretary
April 24, 2025

Flutter Entertainment plc	137	2025 Proxy Statement

Annex A — Non-GAAP Figures
This Proxy Statement includes Adjusted EBITDA, Free Cash Flow and Adjusted Earnings Per Share (“Adjusted EPS”) which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented solely as supplemental disclosures to reported GAAP measures because we believe that these non-GAAP measures are useful in evaluating our operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by analysts, lenders, financial institutional and investors as measures of performance. Adjusted EBITDA, Free Cash Flow and Adjusted EPS are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
Adjusted EBITDA is defined on a Group basis as net income (loss) before income taxes; other income, net; interest expense, net; depreciation and amortization; transaction fees and associated costs; restructuring and integration costs; impairment of PPE and intangible assets and share based compensation expense.
See below a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure.

	Fiscal year ended December 31

($ in millions)	2024	2023

Net income / (loss)	162	(1,211)
Add back:
Income taxes	(146)	120
Other expense, net	434	157
Interest expense, net	419	385
Depreciation and amortization	1,097	1,285
Impairment	—	725
Share-based compensation expense	202	190
Transaction fees and associated costs[1]	54	92
Restructuring and integration costs[2]	135	132
Adjusted EBITDA	2,357	1,875
1.Primarily associated with advisory fees related to implementation of internal controls, information system changes and other strategic advisory related to the change in the primary listing of the Group, transaction fees related to Snaitech and NSX for the year ended December 31, 2024, and the listing of Flutter’s ordinary shares in the US for the year ended December 31, 2023.
2.Costs primarily relate to various restructuring and other strategic initiatives to drive synergies. The programs are expected to run until 2027. These actions include efforts to consolidate and integrate our technology infrastructure, back-office functions and relocate certain operations to lower cost locations. It also includes business process re-engineering cost, planning and design of target operating models for the Group's enabling functions and discovery and planning related to the Group's anticipated migration to a new enterprise resource planning system. The costs also included severance expenses, advisory fees and temporary staffing cost. The programs are expected to run until 2027.
Free Cash Flow is defined as net cash provided by (used in) operating activities less payments for property and equipment, intangible assets and capitalized software. We believe that excluding these items from free cash flow better portrays our ability to generate cash, as such items are not indicative of our operating performance for the period. This non-GAAP measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should

Flutter Entertainment plc	A-1	2025 Proxy Statement

not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Our calculation of Free Cash Flow may differ from similarly titled measures used by other companies, limiting their usefulness as a comparative measure.
See below a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP measure.

	Fiscal year ended December 31

($ in millions)	2024	2023

Net cash provided by operating activities	1,602	937
Less cash impact of:
Purchases of property and equipment	(144)	(159)
Purchases of intangible assets	(136)	(175)
Capitalized software	(381)	(268)
Free Cash Flow	941	335
Adjusted EPS is calculated by dividing adjusted net income attributable to Flutter shareholders by the number of diluted weighted-average ordinary shares outstanding in the period.
See below a reconciliation of Adjusted Earnings Per Share to diluted earnings per share, the most comparable GAAP measure.

	Fiscal year ended December 31

	$2024	2023

Earnings (loss) per share to Flutter shareholders	0.24	(6.89)
Add/ (Less):
Transaction fees and associated costs	0.30	0.52
Restructuring and integration costs	0.75	0.75
Impairment	—	4.10
Amortization of acquired intangibles	3.23	4.47
Accelerated amortization	—	0.17
Share-based compensation	1.12	1.07
Loss on settlement of long-term debt	0.04	0.03
Financing related fees not eligible for capitalization	0.04	0.16
Fair value (gain) / loss on derivative instruments	0.01	(0.04)
Fair value gain on contingent consideration	(0.02)	—
Fair value loss on Fox Option Liability	2.37	0.93
Fair value loss on investment	0.01	0.01
Tax impact of above adjustments	(0.82)	(0.85)
Adjusted earnings per share	7.27	4.42

Flutter Entertainment plc	A-2	2025 Proxy Statement

Annex B — Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan
FLUTTER ENTERTAINMENT PLC
AMENDED AND RESTATED 2024 OMNIBUS EQUITY INCENTIVE PLAN
INCLUDING THE NON-EMPLOYEE SUB-PLAN
SECTION 1.Purpose.
The purpose of this Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Plan”) is to enable the Company (as defined below) to grant equity compensation awards and other types of incentive compensation to selected Eligible Persons (as defined below) thereby (a) strengthening their commitment to the success of the Company and stimulating their efforts to promote the success and enhance the value of the Company by linking the individual interests of such Eligible Persons to those of Company shareholders, (b) assisting the Company and its Affiliates (as defined below) in attracting, as applicable, new Directors (as defined below), officers, employees or consultants and retaining existing Directors, officers, employees or consultants, (c) providing opportunities for equity compensation awards and other types of incentive compensation that are competitive with those of peer corporations, (d) optimizing the profitability and growth of the Company through incentives which are consistent with the Company’s goals and (e) providing selected Eligible Persons with an incentive for outstanding performance to generate superior returns to Company shareholders. This Plan is being established to provide the Company with flexibility in its ability to motivate, attract and retain the services of such individuals upon whose judgment, interests and special effort the successful conduct of the Company’s operation is largely dependent, and so that the Company can continue to grant equity (including to a broad based employee population) following its primary listing on a U.S. stock exchange. As of the Original Plan Effective Date, the Company ceased issuing awards under the Prior Plans, other than the Sharesave Scheme (with each such capitalized term as defined below). Notwithstanding the foregoing and anything herein to the contrary, any awards granted under the Prior Plans shall remain in effect pursuant to their terms.
SECTION 2.Definitions and Interpretation.
(a)Definitions. As used herein, the following terms shall have the meanings set forth below:
“AAA” shall have the meaning specified in Section 9(n).
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
“Applicable Exchange” means the New York Stock Exchange, the London Stock Exchange or any other national stock exchange or quotation system on which the Shares may be listed or quoted.
“Applicable Law” means the laws of Ireland applicable to the Company, its Shares and the Plan, any legal or regulatory requirements relating to the Company, its Shares, the Plan and Awards made thereunder under applicable U.S. federal and state corporate law, U.S. federal and state securities law, the Code, the Applicable Exchange and the applicable laws, rules, regulations and requirements of any other country or jurisdiction (in addition to Ireland as provided above) where Awards are, or will be, granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.
“Award” means any award that is permitted under Section 6 and granted under the Plan or any Sub-Plan.
“Award Agreement” means (a) any written or electronic agreement, contract or other instrument or document evidencing any Award or (b) any written statement issued by (or on behalf of) the Company to a Participant describing the terms and provisions of any Award, including in either case any amendment or modification thereof.

Flutter Entertainment plc	B-1	2025 Proxy Statement

“Board” means the Board of Directors of the Company.
“Bonus Shares” means Shares that are awarded to a Participant with or without cost (save in all events for payment by the Participant in cash of the nominal value per Share if required by Applicable Law) and without restrictions either in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), as an inducement to become an Eligible Person or, with the consent of the Participant, as payment in lieu of any cash remuneration otherwise payable to the Participant.
“Cash Incentive Award” means an Award that is settled in cash and the value of which is set by the Committee but is not calculated by reference to the Fair Market Value of a Share.
“Cause” means, unless otherwise provided an applicable Award Agreement, any of the following.
(a)A Participant’s commission of (or plea of no contest or nolo contendere to) any felony under any state, federal or non-U.S. law or any crime involving moral turpitude or dishonesty;
(b)A Participant’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company or any of its Affiliates;
(c)Any willful, material damage to any property of the Company by a Participant;
(d)A Participant’s willful failure to (i) substantially perform such Participant’s material job functions under an applicable employment agreement, offer letter, appointment letter or service contract (other than any such failure resulting from a Participant’s disability) or (ii) carry out or comply with a lawful and reasonable directive of the Board or the Company;
(e)A Participant’s breach of any policy which materially harms the Company;
(f)A Participant’s willful or prolonged, and unexcused absence from work (other than by reason of disability);
(g)A Participant’s breach of any material provision of any written agreement between such Participant and the Company; and
(h)A circumstance which would entitle the Participant’s employer to summarily dismiss the Participant in accordance with such Participant’s employment contract.
“Change in Control” means the occurrence of any of the following events:
(a)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (or person or group of persons deemed to be “acting in concert” for the purposes of the Irish Takeover Rules) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing fifty (50) percent or more of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition by the Company or any of its Subsidiaries; (ii) any such acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any such acquisition which complies with Sections (c)(i), (c)(ii) or (c)(iii); (iv) any such acquisition which is made be a central securities depositary (or its nominee) or any other operator of a securities settlement system for the purpose of Shares becoming eligible for admission to a securities settlement system operated by that central securities depositary, or other operator; or (v) in respect of an Award held by a particular Participant, any such acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);
(b)The Incumbent Directors cease for any reason to constitute a majority of the Board; or
(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries and whether or not effected pursuant to a compromise or arrangement sanctioned by the court under Chapter 1 of Part 9 of the Companies Act, an acquisition pursuant to Chapter 2 of Part 9 of the Companies Act or a conversion, merger or division pursuant to the European Union (Cross - Border Conversions, Mergers and Divisions) Regulations 2023) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

Flutter Entertainment plc	B-2	2025 Proxy Statement

(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and
(ii)after which no person or group beneficially owns voting securities representing fifty (50) percent or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section (c)(ii) as beneficially owning fifty (50) percent or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(iii)after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d)the approval by the shareholders of a plan or proposal for the winding up of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Clawback Policy” shall have the meaning specified in Section 7(c).
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Committee” means the Compensation and Human Resources Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.
“Companies Act” means the Companies Act 2014 of Ireland, as amended from time to time, or any successor statute thereto.
“Company” means Flutter Entertainment plc, a public limited company organized under the laws of Ireland, together with any successor thereto.
“Covered Person” shall have the meaning specified in Section 3(d).
“Data” shall have the meaning specified in Section 9(e).
“DI” means depositary interests representing Shares, issued in such manner as may be approved by the Company from time to time.
“Director” means any member of the Board, but solely in his or her capacity as such a member of the Board.
“Effective Date” shall have the meaning specified in Section 11.
“Eligible Person” means any Director, officer, employee or consultant (including any prospective Director, officer, employee or consultant) of the Company or any of its Affiliates who is an “employee” within the meaning of Form S-8 under the Exchange Act, as in effect from time to time.

Flutter Entertainment plc	B-3	2025 Proxy Statement

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price per Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price per Share used to calculate the amount payable to the Participant pursuant to such SAR.
“Expiration Date” shall have the meaning specified in Section 11.
“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, or as otherwise determined by the Committee, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing price per Share as reported by the Applicable Exchange, being such stock exchange as is nominated by the Committee for that purpose for such date, or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
“GAAP” shall have the meaning specified in Section 4(c).
“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
“Incumbent Directors” shall mean for any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section (a) or (c) of the definition of Change in Control), whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
“Interim Plan Period” means the period beginning on the Original Plan Effective Date and ending on the Effective Date.
“ISO Limit” shall have the meaning specified in Section 4(a).
“Non-Employee Director” means a Director of the Company who is not an officer or employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Subsidiary.
“Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan, as set forth in the Appendix (as may be amended from time to time).
“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan and (b) is not an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
“Original Plan” means the 2024 Omnibus Equity Incentive Plan as in effect prior to the Effective Date.
“Original Plan Effective Date” means the effective date of the Original Plan.
“Participant” means any Eligible Person who is selected by the Committee to receive an Award or who receives a Substitute Award.

Flutter Entertainment plc	B-4	2025 Proxy Statement

“Performance Goals” means the goal or goals that the Committee shall select for purposes of any Award and shall be based on the attainment of specific levels of performance of the Company, any of its Subsidiaries, Affiliates, divisions or operational units, any Participant, or any combination of the foregoing, which may include any of the following: (a) share price; (b) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and/or amortization); (c) operating income; (d) earnings per share (including specified types or categories thereof); (e) cash flow (including specified types or categories thereof); (f) revenues (including specified types or categories thereof); (g) return measures (including specified types or categories thereof); (h) shareholder return measures (including specified types or categories thereof); (i) sales or product volume; (j) working capital; (k) gross or net profitability/profit margins (including profitability of an identifiable business unit or product); (l) objective measures of productivity or operating efficiency; (m) costs (including specified types or categories thereof); (n) expenses (including specified types or categories thereof); (o) product unit and pricing targets; (p) credit rating or borrowing levels; (q) market share (in the aggregate or by segment); (r) level or amount of acquisitions; (s) economic, enterprise, book, economic book or intrinsic book value (including on a per share basis); (t) improvements in capital structure; (u) customer satisfaction survey results; (v) implementation or completion of critical projects; (w) environmental, social and governance and related strategic metrics; and (x) any other measure the Committee deems appropriate.
“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.
“Plan” shall have the meaning specified in Section 1.
“Prior Plans” means each of the Original Plan, the Flutter Entertainment plc 2015 Deferred Share Incentive Plan, the Flutter Entertainment plc 2015 Long Term Incentive Plan, the Flutter Entertainment plc 2015 Medium Term Incentive Plan, the Flutter Entertainment plc 2016 Restricted Share Plan, the Flutter Entertainment plc 2022 Supplementary Restricted Share Plan, the Flutter Entertainment plc 2023 Long Term Incentive Plan, the Flutter Entertainment plc Sharesave Scheme (the “Sharesave Scheme”), the FanDuel Group Value Creation Plan, the TSE Holdings Ltd FanDuel Group Value Creation Option Plan, the Betfair Long Term Incentive Plan and Deferred Share Incentive Plan, the Junglee Games Inc. Management Equity Plan and the TSG 2015 Equity Incentive Plan dated June 22, 2015 (as amended and restated on May 10, 2018).
“Restricted Share” means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
“RSU” means a restricted share unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property, subject to the satisfaction of the applicable vesting conditions, in accordance with the terms of the applicable Award Agreement.
“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SAR” means a share appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
“Share Limit” shall have the meaning specified in Section 4(a).
“Shares” means ordinary shares of the Company, with a nominal value of €0.09 each, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(c).
“Subsidiary” has the meaning given to that term in Section 7 of the Companies Act.
“Substitute Awards” shall have the meaning specified in Section 4(d).
“Sub-Plan” means any sub-plan established with respect to the Plan, including the Non-Employee Sub-Plan, as may be amended from time to time.
“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“U.S.” means the United States of America.

Flutter Entertainment plc	B-5	2025 Proxy Statement

(b) Interpretation. In the Plan, unless otherwise specified, (i) the rule headings are inserted for ease of reference only and do not affect their interpretation, (ii) a reference to a Section is a reference to a Section of the Plan unless the contrary intention appears, (iii) the singular includes the plural and vice-versa, (iv) a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof, (v) the Interpretation Act 2005 of Ireland applies to the Plan in the same way as it applies to an enactment, (vi) references to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes or representing or reproducing words in a visible form except as provided in the terms of the Plan and/or, where it constitutes writing in electronic form sent to the Company, the Company has agreed to its receipt in such form, (vii) provisions in the Plan referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Committee, and (viii) provisions in the Plan referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Committee has approved.
SECTION 3.Administration.
(a)Composition of the Committee. The Plan (including any Sub-Plan) shall be administered by the Committee, which shall be composed of one or more Directors, as determined by the Board, provided, however, that the Board may, in its discretion, administer the Plan or any Sub-Plan with respect to Awards granted to Non-Employee Directors and, in any such case, shall have all the authority and responsibility granted to the Committee herein. Unless otherwise determined by the Board, each of the members of the Committee shall be an “independent director” under the rules of each Applicable Exchange.
(b)Authority of the Committee. Subject to the terms of the Plan and Applicable Law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine when and what types and amounts of Awards should be granted, (iii) determine all terms and conditions of Awards (including, without limitation, (subject to the limits in Section 4) the number of Shares or the amount of cash or other property to which an Award will relate, any Exercise Price or purchase price, any limitation or restriction, any schedule for or Performance Goals relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any Performance Goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine), (iv) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (v) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (vi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (vii) make any other decision or determination (including as to whether any Performance Goal or other vesting conditions have been satisfied) as is provided for or may be required under the terms of the Plan, (viii) subject to Section 10, adopt, amend and administer such procedures or Sub-Plans on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or comply with Applicable Law and (ix) take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.
(d)Indemnification. The Company shall bear all expenses of administering the Plan. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. To the maximum extent permitted by Applicable Law, each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification

Flutter Entertainment plc	B-6	2025 Proxy Statement

shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Memorandum of Association and Articles of Association, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum of Association and Articles of Association, any indemnification agreement between the Covered Person and the Company or any of its Affiliates, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(e)Delegation of Authority. Subject to the terms of Applicable Law and the Company’s Memorandum of Association and Articles of Association, the Committee may delegate to one or more Directors, officers or employees of the Company or an Affiliate (which delegation may include, at the discretion of the Committee, a power to sub-delegate) the authority to make grants of Awards to current and prospective Eligible Persons and all necessary and appropriate decisions and determinations with respect thereto, subject to any conditions or requirements imposed by the Committee on the exercise of such delegated authority; provided that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. The Committee may delegate to one or more Directors, officers or employees of the Company or an Affiliate (which delegation may include, at the discretion of the Committee, a power to sub-delegate) the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to the restriction in this Section 3(e)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.
SECTION 4.Shares Subject to the Plan.
(a)Share Limits.
(i)Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be issued pursuant to Awards (inclusive of any Awards made pursuant to any Sub-Plan) shall be equal to 8,520,000, less one Share for every Share that is subject to an award that was granted in the Interim Plan Period under the Original Plan or the Sharesave Scheme (the “Share Limit”).
(ii)Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be delivered upon the exercise of Incentive Stock Options shall be equal to 8,520,000 (the “ISO Limit”).
(iii)Subject to adjustment as provided in Section 4(c), the maximum number of Shares that may be allotted and/or issued to or for the benefit of Non-Employee Directors, consultants or any other Person that does not constitute a current or former employee of the Company or any of its Subsidiaries pursuant to Awards shall be limited to such number of Shares as the Company has been authorized by its shareholders to allot and/or issue pursuant to Section 1021 of the Companies Act (including any disapplication of Section 1022 of the Companies Act) from time to time.
(b)Share Usage. If, after the Effective Date, (A) any Award or award granted in the Interim Plan Period under the Sharesave Scheme or the Original Plan (an “Interim Period Award”) is forfeited, or otherwise expires, terminates or is canceled without the issuance of all Shares subject thereto or (B) any Award or Interim Period Award is settled other than wholly by issuance of Shares (including cash settlement), then, in each such case, the number of Shares subject to such Award or Interim Period Award that were not issued, or were tendered or substituted, with respect to such Award or Interim Period Award shall not be treated as issued for purposes of reducing the Share Limit ; provided, however, that Shares (1) surrendered or tendered to the Company in payment of the Exercise Price of an Option, (2) surrendered or tendered to the Company in payment of any taxes withheld in respect of an Award, (3) subject to a SAR that are not issued in connection with its stock settlement on exercise with respect to the Exercise Price thereof, or (4) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall, in the case of subsections (1), (2), (3) and (4), be treated as issued for purposes of the Share Limit. Notwithstanding the provisions of this Section 4(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

Flutter Entertainment plc	B-7	2025 Proxy Statement

(c)Adjustments for Changes in Capitalization and Similar Events.
(i)In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, share split, reverse share split, split-up or spin-off, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (B) the terms of any outstanding Award so as to prevent the enlargement or diminishment of the benefits provided thereunder, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Award relates, (2) the Exercise Price, if applicable, with respect to such Award and (3) the vesting terms (including performance goals) applicable to such Award.
(ii)Subject to Section 4(c)(i), in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event or other unusual, extraordinarily or non-recurring event (including a change in Applicable Law or accounting standards) that affects the Shares, the Company, its Affiliates or the Company’s financial statements, the Committee may (A) equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the Share Limit and the ISO Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to such Award or to which such Awards relates (including through the assumption of such Award by another entity or substitution of such Award for an award issued by another entity), (Y) the Exercise Price, if applicable, with respect to such Award and (Z) the vesting terms (including performance goals) applicable to such Award, (B) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, (C) cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor or (D) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto.
(iii)All Awards are granted on the basis that any scheme of arrangement in respect of the Company to be sanctioned by the court under Chapter 1 of Part 9 of the Companies Act shall be binding on the Participants without such Participants having to approve such scheme in a meeting separate from that of the holders of Shares.
(d)Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs set forth in Section 7(d). The number of Shares underlying any Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued or intended as Incentive Stock Options shall be counted against the ISO Limit.
(e)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner, including via an employee benefit trust or other such trust or nominee arrangement utilized by the Company and approved of by the Committee for the purposes of the grant or settlement of Awards provided that, where Shares to be delivered pursuant to an Award are newly issued by the Company, the nominal value of each such Share shall be fully paid up by or on behalf of the relevant Participant in accordance with Applicable Law. For the avoidance of doubt, delivery of a DI shall constitute delivery of a Share for the purposes of this Plan.
SECTION 5.Eligibility.
Any Eligible Person shall be eligible to receive an Award at the discretion of the Committee.

Flutter Entertainment plc	B-8	2025 Proxy Statement

SECTION 6.Awards.
(a)Types of Awards. Awards may be made under the Plan in the form of (i) Options (including Incentive Stock Options), (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Bonus Shares, (vi) Cash Incentive Awards or (vii) other equity based or equity related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. The Committee shall determine all terms and conditions of each Award (including any Performance Goals applicable thereto), which shall be set forth in the applicable Award Agreement.
(b)Options.
(i)General. Each Option shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 421 and 422 of the Code and any regulations related thereto, as may be amended from time to time. If, for any reason, an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(ii)Exercise Price. The Exercise Price of each Share covered by each Option shall be set by the Committee; provided, however, that in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.
(iii)Vesting and Exercise. Except as otherwise specified in the applicable Award Agreement, each Option may only be exercised to the extent that it has vested at the time of exercise. Each Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the applicable Award Agreement and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Option is exercised has been received by the Company.
(iv)Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or, if determined by the Committee, Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Shares in lieu of actual issuance of such shares to the Company); provided, that such Shares are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to be given to a stockbroker (via the Company, or indirectly through an administrator or other delegate of the Company) to sell the Shares otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any applicable taxes determined in accordance with Section 9(f) hereof. No Participant shall have any rights or entitlements with respect to any fractional Shares and no cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares.
(v)Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) six months after the date the Participant who is holding the Option ceases to be a Director, officer, employee or consultant of the Company or one of its Affiliates (or three months after such date, in the case of any ISO).
(vi)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

Flutter Entertainment plc	B-9	2025 Proxy Statement

(c)SARs.
(i)Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).
(ii)Rights on Exercise. Except as otherwise specified in the applicable Award Agreement, each SAR may only be exercised to the extent that it has vested at the time of exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof.
(iii)Expiration. Except as otherwise set forth in the applicable Award Agreement or required by Applicable Law, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) six months after the date the Participant who is holding the SAR ceases to be a Director, officer, employee or consultant of the Company or one of its Affiliates.
(f)Restricted Shares and RSUs.
(i)Restricted Shares. Each Restricted Share shall be subject to the transfer restrictions and vesting and forfeiture provisions set forth in the applicable Award Agreement. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.
(ii)RSUs. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, upon the vesting thereof or such other date (or upon such other event) specified in the applicable Award Agreement.
(g)Bonus Shares. Subject to the terms of the Plan, including without limitation the prohibitions on repricing of Options and SARs set forth in Section 7(d), the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.
(h)Cash Incentive Awards and Other Equity-Based Awards. The Committee shall have authority to grant to Participants Cash Incentive Awards and other equity-based or equity-related Awards (whether payable in cash, equity or otherwise), including fully vested Shares, in such amounts and subject to such terms and conditions as the Committee shall determine.
SECTION 7.General Award Terms.
(a)Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 8, no Awards granted under the Plan (other than Cash Incentive Awards and any other cash-based Awards) shall vest earlier than the first anniversary of the date on which the Award is granted; provided that the Committee may grant Awards in respect of up to a maximum of 5% of the Share Limit (subject to adjustment under Section 4(c)) that shall not be subject to the foregoing minimum vesting requirement; provided further that the foregoing minimum vesting requirement shall not apply to (i) Awards granted to Non-Employee Directors, which may vest on the earlier of the one-year anniversary of the date of grant and the Company’s next annual meeting of shareholders, provided that such vesting will occur no sooner than 50 weeks after the date of grant, (ii) Awards that vest or become exercisable due to a Participant’s death or disability, (iii) Substitute Awards, or (iv) Awards settled in Shares in lieu of fully vested cash-based Awards that were subject to the forgoing minimum vesting requirement.
(b)Dividends and Dividend Equivalents. Any Award (other than an Option or SAR granted to a U.S. taxpayer, or a Cash Incentive Award, granted to any Participant) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred or vested or unvested basis, including (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that (without prejudice to the right of the Committee to determine that dividends or dividend equivalents may be provided for in respect of any period that may elapse between an Award being earned (in whole or in part) and the delivery to the Participant of the resulting Shares, cash, other securities, other Awards or other property) any dividends or dividend equivalents with respect to Awards subject to vesting requirements shall be accumulated in a manner determined by the Committee until such Award is earned and such dividends and dividend equivalents shall not be paid if such vesting requirements of the underlying Award are not satisfied.

Flutter Entertainment plc	B-10	2025 Proxy Statement

(c)Recoupment of Awards. Awards shall be subject to the Company Executive Incentive Compensation Clawback Policy as adopted on September 7, 2023, as may be amended from time to time or any successor compensation recoupment policy thereto (the “Clawback Policy”). The Company may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder (i) pursuant to the terms of the Clawback Policy, (ii) pursuant to the terms of any other malus and clawback policies the Company may adopt from time to time, or (iii) as necessary or appropriate to comply with Applicable Laws.
(d)Repricing. Notwithstanding anything herein to the contrary, following shareholder approval of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be canceled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award, award under any other equity- compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancelation or action is approved by the Company’s shareholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(c) shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.
SECTION 8.Change in Control.
(a)Notwithstanding any other provisions of the Plan and unless the Committee determines otherwise, in the event a Change in Control occurs and the surviving entity or successor corporation in such Change in Control does not assume or substitute outstanding Awards (or any portion thereof), then immediately prior to such Change in Control such outstanding Awards, to the extent not assumed or substituted, shall become fully vested and, as applicable, exercisable and all forfeiture, repurchase and other restrictions on such Awards shall lapse immediately prior to such transaction, provided that, unless the Committee determines otherwise, to the extent the vesting of any such Award is subject to the satisfaction of specified Performance Goals, such Award shall vest at either (as the Committee may determine) (i) the target level of performance, which may be pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual performance level as of the most recent practicable date prior to the Change in Control (as determined by the Committee) with respect to all applicable Performance Goals (and the vesting pursuant to this clause (ii) shall constitute “full vesting” for purposes of this Section 8(a)). Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise or receive payment in satisfaction of such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 8(a) is zero or negative at the time of such Change in Control (which value shall be determined by the Committee in its sole discretion and its determination shall be conclusive and binding), including, without limitation, any Options or SARs with an Exercise Price that is greater that the Fair Market Value of a Share as of the Change in Control date, such Award shall be terminated upon the Change in Control without payment of consideration therefor.
(b)For purposes of this Section 8, an Award shall be considered assumed or substituted if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common shares of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common shares of the successor corporation or its parent substantially equal in fair market value to the per-share consideration received by holders of Shares in the Change in Control. In cases where an Award is subject to Performance Goals at the time of a Change in Control, such Award shall be considered assumed or substituted if, following the Change in Control, the Award is converted assuming achievement of the Performance Goals at target levels or as otherwise provided in the Award Agreement, which may provide that the Award shall convert on a pro rata basis based on achievement of the Performance Goals through the period immediately prior to the Change in Control. The determination of whether an Award shall be considered substituted or assumed and whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

Flutter Entertainment plc	B-11	2025 Proxy Statement

SECTION 9.General Provisions.
(a)Non-transferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.
(b)Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(c)No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(d)Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, each Applicable Exchange and any Applicable Law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).
(e)Data Privacy. By participating in the Plan, the Participant’s attention is drawn to the Company’s data privacy notice provided to them, which sets out how the Participant’s personal data will be used and shared by the Company and its Subsidiaries. Such data privacy notice does not form part of this Plan and may be updated from time to time. Any such updates shall be notified to the Participant. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9(e) by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws such Participant’s consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Flutter Entertainment plc	B-12	2025 Proxy Statement

(f)Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes (including, but not limited to, any income or other tax, mandatory charges or social security contributions in connection with an Award for which the Committee determines that the Participant is liable (or which may be recovered from the Participant) and for which the Company or its Affiliate (or former Affiliate) is obliged to account to any relevant tax or other governmental authority) in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes, except to the extent such withholding would result in penalties under Section 409A of the Code. Without limiting the generality of the foregoing, subject to the Committee’s prior approval, a Participant may satisfy, in whole or in part, such withholding liability by having the Company withhold from the number of Shares otherwise issuable pursuant to the Award, a number of Shares having a Fair Market Value equal to such withholding liability; provided that, in the event Shares are so withheld in connection with the vesting of an Award of Restricted Shares, such withheld Shares shall be deemed to have been surrendered to the Company for nil consideration and shall be immediately cancelled by the Company and shall not constitute treasury Shares.
(g)Section 409A.
(i)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(ii)No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant. For purposes of Section 409A of the Code, any right to a series of installment payments under any Award shall be treated as a right to a series of separate payments.
(iv)Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(h)Non-U.S. Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Eligible Persons, or in order to comply with the requirements of any non-U.S. securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Persons are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with Applicable Law outside the U.S. (including, without limitation, applicable non-U.S. laws or listing requirements of any non-U.S. securities exchange); (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the Share Limit; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any non-U.S. securities exchange.

Flutter Entertainment plc	B-13	2025 Proxy Statement

(i)Award Agreements. Each Award hereunder, except for Cash Incentive Awards, shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.
(j)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (including other equity-based awards and cash incentive awards), and such arrangements may be either generally applicable or applicable only in specific cases.
(k)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The Plan and any Award Agreement shall not constitute or form part of any contract of employment or service between the Company or any Affiliate and a Participant. Unless otherwise expressly provided in any Award Agreement, the benefit to a Participant of participation in the Plan (including, in particular but not by way of limitation, of any Award granted to the Participant or any Shares issued, allotted or transferred to the Participant) shall not form any part of the Participant’s remuneration or count as the Participant’s remuneration for any purpose and shall not be pensionable. The rights or opportunity granted to a Participant on the grant of an Award shall not give the Participant any employment rights or additional rights and if the Participant ceases to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate, the Participant shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Award held by him or her should it lapse by reason of the Participant ceasing to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise. The rights or opportunity granted to a Participant on the grant of an Award shall not give the Participant any rights or additional rights in respect of any pension scheme operated by the Company or any Affiliate. A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being unable to acquire or retain Shares, cash or other property or any interest in Shares, cash or other property (or any equivalent or connected interest) pursuant to an Award in consequence of the loss or termination of the Participant’s employment or otherwise ceasing to be retained as a Director, officer, employee or consultant of or to the Company or any Affiliate for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).
(l)No Rights as Shareholder. No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until the Participant or holder or beneficiary, as applicable, has become registered in the register of members of the Company as the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a shareholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(m)Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Ireland, without giving effect to the conflict of laws provisions thereof. The courts of Ireland will have exclusive jurisdiction to determine any dispute in relation to the application of this Plan, save to the extent that the Company refers the dispute to arbitration in accordance with Section 9(n). The exclusive jurisdiction provision contained in this Section is made for the benefit of the Company only, which accordingly retains the right (i) to bring proceedings in any other court of competent jurisdiction; or (ii) to require any dispute to be referred to arbitration in accordance with Section 9(n). By accepting the grant of an Award, a Participant is deemed to have agreed to submit to such jurisdiction.
(n)Arbitration. Any dispute in relation to the Plan may be referred by the Company to arbitration which (a) in the case of a Participant resident in Ireland, such arbitration shall be conducted pursuant to the provisions of the Arbitration Act 2010 of Ireland (as amended), to be held in Dublin before a single arbitrator, (b) in the case of a Participant resident in the U.S, such arbitration shall be conducted pursuant to the provisions of the American Arbitration Association (“AAA”), to be held in the state of the Participant’s primary place of employment or service (i.e. Company location in which the Participant is based), before a single arbitrator, in accordance with the then-current Employment Arbitration Rules and Mediation Procedures of the AAA and the U.S. Federal Arbitration Act, as modified by the terms and conditions contained in this Section, and the Participant further acknowledges and agrees to waive all rights to a jury trial and the right to pursue any class or representative claims to the maximum extent allowed by law and, to the extent a class or representative claim may not be waived, the Participant agrees to stay any such claims until after all claims subject to arbitration are fully resolved, (c) in the case of a Participant resident in any other jurisdiction, such arbitration shall be conducted pursuant to the provisions of such arbitration rules as shall be selected by the Committee and are applicable in such jurisdiction and (d) any Participant so affected will submit to such arbitration and, by accepting the grant of an Award, is deemed to have agreed to submit to such jurisdiction.

Flutter Entertainment plc	B-14	2025 Proxy Statement

(o)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(p)Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to grant Awards or issue or transfer any Shares or other consideration under an Award if it determines that the grant, issuance or transfer of such Award or Shares or such other consideration might violate any Applicable Law or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(q)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(r)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, no Participant shall have any rights or entitlements with respect to fractional Shares and no cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares.
(s)Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive.
(t)Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(u)Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for any Eligible Person, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, shares or assets of any corporation, partnership, limited liability company, firm or association.
(v)Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and non-U.S. securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Committee, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
(w)Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
(x)Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Flutter Entertainment plc	B-15	2025 Proxy Statement

SECTION 10.Amendment and Termination.
(a)Amendments to the Plan. Subject to any Applicable Law, the Plan may be amended, modified or terminated by the Board without the approval of the shareholders of the Company, except that, following the date that the Plan is approved by shareholders, to the extent required by any Applicable Law or the rules of any Applicable Exchange, shareholder approval shall be required for any amendment that would (i) increase the Share Limit or the ISO Limit (in either case, except for increases pursuant to an adjustment under Section 4(c)), (ii) expand the class of employees or other individuals eligible to participate in the Plan, (iii) extend the Expiration Date or (iv) result in any amendment, cancellation or action described in Section 7(d) being permitted without the approval of the Company’s shareholders. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall previously have been granted, materially and adversely affect the rights of such Participant (or the Participant’s transferee) under such Award, unless otherwise provided in the applicable Award Agreement.
(b)Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.
SECTION 11.Term of the Plan.
The Plan shall be effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). No Award shall be granted under the Plan during any period of suspension or after the tenth anniversary of the date on which the Plan is adopted by the Board (such anniversary, the “Expiration Date”). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter. Any awards that are outstanding under the Plan as of the Expiration Date shall continue to be subject to the terms and conditions of the Plan and an applicable Award Agreement.

Flutter Entertainment plc	B-16	2025 Proxy Statement

APPENDIX
NON-EMPLOYEE SUB-PLAN
TO THE FLUTTER ENTERTAINMENT PLC AMENDED AND RESTATED 2024 OMNIBUS EQUITY INCENTIVE PLAN
This sub-plan (the “Non-Employee Sub-Plan”) to the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan (the “Plan”) has been adopted in accordance with Section 3(b) of the Plan and governs the grant of Awards to Non-Employee Directors, Consultants (as defined below) and Affiliate Employees (as defined below). This Non-Employee Sub-Plan incorporates all the provisions of the Plan except as expressly modified in accordance with the provisions of this Non-Employee Sub-Plan.
In this Non-Employee Sub-Plan, the words and expressions used in the Plan shall bear, unless the context otherwise requires, the same meaning herein save to the extent the rules in this Non-Employee Sub-Plan provide to the contrary.
For the purposes of this Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:
1. Interpretation.
In this Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:
“Affiliate Employee” means any person that is (a) an employee of an Affiliate which is not a Subsidiary, directly or indirectly, of the Company, and (b) is not otherwise an Employee.
“Consultant” means any person, including any adviser, engaged by the Company or any of its Subsidiaries to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or any of its Subsidiaries; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person. Notwithstanding the foregoing, a person is treated as a Consultant only if a Form S-8 Registration Statement under the Securities Act (if applicable) is available to register either the offer or the sale of the Company’s securities to such person.
“Employee” means any current of the Company or any of its Subsidiaries.
“Service Provider” means any Non-Employee Director, Consultant or Affiliate Employee who also constitutes an Eligible Person within the meaning of the Plan.
2. Eligibility.
Service Providers shall be eligible to receive Awards under this Non-Employee Sub-Plan at the discretion of the Committee.
3. Payment of Shares.
Notwithstanding any other provision of the Plan, no newly issued Share(s) shall be delivered to a Service Provider in satisfaction of an Award pursuant to the terms of the Plan or this Non-Employee Sub-Plan unless the nominal value of each such newly issued Share(s) is fully paid up by or on behalf of the relevant Service Provider in accordance with Applicable Law.
4. Delivery of Shares pursuant to an Award.
Where Shares to be delivered pursuant to an Award are for the benefit of a Service Provider, they shall only be delivered in a manner that is, in the opinion of the Committee, compliant with the provisions of Applicable Law and any applicable securities laws or stock exchange rules and regulations and consistent with the requirements of Section 82 of the Companies Act.
5. Shares Subject to this Non-Employee Sub-Plan.
Subject to adjustment as provided in Section 4(c) of the Plan, the maximum number of Shares that may be allotted and/or issued to or for the benefit of Service Providers pursuant to Awards shall be limited to such number of Shares as the Company has been authorized by its shareholders to allot and/or issue pursuant to Section 1021 of the Companies Act (including any disapplication of Section 1022 of the Companies Act) from time to time.
6. No “employees’ share scheme”.
Without prejudice to other Awards granted pursuant to the Plan, Awards granted to Service Providers pursuant to this Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purposes of the Companies Act.
7. Taxes
Any Award granted to a Service Provider shall constitute consideration for any applicable value-added, sales, use or other consumption tax due with respect to the activities of the Service Provider, whether the Company or its Affiliate (or former Affiliate) or the Service Provider is obliged to account to a relevant tax or other governmental authority in respect of such taxes. Each Service Provider shall reflect any Award granted in any invoices or other fee documentation issued to the Company or its Affiliate (or former Affiliate).

Flutter Entertainment plc	B-17	2025 Proxy Statement

Annex C — Flutter Entertainment plc 2025 Employee Share Purchase Plan
FLUTTER ENTERTAINMENT PLC
2025 EMPLOYEE SHARE PURCHASE PLAN
ARTICLE 1.PURPOSE
The Plan’s purpose is to assist employees of the Company and its Designated Companies in acquiring a share ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.
The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Companies in locations outside of the United States. Except as otherwise provided herein or determined by the Administrator, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.
For purposes of the Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.
ARTICLE 2.DEFINITIONS
As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:
“Administrator” means the Board, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.
“Affiliate” means any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
“Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
“Board” means the Board of Directors of the Company or a duly constituted committee of the Board.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.
“Company” means Flutter Entertainment plc, a public limited company organized under the laws of Ireland (under company number 16956), together with any successor thereto.

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“Compensation” of an Employee shall be defined from time to time by the Administrator in its sole discretion with respect to any Offering and Offering Period. Except as otherwise defined by the Administrator in its sole discretion, “Compensation” for an Offering Period means wages, base salary, overtime and annual bonus received during such Offering Period by an Eligible Employee for services to the Company or a Designated Company, as applicable, before deduction for any salary deferral contributions made by the Employee to any tax qualified or nonqualified deferred compensation plan. Except as otherwise determined by the Administrator, Compensation shall not include commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacation, sick leave, any other bonus, incentive or other special payments, any amounts paid by the Company or a Designated Company for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or pay in lieu of such benefits or any other form of compensation that may be paid from time to time to the Eligible Employee by the Company or a Designated Company. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income. Compensation for Participants shall be pro-rated based upon the Compensation which such Participant receives on each Payday during such Offering Period. The Administrator shall have the discretion to determine the application of this definition to Eligible Employees outside the United States.
“Designated Company” means each Affiliate and Subsidiary, including any Affiliate and Subsidiary in existence on the Effective Date and any Affiliate and Subsidiary formed or acquired following the Effective Date, that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Company may participate in either the Section 423 Component or Non-Section 423 Component, but not both. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the Section 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the Section 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-Section 423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan.
“Effective Date” means the date that the Plan is approved by the Company’s shareholders.
“Eligible Employee” means any Employee of the Company or a Designated Company, except that the Administrator may exclude any or all of the following (which exclusions shall be determined by the Administrator on an offering-by-offering basis) unless prohibited by applicable law, Employees:
(a)who are customarily scheduled to work 20 hours or less per week;
(b)whose customary employment is not more than five months in a calendar year;
(c)who have been employed less than two years;
(d)who are not employed by the Company or a Designated Company prior to the applicable Enrollment Date; and
(e)any Employee who is a “highly compensated employee” of the Company or any Designated Company (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or
(f)any Employee who is a citizen or resident of a jurisdiction outside the United States (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code; provided that any exclusion shall be applied in an identical manner under each Offering to all Employees in accordance with Treas. Reg. § 1.423-2(e).
Notwithstanding the foregoing, any Employee who, after the granting of the Option, would be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary shall not be an Eligible Employee. For purposes of the preceding sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
Further, with respect to the Non-Section 423 Component, (a) the Administrator may limit eligibility further within a Designated Company so as to only designate some Employees of a Designated Company as Eligible Employees, and (b) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control.

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“Employee” means any person who renders services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Company who does not render services to the Company or a Designated Company in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).
“Enrollment Date” means the first date of each Offering Period.
“Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)If the Share is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, the Fair Market Value of a Share shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Share is not listed on an established securities exchange, national market system or automated quotation system, but the Share is regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)If the Share is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value of a Share shall be established by the Administrator in good faith.
“Grant Date” means the first day of an Offering Period.
“Matching Percentage” has the meaning set forth in Section 4.54.5 hereof.
“Matching Shares” has the meaning set forth in Section 4.54.5 hereof.
“New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.
“Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of the Plan, in each case, pursuant to which Options may be granted to Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.
“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Article 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees shall be deemed a separate Offering, even if the dates and other terms of the applicable Purchase Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).
“Offering Period” means one or more periods to be selected by the Administrator in its sole discretion with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.
“Option” means the right to purchase Shares pursuant to the Plan during each Offering Period.
“Option Price” means the purchase price of a Share hereunder as provided in Section 4.2 hereof.
“Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

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“Participant” means any Eligible Employee who elects to participate in the Plan.
“Payday” means the regular and recurring established day for payment of Compensation to an Employee.
“Plan” means this Employee Share Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.
“Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.
“Purchase Period” means one or more periods within an Offering Period, as determined by the Administrator in its sole discretion. The duration and timing of Purchase Periods may be established or changed by the Administrator at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.
“Section 409A” means Section 409A of the Code.
“Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.
“Shares” means ordinary shares of the Company, with a nominal value of €0.09 each, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Board pursuant to Section 5.2.
“Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code.
“Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with his or her participation in the Plan.
“Treas. Reg.” means U.S. Department of the Treasury regulations.
“Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.
ARTICLE 3.PARTICIPATION
3.1Eligibility.
(a)Any Eligible Employee who is employed by the Company or a Designated Company on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles Article 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.
(b)No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase Shares under the Plan, and to purchase shares under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section (b) shall be applied in accordance with Section 423(b)(8) of the Code.
3.2Election to Participate; Payroll Deductions.
(a)Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company or an Agent designated by the Company an enrollment form including a payroll deduction authorization (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) (a “Participation Election”) no later than the period of time prior to the applicable Enrollment Date determined by the Administrator, in its sole discretion. Except as provided in Sections 3.2(e) or 3.2(f), an Eligible Employee may participate in the Plan only by means of payroll deduction.
(b)Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) shall be expressed as a whole number percentage. Subject to Section 3.2(e) hereof, amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

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(c)Unless otherwise determined by the Administrator, following at least one payroll deduction, a Participant may decrease the percentage of Compensation or the fixed dollar amount designated in the Participant’s enrollment form, subject to the limits of this Section 3.2, or may suspend the Participant’s payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to the Participant’s payroll deduction elections during each Offering Period in the applicable Offering (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to the Participant’s payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following ten (10) business days after the Company’s receipt of the new enrollment form (or such shorter or longer period as may be specified by the Administrator in the applicable Offering). In the event a Participant suspends the Participant’s payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in such Participant’s account and shall be applied to the purchase of Shares on the next occurring Exercise Date and shall not be paid to such Participant unless such Participant withdraws from participation in the Plan pursuant to Section 6.1.
(d)Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of such Offering Period, unless such Participant delivers to the Company or an Agent designated by the Company a different Participation Election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.
(e)Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable local laws (as determined by the Administrator in its sole discretion), the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s Plan Account in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering. Any reference to “payroll deductions” in this Section 3.2 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Section (e).
ARTICLE 4.PURCHASE OF SHARES
4.1. Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which all Shares available under the Plan have been purchased or (ii) the date on which the Plan is suspended or terminates. No Offering shall commence prior to the date on which the Company’s registration statement on Form S-8 is filed with the U.S. Securities and Exchange Commission in respect of the Plan. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of Shares subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,000 Shares (subject to any adjustment pursuant to Section 5.2 hereof) or such other number of Shares as determined by the Administrator before the start of the Offering Period. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a Participant may purchase during any Purchase Periods under such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2. Option Price. The Option Price shall equal eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price be less than the par value per Share.
4.3. Purchase of Shares.
(a)On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable Option Price the largest number of whole Shares that can be purchased with the amount in the Participant’s Plan Account, subject to the limitations set forth in the Plan. Unless otherwise determined by the Administrator in advance of an Offering or in accordance with applicable law, to the extent that there is any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date, such balance (if any) shall be carried forward into the next Offering Period, unless the Participant has properly elected to withdraw from the Plan or has ceased to be an Eligible Employee and subject to the maximum limitations set forth in Section 3.1(b) and Section 4.1.

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Any balance not carried forward to the next Offering Period in accordance with the prior sentence shall promptly be refunded as soon as administratively practicable to the applicable Participant.
(b)As soon as practicable following each Exercise Date, the number of Shares purchased by such Participant pursuant to Section (a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. The Company may require that shares be retained with such brokerage or firm for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such Shares.
4.4. Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.
4.5. Company Match. For purposes of the Non-Section 423 Component only, the Administrator may determine that on an Exercise Date, subject to the Participant being an Eligible Employee on such Exercise Date, the Company shall grant to each Participant a number of Shares equal to a percentage (the “Matching Percentage”) of the number of Shares purchased by the Participant on such Exercise Date (the “Matching Shares”). The Matching Percentage for each Purchase Period shall be such percent as the Administrator may specify in an Offering at least thirty (30) days prior to the Enrollment Date of the first Offering Period governed by such Offering, which shall not exceed 25%. Unless the Administrator determines otherwise in an Offering, the number of Matching Shares shall be rounded down to the nearest whole Share. The Matching Shares shall be deemed issued in consideration for the Participant’s services to the Company and its Subsidiaries during the Purchase Period. Notwithstanding anything to the contrary in the Plan, (i) no Option shall be granted to any Participant that provides an opportunity for such Participant to receive Matching Shares when the Option Price is less than 100% of the Fair Market Value of a Share on the applicable Exercise Date and (ii) no Participant shall be eligible to receive Matching Shares and also purchase Shares pursuant to an Offering at an Option Price that is less than 100% of the Fair Market Value of a Share on the applicable Exercise Date.
ARTICLE 5.PROVISIONS RELATING TO SHARES
5.1Shares Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of Shares that may be issued pursuant to Options granted under the Plan shall be 3,000,000. Shares made available for sale under the Plan may be authorized but unissued Shares, treasury Shares, or reacquired Shares reserved for issuance under the Plan. If any Option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Option shall again become available for issuance under the Plan.
5.2Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares that have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per Share and the number of Shares covered by each Option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination, amalgamation, consolidation, reorganization, arrangement or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of subject to an Option.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the

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Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
(c)Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.
5.3Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised may exceed the number of Shares remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Shares on such Exercise Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon (except as may be required by applicable local laws).
5.4Rights as Shareholders. With respect to Shares subject to an Option, a Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following exercise of the Participant’s Option.
ARTICLE 6.TERMINATION OF PARTICIPATION
6.1Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company or an Agent designated by the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). In the event a Participant elects to withdraw from the Plan, amounts then credited to such Participant’s Plan Account shall be returned to the Participant in one lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon (except as may be required by applicable local laws), and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate upon receipt of the Withdrawal Election.
(b)A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.
6.2Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and any balance on such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon (except as may be required by applicable local laws). If a Participant transfers employment from the Company or any Designated Company participating in the Section 423 Component to any Designated Company participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Company participating in the Non-Section 423 Component to the

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Company or any Designated Company participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.
ARTICLE 7.GENERAL PROVISIONS
7.1Administration.
(a)The Plan shall be administered by the Board. The Board may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including without limitation, determining the Designated Companies participating in the Plan, establishing and maintaining an individual securities account under the Plan for each Participant, determining enrollment and withdrawal deadlines and determining exchange rates. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish and terminate Offerings;
(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);
(iii)To select Designated Companies in accordance with Section 7.2 hereof; and
(iv)To construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates which vary with local requirements.
(d)The Administrator may adopt sub-plans applicable to particular Designated Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.
(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation. Any and all risks resulting from any market fluctuations or conditions of any nature and affecting the price of a Share are assumed by the Participant.

Flutter Entertainment plc	C-8	2025 Proxy Statement

7.2Designation of Affiliates and Subsidiaries. The Administrator shall designate from time to time the Affiliates and Subsidiaries that shall constitute Designated Companies, and determine whether such Designated Companies shall participate in the Section 423 Component or Non-Section 423 Component; provided, however, that an Affiliate that does not also qualify as a Subsidiary may be designated only as participating in the Non-Section 423 Component; and provided further, that any Affiliate that is an entity that does not qualify as a subsidiary (as defined in Section 7 of the Companies Act 2014 of Ireland, as amended from time to time, or any successor thereto) of the Company may be designated only as participating in a standalone sub-plan of the Non-Section 423 Component intended to preserve the Plan’s status as an “employees’ share scheme” under Irish law. The Administrator may designate an Affiliate or Subsidiary, or terminate the designation of an Affiliate or Subsidiary, without the approval of the shareholders of the Company.
7.3Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of Shares purchased and the remaining cash balance, if any.
7.4No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5Amendment and Termination of the Plan.
(a)The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.
(b)If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;
(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)allocating Shares.
Such modifications or amendments shall not require shareholder approval or the consent of any Participant.
(c)Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon (except as may be required by applicable local laws).
7.6Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose (except as may be required by applicable local laws). No interest shall be paid to any Participant or credited under the Plan (except as may be required by applicable local laws).
7.7Term; Approval by Shareholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s shareholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further that if such approval has not been obtained by the end of the twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, amalgamation, combination, arrangement, consolidation or otherwise, of the business, shares or assets of any corporation, firm or association.

Flutter Entertainment plc	C-9	2025 Proxy Statement

7.9Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any Shares, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such Shares to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing Shares acquired pursuant to the Plan refer to such requirement.
7.11Tax Withholding. At the time of any taxable event that creates a withholding obligation for the Company or any Parent, Affiliate or Subsidiary, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Administrator, the Company or the Designated Company that employs or employed the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following exercise of the Option having an aggregate value sufficient to pay the Tax-Related Items required to be withheld with respect to the Option and/or Shares, or (c) withholding from proceeds from the sale of Shares issued upon exercise of the Option, either through a voluntary sale or a mandatory sale arranged by the Company.
7.12Governing Law. The Plan and all rights, agreements and obligations hereunder shall be administered, interpreted and enforced under the laws of Ireland, without regard to the conflict of law rules thereof or of any other jurisdiction.
7.13Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14Conditions to Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of an Option by a Participant, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with U.S. and non-U.S. federal, state or local securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Option, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

If, pursuant to this Section 7.14, the Administrator determines that Shares will not be issued to any Participant, the Company is relieved from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon (except as may be required by applicable local laws).

Flutter Entertainment plc	C-10	2025 Proxy Statement

7.15Equal Rights and Privileges. All Eligible Employees granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under the Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as each other, or as Eligible Employees participating in the Section 423 Component.
7.16Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are non-U.S. nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are non-U.S. nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Affiliates or Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures or establishment of bank or trust accounts to hold payroll deductions or contributions, provided that the adoption and implementation of any such rules and/or procedures would not cause the Section 423 Component to be in noncompliance with Section 423 of the Code.
7.17Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
* * * * *
I hereby certify that the foregoing Plan was adopted by the Board of Directors of Flutter Entertainment plc on .
I hereby certify that the foregoing Plan was approved by the shareholders of Flutter Entertainment plc on .
Executed on .

Edward Traynor, Group General Counsel and Corporate Secretary

Flutter Entertainment plc	C-11	2025 Proxy Statement

FLUTTER ENTERTAINMENT PLC 2025 EMPLOYEE SHARE PURCHASE PLAN GLOBAL SUB-PLAN
This Plan operates as a Non-Section 423 Component of the Flutter Entertainment plc 2025 Employee Share Purchase Plan.
1.Definitions
1.1In this Plan:
Act means the Taxes Consolidation Act 1997, as amended;
Acquisition Date means the date on which a Participant acquires Investment Shares;
Administrator means the Board;
Award means a Matching Award in the form of a conditional right to acquire Shares;
Award Date means the date on which a Matching Award is awarded to a Participant under the Plan;
Board means the board of directors of the Company or a duly constituted committee of the Board;
Business Day means a day on which the New York Stock Exchange, London Stock Exchange or other stock exchange on which the Company’s shares are traded is open for the transaction of business;
Control has the meaning given by Section 432 of the Act;
Company means Flutter Entertainment Plc (a company registered in Ireland under no. 16956) whose registered address is at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin, D04 V972, Ireland;
Contributions means deductions from a Participant’s Salary or other payment made by the Participant for the purpose of acquiring Investment Shares;
Corporate Event means, in relation to the Company:
(a)any demerger, delisting, distribution (other than an ordinary dividend) or other transaction, which, in the opinion of the Administrator, might affect the current or future value of Investment Shares or any Matching Award; or
(b)any reverse takeover (not falling within the definition of change of Control), merger by way of a dual listed company or other significant corporate event, as determined by the Administrator;
Dealing Restrictions means the Company’s code for dealing in shares by its directors and applicable employees (as amended from time to time) in accordance with relevant legislation or regulation and any other agreement, arrangement, contract or code adopted or entered into by the Company containing provisions similar in purpose and effect;
Eligible Employee means any person who, on a date or dates determined by the Administrator:
(c)is an employee of a Participating Company.
(d)is not under notice of termination of employment either given or received (other than notice given by reason of redundancy or, at the discretion of the Administrator, any other reason); and
(e)satisfies any other conditions specified by the Administrator (if any) in relation to any employee or group of employees;
Employment means employment with a Group Company;
Group Company means:
(f)the Company;
(g)any Subsidiary;;
Investment Shares means Shares which are acquired by a Participant using their Contributions;

Flutter Entertainment plc	C-12	2025 Proxy Statement

Main Plan means the Flutter Entertainment plc 2025 Employee Share Purchase Plan;
Market Value means in relation to a Share shall be the closing price of a Share, on any day if and so long as the Shares are listed on the New York Stock Exchange and/or the London Stock Exchange;
Matching Award means an award of Shares granted by reference to Investment Shares which may take the form of an option to acquire or conditional award over Shares and/or a fractional interest in a Share;
Nominee means the registered holder of the Investment Shares appointed by the Company or a Group Company for the purpose of the Plan;
Participant means any person (including any person acquiring beneficial interest by operation of law) who holds a Matching Award and/or Investment Shares;
Participating Company means for the purposes of the Plan:
(h)the Company; and
(i)any Subsidiary which is so designated by the Administrator;
Participating Employee means an employee of a Participating Company;
Plan means this Flutter Entertainment plc 2025 Employee Share Purchase Plan Global Sub-Plan;
Rules means the rules of this Plan as set out in this document, and “Rule” shall be construed accordingly;
Salary means basic salary or any such remuneration paid or made available by an employing company as determined by the Administrator generally or on an individual country basis;
Share Capital Variation means:
(j)a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital;
(k)a demerger (in whatever form);
(l)a special dividend or distribution; or
(m)any other corporate event which might affect the current or future value of Investment Shares and/or Matching Awards;
Shares means ordinary shares in the capital of the Company;
Subsidiary means a company which is a subsidiary of the Company within the meaning of Section 7 of the Irish Companies Act 2014 as applicable;
Tax Liability means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;
Vesting means a Participant becoming entitled to have the Shares subject to a Matching Award transferred to him or her subject to the Plan, and “Vest”, “Vesting Date” and “Vested” shall be construed accordingly; and
Vesting Period shall mean the period between the Award Date and the Vesting Date.
1.2Legislative references in the Rules are to the laws of the Republic of Ireland, unless otherwise specified.
2.Operation of the Plan
2.1Time of operation
The Administrator can operate the Plan at any time subject to any applicable Dealing Restrictions.
2.2Notification to Participating Companies
As soon as practicable after the Administrator has decided to operate the Plan, the Company will notify the relevant Participating Companies of the proposed operation of the Plan.

Flutter Entertainment plc	C-13	2025 Proxy Statement

3.Form of invitation and application
3.1When invitations to join the Plan are made to Eligible Employees:
(a)The invitations and applications to join the Plan must be made in the form determined by the Administrator from time to time. This may include invitations and applications in writing or by e-mail or internet (or other electronic means).
(b)The invitation will specify whether Matching Awards will be granted and the ratio of such Matching Award.
(c)The completed application must be submitted to the Company or any Participating Company within the period specified in the invitation. An Eligible Employee who has not submitted a completed application will not be able to participate in the Plan.
(d)The application will take effect from such date as is set out in the application and will continue until such time as the Participant ceases to be a Participating Employee or notifies the Company that he or she wishes to withdraw from the Plan.
4.Investment Shares
4.1Amount of Contributions
(i)The Administrator will determine the maximum Contribution which will apply in relation to the operation of the Plan from time to time, subject to the limit set for the relevant operation of the Main Plan, and any such maximum will be set out in the application or otherwise notified to the Participant. If Contributions exceed these limits, the excess amount will be repaid to the Participant as soon as practicable.
(ii)The Administrator may from time to time set a minimum amount for Contributions on any occasion, irrespective of the intervals at which Contributions are to be made. If there is such a minimum amount, it will be set out in the application or otherwise notified to the Participant.
4.2Making Contributions
(i)The Contributions will be deducted from the Participant’s Salary on each pay date after the Participant’s application has taken effect or on such other date(s) as the Administrator may decide.
(ii)Where local rules prohibit deductions from Salary, the Participant may be permitted to make regular cash or other payments on such terms as the Administrator determines.
(iii)The Contributions may be accumulated over such period of time as may be determined by the Administrator before they are used to acquire Investment Shares, or the Administrator may make such alternative arrangements as it considers appropriate to facilitate the acquisition of Investment Shares by Participants (such as grant of market value options).
(iv)If the Administrator so decides from time to time, the Participant may be permitted to make a lump sum Contribution on such terms as the Administrator determines. Any lump sum Contribution permitted by the Administrator, when added to the other Contributions made, must not exceed the limit set for the relevant operation of the Main Plan.
(v)All Contributions are made after any deductions for tax and social security contributions.
(vi)When a Participant ceases to be a Participating Employee (including where their employment terminates, or, if the Administrator so decides, the date the Participant gives or receives notice of termination of Employment), no further Contributions may be made.
4.3Holding Contributions
The Administrator may arrange for the Contributions to be held by the Nominee, the Company or any relevant Participating Company in a non-interest bearing account until they are used to acquire Investment Shares on the Participant’s behalf or returned to the Participant pursuant to the Rules.
4.4Refund of Contributions on leaving the Plan
Where a Participant:
(i)gives notice to withdraw from the Plan; or

Flutter Entertainment plc	C-14	2025 Proxy Statement

(ii)ceases to be a Participating Employee (including where their employment terminates, or, if the Administrator so decides, the date the Participant gives or receives notice of termination of Employment), any Contributions held for the Participant will be returned to the Participant.
4.5Excess Contributions
If so specified in the application:
(i)the Company may carry forward and add to the amount of the next Contribution any Contributions, or part thereof, not used to acquire Investment Shares. Alternatively, the Company may pay the excess to the Participant as soon as practicable; or
(ii)the Company may apply any such excess Contribution to acquire on behalf of the Participant notional fractional Investment Shares, which shall be accumulated until such accumulation reaches at least one whole Share, at which point such Share shall be issued or transferred to the Participant in accordance with rule 4.11.
4.6Stopping and re-starting Contributions
A Participant may give notice to the Company to stop making Contributions. They may also give notice to the Company at any time that they wish Contributions to re-start.
The Company will arrange for Contributions to stop within 30 days of receiving the notice, unless a later date is specified by the Participant. The Company will arrange for Contributions to re-start by the next due date for Contributions which is more than 30 days after receipt of the notice to re-start, unless a later date is specified by the Participant.
4.7Varying Contributions
A Participant may vary his or her rate of Contributions with the agreement of the Administrator on such terms as set by the Administrator from time to time. The new rate of Contributions will take effect no later than the first pay date following 30 days after receiving the notice, unless a later date is specified by the Participant. The Administrator may set a limit on the number of times a Participant is permitted to vary his or her rate of Contributions.
4.8Withdrawal from agreement to make Contributions
A Participant may at any time withdraw from the agreement to make Contributions made at the time of joining the Plan. The Participant will be treated as having stopped Contributions 30 days after the receipt of the notice, unless a later date is specified by the Participant. Any Investment Shares already allocated will not cease to be subject to the Plan as a result of such a withdrawal.
4.9Currency conversion
Contributions made in a currency other than US dollars or GBP (including any limits which apply to Contributions) will be converted into US dollars or GBP on such date or dates as determined by the Administrator and at the average of the spot buying and selling rates with the relevant currency in comparable amounts by any clearing bank chosen by the Administrator on any date chosen by the Administrator.
4.10Limit on Investment Shares
The Administrator may from time to time set a limit on the number of Shares which may be allocated as Investment Shares, subject to the limit set for the relevant operation of the Main Plan. If there is such a limit, it will be set out in the application or otherwise notified to the Participant.
4.11Acquisition of Investment Shares
The Company shall procure the acquisition of the Investment Shares at such intervals as the Administrator may determine when invitations to join the Plan are made and the Administrator may change these intervals during the life of the Plan. The Company shall procure the acquisition of the maximum whole number of Investment Shares that can be acquired using a Participant’s available Contributions in one or more of the following ways:

Flutter Entertainment plc	C-15	2025 Proxy Statement

(i)by issuance of Shares to the Participant or to the Nominee, where the number of Investment Shares acquired by each Participant will be calculated using the Market Value of the Shares on the date of issuance;
(ii)directly by the Participant making purchases provided that they deposit the documents of title relating to the Investment Shares with a person specified by the Administrator;
(iii)on the Participant’s behalf by the Nominee, where the number of Investment Shares acquired on behalf of each Participant will be calculated using the average price actually paid by the Nominee for the Shares; or
(iv)by such other method as the Administrator decides that will enable it to monitor ownership of the Investment Shares.
4.12Holding Investment Shares
The Administrator will determine the basis upon which the Investment Shares will be held by or on behalf of the Participant and whether the legal ownership of the Investment Shares will be transferred to the Nominee. The basis upon which the Investment Shares are held may vary from country to country.
4.13Access to Investment Shares
Subject to Section 14.2 (Withholding), a Participant may, at any time, direct the Nominee to transfer legal title of Investment Shares to them or as they may direct.
5.Scaling down
If there is a limit on the aggregate number of Shares which may be acquired as Investment Shares and the Contributions from all Participants set out in the application exceed that number, the Administrator will scale down applications by taking any one or more of the following steps:
(a)reducing the excess of Contributions over any set minimum amount for Contributions proportionately;
(b)reducing all monthly Contributions to any set minimum amount for Contributions;
(c)selecting applications to contribute the minimum amount for Contributions by lot; or
(d)choosing any other method which they deem appropriate.
The Administrator will notify Participants of the scaling down and their application will be deemed changed or withdrawn accordingly.
6.Matching Awards
6.1Ratio of Matching Award to Investment Shares
The Administrator may determine that a Participant who acquires Investment Shares will be granted a Matching Award. The Administrator will set the ratio of Shares over which a Matching Award is granted to the number of Investment Shares from time to time, which shall not be higher than 0.25 to 1, and the applicable ratio will be notified to the Participant. If the Administrator decides to change the ratio, the Participants will be notified.
6.2Vesting of Matching Awards
A Matching Award will Vest on such date and subject to such conditions as the Administrator decides on or prior to the Award Date, except where earlier Vesting occurs in accordance with the Rules. A Matching Award will not Vest unless the following conditions are satisfied:
(i)the Vesting of the Award, and the issue or transfer of Shares following such Vesting must be lawful in all relevant jurisdictions and in compliance with any Dealing Restrictions. If vesting of a Matching Award or the issuance or transfer of Shares following such Vesting would not be permitted under any Dealing Restriction, the Vesting and/or the issue or transfer of Shares following such Vesting shall be delayed by a period of time that is equal to the length of the relevant dealing restriction;
(ii)if, on the Vesting of the Award, a Tax Liability would arise by virtue of such Vesting, the Participant must have entered into arrangements acceptable to the Administrator that the relevant Group Member (or former Group Member, if applicable) will receive or be able to satisfy the amount of such Tax Liability; and

Flutter Entertainment plc	C-16	2025 Proxy Statement

(iii)the Participant has entered into such arrangements as the Administrator requires (and where permitted in the relevant jurisdiction) to satisfy a Group Member's liability to employer’s social security contributions in respect of the Vesting of the Award.
6.3On or as soon as reasonably practicable after the Vesting of a Matching Award (or exercise of such Vested Matching Award, where it was granted in the form of an option), the Administrator shall procure the issue or transfer of the number of whole Vested Shares to the Participant, and, where relevant, transfer or procure the transfer of the legal title for the Investment Shares related to the Matching Award and/or any documents of title relating to those Investment Shares to the Participant.
6.4Any fractional interest in a Share under Vested Matching Awards shall be accumulated until such accumulation reaches at least one whole Share, at which point such Vested Share shall be issued or transferred to the Participant in accordance with rule 6.3.
6.5Awards may be satisfied by issuing new Shares, or by transferring existing Shares (including those in treasury) to a Participant.
6.6Subject to rule 6.7, where a Matching Award Vests and Vested Shares have not been issued or transferred to the Participant, the Administrator may determine that, in substitution for their right to acquire such number of Vested Shares as the Administrator may decide (but in full and final satisfaction of their right to those Shares), they shall be paid a cash sum equivalent to that number of Shares based on the Market Value of a Share on the Vesting Date.
6.7In respect of a fractional interest in a Vested Share, the Administrator may determine that, in substitution for such fractional interests in Vested Shares as the Administrator may decide (but in full and final satisfaction of their right to such fractional interest), they shall be paid a cash sum equivalent based on the Market Value of a Share on the payment date.
6.8A Matching Award that has not yet Vested will lapse on the date on which the Participant transfers, assigns, charges or otherwise disposes of the beneficial interest in the Investment Shares to which the Matching Award relates (other than on a change of Control) but only pro-rata to the number of Investment Shares which are so transferred, charged or otherwise disposed of.
6.9A Matching Award is personal to the Participant to whom it is granted and must not be transferred, assigned, charged or mortgaged (except on death). If a Participant does or attempts to do any of these things, voluntarily or involuntarily, the Award will lapse.
6.10A Matching Award that is granted in the form of an option will be automatically exercised upon Vesting, unless otherwise determined by the Administrator at the grant date.
7.Dividends
7.1All dividends payable in respect of a Participant’s Investment Shares will belong to the Participant.
7.2The Nominee, if applicable, is not required to pay a Participant any interest earned on any dividend to which the Participant is entitled. The Nominee may retain any interest on such terms as the Administrator decides.
8.Leaving Employment
8.1If a Participant ceases Employment for any reason all the Participant’s Investment Shares will cease to be subject to the Plan and will be transferred to them (or, in the case of death, to the Participant’s personal representative) or their nominee as soon as practicable following their termination date.
8.2If a Participant ceases Employment for any reasons, their unvested Matching Awards will lapse immediately on such cessation or date of notice.
9.Events affecting share capital
9.1Share Capital Variation
(a)If a Participant acquires any further Shares by virtue of their holding of Investment Shares pursuant to a Share Capital Variation, then they may add those Shares to their holding of Investment Shares.
(b)Where the Nominee holds Investment Shares on behalf of a Participant, the Participant (or anyone authorised by them) has the right to direct the Nominee on the appropriate action to take (if any) in relation to any right relating to a Participant’s Investment Shares in connection with a Share Capital Variation. The Nominee may not take any action without such a direction. If the Nominee has not received the necessary direction and funds needed to carry out the direction before such time as the Nominee specifies, it will allow the right to lapse. If the Nominee is to be involved in any liability, it may require an indemnity which it considers appropriate from the Participant.
(c)In the event of a Share Capital Variation, the Administrator may adjust the number or class of Shares or securities subject to any Matching Award.

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9.2Change of Control and Corporate Events
(a)Where the Nominee holds Investment Shares on behalf of a Participant, the Participant (or anyone authorised by them) has the right to direct the Nominee on the appropriate action to take in relation to any offer or right relating to a Participant’s Investment Shares in connection with a change of Control or Corporate Event. The Nominee may not take any action without such a direction. On a change of Control or Corporate Event, any consideration consisting of new shares or securities will be held by the Nominee as Investment Shares as if they were the original Investment Shares.
(b)In the event of a change of Control or, if the Administrator so decides, a Corporate Event, a Participant’s Matching Award will Vest (and be automatically exercised, if relevant) at the time of the relevant event unless the Administrator decides that the Matching Award will be automatically exchanged for an equivalent award in any acquiring company on such terms as determined by the Administrator.
10.Share rights
10.1Rights
Except as otherwise provided in the Plan, Investment Shares will rank pari passu in all respects with all other shares of common stock of the Company and in particular in respect of each of the following, where applicable:
(a)the dividend payable (provided that Investment Shares which have been newly issued may receive, in respect of dividends payable by reference to a period beginning before the date on which such Investment Shares were issued, treatment that is less favourable than that accorded to Shares issued before that date);
(b)repayment rights;
(c)restrictions attaching to the Shares; and
(d)any offer of substituted or additional shares, securities or rights of any description in respect of Shares.
10.2Voting
(a)If and so long as a Participant’s Investment Shares are held for the purposes of the Plan, the Participant shall be entitled in respect of any matter upon which at a general meeting of the Company or at any class meeting the voting rights attached to such Investment Shares, exercise such rights.
(b)The Nominee may invite Participants to direct it on the exercise of any voting rights attaching to Investment Shares registered in the name of the Nominee. The Nominee may not take any action without such a direction. The Nominee will only be entitled to vote on a show of hands if all directions received from Participants who have given directions in respect of a particular resolution are identical. The Nominee will not be under any obligation to call for a poll. In the event of a poll the Nominee will vote in accordance with the directions of Participants.
(c)The Nominee must not vote in respect any Shares it holds under the Plan which have not been registered in the name of the Nominee.
(d)Subject to Rule 6.2, a Participant is not entitled to vote, to receive dividends or to have any other rights of a shareholder in respect of Shares subject to a Matching Award until the Shares are issued or transferred to the Participant or to the Nominee to hold on behalf of the Participant.
11.Transfers from Employee Share Purchase Plan
11.1If an Eligible Employee becomes a Participant by virtue of Section 6.2 of the Section 423 Component of the Main Plan, the Administrator may apply the rules of this Plan in such a manner as it considers appropriate in order to comply with that Section 6.2.
12.Personal data
12.1By participating in the Plan, the Participant’s attention is drawn to the Group’s data privacy notice provided to them, which sets out how the Participant’s personal data will be used and shared by the Company and other Group Companies. The Group’s data privacy notice does not form part of these Rules and may be updated from time to time. Any such updates shall be notified to the Participant.
13.Notices
13.1Any notice or other communication under or in connection with the Plan may be given by electronic mail, personal delivery or by sending the same by first class post, in the case of a company to its registered office, and in the case of an individual to his or her last known address. Where a notice or other communication is given by first class post, it will be deemed to have been received 5 Business Days after it was put into the post properly addressed and stamped.
13.2The Company may send to the Participants copies of any documents or notices normally sent to its shareholders.

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14.Tax
14.1Capital receipts and other amounts
When the Nominee receives money in relation to Investment Shares or the proceeds of any disposal, it will make or procure that a Group Company makes any required deductions for tax and social security and pay the balance to the Participant. The Nominee may, however, retain any amount which is less than the transfer costs (wire fees) to be incurred in distributing the amount and use it for the purposes of the Plan.
14.2Withholding
The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the relevant Group Company, an amount sufficient to satisfy any Tax Liability required by law to be withheld or otherwise arising with respect to any taxable event concerning a Participant arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, satisfy such obligations by any payment means it deems appropriate including without limitation, by withholding or selling Shares otherwise issuable under an Award (or allowing the surrender of Shares).
15.Amendments
15.1Except as otherwise provided in Rule 15.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Award, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
15.2Notwithstanding Rule 15.1, the Board may not, except as provided in Rule 10, reduce the price per share of any outstanding Award granted under the Plan without approval of the Company’s stockholders given within twelve (12) months before or after such action.
16.General
16.1Relationship between the Plan and employment
The rights and obligations of any individual under the terms of their office or employment with any member of the Group will not be affected by their participation in the Plan or any right which they may have to participate in it and the Plan does not form part of any contract of employment between that individual and any member of the Group. A Participant whose office or employment is terminated for any reason whatsoever (and whether lawful or otherwise) will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of his or her rights or benefits (actual or prospective) under any Award then held by them or otherwise in connection with the Plan.
16.2Administrator’s power of interpretation
The Plan will be administered by the Administrator, which may from time to time make and vary these Rules and regulations consistent with the Plan and establish procedures for the administration and implementation of the Plan as it thinks fit, and in the event of any dispute or disagreement as to the interpretation of the Plan, or of any Rule, regulation or procedure, or as to any question or right arising from or related to the Plan, the decision of the Administrator will be final and binding on all persons.
16.3Delegation
The Plan shall be administered by the Board. The Board may delegate administrative tasks under the Plan to the services of an agent or Employees to assist in the administration of the Plan, including without limitation, determining the Participating Companies participating in the Plan.
16.4Change in legislation
Any reference in the Plan to any legislation includes a reference to that legislation as from time to time modified, extended or re-extended.
16.5Governing law
The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of Ireland without regard to conflicts thereof or of any other jurisdiction.

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Annex D — Flutter Entertainment plc Sharesave Scheme (as amended and restated)
FLUTTER ENTERTAINMENT PLC
RULES of the
FLUTTER ENTERTAINMENT PLC
SHARESAVE SCHEME

(Amended by a shareholder resolution on 21 December 2015, a resolution of the Remuneration Committee dated 18 April 2016, a resolution of the Compensation and Human Resources Committee dated 13 December 2023, a resolution of the Compensation and Human Resources Committee dated 30 July 2024 and, effective subsequent to a shareholder resolution adopted on 5 June 2025, a resolution of the Compensation and Human Resources Committee dated [•] 2025.)

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THE FLUTTER ENTERTAINMENT PLC SHARESAVE SCHEME
(Adopted by a written resolution of the members of the Company dated 21s November 2000 as the “Power Leisure plc Sharesave Scheme”).
1.DEFINITIONS
1.1In this Scheme, unless the context otherwise requires, the following words and expressions shall bear the meanings set forth below:
“the Act”    the Taxes Consolidation Act 1997, as amended;
“the Board”    the board of directors of the Company or a duly authorised committee thereof;
“Close Company”    has the meaning assigned to it by Section 430 of the Act;
“the Company”    Flutter Entertainment plc (registered in Ireland under no. 16956);
“Company’s Share Dealing Code”    the Company’s Group Securities Dealing Policy and/or PDMR Securities Dealing Policy (to the extent applicable) as in force from time to time or such other code for dealings in Shares by employees of a Group Member as the Company may adopt from time to time;
“Compensation Committee” or
“Remuneration Committee”    the Compensation and Human Resources Committee of the Company (or its predecessor committee by whatever name) or any duly authorised committee of the Board or a person duly authorised by the Compensation Committee (or by its predecessor committee by whatever name) or by any such duly authorised committee of the Board;
“Control”    has the meaning given by Section 432 of the Act;
“Date of Grant”    the date on which the Board accepts a duly completed form of application for an Option;
“Date of Invitation”    the date on which the Board invites applications for Options;
“Dealing Day”    any day on which the Stock Exchange is open for the transaction of business;
“DI”    means depositary interests representing Shares, issued in such manner as may be approved by the Company from time to time;
“Directors”    the directors of the Company;
“Eligible Employee”    any individual who:-
(A)is an employee of a Participating Company or is a full-time director of a Participating Company (a full-time director for this purpose is one who is required to devote substantially the whole of his time to the service of a Participating Company); and
(B)is chargeable to tax in respect of his office or employment under Schedule E; and
(C)is an employee of a Participating Company, or is a full-time director of a Participating Company:
(i)    on the Date of Invitation and remains so until the Date of Grant and for this purpose the gap between the Date of Invitation and the Date of Grant shall not exceed 12 months; or
(ii)    for such other period (not exceeding 12 months ending on the Date of Grant) as the Directors may from time to time determine,

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provided that no person shall be an Eligible Employee if that person is ineligible to participate in the Scheme by virtue of paragraph 8 of Schedule 12A;
“Exercise Price”    the amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;
“Invitation Period”    the period of 42 days immediately following the day on which the Company makes an announcement of its results for the last preceding financial year or half-year or other period;
“Market Value”    in relation to a Share shall be the closing price of a Share on any day if and so long as the Shares are listed on the Stock Exchange (as derived from the daily official list or equivalent such record of the Stock Exchange) or otherwise determined in such manner as is agreed in writing with the Revenue Commissioners or that is consistent with Section 548 of the Act;
“Material Interest”    shall be construed in accordance with paragraph 8 of Schedule 12A;
“Maturity Date”    the date on which a Participant becomes entitled to receive Repayment (including a bonus) under a three year savings contract (“Three Year Maturity Date”) or a five year savings contract (“Five Year Maturity Date”);
“Maximum Contribution”     the lesser of:
(A)such maximum monthly contribution as may be permitted under Paragraph 25 of Schedule 12A; or
(B)such maximum monthly contribution as may be determined from time to time by the Board;
“Minimum Contribution”     such minimum monthly contribution as may not be exceeded under Paragraph 25 of Schedule 12A;
“Monthly Contribution”    monthly contributions agreed to be paid by a Participant under the Savings Contract made in connection with his Option;
“Option”    a right to acquire Shares under the Scheme which is either subsisting or (where the context so admits or requires) is proposed to be granted;
“Option Price”    the price per Share expressed in euro, as determined by the Board, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than 80% (rounded up to the nearest euro cent) of:
(A)at the option of the Board, (i) the Market Value on the Dealing Day immediately preceding the Date of Invitation, (ii) the average of the Market Value on each of the three Dealing Days immediately preceding the Date of Invitation, or (iii) the average of the Market Value on each of the five Dealing Days immediately preceding the Date of Invitation; or
(B)the Market Value (or an average of Market Values) at such time or times as is agreed in writing with the Revenue Commissioners,

provided that where the Market Value of a Share under (A) or (B) above is determined by reference to a currency other than euro, it shall be converted to euro on the basis of the applicable European Central Bank reference exchange rate on the date of determination, as published by the Central Bank of Ireland, provided further that if the Option Price as determined as aforesaid is less than the nominal value of a Share, then the Option Price shall be increased to such amount as shall be equal to such nominal value;
“Participant”    an individual to whom an Option has been granted, or (where the context so admits or requires) the personal representatives of any such individual;

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“Participating Company”    (A)    the Company; and
(B)    any other company which the Company has Control and is nominated by the Board as a Participating Company;
“Repayment”    in relation to a Savings Contract, the aggregate of the Monthly Contributions which the Participant has agreed to make pursuant to the relevant Savings Contract and, (unless deemed not to include the bonus under Rule 3), the bonus due at the Maturity Date;
“Rules”    the rules of the Scheme as they may be amended from time to time and for the time being in force and a reference to any particular Rule shall be a reference to one of these Rules;
“Saving Contract”    a savings contract under a certified contractual savings scheme within the meaning of Schedule 12B operated by such bank or building society within the meaning of Section 519C of the Act as is nominated by the Board;
“Schedule 12A”    Schedule 12A to the Act;
“Schedule 12B”    Schedule 12B to the Act;
“Scheme”    the Flutter Entertainment plc Sharesave Scheme in its present form or as from time to time amended in accordance with the provisions hereof, including any sub plans established pursuant to this Rules;
“Share”    an ordinary share in the capital of the Company;
“Specified Age”    means age 65 or any other age a person is bound to retire provided it is no less than 60 and not more than pensionable age (within the meaning of section 2 of the Social Welfare Consolidation Act 2005); and
“Stock Exchange”    means the London Stock Exchange, the New York Stock Exchange or such other stock exchange (or any successor body) where the Shares are traded as determined by the Compensation Committee and, if applicable, agreed with the Revenue Commissioners.
1.2In this Scheme, unless the context requires otherwise:-
(a)the headings are inserted for convenience only and do not affect the interpretation of any Rule;
(b)a reference to a Rule is a reference to a Rule of this Scheme;
(c)a reference to a statute or statutory provision includes a reference:-
(i)to that statute or provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;
(ii)to any repealed statute or statutory provision which it re-enacts (with or without modification); and
(iii)to any subordinate legislation made under it;
(d)words in the singular include the plural, and vice versa;
(e)a reference to the masculine shall be treated as a reference to the feminine, and vice versa;
(f)if a period of time is specified and starts from a given day or the day of an act or event, it is to be calculated exclusive of that day; and
(g)a reference to “a year” shall be a period calculated by reference to a previous or subsequent anniversary of a particular date.
2.APPLICATION FOR OPTIONS
2.1The Board may, during any Invitation Period, invite applications for Options from Eligible Employees.
2.2If the Company is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the Stock Exchange or any other regulatory authority) from issuing invitations during any Invitation Period, the

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Board may issue such invitations at any time during the period 42 days beginning with the date on which such restriction is removed.
2.3Application for Options under the Scheme shall be made in such form as the Board may require and shall be accompanied by the application form for a Savings Contract which has been signed by the applicant. Subject to the limits set out in Rule 2.5, such application shall also specify whether, for the purpose of determining the number of Shares over which an Option is to be granted, the amount the applicant wishes to save each month under the Savings Contract and shall authorise the Participating Company by which such employee is from time to time employed to deduct such amount (or such lesser amount as is appropriate to the reduced amount determined in accordance with Rule 3) from his pay.
2.4The amount for which Shares may be acquired under any Option shall be as nearly as possible (without involving fractions of a Share) equal to but shall not exceed the Repayment (as reduced pursuant to Rule 3, where appropriate) of the Participant under the Savings Contract entered into by him in connection with the grant of that Option.
2.5The minimum monthly contribution payable under a Savings Contract by a Participant shall be the Minimum Contribution. The aggregate of any Participant’s Monthly Contributions under all Savings Contracts shall not exceed the Maximum Contribution.
2.6Each application for an Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Board to scale down applications pursuant to Rule 3.
2.7Each application shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Option Price with the Repayment under the Savings Contract entered into in connection with the Option.
2.8On any occasion on which the Board invites applications for Options, the Board may in its discretion determine and announce the minimum and maximum level of contributions which may be paid (which contribution levels shall not be less or more than the respective such amounts as are permitted at the date of invitation by law, the Scheme or by the relevant Savings Contract) and/or the maximum number of Shares in respect of which Options will be granted in response to applications made pursuant to the invitations issued on that occasion.
3.SCALING DOWN
3.1If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Board pursuant to Rule 2, or any limitation under Rule 5, the Board shall scale down applications, at its absolute discretion, by carrying out the following successive steps:
(a)in respect of each election for a Savings Contract with a Three Year Maturity Date or a Five Year Maturity Date, the Repayment shall be deemed not to include the relevant bonus; and
(b)so far as necessary, the proposed monthly contributions shall be reduced pro rata to the excess over such amount as the Board shall determine for this purpose, being not less than the Minimum Contribution; and
(c)so far as necessary, (but subject to Rule 3.2 below), applications shall be selected by lot until the number of Shares available equals or exceeds such total number of Shares applied for.
3.2If the number of Shares available is insufficient to enable an Option based on Monthly Contributions of the Minimum Contribution a month to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.
3.3If, in applying the scaling down provisions contained in this Rule 3, Options cannot be granted within the 30 day period referred to in Rule 4.3 below, the Board may extend that period by 12 days regardless of the expiry of the relevant Invitation Period.
4.GRANT OF OPTIONS
4.1No Option shall be granted to any person if at the Date of Grant that person shall have ceased to be an Eligible Employee.
4.2No Option shall be granted to any person at any time when he has, or has within the preceding 12 months had a Material Interest in a Close Company being either the Company or a company which has Control of the Company or is a member of a consortium which owns such a company.

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4.3Within 30 days of any Dealing Day by reference to which the Option Price was fixed the Board may, subject to Rule 3 above, grant to each Eligible Employee who has submitted a valid application an Option in respect of the number of Shares for which application has been deemed to be made under Rule 2.7.
4.4The Company shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such option certificate shall specify the Date of Grant of the Option, the number and class of Shares over which the Option is granted, the Option Price and the Maturity Date.
4.5Except as otherwise provided in these Rules, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.
4.6No amount shall be paid in respect of the grant of an Option.
5.LIMITATIONS ON GRANTS OF OPTIONS
5.1The number of Shares for which Options may be granted under the Scheme on or after 5 June 2025 shall not exceed 3,000,000 provided that this limit may be reviewed or increased from time to time with the approval of the shareholders of the Company in general meeting.
5.2In determining the above limits no account shall be taken of any Shares where the right to acquire such Shares was released, lapsed or otherwise has become incapable of exercise.
6.RIGHTS OF EXERCISE AND LAPSE OF OPTIONS
6.1(A)    Save as provided in Rules 6.2, 6.3, 6 4, 6.5 and Rule 7, an Option shall not be exercised earlier than the Maturity Date under the Savings Contract entered into in connection therewith.
(B)    Save as provided in Rule 6.2, an Option shall not be exercised later than 6 months after the Maturity Date under the Savings Contract entered into in connection therewith.
(C)    Save as provided in Rules 6.2, 6.3 and 6.4, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company.
6.2An Option may be exercised by the personal representatives of a deceased Participant:-
(a)within 12 months following the date of his death if such death occurs before the Maturity Date;
(b)within 12 months following the Maturity Date in the event of his death within 6 months after the Maturity Date.
6.3An Option may be exercised by a Participant within 6 months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of:
(a)injury, disability, redundancy or retirement on reaching the Specified Age;
(b)his office or employment being in a company which the Company ceases to have Control; or
(c)his office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company nor a company of which the Company has Control.
6.4An Option may be exercised by a Participant within 6 months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme if the date of such cessation is on or after the third anniversary of the Date of Grant.
6.5An Option may be exercised by a Participant within 6 months following the date he reaches the Specified Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Scheme.
6.6No person shall be treated for the purposes of Rules 6.3 and 6.4 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Scheme until that person ceases to hold any office or employment in a Participating Company or in any associated company.
6.7An Option granted to a Participant shall lapse upon the occurrence of the earliest of the following:
(a)subject to (b) below, 6 months after the Maturity Date under the Savings Contract entered into in connection with the Option;
(b)where the Participant dies before the Maturity Date, 12 months after the date of death, and where the Participant dies in the period of 6 months after the Maturity Date, 12 months after the Maturity Date;

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(c)the expiry of any of the 6 month periods specified in Rules 6.3 and 6.4, save that if at the time any of such applicable periods expire, time is running under the 12 month periods specified in Rule 6.2, the Option shall not lapse by reason of this Rule 6.7 until the expiry of the relevant 12 month period in Rule 6.2;
(d)the Participant ceasing to hold any office or employment with a Participating Company for any reason other than those specified in Rule 6.3 or as a result of his death, if the date of such cessation is prior to the third anniversary of the Date of Grant;
(e)subject to Rule 8, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;
(f)the Participant being deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law, or doing anything or omitting to do anything which causes him to be so deprived or become bankrupt; and
(g)before an Option has become capable of being exercised, the Participant giving notice that he intends to stop paying Monthly Contributions, or being deemed under the terms of the Savings Contact to have given such notice, or making an application for repayment of the Monthly Contributions.
6.8In deciding whether and when to exercise an Option, a Participant shall have regard to the Company’s Share Dealing Code.
7.TAKEOVER
7.1Offers for Share Capital
(a)Subject to Rule 9, if any person obtains Control of the Company as a result of making an offer to acquire Shares, the Board shall as soon as reasonably practicable of becoming aware thereof notify every Participant and may, at the same time, request each such Participant to exercise unexercised Options held by him and each such Participant may, whether so requested or not, within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer has been satisfied, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.
(b)In the event of a Participant failing to exercise an Option requested to be exercised by him by the Board pursuant to Rule 7.1, such Option shall be deemed to have lapsed.
7.2Compulsory acquisition of Company
Subject to Rule 9, if a person becomes entitled or bound to acquire shares in the Company under Chapter 2 of Part 9 of the Companies Act 2014, all Options may be exercised at any time when the person remains so entitled and bound. If not so exercised, the Options shall cease to be exercisable and shall lapse.
8.RECONSTRUCTION, AMALGAMATION AND WINDING-UP
8.1Subject to Rule 9, in the event of:-
(a)the court, under Chapter 1 of Part 9 of the Companies Act 2014, sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies (the sanction by the court of the compromise or arrangement shall be communicated by the Board to each Participant in writing); or
(b)the Company passing a resolution for its voluntary winding-up (the passing of which resolution shall be communicated by the Board to each Participant in writing)
a Participant may, within six months of the court sanctioning such compromise or arrangement or the passing of the resolution for the Company’s voluntary winding-up, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.
8.2In the event of a Participant failing to exercise an Option pursuant to Rule 8.1 within 6 months of being first required or entitled to do so, such Option shall be deemed to have lapsed.
9.EXCHANGE OF AWARDS ON TAKEOVER OF COMPANY
9.1Exchange of Options
If the person referred to in Rule 7.1, 7.2 or 8.1(a) (reading the reference in Rule 7.1 to “proposes to obtain” as “obtains”) is a company (“Acquiring Company”), a Participant may, at any time during the period set out in Rule 9.2, by agreement with the

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Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (“New Option”) which is equivalent to the Option but which relates to shares (“New Shares”) in:
(a)the Acquiring Company; or
(b)a company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 11, of Schedule 12A, which satisfy the conditions specified in paragraphs 11 to 15 inclusive of Schedule 12A.
9.2Period allowed for exchange of Options
The period referred to in Rule 9.1 is:
(a)where Rule 7.1 applies, the period referred to in that rule;
(b)where the Rule 7.2 applies, the period during which the Acquiring Company remains so entitled or bound; and
(c)where Rule 8.1(a) applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.
9.3Meaning of “equivalent”
The New Option shall not be regarded for the purpose of this Rule 9 as equivalent to the Option unless:
(a)the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Scheme as it had effect immediately before the release of the Option; and
(b)the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with section 548 of the Act); and
(c)the total amount payable by a Participant for the acquisition of the New Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.
9.4Date of grant of New Option
The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.
9.5Application of Scheme to New Option
In the application of the Scheme to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively.
10.MANNER OF EXERCISE
10.1An Option may only be exercised during the periods specified in Rules 6, 7 and 8, and only with monies not exceeding the amount of the Repayment under the Savings Contract entered into in connection therewith as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the Repayment of any Monthly Contribution the due date for the payment of which under the Savings Contract arises after the date of the Repayment.
10.2Exercise shall be by the delivery to the secretary of the Company, or other duly appointed agent, of an option certificate covering the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent) together with evidence of the Repayment under the Savings Contract and any remittance for the Exercise Price payable, or authority to the Company to withdraw and apply monies equal to the Exercise Price from the Savings Contract, to acquire the Shares over which the Option is to be exercised. The effective date of exercise shall be the date of delivery of the notice of exercise.
10.3When an Option is exercised only in part, it shall lapse to the extent of the unexercised balance and the balance of the monies in the Savings Contract shall be returned to the Participant.
11.ISSUE OR PURCHASE OF SHARES
11.1Shares to be issued or purchased pursuant to the exercise of an Option shall be allotted or purchased, as applicable within 28 days following the effective date of exercise of the Option.
11.2Shares to be issued or purchased pursuant to the Scheme will rank pari passu in all respects with the Shares then in issue, except that they will not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

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11.3If and so long as the Shares are listed on any Stock Exchange, the Company shall apply, as necessary, for a listing on such Stock Exchanges for any Shares issued or purchased pursuant to the Scheme as soon as practicable after the allotment or purchase thereof.
11.4Where Shares are to be delivered to a Participant as a consequence of the exercise of an Option, the relevant Shares shall be delivered to the Participant in such manner as the Compensation Committee may in its discretion determine, including but not limited to procuring the issue of DIs representing the relevant Shares to the Participant or its nominee(s) and/or making arrangements for the relevant Shares to be held on behalf of the Participant in any securities settlement system to which the Shares are eligible for admission from time to time.
12.ALTERATION OF CAPITAL
12.1Subject to the provisions of Rule 8 hereof, in the event of any capitalisation issue, rights issue, sub-division, consolidation or any reduction or other reorganisation of the capital of the Company, the number of Shares composed in any Option, and/or the Option Price therefor may be adjusted by the Board in such manner as it may in its absolute discretion, with the prior written approval of the Revenue Commissioners determine to be appropriate, provided that in the event that any alteration of capital results in the reduction of the Option Price to less than the nominal value of the Shares, the Option Price shall be increased to the nominal value of such Shares.
12.2All Participants shall be informed of any such variation as soon as practicable thereafter.
13.ADMINISTRATION
13.1Any notice or other communication made under, or in connection with, the Scheme may be given by personal delivery or by sending the same by email or post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or by email to the email address assigned to him in connection with his office or employment (save where an employee is absent from his employment for a period of leave, other than annual leave, during which he will not have access to such email address), and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped and if sent by email shall be deemed to have been duly given on transmission.
13.2The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.
13.3If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.
13.4The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed.
13.5The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.
13.6The costs of introducing and administering the Scheme shall be borne by the Company.
14.AMENDMENTS
14.1Except as described in this Rule 14, the Compensation Committee may, with the prior written approval of the Revenue Commissioners, at any time amend the Rules.
14.2Without the prior approval of the Company in general meeting, an amendment may not be made for the benefit of existing or future Participant to the Rules of the Scheme relating to:
(a)the persons to whom or for whom securities or other benefits are provided for under the Scheme; or
(b)the limit on the number or amount or other benefits of Shares which may be acquired under the Scheme.
14.3An amendment may not adversely affect the rights of an existing Participant except where the amendment has been approved by Participants who together represent the holders of Awards which have the majority of Shares which are the subject of all Awards outstanding at such time.
14.4The Compensation Committee shall have the power to make such amendments and alterations as are required, including the power to create new share based incentive plans and sub plans for Eligible Employees in jurisdictions outside of Ireland, to take

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account of local restrictions, taxation requirements, exchange control, security laws etc or to take advantage of taxation laws specific to the provision of share based incentive schemes in any jurisdiction.
15.NON-TRANSFERABILITY OF OPTIONS
15.1During his lifetime only the individual to whom an Option is granted may exercise that Option.
15.2An Option shall immediately cease to be exercisable if it is transferred or assigned (other than to personal representatives upon the death of the Participant), mortgaged, charged or otherwise disposed of by the Participant.
16.GENERAL
16.1The Scheme may be terminated at any time by resolution of the Board or by ordinary resolution of the Company in general meeting. The Board may decide to grant no further Options and may suspend the Scheme at any time. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.
16.2The rights and obligations of any individual under the terms of his office or employment with the Company or a Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever insofar as those rights arise, or may arise, from his ceasing to have rights under or being entitled to exercise any Option under the Scheme as a result of such termination, or from the loss or diminution in value of such rights or entitlements.
16.3These Rules shall be governed by, and construed in accordance with, Irish law. The Irish courts will have jurisdiction to settle any dispute in relation to the Scheme. The jurisdiction agreement contained in this Rule is made for the benefit of the Company only, which accordingly retains the right (i) to bring proceedings in any other court of competent jurisdiction; or (ii) to require any dispute to be settled in accordance with Rule 17. By accepting the grant of an Option, a Participant is deemed to have agreed to submit to such jurisdiction.
17.DISPUTES
Any disputes arising hereunder may be referred by the Board to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Participant so affected will submit to such arbitration.

Flutter Entertainment plc	D-10	2025 Proxy Statement

FLUTTER ENTERTAINMENT PLC SHARESAVE SCHEME UK SUB-PLAN

1.Definitions
1.1In this Scheme, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:
the Act means the Income Tax (Earnings and Pensions) Act 2003;
Associated Company means an associated company of the Company within the meaning given to those words by paragraph 47(1) of Schedule 3;
the Board means the board of directors of the Company or a duly authorised committee thereof;
Business Day means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are open in London, Dublin and New York for general commercial business;
the Bonus Date means in relation to an Option:
(a)where the Option is linked to a three year Savings Contract, the earliest date on which that Savings Contract matures (that is, after making 36 monthly contributions); or
(b)where the Option is linked to a five year Savings Contract, the earliest date on which that Savings Contract matures (that is, after making 60 monthly contributions);
Capital Reorganisation means any variation in the Share capital of the Company (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation or reduction);
the Company means Flutter Entertainment plc, a company incorporated in Ireland under number 16956 by whatever name known from time to time;
Compensation Committee means the Compensation and Human Resources Committee of the Company (or its predecessor committee by whatever name) or any duly authorised committee of the Board or a person duly authorised by the Compensation Committee (or by its predecessor committee by whatever name) or by any such duly authorised committee of the Board;
Constituent Company means the Company and each Subsidiary which has been nominated by the Board as a Constituent Company for the purposes of the Scheme;
Control has the meaning given to that word by section 719 of the Act;
the Date of Grant means the date on which an Option is granted;
Dealing Day means any day on which the Stock Exchange is open for the transaction of business;
Eligible Employee means:
(a)any individual who, at the Invitation Date:
(i)is an employee or executive director of one or more Constituent Companies, who in the case of a director is required under the terms of their employment to devote at least 25 hours each week (excluding meal breaks) to their duties;
(ii)has earnings from the office or employment referred to in (i) above which are (or would be if there were any earnings) general earnings to which section 15 or 21 of the Act applies (earnings for a year when the employee or executive director (as the case may be) is UK resident); and
(iii)is an employee or full time director in continuous service with one or more Constituent Companies for such period as the Board may determine (not exceeding five years) prior to the Grant Date; and

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(b)any other individual who, at the Invitation date, is an employee or director of one or more Constituent Companies and who is nominated by the Compensation Committee (or falls within a category of individuals nominated by the Compensation Committee) as eligible to participate in the Scheme in respect of any one or more grants of Options;
Exercise Price means the price per Share payable on the exercise of an Option as determined by the Board (subject to adjustment under rule 11) but which shall not be less than:
(a)80 per cent. of (i) the Market Value for a Share on the Dealing Day immediately before the Invitation Date; or (ii) the average of the Market Values for a Share on the three or five consecutive Dealing Days immediately preceding the Invitation Date (rounded up to the nearest whole penny); or (iii) the Market Value for a Share at such other time or times as may be agreed by HMRC; and
(b)in the case of any Option under which Shares may be issued, the nominal value of a Share;
the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;
HMRC means His Majesty’s Revenue & Customs;
the Invitation Date means the date on which an invitation to apply for an Option is issued;
Market Value in relation to a Share on any day, shall be (i) the middle market closing price of a Share on that day if and so long as the Shares are listed on a Stock Exchange (as derived from the daily official list or equivalent such record of the Stock Exchange); or (ii) as agreed in advance with the Shares and Assets Valuation Division of HMRC, and in either case if the Shares are subject to a Restriction as if it were not subject to the Restriction;
Maximum Contribution means the lesser of:
(a)such maximum monthly contribution as may be permitted under paragraph 25(3)(a) of Schedule 3; or
(b)such maximum monthly contribution as may be determined from time to time by the Board;
Minimum Contribution means the amount of the monthly contribution to be paid under the Savings Contract being not less than £5 or such other minimum amount as may be permitted under paragraph 25(3)(b) of Schedule 3 from time to time;
Non-UK Company Reorganisation Arrangement has the meaning given to that term by paragraph 47A of Schedule 3;
Option means a right granted under the Scheme to subscribe for or purchase Shares;
Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);
Relevant Event shall have the meaning given to that term in rule 10.1;
Restriction in relation to any Share has the meaning given to that term in paragraph 48(3) of Schedule 3;
Savings Contract means a contract under a certified contractual savings scheme, within the meaning of paragraph 24 of Schedule 3 operated by such bank or building society as is nominated by the Board, the terms of which must be the same for each participant;
Schedule 3 means Schedule 3 to the Act;
Schedule 3 SAYE Option Scheme has the meaning given to that term by paragraph 49 of Schedule 3;
the Scheme means this Flutter Entertainment plc Sharesave Scheme UK Sub-Plan as amended from time to time;
Share Option Scheme means any employee share option scheme established by the Company;
Shares means fully paid and irredeemable ordinary shares in the capital of the Company, which comply with the conditions in paragraphs 17 to 20 and paragraph 22 of Schedule 3;
Stock Exchange means the London Stock Exchange plc (or any successor body), the New York Stock Exchange or such other stock exchange (or any successor body) where the Shares are traded, as determined by the Compensation Committee;
Subsidiary means any subsidiary of the Company within the meaning of section 1159 of and Schedule 6 to the Companies Act 2006 over which the Company has Control;
Taxable Year means for US tax purposes the calendar year, or if it would result in a longer period for the exercise of an Option, the 12 month period in respect of which the Option Holder’s employing company is obliged to pay tax;
Taxes Act means the Income and Corporation Taxes Act 1988;
TUPE means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

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1.2Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Scheme.
1.3References to:
(a)any act of Parliament or sub-section or paragraph of any act of Parliament; or
(b)any Extra-Statutory Concession published by the Board of HMRC shall include any modification, amendment or re-enactment thereof.
1.4This Scheme is intended to be a Schedule 3 SAYE Option Scheme for the purposes of the Act and the Scheme and any Option granted under it shall be interpreted, operated and administered in a manner that is consistent with that intention and in the case of any conflict between these rules and the provisions of sections 516 to 519 of and Schedule 3 to the Act (the legislation), the legislation shall prevail.
2.Invitation for Options
2.1The Board may invite all Eligible Employees to apply for Options at the Exercise Price.
2.2Subject to the specific provisions contained in the Scheme, the form, manner and timing of invitations to apply for Options, the number of Shares in respect of which invitations are made on any date and whether the Options will be three or five year Options (or either of them, at the election of Eligible Employees), shall be at the absolute discretion of the Board. The invitation may either state the Exercise Price or (provided a mechanism exists by which the Exercise Price will be determined by the Date of Grant) invite applications by reference to amounts of monthly savings.
3.Application for Options
3.1If an Eligible Employee wishes to apply for an Option they must, within such period (which shall not be less than 14 days) after the Invitation Date as is stated in the invitation, deliver to the Company (or its appointed agent) a duly completed form of application together with a duly completed application for a Savings Contract in the form prescribed by the Board on which the Eligible Employee must have indicated the Bonus Date on which they intend to apply for repayment thereunder.
3.2The application for an Option shall be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Exercise Price with the expected repayment, including any relevant bonus, under the related Savings Contract at the appropriate Bonus Date.
3.3The Board may, in its absolute discretion, treat all late applications as valid provided they are received no less than two days prior to the Date of Grant.
4.Scaling Down
4.1If valid applications are received for Options over a number of Shares in excess of that which the Board has determined to make available on a particular occasion or in excess of any limit that may be approved for the award of Options, the Board may scale down applications in accordance with the following successive steps (or such other method as may be permitted by HMRC at any time prior to the Date of Invitation) to the extent necessary to eliminate the excess:
(a)unless paragraph 4.1(b) applies, the amount of the monthly savings contribution chosen by each applicant shall be taken as reduced pro rata (or, if the Board so determines on a basis which reduces larger monthly savings contributions by a greater amount than smaller monthly contributions) to the extent necessary;
(b)the amount of any monthly savings contribution chosen by an applicant which exceeds such amount as the Board shall determine (not being less than the Minimum Contribution) shall be taken as reduced to such amount;
(c)if the repayment under the Savings Contract would otherwise be taken as including a bonus, it should be taken as not including a bonus; and
(d)applications will be selected by lot, each based on a monthly savings contribution of the Minimum Contribution and the inclusion of no bonus in the repayment under the Savings Contract.
4.2If the number of Shares available is insufficient to enable an Option based on monthly savings contributions of the Minimum Contribution and the inclusion of no bonus in the repayment under the Savings Contract to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine that no Options shall be granted on that occasion.
4.3If applications are scaled down, the monthly contributions under Savings Contracts which Eligible Employees have chosen shall, where necessary, be scaled down as appropriate.

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4.4If, in applying the scaling down provisions contained in rule 4.1, the Board considers that it would be administratively impracticable for Options to be granted within the 30 day period referred to in rule 5.1, the Board may extend that period by not more than 12 days.
5.Grant of Options
5.1The Board may, subject to any scaling down, on a single date which shall not be later than the 30th day after the earliest date by reference to which the Exercise Price was calculated, grant all (but not some of) the Options for which valid application has been made by Eligible Employees (provided that they remain Eligible Employees on the Date of Grant).
5.2At or as soon as practicable after the Date of Grant the Board shall procure that each Option Holder is informed of whether any Restrictions apply to the Shares that are subject to an Option and, if any such Restrictions apply, of the details of any such Restrictions.
5.3As soon as practicable after the Date of Grant, the Board shall procure the issue of an Option certificate to each Option Holder.
5.4Options shall be granted in consideration of Eligible Employees agreeing to enter into Savings Contracts. No cash payment shall be made for the grant of an Option.
5.5No Option shall be granted under the Scheme more than ten years after the Adoption Date.
5.6Every Option granted hereunder shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted under this rule 5 shall cause the Option to lapse.
6.Individual Limit
6.1No individual shall be granted an Option if the entry into the related Savings Contract would result in the monthly contributions under that Savings Contract, when added to the sum of their monthly contributions under any other subsisting Savings Contracts and if the Board so determines from time to time, under any cancelled Savings Contracts (whether or not linked to a subsisting Option granted under a Schedule 3 SAYE Option Scheme), exceeding £500 (or such other amount as is for the time being permitted under paragraph 25(3) of Schedule 3 and approved by the Board). No individual shall be permitted to make a monthly contribution of less than the Minimum Contribution.
6.2Any Option which is purported to be granted in excess of the limits in this rule 6 shall take effect as an Option which would not exceed those limits.
7.Exercise and Lapse of Options
7.1Save as otherwise permitted under these rules, an Option may only be exercised:
(a)during the six months following the Bonus Date relating to it; and
(b)by an Option Holder who is, at the date of exercise, a director or employee of a Constituent Company, and, if not exercised, shall lapse at the end of the six month period following the Bonus Date.
7.2Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Bonus Date:
(a)on retirement; or
(b)by reason of redundancy (within the meaning of the Employment Rights Act 1996); or
(c)by reason of injury or disability; or
(d)because of a relevant transfer within the meaning of TUPE; or
(e)because the Constituent Company of which the Option Holder is a director or employee ceases to be an associated company (as defined in paragraph 35(4) of Schedule 3) of the Company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010); or
(f)because the business (or part of a business) in which the Option Holder is employed is transferred to a person who is not an Associated Company where the transfer is not a relevant transfer within the meaning of TUPE, he may exercise any outstanding Options within six months of the date on which their employment ceased, failing which exercise the Options shall lapse automatically provided that the Options may not be exercised more than six months following the relevant Bonus Date;

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7.3Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Bonus Date in any circumstances other than those set out in rules 7.2 and 7.4, their Options shall lapse automatically.
7.4Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Bonus Date for any other reason other than dismissal for gross misconduct, breach of contract or serious shortfall in performance, they may exercise any outstanding Options which were granted more than three years before the date of cessation of employment within six months of the date on which their employment ceased, failing which exercise the Options shall lapse automatically, provided that the Options may not be exercised more than six months following the relevant Bonus Date.
7.5If an Option Holder dies while in service or at any time after leaving service when they hold an Option, such Options may be exercised by their personal representatives at any time within the twelve month period following:
(a)the date of death, if such death occurred before the relevant Bonus Date; and
(b)the Bonus Date, in the event of their death within six months after the relevant Bonus Date,
7.6For the purposes of rules 7.2 to 7.4, an Option Holder shall not be treated as ceasing to be a director or employee of a Constituent Company until:
(a)he ceases to hold an office or employment in the Company or any company over which the Company has Control or any Associated Company;
(b)he ceases to hold an office or employment in a jointly owned company within the meaning of paragraph 46 of Schedule 3 (being a jointly owned company which is not a participating company in more than one group scheme); or
(c)being a director or employee who is absent from work wholly or partly because of maternity, paternity leave or shared parental leave (as appropriate), ceases to be entitled to exercise any statutory or contractual right to return to work.
7.7Notwithstanding rule 7.1(b), if, at the Bonus Date, an Option Holder holds an office or employment in a company which is not a Constituent Company but is an Associated Company or a company over which the Company has Control, Options may be exercised within (but no later than) six months following the Bonus Date.
7.8If, before the Option has become exercisable, the Option Holder:
(a)gives notice, or is deemed to have given notice, under the terms of the related Savings Contract that they intend to stop paying contributions to that Savings Contract; or
(b)makes an application for repayment of the related Savings Contract, the Option shall automatically lapse.
7.9If an Option Holder is declared bankrupt or enters into any general composition with or for the benefit of their creditors including a voluntary arrangement under the Insolvency Act 1986, their Options shall automatically lapse.
7.10This rule shall apply to a person who is subject to taxation under the law of the United States of America (a US Taxpayer). Notwithstanding anything to the contrary contained in this Scheme, a US Taxpayer may only exercise an Option within the shorter of any exercise period specified in the rules of this Scheme and the expiry of two and a half calendar months after the end of the Taxable Year in which the Option first becomes exercisable.
8.Method and Extent of Exercise
8.1An Option may only be exercised with monies as nearly as possible equal to but not exceeding the amount repaid under the related Savings Contract, including any bonus or interest as at the date of repayment. No account shall be taken of any repayment of any contribution the due date of which arises after the date of repayment, or any bonus or interest in respect of that contribution.
8.2An Option Holder may exercise their Option on one occasion only, in whole or in part, by giving notice in writing to the Company or to such other person as the Company may direct in the prescribed form specifying the number of Shares in respect of which the Option is being exercised and enclosing payment in full of the aggregate Exercise Price of those Shares or authority to the Company to withdraw and apply monies equal to the Exercise Price from the related Savings Contract, or in such other manner including through an online facility as the Board may determine, together with evidence of closure of the related Savings Contract. The date of exercise shall be the date of receipt by the Company (or such other person as the Company may direct) of the notice of exercise. If the Option is exercised in respect of some only of the Shares comprised in the Option, the Option in respect of the balance shall thereupon lapse automatically.

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9.Change of Control and Winding up of the Company
General Offer for the Company
9.1If any person (either alone or together with any person acting in concert with him) makes:
(a)a general offer to acquire the whole of the issued ordinary share capital of the Company (other than those shares already owned by the offeror and/or any person connected with the offeror) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or
(b)a general offer to acquire all the shares in the Company which are of the same class as the Shares (other than those shares already owned by the offeror and/or any person connected with the offeror), the Company shall, as soon as reasonably practicable thereafter (and prior to the date on which the offer becomes or is declared unconditional in all respects) give notice to each Option Holder of such general offer and each Option Holder may exercise their Options within the period of six months following the date on which the offer becomes or is declared unconditional in all respects Provided That an Option may not be exercised more than six months after the relevant Bonus Date.
Failing any permitted exercise, the Options shall, subject to rule 9.6 and without prejudice to the operation of rule 9.1, lapse automatically upon the expiry of such six month period Provided That if an event as described in rule 9.2 occurs during such six month period, the period during which the Options may be exercised shall be the shorter of the periods specified under this rule 9.1 and rule 9.2.
For the purposes of rule 9.1 the general offer referred to in rule 9.1(a) and (b) may be made to different shareholders by different means.
Compulsory Acquisition
9.2If any person becomes bound or entitled to give a notice under sections 979 to 982 (inclusive) or sections 983 to 985 (inclusive) of the Companies Act 2006 (or equivalent legislation in another jurisdiction) to acquire Shares, each Option Holder may exercise their Options at any time when the person is so entitled and bound.
Failing any permitted exercise the Options shall, subject to rule 9.6 and without prejudice to the operation of rule 10 cease to be exercisable and shall lapse.
Scheme of Arrangement
9.3If under section 899 of the Companies Act 2006 the court sanctions a compromise or arrangement applicable to or affecting:
(a)all the ordinary share capital of the Company or all the shares in the Company which are of the same class as the shares which may be acquired by exercise of Options; or
(b)all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme, any outstanding Options may be exercised within six months following the date on which the court sanctions the compromise or arrangement, failing which exercise the Options shall, subject to rule 9.6 and without prejudice to the operation of rule 10, lapse automatically upon the expiry of such six month period Provided That an Option may not be exercised more than six months after the relevant Bonus Date.
Non-UK Company Reorganisation Arrangement
9.4If any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which becomes binding on the shareholders covered by it, any outstanding Options may be exercised within the period of six months following the date on which the Non-UK Company Reorganisation Arrangement becomes binding on the shareholders. Failing such permitted exercise, the Options shall, subject to rule 9.6 and without prejudice to the operation of rule 10, lapse automatically upon the expiry of such six month period PROVIDED THAT an Option may not be exercised more than six months after the relevant Bonus Date.
Voluntary Winding-up
9.5If notice is duly given of a resolution for a voluntary winding-up of the Company then an Option Holder may exercise their Options within the period of six months following the date on which the resolution is passed, failing which exercise the Options shall lapse automatically upon the expiry of such six month period provided that an Option may not be exercised more than six months after the relevant Bonus Date.

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Death of an Option Holder
9.6Notwithstanding any provision of rules 9.1 to 9.4 to the contrary, if any Option has become exercisable under rule 7.4 and time is running under one of the 12 month periods specified in rule 7.4, such Option shall lapse only on the expiry of the relevant 12 month period under rule 7.4 and not under any period specified in rules 9.1 to 9.4. For the avoidance of doubt, any Option may lapse on the expiry of the six month period arising under rule 9.5 even if this occurs before the expiry of the relevant 12 month period under rule 7.4.
Shares not meeting requirements of Schedule 3
9.7If as a result of an event mentioned in rules 9.1, 9.2, 9.3 or 9.4, the Shares under Option no longer meet the requirements of paragraphs 17 to 20 (inclusive) and paragraph 22 of Schedule 3, each Option Holder may exercise their Options for the period of 20 days following the date on which the relevant event mentioned in rules 9.1, 9.2, 9.3 or 9.4 (as the case may be) occurs, notwithstanding that the Shares no longer meet the relevant requirements provided that an Option may not be exercised more than six months after the relevant Bonus Date.
9.8Failing any permitted exercise, the Options shall, subject to rule 9.6 and without prejudice to the operation of rule 9.1, lapse automatically upon the expiry of such 20 day period.
10.Option rollover
10.1If any company (the acquiring company):
(a)obtains Control of the Company as a result of making:
(i)a general offer to acquire the whole of the issued ordinary share capital of the Company (other than those shares which are already owned by them and/or any person connected with him) which is made on a condition such that if it is satisfied the acquiring company will have Control of the Company; or
(ii)a general offer to acquire all the shares of the same class as those subject to the Options (other than those shares which are already owned by them and/or any person connected with him); or
(b)obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006; or
(c)becomes bound or entitled to acquire shares in the Company under sections 979 to 982 (inclusive) or sections 983 to 985 (inclusive) of the Companies Act 2006 (or equivalent legislation in another jurisdiction); or
(d)either alone or together with any person acting in concert with him, obtains Control of the Company as a result of a Non-UK Company Reorganisation Arrangement which becomes binding on the shareholders covered by it,
(each a Relevant Event)
each Option Holder may at any time within:
in the case of a Relevant Event falling within rule 10.1(a), the period of six months beginning with the date on which Control is obtained and all conditions to which the offer is made subject are satisfied;
(i)in the case of a Relevant Event falling within rule 10.1(b), the period of six months beginning with the date on which the court sanctions the compromise or arrangement;
(ii)in the case of a Relevant Event falling within rule 10.1(c), the period during which the acquiring company remains bound or entitled as mentioned in that rule; and
(iii)in the case of a Relevant Event falling within rule 10.1(d), the period of six months beginning with the date on which the Non-UK Reorganisation Event becomes binding on the shareholders covered by it, by agreement with the acquiring company release any Option which has not lapsed (the old option) in consideration of the grant to them of an option (the new option) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or a company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 18, of Schedule 3, which satisfy the conditions specified in paragraphs 17 to 20 (inclusive) and 22 of Schedule 3) (the new grantor).
10.2The new option shall not be regarded for the purposes of rule 10.1 as equivalent to the old option unless the conditions set out in paragraph 39(4) of Schedule 3 are satisfied and, in relation to the new option, the provisions of the Scheme shall be construed as if:

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(a)the new option were an option granted under the Scheme at the same time as the old option;
(b)references to the Company in rules 8, 9, 9.1, 11, 12, 13, 14, 15 and 17 were references to the new grantor provided that references to Constituent Company shall continue to be construed as if references to the Company within this definition were to Flutter Entertainment plc;
(c)references to the Board for the purposes of these Rules were references to the board of directors of the new grantor;
(d)references to Shares were references to shares in the new grantor;
(e)the Savings Contract made in connection with the old option had been made in connection with the new option; and
(f)the Bonus Date in relation to the new option was the same as that in relation to the old option.
11.Adjustment of Options
11.1In the event of any Capital Reorganisation the Exercise Price, the number of Shares comprised in an Option may be adjusted in such manner as the Board in its absolute discretion may determine provided always that:
(a)no adjustment shall take effect if it would result in the requirements of Schedule 3 not being met in relation to any Option; and
(b)no adjustment shall be made pursuant to this rule unless the total Market Value of the Shares comprised in any Option immediately after the adjustment is substantially the same as it was immediately before the adjustment and the aggregate Exercise Price of any such Option immediately after the adjustment is substantially the same as it was immediately before the adjustment; and
(c)except as provided in this subparagraph (c) (and subject to the requirements of Schedule 3) no adjustment may have the effect of reducing the Exercise Price to less than the nominal value of a Share. Any such adjustment to the Exercise Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Board may apply such sum in paying up such amount on such Shares and so that on exercise of any Option in respect of which such reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.
12.Allotment or Transfer of Shares on Exercise of Options
12.1All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom, Ireland or elsewhere. The Option Holder is responsible for complying with any requirements they need to fulfil in order to obtain or avoid the necessity for any such consent.
12.2Subject to any necessary consents under rule 12.1, to payment being made for the Shares and to compliance by the Option Holder with the terms of the Scheme, not later than 30 days after receipt of any notice of exercise in accordance with rule 8.2, the Company shall either allot and issue or procure the transfer of Shares to the Option Holder (or to their nominee). The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Option Holder (or such nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares.
13.Rights Attaching to Shares Allotted or Transferred Pursuant to Options
13.1All Shares allotted or transferred to satisfy the exercise of an Option shall rank equally in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.
13.2Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company from time to time in force.
14.Availability of Shares
14.1The Company shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.
14.2If and so long as the Shares are listed on any Stock Exchange, the Company shall apply, as necessary, for a listing on such Stock Exchange for any Shares issued or purchased pursuant to the Scheme as soon as practicable after the allotment or purchase thereof.

Flutter Entertainment plc	D-18	2025 Proxy Statement

15.Administration and Amendment
15.1Any notice or other communication made under, or in connection with, the Scheme may be given by personal delivery or by sending the same by email or post, in the case of a company to its registered office and in the case of an individual to their last known address, or, where they are a director or employee of a Participating Company, either to their last known address or to the address of the place of business at which they perform the whole or substantially the whole of the duties of their office or employment or by email to the email address assigned to them in connection with their office or employment (save where an employee is absent from their employment for a period of leave, other than annual leave, during which they will not have access to such email address), and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped and if sent by email shall be deemed to have been duly given on transmission.
15.2The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.
15.3If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.
15.4The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.
15.5The costs of introducing and administering the Scheme shall be borne by the Company.
15.6Subject to rules 15.8 and 15.10, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect.
15.7The Company shall obtain shareholder approval of any such amendment to the Scheme in such a manner and to such a degree as required by any law, regulation or stock exchange rule.
15.8An amendment may not adversely affect the rights of an existing Participant except where the amendment has been approved by Participants who together represent the holders of Awards which have the majority of Shares which are the subject all Awards outstanding at such time.
15.9No amendment or addition to any key feature of these Rules shall be made at a time when the Scheme is a Schedule 3 SAYE Option Scheme and if such status is to be maintained, it shall not have effect if it would result in the requirements of Parts 2 to 7 of Schedule 3 not being met in relation to the Scheme. If such status is not to be maintained, the first sentence of this rule 15.10 shall not apply. The Company shall provide such information and make such declarations in relation to any amendment to a key feature as is required for the purposes of Schedule 3. For these purposes, a “key feature” is any provision the inclusion of which is necessary in order to meet the requirements of Schedule 3.
16.Third party rights
16.1Nothing in this Scheme confers any benefit, right or expectation on a person who is not an Option Holder. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 or any equivalent local legislation to enforce any term of the Scheme. This does not affect any other right or remedy of a third party which may exist.
17.Data protection
The Option Holder’s attention is drawn to the Company’s data privacy notice, which sets out how the Option Holder’s personal data will be used and shared by the Company and other Group Companies. The data privacy notice does not form part of these rules and may be updated from time to time. By participating in the Scheme, the Option Holder consents to the use and sharing of their personal data for the purposes of operating and administering the Scheme as set out in the Company’s data privacy notice as amended from time to time.
18.General
18.1Any Constituent Company may provide money to any person to enable them to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 682 of the Companies Act 2006.

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18.2The rights and obligations of an Option Holder under the terms and conditions of their office or employment shall not be affected by his participation in the Scheme or any right they may have to participate in the Scheme. An individual who participates in the Scheme waives all and any rights to compensation or damages in consequence of the termination of their office or employment with any company for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from their ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Option Holder’s terms of employment shall be varied accordingly.
18.3The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
18.4Any notice or other document required to be given under or in connection with the Scheme may be delivered to an Option Holder or sent by hand, electronic means, registered post or courier to them at their home address according to the records of their employing company or such other address as may appear to the Company to be appropriate including any electronic address. Notices sent by hand, registered post or courier shall be deemed to have been given at the time of delivery and notices sent by electronic means shall be deemed to have been given at the time of transmission. Any notice or other document required to be given to the Company or other duly appointed agent under or in connection with the Scheme may be delivered or sent by hand, electronic means, registered post or courier to it at its registered office (or such other place or places as the Board or duly appointed agent may from time to time determine and notify to Option Holders). Where delivery occurs outside of 9.30am to 5.30pm on a Business Day, notice shall be deemed to have been received at 9.30am on the next following Business Day.
18.5The Company is not required to send to Option Holders copies of any documents or notices normally sent to the holders of its Shares.
18.6The Company, or where the Board so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.
18.7The Company will pay the costs of introducing and administering the Scheme. The Company may ask an Option Holder’s employer to bear the costs in respect of an Option granted to that Option Holder.
18.8Benefits under this Scheme shall not be pensionable.
18.9These rules shall be governed by, and construed in accordance with, the laws of England. Each Option Holder, the Company and any other Constituent Company or Associated Company submits to the exclusive jurisdiction of the English courts in relation to all disputes arising out of or in connection with the Scheme.

Flutter Entertainment plc	D-20	2025 Proxy Statement

FLUTTER ENTERTAINMENT PLC
SHARESAVE SCHEME GLOBAL SUB-PLAN
1.Definitions
1.1In this Scheme, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:
the Act means the Taxes Consolidation Act 1997, as amended;
the Board means the board of directors of the Company or a duly authorised committee thereof;
Business Day means a day other than a Saturday or Sunday or public holiday in England and Wales on which banks are open in London, Dublin and New York for general commercial business;
Capital Reorganisation means any variation in the Share capital of the Company (including, without limitation, by way of capitalisation issue, rights issue, sub-division, consolidation or reduction);
the Company means Flutter Entertainment plc, a company incorporated in Ireland under number 16956 by whatever name known from time to time;
Constituent Company means the Company and each Subsidiary which has been nominated by the Board as a Constituent Company for the purposes of the Scheme;
Control has the meaning given by section 432 of the Act;
Date of Grant means the date on which an Option is granted;
Dealing Day means any day on which the Stock Exchange is open for the transaction of business;
Eligible Employee means any employee (including an executive director) of a Constituent Company who is nominated by the Board (or falls within a category of individuals nominated by the Board) as eligible to participate in the Scheme in respect of any one or more grants of Options;
Exercise Price means the price per Share, expressed in pounds sterling or US dollars, payable on the exercise of an Option as determined by the Board but shall not be less than the International Minimum Price.
the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;
International Minimum Price means such price as is stipulated by the Company at the Invitation Date being an amount not less than 80 per cent of (i) the Market Value for a Share on the Dealing Day immediately before the Invitation Date; or (ii) the average of the Market Values for a Share on the three or five consecutive Dealing Days immediately preceding the Invitation Date (rounded up to the nearest whole penny), provided that the International Minimum Price shall never be less than the nominal value of a Share;
the Invitation Date means the date on which the Board invites applications for Options;
the London Stock Exchange means London Stock Exchange plc or any successor body thereto;
Market Value means in relation to a Share the closing price of a Share, on any day if and so long as the Shares are listed on the Stock Exchange (as derived from the daily official list or equivalent such record of the Stock Exchange);
Maturity Date means in relation to any Option or application for an Option, such date as is stipulated by the Company in the invitation to apply for the Option or in any explanatory material relating to the Option and which shall not normally be less than three years from the Date of Grant of an Option, or such later date as determined in accordance with rule 7.5;
Maximum Amount means such maximum amount as the Board shall from time to time determine in pounds sterling or US dollars, or (where the Monthly Contribution is expressed in a Nominated Currency) the Nominated Currency equivalent thereof;
Minimum Amount means such minimum amount as the Board shall from time to time determine in pounds sterling or US dollars, or (where the Monthly Contribution is expressed in a Nominated Currency) Nominated Currency equivalent thereof;
Monthly Contribution means the monthly sum which shall not be less than the Minimum Amount nor more than the Maximum Amount which an Option Holder has elected to save under their Savings Arrangement which may be expressed either in whole pounds sterling or US dollars or, at the discretion of the Board, in specified units of a Nominated Currency;
Nominated Currency means any currency nominated by the Board pursuant to rule 2.2;
Option means a right granted under the Scheme to subscribe for or purchase Shares;

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Option Holder means any individual who holds a subsisting Option (including, where the context permits, the legal personal representatives of a deceased Option Holder);
Option Period shall have the meaning given to that term in rule 7.4;
Original Sterling Amount shall have the meaning given to that term in rule 7.3;
Savings Arrangement means a savings arrangement relating to an Option which has been approved by the Board for the purposes of the Scheme (which may, for the avoidance of doubt, include an arrangement pursuant to which savings are made in an account of the Option Holder’s election or an arrangement pursuant to which savings are held by a Constituent Company on behalf of Option Holders);
Schedule 12A means Schedule 12A to the Act;
the Scheme means this Flutter Entertainment Plc Sharesave Scheme Global Sub-Plan as amended from time to time;
Shares means an ordinary share in the capital of the Company;
Sharesave Scheme means a savings related share option scheme established by the Company;
Stock Exchange means the London Stock Exchange, the New York Stock Exchange or such other stock exchange (or any successor body) where the Shares are traded as determined by the Board;
Subsidiary means any subsidiary of the Company within the meaning of Section 7 of the Irish Companies Act 2014; and
Trustee means the trustee or trustees for the time being of any employee share trust established by the Company or any member of the Group from time to time.
1.2Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Scheme.
2.Invitation for Options
2.1The Board may invite all Eligible Employees to apply to be granted Options at the Exercise Price.
2.2The Board may, in its absolute discretion, nominate a currency other than pounds sterling or US dollars in which Eligible Employees may elect to save pursuant to rule 7.1, and may determine an exchange rate for pounds sterling or US dollars and such Nominated Currency which shall be used at the Invitation Date for the purpose of calculating the Nominated Currency equivalent of the Monthly Contribution, the Minimum Amount and the Maximum Amount. At any time, there may be more than one currency nominated pursuant to this rule.
2.3Subject to the specific provisions contained in the Scheme, the form, manner and timing of invitations to apply for Options, the form of any Savings Arrangement, the Maturity Dates of the Options, and the maximum number of Shares in respect of which invitations are made on any date (subject to rule 6), shall be at the absolute discretion of the Board.
3.Application for Options
3.1If an Eligible Employee wishes to apply to be granted an Option they must, within such period after the Invitation Date as is stated in the invitation, deliver to the Company (or its appointed agent) a duly completed form of application together with a duly completed application for a Savings Arrangement.
3.2The Board may, in its absolute discretion, treat late applications as valid on such basis as it considers appropriate.
4.Scaling Down
4.1If valid applications are received for Options over a number of Shares in excess of that which the Board has determined to make available on a particular occasion, the Board may scale down applications in such manner as it considers appropriate.
4.2The Board may, as an alternative to scaling down, determine in its absolute discretion that no Options shall be granted on that occasion.
4.3If applications are scaled down, the Monthly Contributions under Savings Arrangements which Eligible Employees have chosen shall, where necessary, be scaled down as appropriate.
4.4If, in applying the scaling down provisions contained in rule 4.1, the Board considers that it would be administratively impracticable for Options to be granted within the 30 day period referred to in rule 5.1, the Board may extend that period by not more than 14 days.

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5.Grant of Options
5.1The Board may, subject to any scaling down, on a single date which shall not be later than the 30th day after the earliest date by reference to which the Exercise Price was calculated, grant all (but not some of) the Options for which valid application has been made by Eligible Employees (provided that they remain Eligible Employees on the Date of Grant).
5.2As soon as practicable after the Date of Grant, the Board shall procure the issue of an Option certificate to each Option Holder in such form as it may determine.
5.3Options shall be granted in consideration of Eligible Employees agreeing to enter into Savings Arrangements. No cash payment shall be made for the grant of an Option.
5.4No Option shall be granted under the Scheme after the Company’s annual general meeting in 2034.
5.5Every Option granted hereunder shall be personal to the Option Holder and, except to the extent necessary to enable a personal representative to exercise the Option following the death of an Option Holder, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated. Any transfer of an Option otherwise than as permitted under this rule 5 shall cause the Option to lapse.
6.Individual Limit
6.1No individual may be granted an Option if the entry into the related Savings Arrangement would result in the Monthly Contributions under that Savings Arrangement, when added to the sum of their Monthly Contributions under any other subsisting savings arrangements and if the Board so determines from time to time, under any cancelled savings arrangements (whether or not linked to a subsisting Option granted under a Sharesave Scheme), exceeding the Maximum Amount. No individual shall be permitted to make a Monthly Contribution of less than the Minimum Amount.
6.2Any Option which is purported to be granted in excess of the limits in this rule 6 shall take effect as an Option which would not exceed those limits.
7.Terms of Savings Arrangements and Grant of Options
7.1The Monthly Contribution under an Eligible Employee's Savings Arrangement shall be subject to the limits in rule 6.1.
7.2The Monthly Contribution shall, unless the Board agrees to a different method for savings to be made (such as savings made by the Option Holder themself into an account agreed with the Company), be deducted from the Eligible Employee’s net pay on a monthly basis.
7.3Where the Monthly Contribution is paid in a Nominated Currency and the amount is equivalent to a pounds sterling or US dollars amount calculated on the basis of the exchange rate determined at the Invitation Date pursuant to rule 2.2 (the Original Amount) the Board may, in its discretion, on one or more occasions during the course of the Savings Arrangement, alter the exchange rate fixed at the Invitation Date to take account of general currency movements and may permit the Nominated Currency amount of the Monthly Contribution to be altered from such date so that, calculated by reference to such new exchange rate, it is equivalent to the Original Amount.
7.4Unless the provisions in rule 4 apply, an Option shall be granted to an Eligible Employee over such number of Shares (N) as is calculated according to the following formula:
Where:
MC represents the Monthly Contribution, expressed in pounds sterling or US dollars, which the Eligible Employee has elected to save under their Savings Arrangement;
Y represents such number of months as the Board may determine prior to the relevant Invitation Date (the Option Period) plus an additional number of months’ Monthly Contributions which the Board estimates to be equivalent to the likely amount of interest (if any) to be earned on the Savings Arrangement; and
EP represents the Exercise Price of an Option.

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If, at the Maturity Date, the actual proceeds of the Savings Arrangement are less than MC x Y, the Option Holder may be permitted at the Board’s discretion to top-up the proceeds from a separate source and otherwise will only be permitted to exercise their Option to the extent of their actual savings.
In no event may the Option Holder acquire on exercise a greater number of Shares than that over which the Option is granted (and any excess savings shall be returned to the Option Holder).
7.5If an Option Holder misses Monthly Contributions to their Savings Arrangement, the Maturity Date shall be deferred by the number of months for which contributions are missed.
8.Exercise and Lapse of Options
8.1Save as otherwise permitted under these rules, an Option may only be exercised:
(a)during the six months following the Maturity Date relating to it; and
(b)by an Option Holder who is, at the date of exercise, a director or employee of a Constituent Company, and, if not exercised, shall lapse at the end of the six month period following the Maturity Date. Notwithstanding any other provision in these rules, no Option may be exercised more than 10 years after its Date of Grant.
8.2Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Maturity Date:
(a)on retirement; or
(b)by reason of redundancy (as determined by the Board); or
(c)by reason of injury or disability; or
(d)his office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company nor a company of which the Company has Control; or
(e)for any other reason as the Board in its absolute discretion may determine, they may exercise any outstanding Options within six months of the date on which their employment ceased, failing which exercise the Options shall lapse automatically provided that the Options may not be exercised more than six months following the relevant Maturity Date.
8.3Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Maturity Date for any reason other than those in rule 8.2 or other than dismissal for gross misconduct, breach of contract or serious shortfall in performance, they may exercise any outstanding Options which were granted more than three years before the date of cessation of employment within six months of the date on which their employment ceased, failing which exercise the Options shall lapse automatically, provided that the Options may not be exercised more than six months following the relevant Maturity Date.
8.4Where an Option Holder ceases to be a director or employee of a Constituent Company before the expiry of six months after the Maturity Date in any circumstances other than those set out in rules 8.2 and 8.3, their Options shall lapse automatically.
8.5If an Option Holder dies while in service or at any time after leaving service when they hold an Option, such Options may be exercised by their personal representatives at any time within the twelve month period following:
(a)the date of death, if such death occurred before the relevant Maturity Date; and
(b)the Maturity Date, in the event of their death on or within six months after the relevant Maturity Date, failing which exercise, the Options shall lapse automatically.
For the avoidance of doubt, an Option exercisable under this rule 8.5 shall not lapse prior to the expiry of the specified twelve month period by virtue of rule 11.1.
8.6For the purposes of rules 8.2 to 8.3, an Option Holder shall not be treated as ceasing to be a director or employee of a Constituent Company until:
(a)they cease to hold an office or employment in the Company or any company over which the Company has Control or any Associated Company; or
(b)being a director or employee who is absent from work wholly or partly because of maternity, paternity leave or other parental leave (as appropriate), they cease to be entitled to exercise any statutory or contractual right to return to work.

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8.7Notwithstanding rule 8.1(b), if, at the Maturity Date, an Option Holder holds an office or employment in a company which is not a Constituent Company but is an Associated Company or a company over which the Company has Control, Options may be exercised within (but no later than) six months following the Maturity Date.
8.8If, before the Option has become exercisable, the Option Holder:
(a)gives notice, or is deemed to have given notice, under the terms of the related Savings Arrangement that they intend to stop paying contributions to that Savings Arrangement;
(b)misses more than 12 contributions in respect of a Savings Arrangement; or
(c)makes an application for repayment of the related Savings Arrangement, the Option shall automatically lapse.
8.9Subject to applicable law, if an Option Holder is declared bankrupt or enters into any general composition with or for the benefit of their creditors including a voluntary arrangement under the law of their relevant jurisdiction, their Options shall automatically lapse.
8.10If an Option becomes exercisable under any provision of the Scheme before the Maturity Date, it shall be exercisable only over such number of Shares (S) as is calculated according to the following formula:
Where:
MC represents the Monthly Contribution which the Eligible Employee has elected to save under their Savings Arrangement;
Y represents such number of months in respect of which Monthly Contributions have been made as at the date of exercise in accordance with the terms of the Savings Arrangement; and
EP represents the Exercise Price of an Option,
and if the actual proceeds of the Savings Arrangement are less than MC x Y, the Option Holder may be permitted at the Board’s discretion to top-up the proceeds from a separate source and otherwise will only be permitted to exercise their Option to the extent of their actual savings.
8.11If the actual proceeds of the Savings Arrangement exceed the amount payable on exercise of the Option to acquire the number of Shares determined under rule 8.10, the excess savings shall be returned to, or retained by, the Option Holder (as applicable).
8.12An Option shall lapse immediately after it is first exercised notwithstanding that it shall not have been exercised in respect of the maximum number of Shares over which the Option was granted.
8.13Following any exercise or lapse of an Option in accordance with this rule 8, the balance of the Option Holder’s Savings Arrangement shall be paid to them as soon as practicable, and no further amounts will be collected from the Option Holder.
9.Method and Extent of Exercise
9.1An Option may only be exercised with monies as nearly as possible equal to but not exceeding the amount of Monthly Contributions made under the related Savings Arrangement as at the date of exercise. No account shall be taken of any Monthly Contribution which is made after the date of exercise, or any interest in respect of that Monthly Contribution.
9.2An Option Holder may exercise their Option on one occasion only, in whole or in part, by giving notice in writing to the Company or to such other person (including, for the avoidance of doubt, the Trustee), as the Company may direct in the prescribed form specifying the number of Shares in respect of which the Option is being exercised and enclosing payment in full of the aggregate Exercise Price of those Shares or authority to the Company to withdraw and apply monies equal to the Exercise Price from the related Savings Arrangement, or in such other manner including through an online facility as the Board may determine. The date of exercise shall be the later of (i) the date of receipt by the Company (or such other person as the Company may direct) of the notice of exercise and (ii) the date specified by the Company in any form of notice of exercise provided to the Option Holder. If the Option is exercised in respect of some but not all of the Shares comprised in the Option, the balance of the Option shall lapse automatically.

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10.Change of Control and Winding up of the Company
10.1Offers for Share Capital
(a)Subject to rule 12, if any person obtains Control of the Company as a result of making an offer to acquire Shares, the Board shall as soon as reasonably practicable of becoming aware thereof notify every Participant and may, at the same time, request each such Participant to exercise unexercised Options held by him and each such Participant may, whether so requested or not, within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer has been satisfied, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.
(b)In the event of a Participant failing to exercise an Option requested to be exercised by him by the Board pursuant to rule 10.1(a), such Option shall be deemed to have lapsed.
Compulsory acquisition of Company
10.2Subject to rule 12, if a person becomes entitled or bound to acquire shares in the Company under Chapter 2 of Part 9 of the Companies Act 2014, all Options may be exercised at any time when the person remains so entitled and bound. If not so exercised, the Options shall cease to be exercisable and shall lapse.
11.Reconstruction, Amalgamation and Winding-up
11.1Subject to rule 12, in the event of:-
(a)the court, under Chapter 1 of Part 9 of the Companies Act 2014, sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies (the sanction by the court of the compromise or arrangement shall be communicated by the Board to each Participant in writing); or
(b)the Company passing a resolution for its voluntary winding-up (the passing of which resolution shall be communicated by the Board to each Participant in writing)
a Participant may, within six months of the court sanctioning such compromise or arrangement or the passing of the resolution for the Company’s voluntary winding-up, exercise unexercised Options held by him (or, as the case may be, those portions of them not already exercised) in relation to the Shares to which such Options relate.
11.2In the event of a Participant failing to exercise an Option pursuant to rule 11.1 within 6 months of being first required or entitled to do so, such Option shall be deemed to have lapsed.
12.Exchange of Awards on Takeover of Company
Exchange of Options
12.1If the person referred to in rule 10.1, 10.2 or 11.1(a) (reading the reference in rule 10.1 to “proposes to obtain” as “obtains”) is a company (Acquiring Company), a Participant may, at any time during the period set out in rule 9.2, by agreement with the Acquiring Company, release his Option in whole or in part in consideration of the grant to him of a new option (New Option) which is equivalent to the Option but which relates to shares (New Shares) in the Acquiring Company.
Period allowed for exchange of Options
12.2The period referred to in rule 12.1 is:
(a)where rule 10.1 applies, the period referred to in that rule;
(b)where the rule 10.2 applies, the period during which the Acquiring Company remains so entitled or bound; and
(c)where rule 11.1(a) applies, the period of six months beginning with the time when the court sanctions the compromise or arrangement.

Flutter Entertainment plc	D-26	2025 Proxy Statement

Meaning of “equivalent”
12.3The New Option shall not be regarded for the purpose of this rule 12 as equivalent to the Option unless:
(a)the New Option will be exercisable in the same manner as the Option and subject to the provisions of the Scheme as it had effect immediately before the release of the Option; and
(b)the total market value, immediately before the release of the Option, of the Shares which were subject to the Option is as nearly as may be equal to the total market value, immediately after the grant of the New Option, of the New Shares (market value being determined for this purpose in accordance with section 548 of the Act); and
(c)the total amount payable by a Participant for the acquisition of the New Shares under the New Option is as nearly as may be equal to the total amount that would have been payable by the Option Holder for the acquisition of the Shares under the Option.
Date of grant of New Option
12.4The date of grant of the New Option shall be deemed to be the same as the Date of Grant of the Option.
Application of Scheme to New Option
12.5In the application of the Scheme to the New Option, where appropriate, references to “Company” and “Shares” shall be read as if they were references to the company to whose shares the New Option relates and the New Shares, respectively.
13.Adjustment of Options
13.1Subject to the provisions of Rule 11 hereof, in the event of any capitalisation issue, rights issue, sub-division, consolidation or any reduction or other reorganisation of the capital of the Company, the number of Shares composed in any Option, and/or the Option Price therefor may be adjusted by the Board in such manner as it may in its absolute discretion to be appropriate, provided that in the event that any alteration of capital results in the reduction of the Option Price to less than the nominal value of the Shares, the Option Price shall be increased to the nominal value of such Shares.
13.2All Participants shall be informed of any such variation as soon as practicable thereafter.
14.Allotment or Transfer of Shares on Exercise of Options
14.1All allotments, issues and transfers of Shares will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in Ireland or elsewhere.
14.2Subject to any necessary consents under rule 14.1, to payment being made for the Shares and to compliance by the Option Holder with the terms of the Scheme, not later than 30 days after receipt of any notice of exercise in accordance with rule 8.1, the Company shall either allot and issue or procure the transfer of Shares to the Option Holder (or to their nominee). The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver to the Option Holder (or such nominee) a definitive share certificate or other evidence of title in respect of such Shares. Where the Shares are issued or transferred to a nominee of the Option Holder, the Option Holder shall remain the beneficial owner of the Shares.
15.Rights Attaching to Shares Allotted or Transferred Pursuant to Options
15.1All Shares allotted or transferred to satisfy the exercise of an Option shall rank equally in all respects with the Shares in issue at the date of exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of exercise.
15.2Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company from time to time in force.
16.Availability of Shares
16.1The Company shall at all times keep available for issue sufficient authorised but unissued Shares to permit the exercise of all unexercised Options under which Shares may be allotted or shall otherwise procure that Shares are available for transfer in satisfaction of the exercise of Options.
16.2If and so long as the Shares are listed on any Stock Exchange, the Company shall apply, as necessary, for a listing on such Stock Exchanges for any Shares issued or purchased pursuant to the Scheme as soon as practicable after the allotment or purchase thereof.

Flutter Entertainment plc	D-27	2025 Proxy Statement

17.Administration
17.1Any notice or other communication made under, or in connection with, the Scheme may be given by personal delivery or by sending the same by email or post, in the case of a company to its registered office and in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment or by email to the email address assigned to him in connection with his office or employment (save where an employee is absent from his employment for a period of leave, other than annual leave, during which he will not have access to such email address), and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped and if sent by email shall be deemed to have been duly given on transmission.
17.2The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.
17.3If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.
17.4The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed.
17.5The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive.
17.6The costs of introducing and administering the Scheme shall be borne by the Company.
18.Amendments
18.1Except as described in this Rule 17, the Board may at any time amend the Rules.
18.2The Company shall obtain shareholder approval of any such amendment to the Scheme in such a manner and to such a degree as required by any law, regulation or stock exchange rule.
18.3An amendment may not adversely affect the rights of an existing Participant except where the amendment has been approved by Participants who together represent the holders of Awards which have the majority of Shares which are the subject all Awards outstanding at such time.
18.4The Board shall have the power to make such amendments and alterations as are required, including the power to create new share based incentive plans and sub plans for Eligible Employees in jurisdictions outside of Ireland, to take account of local restrictions, taxation requirements, exchange control, security laws etc or to take advantage of taxation laws specific to the provision of share based incentive schemes in any jurisdiction.
19.Data protection
The Option Holder’s attention is drawn to the Company’s data privacy notice, which sets out how the Option Holder’s personal data will be used and shared by the Company and other Group Companies. The data privacy notice does not form part of these rules and may be updated from time to time. By participating in the Scheme, the Option Holder consents to the use and sharing of their personal data for the purposes of operating and administering the Scheme as set out in the Company’s data privacy notice as amended from time to time.
20.Tax
Any liability of an Option Holder to taxation or social security contributions shall be for the account of the relevant Option Holder and the issue or transfer of any Shares subject to an Option Holder’s Option shall be conditional upon the Option Holder having discharged the amount required to satisfy the taxation or social security contributions which arise in respect of the Option and the Shares subject to the Option to the satisfaction of the Company, or otherwise having complied with any arrangements specified by the Company to secure that such taxation or social security contributions are satisfied including irrevocably authorising the Company to sell or procure the sale of sufficient Shares on or following the exercise of their Option on their behalf to ensure that any relevant member of the Group or former member of the Group receives the amount required to discharge the taxation or social security contributions which arise and by participating in the Scheme an Option Holder is deemed to have given such authorisation.

Flutter Entertainment plc	D-28	2025 Proxy Statement

21.General
21.1Any Constituent Company may, subject to applicable law, provide money to the Trustee or any other person to enable them to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes.
21.2The rights and obligations of an Option Holder under the terms and conditions of their office or employment shall not be affected by their participation in the Scheme or any right they may have to participate in the Scheme. An individual who participates in the Scheme waives all and any rights to compensation or damages in consequence of the termination of their office or employment with any company for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from their ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Option Holder’s terms of employment shall be varied accordingly.
21.3The existence of any Option shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
21.4Any notice or other document required to be given under or in connection with the Scheme may be delivered to an Option Holder or sent by hand, electronic means, registered post or courier to them at their home address according to the records of their employing company or such other address as may appear to the Company to be appropriate including any electronic address. Notices sent by hand, registered post or courier shall be deemed to have been given at the time of delivery and notices sent by electronic means shall be deemed to have been given at the time of transmission. Any notice or other document required to be given to the Company or other duly appointed agent under or in connection with the Scheme may be delivered or sent by hand, electronic means, registered post or courier to it at its registered office (or such other place or places as the Board or duly appointed agent may from time to time determine and notify to Option Holders). Where delivery occurs outside of 9.30am to 5.30pm on a Business Day, notice shall be deemed to have been received at 9.30am on the next following Business Day.
21.5The Company is not required to send to Option Holders copies of any documents or notices normally sent to the holders of its Shares.
21.6The Company, or where the Board so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of the Option Holders in respect of any transfer of Shares on the exercise of the Options.
21.7The Company will pay the costs of introducing and administering the Scheme. The Company may ask an Option Holder’s employer to bear the costs in respect of an Option granted to that Option Holder.
21.8Benefits under this Scheme shall not be pensionable.
21.9These rules shall be governed by, and construed in accordance with, the laws of Ireland. Each Option Holder, the Company and any other Constituent Company or associated company submits to the exclusive jurisdiction of the Irish courts in relation to all disputes arising out of or in connection with the Scheme.

Flutter Entertainment plc	D-29	2025 Proxy Statement

Flutter™

Operational Headquarters
Flutter Entertainment
300 Park Avenue S
New York
NY 10010
United States

www.flutter.com

Flutter™

SCAN TO VIEW MATERIALS & VOTE

Votes submitted electronically and all proxy voting instructions must be received by no later than 2:00pm (Irish time) and 9:00am (Eastern time) on June 3, 2025.

Your vote matters - here's how to vote!
You may vote online, by phone or by mailing this card.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62919-P28006 KEEP THIS PORTION FOR YOUR RECORDS

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. DETACH AND RETURN THIS PORTION ONLY

FLUTTER ENTERTAINMENT PLC

The Board of Directors recommends you vote "FOR" the following proposals:

	For	Against	Abstain
1. By separate resolutions, to elect / re-elect (as appropriate):			
1a. John Bryant	☐	☐	☐
1b. Peter Jackson	☐	☐	☐
1c. Robert (Dob) Bennett	☐	☐	☐
1d. Nancy Cruickshank	☐	☐	☐
1e. Nancy Dubuc	☐	☐	☐
1f. Alfred F. Hurley, Jr.	☐	☐	☐
1g. Holly Keller Koeppel	☐	☐	☐
1h. Carolan Lennon	☐	☐	☐
1i. Christine M. McCarthy	☐	☐	☐
2. Approval, on an advisory basis, of the compensation of our Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR "1 YEAR" on the following proposal:

The Board of Directors recommends you vote "FOR" the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your vote to count. Please sign and date the below.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. Where the appointer is a body corporate this form must be under seal or signed by a duly authorized officer or attorney of the body corporate.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2025 Annual General Meeting Admission Ticket

2025 Annual General Meeting of Flutter Entertainment plc Shareholders

Thursday, June 5, 2025, 2:00pm (Irish time) / 9:00am (Eastern time)

Upon arrival, please present this admission ticket.

The card is for the purposes of registration and accreditation when attending the 2025 Annual General Meeting.

The 2025 Annual General Meeting of Shareholders of Flutter Entertainment plc will also be accessible virtually via the internet at www.virtualshareholdermeeting.com/FLUT2025.

Shareholders should note, however, attending the AGM virtually will not allow you to vote, speak or ask questions virtually at the AGM by using the webcasting platform.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
Information regarding the AGM, including a copy of the Notice of AGM (which includes further details on the proposals to be considered at the 2025 AGM), along with our Annual Report and Accounts 2024, the Company's directors' report and financial statements prepared in accordance with IFRS and Irish law and copies of any other documentation relating to the AGM, including the Form of Proxy, are available on the Company's website at https://www.flutter.com/investors/shareholder-information/agm/ and can be accessed at www.proxyvote.com.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

V62920-P28006

FLUTTER ENTERTAINMENT PLC
Annual General Meeting of Shareholders
June 5, 2025 2:00pm (Irish time) / 9:00am (Eastern time)
This proxy is solicited by the Board of Directors

I/We the undersigned being an Ordinary Shareholder(s) of the Company HEREBY APPOINT the chair of the meeting with full power of substitution or ____ (see note 1 below) as my/our proxy to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held at 2:00pm (Irish time) / 9:00am (Eastern time) on June 5, 2025 and at any adjournment thereof. I/We direct my/our proxy to attend, speak and vote on the proposals set out in the Notice of Meeting and Proxy Statement as instructed and in respect of other proposals that may arise at the meeting as the proxy thinks fit.

This proxy may be exercised in respect of all/___________________ shares registered in my/our name(s).

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated the Proxy will have the authority to vote in accordance with the Board of Directors' recommendations.

In the case of registered joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorized representative, will alone be counted. For this purpose, seniority will be determined by the order in which the names appear in the register of shareholders of Flutter Entertainment plc in respect of the joint holding.

1. If it is desired to appoint another person as proxy, the words "the chair of the meeting" should be deleted and the name and address of the proxy, who need not be a member of the Company, inserted instead. Please note that proxies may be asked to present identification.

(Items to be voted appear on reverse side)